Filed Pursuant to Rule 424(b)(5)
Registration No. 333-231038

Calculation of Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price		Amount of Registration Fee(1)
3.000% Senior Notes due 2025	US$	950,000,000	US$	123,310

(1) Calculated in accordance with Rule 457 (r) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To the Prospectus dated April 25, 2019)

US$950,000,000

Bancolombia S.A.

3.000% Senior Notes due 2025

We are offering US$950,000,000 of our 3.000% Senior Notes due 2025 (the “Notes”). The Notes will mature on January 29, 2025. The Notes will bear interest at 3.000% per year from and including the issuance date of the Notes to, but excluding, the maturity date. Interest is payable semi-annually, in arrears, on January 29 and July 29 of each year, beginning July 29, 2020. The Notes will be subject to redemption prior to the maturity date, as further described herein.

The Notes will at all times constitute our general senior, unsecured and unsubordinated External Liabilities and will rank pari passu, without any preferences among themselves, with all of our other present and future unsecured and unsubordinated External Liabilities (other than obligations preferred by statute or by operation of law). The Notes will not be guaranteed by our subsidiaries and will not be entitled to any sinking fund.

We will apply to list the Notes on the New York Stock Exchange (the “NYSE”). Currently, there is no public market for the Notes.

Investment in the Notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement to read about certain risk factors you should consider before investing in the Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, retail clients in the European Economic Area (the “EEA”), as defined in Directive 2014/65/EU (as amended, “MiFID II”). Prospective investors are referred to the section headed “Restrictions on marketing and sales to retail investors” on page i of this prospectus supplement for further information.

THE NOTES MAY NOT BE OFFERED OR SOLD IN THE REPUBLIC OF COLOMBIA, EXCEPT UNDER CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER APPLICABLE COLOMBIAN SECURITIES LAWS AND REGULATIONS OR UNLESS THE NOTES ARE REGISTERED WITH THE COLOMBIAN NATIONAL REGISTRY OF SECURITIES AND ISSUERS.

	Per Note	Total
Public offering price (1)	99.293%	US$	943,283,500
Underwriting discount	0.250%	US$	2,375,000
Proceeds, before expenses, to us	99.043%	US$	940,908,500

(1) Plus accrued interest, from January 29, 2020, if settlement occurs after that date.

We expect that delivery of the Notes will be made to purchasers in book-entry form through The Depository Trust Company (“DTC”) for the benefit of its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about January 29, 2020.

Joint Book-Running Managers

Citigroup		J.P. Morgan

Co-Manager

Valores Banistmo

The date of this prospectus supplement is January 23, 2020.

IMPORTANT— PRIIPs REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS. The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of Notes.

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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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About This Prospectus Supplement

This document is divided into two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, accompanying prospectus and in any free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”). This prospectus supplement contains the terms of this offering. This prospectus supplement, or the information incorporated by reference in the accompanying prospectus, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in the accompanying prospectus, will apply and will supersede that information in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “Bancolombia,” “Bancolombia Group,” the “Bank,” “we,” “us” or “our” mean Bancolombia S.A. and its consolidated subsidiaries taken as a whole. In addition, all references in this prospectus supplement and the accompanying prospectus to “pesos,” “Ps” and “COP” are to the currency of Colombia and references to “U.S. dollars” and “US$” are to the currency of the United States of America. Also, as used herein, the term “billion” means one thousand million, or 1,000,000,000.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us, the underwriters, Valores Banistmo or any other person. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to its date. Our business, financial condition, results of operation and/or prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the Notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us, the underwriters and Valores Banistmo to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Available Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”). We are also subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. Information about us on any website and not incorporated by reference in this prospectus supplement is not part of this prospectus supplement. You may read and copy any documents filed or furnished by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the NYSE located at 20 Broad Street, New York, New York 10005.

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Incorporation of Certain Information by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that has also been filed with the SEC. Any information referred to in this way is considered part of this prospectus supplement from the date we file the document incorporated by reference with the SEC. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is completed or terminated, and that is incorporated by reference into this prospectus supplement, will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We incorporate by reference into this prospectus supplement our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on April 25, 2019 (the “Annual Report”).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement.

You may request a copy of these filings by writing or telephoning us at our principal executive offices at the following address:

Bancolombia S.A.
Carrera 48 # 26-85, Avenida Los Industriales
Medellín, Colombia
Attention: Investor Relations
Telephone Number: (574) 404-1837

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Exchange Rates

This prospectus supplement converts certain peso amounts into U.S. dollars at specified rates solely for the convenience of the reader. The Federal Reserve Bank of New York does not report a rate for pesos. Unless otherwise indicated, such peso amounts have been converted at the rate of COP 3,477.45 per US$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) calculated on September 30, 2019. The representative market rate is computed and certified by the Superintendencia Financiera de Colombia, the Colombian Superintendency of Finance (the “SFC”), on a daily basis and represents the weighted average of the buy/sell foreign exchange rates negotiated on the previous day by certain financial institutions authorized to engage in foreign exchange transactions (including us). The SFC also calculates and certifies the average representative market rate for each month for purposes of preparing financial statements and converting amounts in foreign currency to pesos. You should not construe these convenience conversions as a representation that the peso amounts correspond to, or have been or could be converted into, U.S. dollars at the representative market rate or any other rate. On September 30, 2019 and September 30, 2018, the calculated representative market rate was COP 3,477.45 and 2,972.18 per US$1.00, respectively.

The following table sets forth the low and high peso per U.S. dollar exchange rates and the peso/U.S. dollar representative market rate calculated on the last day of the month, for each of the last six months:

Recent exchange rates of U.S. Dollars per Peso

Month	Low	High	Period End
January 2020 (through January 23)	3,253,89	3,353.76	3,353.76
December 2019	3,281.40	3,508.39	3,277.14
November 2019	3,318.47	3,522.48	3,522.48
October 2019	3,380.90	3,497.34	3,383.29
September 2019	3,356.15	3,477.45	3,477.45
August 2019	3,329.23	3,477.53	3,427.29

Source: SFC.

The following table sets forth the peso/U.S. dollar representative market rate calculated on the last day of the year and the average peso/U.S. dollar representative market rate (calculated by using the average of the representative market rates on the last day of each month during the year) for each of the five most recent financial years.

Peso/US$1.00 representative market rate

Period	Period End	Average
2019	3,277.14	3,282.39
2018	3,249.75	2,956.55
2017	2,984.00	2,951.21
2016	3,000.71	3,053.20
2015	3,149.47	2,746.55

Source: SFC.

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Forward-Looking Statements

This prospectus supplement contains statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical facts, but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Words such as “anticipate,” “believe,” “estimate,” “approximate,” “expect,” “may,” “intend,” “plan,” “predict,” “target,” “forecast,” “guideline,” “should,” “project” and similar words and expressions are intended to identify forward-looking statements. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause our actual results to differ, possibly materially, from those in our forward-looking statements appear in a number of places in this prospectus supplement and the documents incorporated in this prospectus supplement by reference and include, but are not limited to:

·	changes in general economic, business, political, social, fiscal or other conditions in Colombia, Panama, El Salvador, Guatemala or the other countries where we operate;

·	changes in capital markets or in markets in general that may affect policies or attitudes towards lending;

·	changes in tax laws in Colombia, Panama, El Salvador, Guatemala or the other countries where we operate;

·	unanticipated increases in our financing and other costs, or our inability to obtain additional debt or equity financing on attractive terms;

·	inflation, changes in foreign exchange rates, and changes in interest rates;

·	security issues and sovereign risks affecting the countries where we operate, especially Colombia;

·	liquidity risks;

·	increases in delinquencies by our borrowers;

·	lack of acceptance of new products or services by our targeted customers;

·	competition in the banking, financial services, credit card services, insurance, asset management, remittances, business and other industries in which we operate;

·	adverse determination of legal or regulatory disputes or proceedings;

·	changes in official regulations or the Colombian government’s banking policy as well as other changes in laws, regulations or policies in the jurisdictions in which we do business;

·	changes to the assumptions supporting the value of our goodwill;

·	changes in business strategy;

·	decreases in our capital levels; and

·	other factors identified or discussed under “Risk Factors” in this prospectus supplement and elsewhere in the documents incorporated in this prospectus supplement by reference.

Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update publicly or revise any forward-looking statements after the date on which they are made in light of new information, future events or other factors.

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Enforcement Of Civil Liabilities Against Foreign Persons

We are a Colombian company, a majority of our directors and management and certain of the experts named in this prospectus supplement are residents of Colombia, and a substantial portion of their respective assets are located in Colombia.

We have been advised by Brigard & Urrutia, our Colombian counsel, that the Supreme Court of Justice of Colombia (Corte Suprema de Justicia de Colombia), determines whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known under Colombian law as exequatur. The Supreme Court of Justice of Colombia will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the requirements of articles 605 through 607 of Law 1564 of 2012, (Código General del Proceso), which provide that the foreign judgment will be enforced if:

1.	A treaty or convention exists between Colombia and the country where the judgment was granted or there is reciprocity in the recognition of foreign judgments of the same nature between the courts of the relevant jurisdiction and the courts of Colombia;

2.	The foreign judgment does not relate to “in rem rights” vested in assets that were located in Colombia at the time the suit was filed;

3.	The ruling does not contradict or conflict with Colombian laws relating to public order other than those governing judicial procedures;

4.	The foreign judgment, in accordance with the laws of the country where it was rendered, is final and is not subject to appeal and a duly legalized copy of the judgment (together with an official translation into Spanish if the judgment is issued in a foreign language) has been presented to the Supreme Court of Justice of Colombia;

5.	The foreign judgment does not refer to any matter upon which Colombian courts have exclusive jurisdiction;

6.	No proceeding is pending in Colombia with respect to the same cause of action, and no final judgment has been awarded in any proceeding in Colombia on the same subject matter and between the same parties;

7.	In the proceeding commenced in the foreign court that issued the judgment, the defendant was served in accordance with the law of such jurisdiction and in a manner reasonably designated to give the defendant an opportunity to defend against the action; and

8.	The legal requirements pertaining to the exequatur proceedings have been observed.

Once a foreign judgment is recognized by the Supreme Court of Justice, it can be enforced through collection proceedings before the competent local court. As a result, an interested party seeking recognition and enforcement of a foreign judgment in Colombia would need to initiate and pay costs and expenses related to two local proceedings: the exequatur proceeding and, if that proceeding is successful, the collection proceeding. Proceedings before Colombian courts are conducted in the Spanish language. Proceedings for the enforcement of a money judgment by attachment or execution against any assets or property located in Colombia fall within the exclusive jurisdiction of Colombian courts.

In the course of the exequatur proceedings, both the plaintiff and the defendant are granted the opportunity to request the production of evidence in connection with the requirements listed above. In addition, before the judgment is rendered, each party may file final allegations in support of such party’s position. The United States and Colombia do not have a bilateral treaty providing for automatic reciprocal recognition and enforcement of judgments in civil and commercial matters. However, the Colombian Supreme Court has generally accepted that reciprocity exists when it has been proven that either a U.S. court has enforced a Colombian judgment or that a U.S. court would enforce a foreign judgment, including a judgment issued by a Colombian court. Nevertheless, such enforceability decisions are considered by Colombian courts on a case-by-case basis.

Colombia is party to international treaties such as the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”), the 1975 Inter-American Convention on International Commercial Arbitration, and the 1965 Washington Convention for the Settlement of Disputes between States and Nationals of Other States.

As of the enactment of Law 1563 of 2012, in force as of October 13, 2012, international arbitration awards issued by arbitral tribunals sitting in Colombia are not subject to exequatur or recognition proceedings to be recognized, except when the parties waived their right to request the annulment of the award.

Recognition of international arbitration awards may only be denied pursuant to the grounds described in article 112 of Law 1563 of 2012:

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when it is proved by the party against which recognition is sought that:

·	the party to the arbitration agreement was, under the applicable law, under some incapacity, or said agreement is not valid; or

·	the party against whom the award is enforced was not given proper notice of the appointment of an arbitrator or of the initiation of the arbitration proceeding or was otherwise unable to present its rights in the case; or

·	the subject matter of the award is a dispute not included within the terms of the submission to arbitration or it contains decisions on matters beyond the scope of the arbitration agreement (if the decisions on matters submitted to arbitration can be separated from those not submitted, the first may be recognized and enforced); or

·	the integration of the arbitration tribunal or the arbitral procedure was not in accordance with the agreement of the parties, or in accordance with the law of the country where the arbitration took place; or

·	the award is not yet binding for the parties or was annulled or suspended by an authority of the country in which the award was issued; or

when the competent judicial authority verifies that:

·	in accordance with Colombian law, the matter may not be subject to arbitration; or

·	the recognition or enforcement of the award would be contrary to Colombian international public policy.

If there is an annulment petition or a motion for suspension filed before a judicial authority of the country where the seat of the arbitration is located, then the Colombian judicial authorities may suspend its ruling on the award’s recognition.

The above events are similar to the ones regulated in articles V and VI of the New York Convention.

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SUMMARY

This summary highlights selected information from, or incorporated by reference in, this prospectus supplement or the accompanying prospectus, but does not contain all the information that may be important to you. You should read carefully this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this document, including the “Risk Factors” and the financial statements and the related notes thereto, before making an investment decision.

Company Overview

We are Colombia’s leading financial institution with presence in other jurisdictions, such as Panama, El Salvador, Guatemala, Puerto Rico and the Cayman Islands, providing a wide range of financial products and services to a diversified individual, corporate and government customer base throughout Colombia, Latin America and the Caribbean region.

We have grown substantially over the years, both through organic growth and acquisitions. As of September 30, 2019, Bancolombia had, on a consolidated basis:

·	COP 236,855 billion in total assets;

·	COP 173,408 billion in total net loans and financial leases;

·	COP 150,044 billion in total deposits; and

·	COP 26,990 billion in stockholders’ equity attributable to the owners of the parent company.

Our consolidated net income attributable to equity holders of the parent company for the nine months ended September 30, 2018 and for the nine months ended September 30, 2019 was COP 1,657 billion and COP 2,648 billion, respectively, representing an annualized average return on equity attributable to the owners of the parent company of 9.70% and 13.91%, respectively, and an annualized average return on assets of 1.08% and 1.54%, respectively.

We are a stock company (sociedad anónima) domiciled in Medellín, Colombia, and we operate under Colombian laws and regulations, principally the Colombian Code of Commerce, Decree 663 of 1993 and Decree 2555 of 2010, as amended. We were incorporated in Colombia in 1945 under the name Banco Industrial Colombiano S.A. or “BIC.” In 1998, we merged with Banco de Colombia S.A., and changed our legal name to Bancolombia S.A. On July 30, 2005, Conavi and Corfinsura merged with and into Bancolombia. Through this merger, Bancolombia gained important competitive advantages in retail and corporate banking that materially strengthened Bancolombia’s multi-banking franchise.

In May 2007, our wholly-owned subsidiary Bancolombia Panamá S.A. (“Bancolombia Panama”) acquired Banagrícola S.A., which controls several subsidiaries, including Banco Agrícola S.A. (“Banco Agrícola”) in El Salvador, and is dedicated to banking, commercial and consumer activities and securities brokerage. Through this first international acquisition, we gained a leadership position in the Salvadorian financial market.

In October 2013, we acquired a 100% interest of the outstanding equity of Banistmo S.A. (“Banistmo”), a Panamanian banking entity and its subsidiaries involved in the securities brokerage, trust, consumer finance, and leasing businesses in Panama.

Also, in October 2013, Bancolombia Panama acquired a 40% interest in Grupo Agromercantil Holding S.A. (“Grupo Agromercantil”), the parent company of Banco Agromercantil de Guatemala, and certain other companies dedicated to securities brokerage, insurance, and other financial businesses in Guatemala. Bancolombia Panama acquired an additional 20% interest and control of Grupo Agromercantil on December 30, 2015.

Since 1995, we have maintained a listing on the NYSE, where our ADSs are traded under the symbol “CIB,” and on the Colombian Securities Exchange, where our preferred shares are traded under the symbol “PFBCOLOM.” Since 1981, our common shares have been traded on the Colombian Securities Exchange under the symbol “BCOLOMBIA.”

Strategy

Throughout our history, we have executed a strategy that has allowed us to create a platform for growth. This strategy has been evidenced by the creation of a universal banking model, in local and international acquisitions to expand our market, in access to the main capital markets of the world, in the creation of a physical network with ample coverage, and in the consolidation of one of the most valuable and reputable brands in Colombia.

Our strategic aspiration is to be the leading financial group that sets the bar, generating a superior experience for our customers, pride for our employees and value for our shareholders, in a sustainable way.

The main objectives of our strategy for the medium term are:

·	Continue to foster a culture of innovation across Bancolombia, reduce costs, minimize operational risks, increase revenue through digital solutions and promote efficient decision-making processes.

·	Maintain operational excellence by focusing on process optimization, re-balancing our branch network, continuing strict cost control across divisions and countries, and enhancing our offering of digital services to our clients.

·	Complete the integration of our Central American operations.

·	Focus on growing our fee income, in particular through the distribution of insurance products by our existing salesforce, and the development of our asset management presence and capabilities.

·	Enhance our funding cost advantage by optimizing our capital raising across platforms and jurisdictions, using digital channels to capture low-cost funds without the need for physical infrastructure, and managing our interest rate risk to protect our net interest margin.

Recent Developments

Tender Offer for Outstanding Senior Notes

On January 8, 2020, Citigroup Global Markets Inc., as offeror (“Citigroup”), commenced a cash tender offer (the “Offer”) for any and all of Bancolombia S.A.’s 5.950% Senior Notes due 2021 (the “Old Notes”). As of the date hereof, US$995,643,000 aggregate principal amount of Old Notes were outstanding.

The Offer will expire at 11:59 P.M., New York City time, on February 5, 2020, unless extended or earlier terminated (such date, as may be extended, the “Expiration Date”). Holders of Old Notes who validly tender and do not validly withdraw their Old Notes at or prior to 5:00 P.M., New York City time, on January 22, 2020 (as such date may be extended, the “Early Tender Date”), and whose Old Notes are accepted for purchase, will be eligible to receive the applicable total consideration, which includes an early tender payment, plus an amount equal to accrued and unpaid interest on such Old Notes up to but not including the date of payment.  Holders of Old Notes who validly tender Old Notes after the Early Tender Date, but at or prior to the Expiration Date, will not be eligible to receive the early tender payment.

It is expected that Citigroup will purchase the Old Notes validly tendered at or prior to the Early Tender Date and accepted for purchase (the “Early Tendered Old Notes”) prior to the closing of this Offering and exchange them for a portion of the Notes offered hereby (the “Exchange”), and the net proceeds of this offering payable to us will be reduced by an amount equal to the aggregate total consideration for the Early Tendered Old Notes plus an amount equal to accrued interest thereon through the date of the Exchange. The terms of the Exchange are set forth in an exchange settlement agreement, dated January 8, 2020, between us and Citigroup.

The Offer is conditioned on the satisfaction or waiver of certain conditions, including, but not limited to, the pricing of this offering and the underwriting agreement for this offering not having been terminated prior to the acceptance of any Old Notes for purchase in the Offer. We intend to redeem all or a portion of the Old Notes that remain outstanding following completion of the Offer. This prospectus supplement is not an offer to purchase, or the solicitation of an offer to sell, Old Notes, as it may be amended or supplemented from time to time (the “Offer to Purchase”). This offering is not conditioned on the purchase of Old Notes in the Offer.

Recent Issuance of Subordinated Notes due 2029 and Tender Offer for Subordinated Notes

On December 18, 2019, Bancolombia successfully issued US$550,000,000 4.625% subordinated notes due 2029.

On December 24, 2019, Bancolombia announced the expiration and final tender results of the offer by Citigroup Global Markets Inc., as offeror, to purchase for cash up to a maximum amount of US$750,000,000 of the Bancolombia’s outstanding 6.125% Subordinated Notes due 2020 and 5.125% Subordinated Notes due 2022, under the terms and conditions set forth in the offer to purchase dated November 25, 2019. The tender offer finalized with an aggregate principal amount of US$490,499,000 of subordinated notes duly tendered and accepted for purchase.

Changes to Governance Structure

               On September 27, 2019, Jaime Alberto Velasquez Botero announced his decision to resign as the Chief Strategy and Financial Officer of Bancolombia. As a result of the announcement and in line with the development of our governance model, the Corporate Vice-presidency of Bancolombia was created as of October 1, 2019. The Corporate Vice-presidency will oversee the Legal, Financial, Treasury, Human Resources and Compliance Vice-presidencies and the Reputation and Communications and Regulation Departments. Mauricio Rosillo Rojas was appointed as Corporate Vice-president of Bancolombia.

Jose Humberto Acosta, who has been acting as the Financial Vice-president of Bancolombia, has assumed the position of Chief Financial Officer of Bancolombia.

Resignation of Mr. Roberto Steiner Sampedro

On September 12, 2019, Mr. Roberto Steiner Sampedro resigned as a member of our Board of Directors. Mr. Steiner, who was also member of the Risk and Corporate Governance Committees, resigned due to his appointment as Co-director of the Colombian Central Bank (the “Central Bank”). It is expected that the appointment of a replacement member of the Board of Directors will be made by our shareholders in the next general shareholders meeting.

Appointment of Ms. Claudia Echavarria Uribe

On December 9, 2019, Claudia Echavarria Uribe assumed the position of Chief Legal Officer and General Counsel of Grupo Bancolombia. Ms. Echavarria Uribe most recently was the Corporate Vice-president and the General Counsel of Almacenes Exito S.A. and previously held various positions within the legal department of Bancolombia and Banca de Inversion Bancolombia between 2004 and 2015.

The Offering

The following summary is not intended to be complete. For a more detailed description of the Notes, see “Description of the Notes.” All capitalized terms used and not otherwise defined in this section shall have the meanings set forth in “Description of the Notes.”

Issuer	Bancolombia S.A.
Securities Offered	US$950,000,000 in aggregate principal amount of 3.000% Senior Notes due 2025.
Issue Price	99.293% of the principal amount of the Notes, plus accrued and unpaid interest, if any from January 29, 2020.
Maturity	The Notes will mature on January 29, 2025.
Interest

3.000% per year on the outstanding principal amount from and including the closing date of the Notes offering to, but excluding, the maturity date.

Interest will be payable semi-annually, in arrears, on January 29 and July 29 of each year, beginning on July 29, 2020.

In the event that we default on the payment of principal, premium, if any, interest or such other amounts as may be payable in respect of the Notes, we will pay interest on overdue principal and premium, if any, at the rate borne by the Notes plus 1% per year and will pay interest on overdue installments of interest at the same rate to the extent lawful.

Form and Denomination	The Notes will be issued in registered form, without coupons, and in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.
Payment Currency	All amounts due in respect of principal, interest or the additional amounts, if any, will be paid in U.S. dollars.
Ranking	The Notes will at all times constitute our general senior, unsecured and unsubordinated External Liabilities and will rank pari passu, without any preferences among themselves, with all of our other present and future unsecured and unsubordinated External Liabilities (other than obligations preferred by statute or by operation of law).
Optional Redemption

At any time on or prior to December 29, 2024 (one month prior to the final maturity date of the Notes), we may, at our option, redeem the Notes, in whole or in part, at any time or from time to time, on at least 10 days’ but not more than 60 days’ written notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption), in each case calculated as if the maturity date of the Notes were December 29, 2024 (one month prior to the scheduled maturity date of the Notes), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (the “Make-Whole Amount”), plus in each case accrued and unpaid interest to the redemption date on the Notes to be redeemed on such date.

At any time on or after December 29, 2024 (one month prior to the final maturity date of the Notes), we may, at our option, redeem the Notes, in whole or in part, at any time or from time to time, on at least 10 days’ but not more than 60 days’ written notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date on the Notes to be redeemed on such date.

Optional Redemption upon a Tax Event	At any time after the Issue Date (as defined in the “Description of the Notes”) and subject to certain conditions, we may redeem the Notes in whole, but not in part, at a price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest and any Additional Amounts, to the relevant date of redemption, following the occurrence of a Tax Event. See “Description of the Notes—Optional Redemption upon a Tax Event.”
Merger and Sales of Assets	The indenture governing the Notes will contain a covenant that limits our ability to merge or consolidate with another entity or sell, lease or transfer substantially all of our properties or assets to another entity. See “Description of the Notes—Certain Covenants—Mergers, Consolidations, Etc.”

Listing	We will apply to list the Notes on the New York Stock Exchange. Currently, there is no public market for the Notes, and there is no guarantee that a trading market for the Notes will develop.
Use of Proceeds

We estimate that the net cash proceeds from the offering will be approximately US$344,747,791, after giving effect to the Exchange and deducting the underwriting discount and estimated offering expenses. Pursuant to the Exchange, Citigroup is expected to exchange the Early Tendered Notes purchased prior to the closing of this offering for a portion of the Notes offered hereby, and the net proceeds of the offering otherwise payable to us in cash will be reduced by an amount equal to the aggregate total consideration payable for the Early Tendered Notes plus an amount equal to accrued interest thereon through the date of the Exchange.

We intend to use the net proceeds from this offering, after effecting the Exchange, to purchase any Old Notes (other than any Early Tendered Notes) accepted for purchase in the Offer and to redeem all or a portion of the Old Notes that remain outstanding following completion of the Offer. See “Use of Proceeds.”

Certain of the underwriters or their affiliates may hold positions in the Old Notes.

As a result, certain of those underwriters or their affiliates may receive some of the proceeds from this offering. See “Underwriting.”

Issuance of Additional Securities	Following this offering, we may issue additional Notes having identical terms and conditions as the Notes offered hereby except with respect to (1) issue date, (2) issue price, (3) first interest payment date and (4) any adjustments necessary in order to conform to and ensure compliance with applicable securities laws, which are not adverse in any material respect to any Holder of any outstanding Notes.
Trustee	The Bank of New York Mellon.
Governing Law	State of New York; except for the authorization and execution of the offering documentation by the Bank, which will be governed by the laws of Colombia.

Risk Factors

See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of certain factors you should consider carefully before deciding to invest in the Notes.

Summary Consolidated Financial Data

The following tables present our summary consolidated financial information and other data as of and for each of the periods indicated. The financial information and other data as of December 31, 2018 and 2017 and for the three years ended December 31, 2018 have been derived from our audited consolidated financial statements as of December 31, 2018 and 2017 and for the three years ended December 31, 2018 and the Notes related thereto included in the Annual Report. The financial information and other data as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 have been derived from our unaudited condensed consolidated financial statements as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 and the Notes related thereto included elsewhere in this prospectus supplement. The unaudited summary consolidated financial information as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 includes all adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for the fair statement of such information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

	For the Year Ended				For the Nine Months Ended
(Amounts in millions of COP and thousands of US$)(1)	December 31, 2016	December 31, 2017	December 31, 2018	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2019
CONSOLIDATED STATEMENT OF INCOME:
Net interest margin and valuation income on financial instruments before impairment on loans and financial leases and off balance sheet credit instruments	COP 9,695,705	COP10,463,407	COP10,446,284	USD3,214,489	COP7,627,024	COP8,358,560	USD2,403,646
Net interest margin and valuation income on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments	6,964,553	7,001,790	6,603,212	2,031,914	4,771,247	6,077,118	1,747,579
Profit before tax	3,968,282	3,992,771	3,615,870	1,112,661	2,472,626	3,752,403	1,079,068
Net income	2,954,947	2,754,173	2,786,435	857,431	1,753,044	2,733,934	786,189
OTHER DATA
Profitability ratios(2):
Net interest and valuation margin from continuing operations	5.96%	6.08%	5.80%	5.80%	5.73%	5.69%	5.69%
Return on average total assets(3) from continuing operations	1.49%	1.30%	1.28%	1.28%	1.08%	1.54%	1.54%
Return on average stockholders‘ equity attributable to the owners of the parent company (4)	14.52%	11.99%	11.50%	11.50%	9.70%	13.91%	13.91%
Efficiency ratio(2):
Operating expenses to net operating income from continuing operations	51.02%	49.22%	50.08%	50.08%	50.97%	49.84%	49.84%

Capital ratios (at period end):
Technical capital to risk weighted assets(%)	13.26%	14.18%	13.47%	13.47%	13.66%	12.71%	12.71%
Asset quality (at period end):
Past due loans to loans principal	3.31%	4.49%	4.33%	4.33%	5.09%	4.24%	4.24%
“C,” “D” and “E” loans as a percentage of loans principal(5)	5.07%	6.34%	9.06%	9.06%	9.84%	8.72%	8.72%
Allowances for loan and lease losses as a percentage of past due loans	125.90%	107.52%	128.21%	128.21%	112.23%	129.65%	129.65%
Allowance for loan and lease losses as a percentage of “C,” “D” and “E” loans(5)	82.08%	76.12%	61.26%	61.26%	57.98%	62.98%	62.98%
Allowance for loan and lease losses as a percentage of total loans principal (6)	4.17%	4.83%	5.55%	5.55%	5.71%	5.49%	5.49%
Operating Data:
Number of branches (at period end)(7)	1,247	1,153	1,113	1,113	1,041	988	988

	As of				As of
	December 31, 2016(11)	December 31, 2017	December 31, 2018	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2019
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
Assets:
Loans and advances to customers and financial institutions (8)	COP151,747,486	COP160,468,094	COP173,819,116	USD53,486,919	COP164,716,053	COP184,030,281	USD52,921,043
Financial assets Investments	13,060,653	16,377,253	17,361,475	5,342,403	15,721,358	19,947,001	5,736,100
Other assets(9)	31,452,905	27,062,864	28,933,027	8,903,155	26,217,917	32,877,944	9,454,613
Total Assets	196,261,044	203,908,211	220,113,618	67,732,477	206,655,328	236,855,226	68,111,756
Liabilities and Stockholders’ Equity:

Deposits by customers	124,624,011	131,959,215	142,128,471	43,735,201	130,334,802	150,044,204	43,147,767
Borrowings from other financial institutions	18,905,843	13,822,152	16,337,964	5,027,453	15,033,285	15,653,594	4,501,458
Debt securities in issue	18,704,809	19,648,714	20,287,233	6,242,706	19,176,927	21,129,087	6,076,029
Other liabilities(10)	11,549,401	14,048,580	14,704,725	4,524,879	17,243,301	21,085,828	6,063,588
Total liabilities	173,784,064	179,478,661	193,458,393	59,530,239	181,788,315	207,912,713	59,788,842
Equity	22,476,980	24,429,550	26,655,225	8,202,238	24,867,013	28,942,513	8,322,915
Total liabilities and stockholders’ equity	196,261,044	203,908,211	220,113,618	67,732,477	206,655,328	236,855,226	68,111,757

(1)	Amounts stated in U.S. dollars, for convenience only, have been converted at the rate of COP 3,477.45 per US$1.00, which is the representative market rate calculated on September 30, 2019, as reported by the SFC. Such conversions should not be construed as representations that the peso amounts represent, or have been or could be converted into, U.S. dollars at the representative market rate or any other rate.

(2)	Ratios were calculated on the basis of monthly averages.

(3)	Net income attributable to equity holders of the parent company divided by average total assets.

(4)	Net income attributable to equity holders of the parent company divided by average stockholders’ equity attributable to the equity holders of the parent company.

(5)	See Item 4. “Information on the Company—E. Selected Statistical Information—E.3. Loan Portfolio-Risk Categories” in the Annual Report for a description of “C,” “D” and “E” Loans.

(6)	Allowances are reserves for the principal of loans.

(7)	Number of branches does not include branches of our subsidiaries.

(8)	Includes financial leases.

(9)	The principal items in the other assets are cash and balances at central bank, Derivative financial instruments, Goodwill and Intangible assets, net, Premises and equipment, net.

(10)	The principal items in the other liabilities are Interbank Deposits, Derivative financial instrument, Repurchase agreements and other similar secured borrowing.

(11)	Derived from the Bank’s consolidated statement of financial position as of December 31, 2016, which is included in the Bank’s Annual Report on Form 20-F filed by the Bank on April 29, 2018 but is not included or incorporated by reference in the registration statement to which this Prospectus Supplement relates.

Risk Factors

Investing in the Notes involves risks. Before you invest in the Notes, you should consider carefully the information set forth in this section and all the other information provided to you or incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance or business operations.

RISKS RELATING TO COLOMBIA AND OTHER COUNTRIES WHERE WE OPERATE

Changes in economic and political conditions in Colombia, Panama, El Salvador and Guatemala or in other countries where we operate may adversely affect our financial condition and results of operations.

Our financial condition, results of operations and asset quality are significantly dependent on the macroeconomic and political conditions prevailing in Colombia, Panama, El Salvador, Guatemala and the other jurisdictions where we operate. Accordingly, decreases in the growth rate, periods of negative growth, increases in inflation, changes in policy, or future judicial interpretations of policies involving exchange controls and other matters such as currency depreciation, inflation, interest rates, taxation, banking laws and regulations and other political or economic developments in such jurisdictions may affect the overall business environment and may in turn negatively affect our financial condition and results of operations.

In particular, the governments of Colombia, Panama, El Salvador and Guatemala have historically exercised substantial influence on their economies, and they are likely to continue to implement policies that will have an important impact on the business and results of operations of the entities in such countries (including us), market conditions and prices and rates of return on securities of local issuers (including our securities). Potential changes in laws, public policies and regulations may cause instability and volatility in Colombia, Panama, El Salvador and Guatemala, and their respective markets. Future developments in government policies could negatively affect our business and financial condition and the market value of our securities.

Although Colombia and Panama currently have investment grade credit ratings from international rating agencies, El Salvador and Guatemala do not. As of the date of this prospectus supplement, El Salvador has a long-term debt rating of B- from Fitch, B3 from Moody’s, and B- from S&P, respectively. Guatemala has ratings of BB from Fitch, Ba1 from Moody’s and BB- from S&P, respectively. Downgrades in the ratings of either country, or the failure of Colombia or Panama to maintain investment grade credit ratings, could increase our financing costs and adversely affect our results of operation and financial condition.

The economies of the countries in which we operate are vulnerable to external effects that could be caused by significant economic difficulties experienced by their major regional trading partners or by more general contagion effects, which could have a material adverse effect on economic growth in these countries and their ability to service their public debt.

A significant decline in economic growth or a sustained economic downturn of any of Colombia, Panama, El Salvador or Guatemala’s major trading partners (i.e., the European Union, the United States, China and other Latin American countries for Colombia and the United States and European Union for Panama, El Salvador and Guatemala) could have a material adverse impact on the balance of trade and remittances inflows in those countries, resulting in lower economic growth.

Deterioration in the economic and political situation in neighboring countries could adversely affect the economy and cause instability in Colombia, Panama, El Salvador and Guatemala by disrupting their diplomatic or commercial relationships with neighboring countries. Any future tensions may cause political and economic uncertainty, instability, market volatility, low confidence levels and higher risk aversion by investors and market participants that may negatively affect economic activity in any of those jurisdictions.

Events occurring in a market where we do not operate may cause international investors to have an increased risk perception of an entire region or class of investment, which could in turn negatively affect market prices and liquidity of securities issued or owned by us.

Recently, a wave of protests has taken place in several countries of Latin America, including Colombia, demanding social reforms to pension and retirement regimes, access to health care, access to education, environmental protection, and taking measures against inequality, among others. Such events could have an adverse effect in the economies of the countries where they are taking place or in other countries in which we operate. This could have a material adverse effect on our business, results of operations, financial condition and ability to make payments on the Notes.

Any additional taxes resulting from changes to tax regulations or the interpretation thereof in Colombia, Panama, El Salvador, Guatemala or other countries where we operate, could adversely affect our consolidated results.

Uncertainty relating to tax legislation poses a constant risk to us. Changes in legislation, regulation and jurisprudence can affect tax burdens by increasing tax rates and fees, creating new taxes, limiting deductions and exemptions, and eliminating incentives and non-taxed income. Notably, the Colombian and Salvadorian governments have significant fiscal deficits that may result in future tax increases. Moreover, in Colombia, the tax reform of 2018 resulted in a tax that is higher on the banking industry than on other taxpayers and, therefore, we can give no assurance that additional differential treatment will not be imposed in the future. On October 16, 2019, the Colombian Constitutional Court declared the tax reform of 2018 unconstitutional with effect as of January 1, 2020. Consequently, on October 22, 2019, the Colombian government presented a new tax reform bill to Congress to replace the 2018 reform which was signed into law on December 27, 2019. The new tax reform is similar to the 2018 tax reform (except for issues that were challenged in 2019), but does increase the surcharge for financial entities to 4% in 2020. The surcharge for years 2021 and 2022 remains at 3% as initially intended in the 2018 tax reform. Moving forward, higher taxes could negatively affect our results of operations and cash flow. In addition, national or local taxing authorities may not interpret tax regulations in the same way that we do. Differing interpretations could result in future tax litigation and associated costs.

Exchange rate fluctuations may adversely affect the Colombian economy and our results.

Colombia has adopted a floating exchange rate system. The Central Bank maintains the power to intervene in the exchange market in order to consolidate or dispose of international reserves, and to control any volatility in the exchange rate. From time to time, including during 2019, there have been significant fluctuations in the exchange rate between the Colombian peso and the U.S. dollar. Unforeseen events in the international markets, fluctuations in interest rates, volatility of the oil price in the international markets, or changes in capital flows, may cause exchange rate instability that could generate sharp movements in the value of the peso. Because a portion of our assets and liabilities are denominated in, or indexed to, foreign currencies, especially the U.S. dollar, sharp movements in exchange rates may negatively impact our results.

Colombia has experienced several periods of violence and instability that could affect the economy and the Bank.

Colombia has experienced periods of criminal violence over the past four decades, primarily due to the activities of guerilla groups and drug cartels. Despite the peace treaty between the Colombian government and the Revolutionary Armed Forces of Colombia (Fuerzas Armadas Revolucionarias de Colombia or FARC), a lasting decrease in violence or drug-related crime in Colombia or the successful integration of former guerilla members into Colombian society, may not be achieved. In 2018, the Colombian government suspended the peace negotiations with the National Liberation Army (Ejército de Liberación Nacional or ELN) and in 2019, a minority group of dissidents of the peace process with FARC announced their return to illegal activities. An escalation of violence or drug-related crime may have a negative impact on the Colombian economy and on us.

Allegations of corruption against the Colombian government, politicians and private industry could create economic and political uncertainty and could expose us to additional credit risk.

Allegations of corruption against the Colombian government, politicians and private industry could create economic and political uncertainty should the investigations triggered by these cases reach conclusions or result in further allegations or findings of illicit conduct committed by the accused parties. Furthermore, proven or alleged wrongdoings could have adverse effects on the political stability in Colombia and the Colombian economy. These adverse political and economic effects may negatively impact our business, including by depressing business volumes, reducing our ability to recover amounts we have loaned to persons or projects involved in illicit or allegedly illicit conduct and/or harming our reputation.

RISK FACTORS RELATING TO OUR BUSINESS AND THE BANKING INDUSTRY

Our financial results may be negatively affected by changes to accounting standards.

We report our results and financial position in accordance with IFRS as issued by the IASB. Changes to IFRS or interpretations thereof may cause our future reported results and financial position to differ from current expectations, or historical results to differ from those previously reported due to the adoption of accounting standards on a retrospective basis. Such changes may also affect our regulatory capital and financial ratios. We monitor potential accounting changes and when possible, we determine their potential impact and disclose significant future changes in our financial statements that we expect as a result of those changes. Currently, there are a number of issued but not yet effective IFRS changes, as well as potential IFRS changes, some of which could be expected to impact our reported results, financial position and regulatory capital in the future. In particular, since January 1, 2019, IFRS 16 requires lease obligations to be brought on balance sheet through the recognition of the present value of contractual payment as lease liabilities and the assets representing the contractual rights of use. For further information about developments in financial accounting and reporting standards, see Note 2 to our consolidated financial statements as of December 31, 2018 and the “Significant Accounting Policies” in the Annual Report.

Our financial results may be negatively affected by changes to assumptions supporting the value of our goodwill.

We test the goodwill that we have recognized on the respective financial position of our operating segments for impairment at least annually. Our impairment test in respect of the assets recognized for the nine months ended September 30, 2019 indicated that our respective goodwill balances are not impaired. The impairment test requires that we make assumptions regarding estimated earnings, discount rates and long-term growth rates impacting the recoverable amount of the goodwill associated with each operating segment and on estimates of the carrying amounts of the operating segments to which the goodwill relates. If the actual results in future periods deviate from the earnings and other assumptions on which our impairment testing is based, the value of the goodwill in any one or more of our businesses may become impaired in the future, resulting in charges to income. As of September 30, 2019, we had COP 7,648 billion of total goodwill and intangibles.

Changes in banking laws and regulations in Colombia and in other jurisdictions in which we operate could adversely affect our consolidated results.

Banking laws and regulations, or their official interpretation, in Colombia and in other jurisdictions in which we operate, have a material effect on our business and operations. Banking laws and regulations may change frequently, and changes may be adopted, enforced or interpreted in a manner that may have an adverse effect on our business.

Moreover, regulators in the jurisdictions where we operate may alter the current regulatory capital requirements to which we are subject and thereby require equity increases that could dilute existing stockholders, lead to required asset sales or adversely impact the return on stockholders’ equity and/or the market price of our common and preferred shares.

Furthermore, banking laws and regulations may create new types of financial entities whose services could compete with the segments or services offered by us. Increased competition could lead to lower margins for affected products and services and could adversely affect our results of operations.

We are subject to regulatory inspections, examinations, inquiries or audits in Colombia and in other countries where it operates, and any sanctions, fines and other penalties resulting from such inspections, examinations, inquiries or audits could materially and adversely affect our business, financial condition, results of operations and reputation.

We are subject to comprehensive regulation and supervision by the banking authorities of Colombia, Panama, El Salvador, Guatemala and the other jurisdictions where we operate. These Banking authorities have broad powers to adopt regulations and impose other requirements affecting or restricting virtually all aspects of our capitalization, organization and operations, including the imposition of anti-money laundering measures and the authority to regulate the terms and conditions on which banks can extend credit. In the event of non-compliance with applicable regulations, we could be subject to fines, sanctions or the revocation of licenses or permits to operate our business. In Colombia, for instance, if we encounter significant financial problems or become insolvent or in danger of becoming insolvent, banking authorities would have the power to take over our management and operations. Any sanctions, fines and other penalties resulting from non-compliance with regulations in Colombia, Panama, El Salvador, Guatemala and other jurisdictions where we operate could materially and adversely affect our business, financial condition, results of operations and reputation.

An increase in constitutional public interest actions (acciones populares) or class actions (acciones de grupo) may affect our businesses and results of operations.

Under the Colombian Constitution, individuals may initiate constitutional public interest or class actions to protect their collective or class rights, respectively. Colombian financial institutions, including us, have experienced a high number of these actions. The great majority of such actions have been related to fees, financial services and interest rates, and their outcome is uncertain. Pursuant to Law 1425 of 2010, monetary awards for plaintiffs in constitutional actions or class actions were eliminated as of January 1, 2011. Nevertheless, individuals continue to have the right to initiate these actions against us. These actions could result in judgments against us and could materially and adversely affect our business, financial condition, results of operations and reputation.

Future restrictions on interest rates or banking fees could negatively affect our profitability.

In prior years, the Colombian congress has considered various regulatory initiatives regarding banking fees. Although no such initiatives have been adopted in the past, there are new initiatives to impose similar restrictions on banking fees. If we are prohibited from continuing to charge our clients for certain products or services, including specified types of transactions, or from imposing charges for products or services that might be introduced in the future, our results of operations and financial condition could be adversely affected.

Colombian tax haven regulation could adversely affect our business and financial results.

Article 1.2.2.5.1 of Decree 1625 of 2016 designates 37 jurisdictions as non-cooperative or low-tax jurisdictions (also known as tax havens) for Colombian tax purposes, although neither Panama nor other countries where we operate were included on this list. As a result of the tax haven regulation, payments made to our clients who are residents in such jurisdictions do not benefit from the Colombian Holding Corporation Regime and clients are subject to (i) higher withholding tax rates including a higher withholding rate on interest and dividends derived from investments in the Colombian securities market, (ii) the transfer pricing regime and reporting duties, (iii) enhanced ability on the part of Colombian authorities to qualify certain conduct as abusive under tax regulations, (iv) non-deductibility of payments made to such residents or entities located in tax havens, unless the required tax amount has been withheld, and (v) additional information disclosure requirements, any of which could have a negative impact on our business and financial results.

In order to avoid Panama’s designation as a tax haven for Colombian tax purposes, Colombia and Panama signed a memorandum of understanding that establishes that both countries will negotiate a double taxation treaty. This treaty is expected to include provisions regarding the exchange of information between Colombian and Panamanian tax authorities. Any failure of Colombia and Panama to enter into such a treaty, or the designation of Panama as a tax haven by Colombia, could negatively impact our customer base and, as a result, have a potential adverse impact on our results of operations and financial condition. On April 28, 2016, the Colombian Ministry of Finance and Public Credit announced the successful conclusion of the negotiations between Colombia and Panama. In addition, Panama adhered to the Convention on Mutual Administrative Assistance in Tax Matters and the Multilateral Competent Authority Agreement of the Organization for Economic Cooperation and Development (“OECD”). However, as of the date of this prospectus supplement, the relationship to exchange financial information between Colombia and Panamá has not been activated.

We and most of our Subsidiaries are subject to the U.S. Foreign Account Tax Compliance Act of 2010 and the OECD’s Automatic Exchange of Information - Common Reporting Standard (CRS).

We and most of our subsidiaries are considered foreign financial institutions (“FFIs”) under the Foreign Account Tax Compliance Act of 2010 (“FATCA”). Additionally, we and some of our subsidiaries are subject to the reporting obligations derived from the conventions that implement the Common Reporting Standard (“CRS”) approved by the OECD.

Given the size and the scope of our international operations, we have taken measures and implemented procedures aimed at complying with FATCA and CRS, including transmitting to the relevant authorities the reports required under FATCA and CRS.

However, if we cannot satisfy the requirements thereunder, certain payments to us, or our Subsidiaries, may be subject to withholding under FATCA or other penalties imposed by each government. The possibility of such withholding or penalties and the need for accountholders and investors to provide certain information may discourage some customers or potential customers from banking with us, thereby adversely affecting our results of operations and financial condition. In addition, compliance with the terms of the intergovernmental agreements (“IGA”), particular agreements entered into with the IRS, the international conventions signed for the exchange of information under CRS, the laws or any other regulations enforced in the relevant jurisdictions may increase our compliance costs. Legislation and regulations implementing FATCA and CRS in some of the countries in which we operate remain under development, and the reporting dates vary depending on the jurisdiction.

We are exposed to increased costs and damages in the event of failure of our services providers to perform their obligations under key services contracts.

We enter into contracts with third parties who provide certain key services that are essential to our business. These services include online banking platforms, data processing and payment services, clearing and settlement services, software for processing credit and debit card services, and technological infrastructure, among others. We face the risk of operational disruption, failure or capacity constraints due to our dependency on such third party vendors for certain components of our systems.

While we conduct due diligence prior to engaging with third party service providers and perform ongoing monitoring of vendor controls, we do not control their operations. If any of our key service providers fails to fulfill any of their contractual obligations or cause disruptions in services (including as a result of a cyberattack, other information security event or a natural disaster, failure to handle current or higher volumes, poor performance of services and failure to comply with applicable laws and regulations), our ability to conduct our businesses could be adversely affected and could also negatively impact our results of operations and financial position. In addition, we might be required to incur significant additional costs to find replacement providers. Furthermore, the unavailability of the services provided by some technology vendors could result in the unavailability of certain channels through which our clients execute transactions with us until a replacement provider is engaged, which could result in lost revenue, additional costs and, potentially, adverse regulatory consequences and reputational harm.

Although we have implemented contingency plans to anticipate, identify, and mitigate these potential risks, we may not be able to prevent all significant negative consequences in case of a material failure of our key service providers.

We are subject to credit risk and estimating exposure to credit risk involves subjective and complex judgments.

A number of our products expose us to credit risk. These products include loans, financial leases, guarantees and lending commitments.

We estimate and establish reserves for credit risk and potential credit losses. This process involves subjective and complex judgments, including projections of economic conditions and assumptions about the ability of our borrowers to repay their loans. This process is also subject to human error as our employees may not always be able to assign an accurate credit risk rating to a client, which may result in our exposure to a higher credit risk than the one indicated by our risk rating system. We may not be able to timely detect these risks before they occur, or due to limited resources or available infrastructure, our employees may not be able to effectively implement our credit risk management system, which may increase our exposure to credit risk. Moreover, our failure to continuously refine our credit risk management system may result in a higher risk exposure for us, which could materially and adversely affect our results of operations and financial position.

Overall, if we are unable to effectively control the level of non-performing or poor credit quality loans in the future, or if our loan loss reserves are insufficient to cover future loan losses, our financial condition and results of operations may be materially and adversely affected.

In addition, the amount of our non-performing loans may increase in the future as a result of factors beyond our control, such as changes in the income levels of our borrowers, increases in the inflation rate or an increase in interest rates, the impact of macroeconomic trends and political events affecting Colombia and other jurisdictions where we operate or have exposure (especially Panama, El Salvador and Guatemala) or events affecting specific industries. Any of these developments could have a negative effect on the quality of our loan portfolio, requiring us to increase provisions for loan losses and resulting in reduced profits or in losses.

We are subject to credit risk with respect to our non-traditional banking businesses including investing in securities and entering into derivatives transactions.

Non-traditional sources of credit risk can arise from, among other things: investing in securities, entering into derivative contracts under which counterparties have obligations to make payments to us, and executing securities, futures, currency or commodity trades from our proprietary trading desk that fail to settle at the required time due to non-delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries. Any significant increases in exposure to any of these non-traditional risks, or a significant decline in the credit quality or the insolvency of any of the counterparties to such transactions, could materially and adversely affect our results of operations and financial position.

We are exposed to risks associated with the mortgage loan market.

We are a relevant player in the mortgage loan markets where we operate. Colombia’s mortgage loan market is highly regulated and has historically been affected by macroeconomic factors, as have the mortgage loan markets of Panama, El Salvador and Guatemala. Although interest rates have been stable during recent years, periods of sustained high interest rates have historically discouraged customers from borrowing and have resulted in increased defaults in outstanding loans and deterioration in the quality of assets.

We are subject to concentration of default risks in our loan portfolio. Problems with one or more of our largest borrowers may adversely affect our financial condition and results of operations.

As of and for the nine months ended September 30, 2019, the aggregate outstanding principal amount of our 25 largest credit exposures, on a consolidated basis, represented 6.94% of our loan portfolio. No single exposure represented more than 1.00% of the loan book and all of those loans were corporate loans. Problems with one or more of our largest borrowers could materially and adversely affect our results of operations and financial position.

The value of the collateral or guarantees securing the outstanding principal and interest balance of our loans may not be sufficient to cover such outstanding principal and interest. In addition, we may be unable to realize the full value of the collateral or guarantees securing the outstanding principal and interest balance of our loans.

Our loan collateral primarily includes real estate, assets pledged in financial leasing transactions and other assets that are located primarily in Colombia, Panama, El Salvador and Guatemala, the value of which may significantly fluctuate or decline due to factors beyond our control. Such factors include market factors, environmental risks (including natural disasters), macroeconomic factors and political events affecting the local economy. In addition, we may face difficulties in enforcing our rights as a secured creditor. Timing delays, procedural problems enforcing on collateral and laws, related judicial interpretations that are protective of debtors and local protectionism may make foreclosures on collateral and enforcement of judgments difficult. Any decline in the value of the collateral securing our loans, or inability to enforce on such collateral, may result in a reduction in the recovery from collateral realization and may have an adverse impact on our results of operations and financial condition.

We are subject to market risk.

We are directly and indirectly affected by changes in market conditions. Market risk, or the risk of losses in positions arising from movements in market prices, is inherent in the products and instruments associated with our operations, including loans, deposits, securities, bonds, long-term debt, short-term borrowings, proprietary trading in assets and liabilities and derivatives. Changes in market conditions that may affect our financial condition and results of operations include fluctuations in interest and currency exchange rates, securities prices and changes in the implied volatility of interest rates and foreign currency exchange rates, among others.

Our results of operations are sensitive to fluctuations in interest rates.

We hold a substantial portfolio of loans and debt instruments that have both fixed and floating interest rates. Therefore, changes in interest rates could adversely affect our net interest margins as well as the value of the debt instruments. Increases in interest rates may reduce the market value of our debt instruments, leading to smaller gains or larger losses on these investments. Sustained high interest rates have historically discouraged customers from borrowing and have resulted in increased delinquencies in outstanding loans and deterioration in the quality of assets. On the other hand, decreases in interest rates may cause margin compression and lower net interest income as we usually maintain more assets than liabilities at variable rates. Decreasing interest rates also may trigger loan prepayments, which could negatively affect our net interest income. Generally, in a declining interest rate environment, prepayment activity increases, reducing the weighted average maturity of our interest earning assets and adversely affecting our operating results. Prepayment risk also has a significant adverse impact on our earnings from our credit card and collateralized mortgage obligations, since prepayments could shorten the weighted average life of these portfolios, which may result in a mismatch in funding or in reinvestment of the prepayment proceeds at lower yields.

Our income from our proprietary trading activities is highly volatile.

We derive a portion of our profits from our proprietary trading activities. Income from this activity is highly volatile and depends on numerous factors beyond our control, such as the general market environment, overall market trading activity, interest rate levels, fluctuations in exchange rates and general market volatility. A significant decline in our trading income, or the incurrence of a trading loss, could adversely affect our results of operations and financial position.

We have significant exposure to sovereign risk, and especially Colombian risk, and our results could be adversely affected by decreases in the value of our sovereign debt instruments.

Our debt instruments portfolio is primarily composed of sovereign debt instruments, including securities issued or guaranteed by the Colombian Government, which exposes us to credit, market, and liquidity risk associated with sovereign debt. As of September 30, 2019, our total debt instruments represented 7.84% of our total assets, and 44.3% of these securities were issued or guaranteed by the Colombian Government. A significant decline in the value of the securities issued or guaranteed by the Colombian Government could adversely affect our debt investment portfolio and consequently our results of operations and financial position.

We are subject to market, operational and structural risks associated with our derivative transactions.

We enter into derivative transactions for hedging purposes on our own account and on behalf of and for the benefit of our customers. We are subject to market and operational risks associated with these transactions, including basis risk (the risk of loss associated with variations in the spread between the asset yield and the funding and/or hedge cost) and credit or default risk (the risk of insolvency or other inability of the counterparty to a particular transaction to perform its obligations thereunder). In addition, the market practice and documentation for derivative transactions is less developed in the jurisdictions where we operate as compared to other more economically developed countries, and the court systems in such jurisdictions have limited experience in dealing with issues related to derivative transactions. As a result, there are increased operating and structural risks associated with derivatives transactions in these jurisdictions.

In addition, the execution and performance of derivatives transactions depend on our ability to develop adequate control and administrative systems, and to hire and retain qualified personnel. Moreover, our ability to adequately monitor, analyze and report these derivative transactions depends, to a great extent, on our information technology systems. These factors may further increase the risks associated with these transactions and could materially and adversely affect our results of operations and financial position.

We are subject to operational risks and losses.

Our businesses are dependent on the ability to process a large number of transactions efficiently and accurately. Operational risks and losses can result from fraud, employee errors, technological failures and failure to properly document transactions or to obtain proper internal authorization, failure to comply with regulatory requirements, breaches of conduct of business rules, equipment failures, natural disasters or the failure of external systems. We have adopted procedures to prevent and manage each of the operational risks, but there can be no assurance that our procedures will be sufficient to prevent losses resulting from these risks.

In addition, our businesses are exposed to risk from potential non-compliance with policies, employee misconduct or negligence and fraud, which could result in criminal and/or regulatory sanctions and serious reputational or financial harm. In recent years, a number of financial institutions have suffered material losses due to the actions of employees and third parties. The precautions we take to prevent and detect employee and third-party misconduct may not always be effective.

Our businesses rely heavily on data collection, processing and storage systems, the failure of which could materially and adversely affect the effectiveness of our risk management, reputation and internal control system as well as our financial condition and results of operations.

All of our principal businesses are highly dependent on the ability to timely collect and process a large amount of financial and other information at our various branches across numerous markets, at a time when transaction processes have become increasingly complex with increasing volume. The proper functioning of financial control, accounting or other data collection and processing systems is critical to our businesses and to our ability to compete effectively. A partial or complete failure of any of these primary systems could materially and adversely affect our decision-making process, our risk management and internal control systems, the quality of our service, and our ability to respond on a timely basis to changing market conditions. If we cannot maintain an effective data collection and management system, our business operations, financial condition, reputation and results of operations could be materially and adversely affected. We are also dependent on information systems to operate our website, process transactions, respond to customer inquiries on a timely basis and maintain cost-efficient operations. We may experience operational problems with our information systems as a result of system failures, viruses, computer hackers or other causes. Any material disruption or slowdown of our systems could cause information, including data related to customer requests and other client information, to be lost, compromised, or to be delivered to our clients with delays or errors, which could reduce demand for our services and products, resulting in additional costs for us and potentially fines and penalties by regulators, which could materially and adversely affect our results of operations and financial position.

We are subject to cyber-security risk.

We are subject to cyber-security risk, which includes the unauthorized access to privileged information, technological assaults on our infrastructure with the aim of stealing information, committing fraud or interfering with regular service, and the interruption of our services to some of our clients or users due to the exploitation and materialization of these vulnerabilities. Cyber-security risks for financial institutions have significantly increased because of the proliferation of new technologies, the use of the Internet and telecommunications technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, hackers, terrorists and other external parties. Our business is highly dependent on the security and efficacy of our infrastructure, computer and data management systems, as well as those of third-party service providers on whom we are highly dependent, and others with whom we interact.

As cyber-security threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities or incidents. Despite efforts to ensure the integrity of our systems and implement controls, processes, policies and other protective measures, we may not be able to anticipate all security breaches, nor may we be able to implement guaranteed preventive measures against such security breaches. Cyber-security threats are rapidly evolving and we may not be able to anticipate or prevent all such attacks and could be held liable for any security breach or loss. Even the most advanced internal control environment may be vulnerable to compromise. Targeted social engineering attacks and "spear phishing" attacks are becoming more sophisticated and are extremely difficult to prevent. In such an attack, an attacker will attempt to fraudulently induce colleagues, customers or other users of our systems to disclose sensitive information to gain access to our data or that of our clients. Persistent attackers may succeed in penetrating defenses given enough resources, time, and motive. The techniques used by cyber criminals change frequently, may not be recognized until launched and may not be recognized until well after a breach has occurred. The risk of a security breach caused by a cyber-attack at a vendor or by unauthorized vendor access has also increased in recent years. Additionally, the existence of cyber-attacks or security breaches at third-party vendors with access to our data may not be disclosed to us in a timely manner.

Any failure by us to detect or prevent cyber-security risk in a timely manner could result in a negative impact on our results of operations and financial position, or in problems with information, including data related to customers being lost, compromised, or delivered to our clients with delays or errors. The public perception that a cyber-attack on our systems has been successful, whether or not this perception is correct, may damage our reputation with customers and third parties with whom it does business. Hacking of personal information and identity theft risks, in particular, could cause serious reputational harm. A successful penetration or circumvention of system security could cause to us serious negative consequences, including loss of customers and business opportunities, significant business disruption to our operations and business, misappropriation or destruction of our confidential information and/or that of our customers, or damage to us or our customers’ and/or third parties’ computers or systems, and could result in a violation of applicable privacy laws and other laws, litigation exposure, regulatory fines, penalties or intervention, loss of confidence in our security measures, reputational damage, reimbursement or other compensatory costs.

Failures related to our information technology infrastructure and management information systems could adversely affect our competitiveness, reputation, financial condition and results of operations.

In the past, we faced technological failures that negatively affected our products and services availability in general, and in particular, our digital channel (including multiple offline periods). To mitigate potential failures and prevent future threats, we are implementing technological updates, controls and measures, such as enabling alternative channels to guarantee the clients’ uninterrupted access to our services. The improvements and continuity strategies we have implemented have resulted in greater stability of our products and services and, as a consequence, in better customer service.

We recognize the importance of having a business continuity management system and accordingly give high priority to the design of contingency plans to avoid service interruption risks. Any failure to effectively improve or upgrade our information technology infrastructure and information management systems in a timely and cost-effective manner could materially and adversely affect our competitiveness, reputation, financial condition and results of operations.

The occurrence of natural disasters in the regions where we operate could impair our ability to conduct business effectively and could impact our results of operations.

We are exposed to the risk of natural disasters such as earthquakes, volcanic eruptions, tornadoes, tropical storms, floods, wind and hurricanes in the regions where it operates. Although we have implemented disaster recovery systems, in the event of a natural disaster, unanticipated problems with said systems could have a material adverse effect on our ability to conduct business in the affected region, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. In addition, if a significant number of our local employees and managers became unavailable due to a natural disaster, our ability to effectively conduct business could be severely compromised. In addition, we may face added credit risk if our clients located in the affected region are not able to make timely payment on outstanding loans or other obligations to us. A natural disaster or multiple catastrophic events could have a material adverse effect on our business and results of operations in the affected region.

Loss of key talent or our inability to attract and retain additional talent could affect our operations.

Our business involves operations spanning a variety of disciplines and demanding a board of directors, key management team and employee workforce that is knowledgeable and innovative in many areas necessary for our operations. Globalization and interconnection through disruptive technologies have resulted in changes in the labor market. Younger generations seek workplaces with creativity, flexibility and high remuneration, which could translate into an increasing key talent migration rate.

While we have been successful in attracting experienced, skilled professionals, the loss of any key member of our management team or the failure to attract and retain additional such employees, could affect our operations and slow the execution of our business strategy, including the development of new products.

Acquisitions and strategic alliances may not perform in accordance with expectations or may disrupt our operations and adversely affect our profitability.

An element of our business strategy is to identify and pursue growth-enhancing strategic opportunities. We may base assessments of potential acquisitions and alliances on assumptions with respect to operations, profitability and other matters that may subsequently prove to be incorrect, and any future acquisitions, investments and alliances may not produce the anticipated synergies or perform in accordance with our expectations which could adversely affect our operations and profitability. In particular, we hold a minority financial investment in an infrastructure project located in Colombia through a private equity fund. In recent years, the main shareholder of the project and the concession company have faced negative press related to irregular practices. If any of these situations result in sanctions or convictions, the company in which we indirectly hold a minority stake, which is the holder of a toll road concession, may suffer a reputational harm, which in turn may have an adverse impact on our results of operations and financial condition and the return on our investment.

Our concentration in and reliance on short-term deposits may increase our funding costs.

Our principal source of funds is short-term deposits, which on a consolidated basis represented 72.17% of total liabilities as of September 30, 2019 compared to 73.47% as of December 31, 2018. Because we rely primarily on short-term deposits for our funding, in the event of a sudden or unexpected shortage of funds in the banking systems and money markets where we operate, we may not be able to maintain our current level of funding without incurring higher costs or selling assets at prices below their prevailing market value.

We face risks relating to compliance with regulatory compliance rules in general, and in particular with respect to laws relating to anti-competitive practices, consumer protection and protection of personal data.

We are subject to laws and regulations related to anti-competitive practices, including the formation of cartels and the abuse of our dominant position. Violation of these laws and regulations may result in significant administrative sanctions imposed by the Superintendency of Industry and Commerce.

We have created a special unit responsible for overseeing and ensuring regulatory compliance in general and, in particular, compliance with regulations related to anti-competitive practices, personal data protection and consumer protection.

Moreover, to ensure compliance with regulations regarding the use and protection of personal data, we are currently developing a comprehensive data protection program.

We may not be able to prevent all risks associated with regulatory compliance or detect all instances of non-compliance with the regulations described above. Any failure by us to detect and prevent the aforementioned practices in a timely manner could damage our reputation and facing substantial fines and penalties which could adversely affect our results of operations and financial position.

Our policies and procedures may not be able to detect money laundering, corruption and other illegal or improper activities fully or on a timely basis, which could damage our reputation and expose us to fines and other liabilities.

We are required to comply with applicable anti-money laundering, anti-terrorism laws and other regulations. These laws and regulations require us, among other things, to adopt and enforce “know your customer” policies and procedures and to report suspicious and large transactions to the applicable regulatory authorities. While we have adopted policies and procedures aimed at detecting and preventing the use of our banking network for money laundering activities and by terrorists and terrorist-related organizations and individuals generally, as the methods used by money launderers evolve and become increasingly sophisticated, such policies and procedures may not completely eliminate the risk that we may be used by other parties to engage in money laundering, corruption and other illegal or improper activities.

We are subject to laws and regulations relating to corrupt and illegal payments to public and private officials in the jurisdictions in which we operate, including the U.S. Foreign Corrupt Practices Act and Colombian regulations on transnational bribery. We have an anti-corruption program, which incorporates, among others, an anti-corruption policy, training, reporting channels, monitoring, internal investigations and sanctions. Such system does not completely eliminate the risk that our employees, providers, clients or agents may engage in corrupt practices.

If we fail to fully comply with applicable laws and regulations, we may face fines, penalties or other liabilities, including restrictions on our ability to conduct business. In addition, our business and reputation could suffer if we are not able to prevent and detect money laundering, corruption or other illegal practices.

We are subject to increasing competition, which may adversely affect our results of operations.

We operate in a highly competitive environment and management expects competition to increase in the jurisdictions where we operate. Intensified merger activity in the financial services industry has produced larger, better capitalized and more geographically diverse firms that are capable of offering a wider array of financial products and services at more competitive prices. Also, the emergence of new financial technologies, unregulated financial intermediaries (known as “shadow banking”) and the recent enactment of regulations aimed at enabling non-Colombian residents (other than individuals) to offer loans in COP, may increase competition for us. Our ability to maintain our competitive position depends mainly on our ability to fulfill new customers’ needs through the development of new products and services, our ability to offer adequate services and strengthen our customer base through cross-selling and our ability to bring in and retain human talent. Our business will be adversely affected if we are not able to maintain efficient service strategies. In addition, our efforts to offer new services and products may not succeed if product or market opportunities develop more slowly than expected or if the profitability of opportunities is undermined by competitive pressures.

Downgrades in our credit ratings or those of our subsidiaries would increase our cost of borrowing funds and make our ability to raise new funds, attract deposits or renew maturing debt more difficult.

Our credit ratings and those of our subsidiaries’ are an important component of the liquidity profile of each entity, and our ability to successfully compete depends on various factors, including our financial stability as reflected by our credit ratings. A downgrade in any of these credit ratings would increase our cost of raising funds from other banks or in the capital markets. Purchases by institutional investors of our debt securities and those of our subsidiaries could be reduced if we suffer a decline in our credit ratings. Our ability to renew our maturing debt of that of our subsidiaries could become restricted and the terms for such renewal more expensive if our credit ratings were to decline. We and our subsidiaries’ counterparties in derivative transactions are sensitive to the risk of a credit rating downgrade, as well. A downgrade in our credit rating or those of our subsidiaries may adversely affect perception of our financial stability and their ability to raise deposits, which could make each entity less successful when competing for deposits and loans in the market place.

The Central Bank may impose requirements on our (and other Colombian residents) ability to obtain loans in foreign currency.

The Central Bank may impose certain mandatory deposit requirements in connection with foreign currency denominated loans obtained by Colombian residents, including us, although no such mandatory deposit requirement is currently in effect. We cannot predict or control future actions by the Central Bank in respect of deposit requirements, which may involve the establishment of a mandatory deposit percentage, and the use of such measures by the Central Bank may raise our cost of raising funds and reduce our financial flexibility.

Discontinuation of the London InterBank Offered Rate (“LIBOR”), and the regulation and implementation of a replacement benchmark rate could adversely affect our business, financial condition and result of operations.

In 2017, the U.K. Financial Conduct Authority announced that it would no longer persuade or require banks to submit rates for the calculation of the Libor benchmark after 2021. This announcement has resulted in uncertainty about the future of Libor which is used as interest rate benchmark. These actions and uncertainties may trigger future changes in the rules or methodologies used to calculate benchmarks or lead to the discontinuation or unavailability of benchmarks.

Bancolombia holds exposures to assets and liabilities linked to Libor. As of September 30, 2019, Bancolombia’s Libor-linked liabilities amounted to 4.75% of its total liabilities.

Any failure by market participants, such as Bancolombia, and regulators to successfully introduce benchmark rates to replace Libor and implement effective transitional arrangements to address the discontinuation of Libor could result in disruption in the financial and capital markets. In addition, the transition process to an alternative reference rate could impact our business, financial condition or result of operations, as a result of:

•	An adverse impact in pricing, liquidity, value, return and trading for a broad array of financial products, loans and derivatives that are included in our financial assets and liabilities.

•	Extensive changes to documentation that contain references to Libor or use formulas that depend on Libor.

•	Disputes, litigation or other actions with counterparties regarding the interpretation and enforceability of provisions in Libor-based products such as fallback language or other related provisions.

•	The transition and development of appropriate systems and analytics to effectively transition our risk management processes from Libor-based products to those based on one or more alternative reference rates in a timely manner; and

•	An increase in prepayments of Libor-linked loans by our clients.

RISKS RELATING TO THE NOTES

It may be difficult to enforce your rights if we enter into a bankruptcy, liquidation or similar proceeding in Colombia.

The insolvency laws of Colombia, particularly as they relate to the priority of creditors (secured or unsecured), the ability to obtain post-petition interest and the duration of insolvency proceedings, may be less favorable to your interests than the bankruptcy laws of the United States. As a result, your ability to recover payments due on the Notes may be more limited than would be the case under U.S. bankruptcy law. The following is a brief description of certain aspects of insolvency laws in Colombia.

Your ability to enforce your rights under the Notes may be limited if we become subject to the proceedings set forth in Decree 663 of 1993 and Decree 2555 of 2010, as amended from time to time, which establish the events under which the SFC may initiate a Taking of Possession (toma de posesión) proceeding either to administer us or to liquidate us.

Under Colombian banking laws, the SFC can take control of financial institutions under certain circumstances. The following grounds for takeover are considered to be “automatic” in the sense that, if the SFC discovers their existence, the SFC is obligated to step in and take over the respective financial institution: (i) if the financial institution’s Technical Capital falls below 40% of the legal minimum or (ii) the expiration of the term of any then current recovery plans or the non-fulfillment of the goals set forth in such plans. Additionally, the SFC also conducts periodic visits to financial institutions and, as a consequence of these visits, the SFC can impose capital or solvency obligations on financial institutions without taking control of the financial institution.

Additionally, and subject to the approval of the Ministry of Finance, the SFC may, at its discretion, initiate intervention procedures under the following circumstances: (i) suspension of payments; (ii) failure to pay deposits; (iii) refusal to submit its files, accounts and supporting documentation for inspection by the SFC; (iv) repeated failure to comply with orders and instructions from the SFC; (v) repeated violations of applicable laws and regulations or of the bank’s by-laws; (vi) unauthorized or fraudulent management of the bank’s business; (vii) reduction of the bank’s net worth below 50% of its subscribed capital; (viii) failure to comply with minimum capital requirements set forth in the Colombian Financial Statute; (ix) failure to comply with the recovery plans that were adopted by the bank; (x) failure to comply with the order of exclusion of certain assets and liabilities to another institution designated by the SFC; and (xi) failure to comply with the order of progressive unwinding (desmonte progresivo) of the operations of the bank.

A takeover by the SFC may have one of two different purposes: (i) to manage the financial institution, in which case the financial institution will be allowed to continue its activities subject to the administration of the authorities; or (ii) to liquidate the financial institution. The SFC must decide if it will either manage or liquidate the financial institution within two months following the takeover in the event of a bankruptcy, liquidation or similar proceeding.

In view of the broad discretionary powers of the SFC it is impossible to predict how long payments under the Notes could be delayed and whether or to what extent you would be compensated for any delay if any of the actions described above were to be taken with respect to us.

The obligations under the Notes will be subordinated to statutory preferences.

Under Colombian law, the obligations under the Notes are subordinated, among others, to specified statutory priorities, including, for example, client’s deposits, salaries, wages, social security, taxes, court fees and expenses and suppliers necessary for the rendering of services. In the event of our liquidation, these obligations will have priority over any other claims, including claims by any holder in respect of the Notes and, as a result, holders of Notes may be unable to fully recover amounts due under the Notes.

Because we are located in an emerging market country, any market for the Notes may be adversely affected by economic and market conditions in other emerging market economies.

Colombia is generally considered by investors to be an “emerging market country,” and securities of Colombian issuers have been, to varying degrees, influenced by economic and market conditions in other emerging market countries. Although economic conditions are different in each country, investors’ reactions to developments in one country may materially affect the prices of securities of issuers in other countries, including Colombia. Events elsewhere that are unrelated to our financial performance, especially in other emerging market countries, could adversely affect any market for the Notes that may develop.

An active trading market may not develop for the Notes.

Prior to this offering, there was no market for the Notes. Although we will apply to list the Notes on the NYSE, there is no guarantee that we will be able to list the Notes. Even if the Notes are listed, there may be a limited secondary market or none at all for the Notes. Even if a secondary market for the Notes develops, it may not provide significant liquidity, and we expect transaction costs would be high.

The underwriters have informed us that they intend to make a market in the Notes after this offering is completed. The underwriters, however, may cease their market-making at any time without notice. The price at which the Notes may trade will depend on many factors, including, but not limited to, prevailing interest rates, general economic conditions, our performance and financial results and markets for similar securities. Historically, the markets for debt such as the Notes have been subject to disruptions that have caused substantial volatility in their prices. The market, if any, for the Notes may be subject to similar disruptions, which may have an adverse effect on the holders of the Notes.

There are no restrictive covenants in the indenture for the Notes limiting our ability to incur future indebtedness or complete other transactions that are adverse to the interests of holders of the Notes.

The indenture governing the Notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, change of control, transactions with affiliates, incurrence of liens or the issuance or repurchase of securities by us or any of our subsidiaries. We therefore may incur additional indebtedness, including senior indebtedness, and engage in other transactions that may not be in the interests of the noteholders.

The ratings of the Notes may be lowered or withdrawn depending on various factors, including the rating agency’s assessments of our financial strength and Colombian sovereign risk.

One or more independent credit rating agencies may assign credit ratings to the Notes. The ratings address the timely payment of principal and interest on each payment date. The ratings of the Notes are not a recommendation to purchase, hold or sell the Notes, and the ratings do not comment on market price or suitability for a particular investor. The ratings of the Notes are subject to change and may be lowered or withdrawn. A downgrade in or withdrawal of the ratings of the Notes will not be an Event of Default under the indenture. The assigned ratings may be raised or lowered depending, among other things, on the rating agency’s assessment of our financial strength, as well as its assessment of Colombian sovereign risk generally.

Use of Proceeds

We estimate that the net cash proceeds from the offering will be approximately US$344,747,791, after giving effect to the Exchange and deducting the underwriting discount and estimated offering expenses. Pursuant to the Exchange, Citigroup is expected to exchange the Early Tendered Notes purchased prior to the closing of this offering for a portion of the Notes offered hereby and the net proceeds of the offering otherwise payable to us in cash will be reduced by an amount equal to the aggregate total consideration payable for the Early Tendered Notes plus an amount equal to accrued interest thereon through the date of the Exchange.

We intend to use any remaining net proceeds from this offering, after effecting the Exchange, to purchase any Old Notes (other than any Early Tendered Notes) that are accepted for purchase in the Offer and to redeem all or a portion of the Old Notes that remain outstanding following completion of the Offer. See “Use of Proceeds.”

Certain of the underwriters or their affiliates may hold positions in the Old Notes. As a result, certain of those underwriters or their affiliates may receive some of the proceeds from this offering. See “Underwriting.”

Selected Consolidated Financial Data

The following tables present our unaudited selected consolidated financial information and other data as of and for the nine months ended September 30, 2019 and 2018. This section should be read in conjunction with our audited consolidated financial statements as of December 31, 2018 and 2017 and for the three years ended December 31, 2018 and the notes related thereto included in the Annual Report and our unaudited condensed consolidated financial statements as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 and the notes related thereto included elsewhere in this prospectus supplement. The unaudited selected consolidated financial information as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 includes all adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for the fair presentation of such information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

Selected Consolidated Financial Results

SELECTED CONSOLIDATED STATEMENT OF FINANCIAL POSITION DATA

	As of
	September 30, 2018	December 31, 2018	% Change September 2018 - December 2018	September 30, 2019	% Change December 2018 - September 2019
	(in millions of COP)
ASSETS
Loans and advances to customers and financial institutions	164,716,053	173,819,116	5.53%	184,030,281	5.87%
Financial assets Investments	15,721,358	17,361,475	10.43%	19,947,001	14.89%
Other assets	26,217,917	28,933,027	10.36%	32,877,944	13.63%
Total Assets	206,655,328	220,113,618	6.51%	236,855,226	7.61%
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits by customers	130,334,802	142,128,471	9.05%	150,044,204	5.57%
Borrowings from other financial institutions	15,033,285	16,337,964	8.68%	15,653,594	-4.19%
Debt securities in issue	19,176,927	20,287,233	5.79%	21,129,087	4.15%
Other liabilities	17,243,301	14,704,725	-14.72%	21,085,828	43.39%
Total liabilities	181,788,315	193,458,393	6.42%	207,912,713	7.47%
Equity	24,867,013	26,655,225	7.19%	28,942,513	8.58%
Total liabilities and stockholders’ equity	206,655,328	220,113,618	6.51%	236,855,226	7.61%

CONSOLIDATED STATEMENT OF OPERATIONS DATA

	For the Nine Months Ended September 30,
	2018	2019	% Change
	(in millions of COP)
Total interest and valuation	11,858,035	12,966,093	9.34%
Interest expenses	(4,231,011)	(4,607,533)	8.90%
Net interest margin and valuation income on financial instruments before impairment on loans and financial leases and off balance sheet credit instruments	7,627,024	8,358,560	9.59%
Total credit impairment charges, net	(2,855,777)	(2,281,442)	-20.11%
Total fees and commissions, net	2,046,230	2,249,026	9.91%
Other operating income	952,935	1,081,725	13.52%
Dividends received, and share of profits of equity method investees	241,218	339,700	40.83%
Total operating expenses	(5,539,004)	(5,995,166)	8.24%
Income tax	(719,582)	(1,018,469)	41.54%
Net income	1,753,044	2,733,934	55.95%

PRINCIPAL RATIOS

	As of and for the Nine Months Ended September 30,
	2018	2019	Basis Point Change
PROFITABILITY (1)
Net interest and valuation income after provisions for loans, financial leases and off-balance sheet credit instruments margin from continuing operations (2)	5.73%	5.69%	(4)
Return on average total assets from continuing operations (3)	1.08%	1.54%	46
Return on average stockholders’ equity attributable to the owners of the parent company (4)	9.70%	13.91%	421
EFFICIENCY (1)
Operating expenses to net operating income from continuing operations	50.97%	49.84%	(113)
Operating expenses to average total assets from continuing operations	3.63%	3.49%	(14)
Operating expenses to interest-earning assets from continuing operations	4.16%	4.08%	(8)
CAPITAL ADEQUACY
Technical capital to risk weighted assets (5)	13.66%	12.71%	(95)

(1)    Ratios were calculated on the basis of monthly averages.

(2)    Net interest income divided by monthly average interest-earning assets.

(3)    Net income divided by monthly average assets.

(4)    Net income divided by monthly average stockholders’ equity.

(5)    For an explanation of risk-weighted assets and technical capital, see “Colombian Banking Regulations – Capital Adequacy Requirements.”

Management’s Discussion AND Analysis of Financial Condition and Results of Operations as of and for the nine Months Ended SEPTEMBER 30, 2019 and 2018

Summary

For the nine months ended September 30, 2019, net income attributable to equity holders of the parent company totaled COP 2,648 billion, which represents an increase of 59.84% from net income of COP 1,657 billion for the comparable period in 2018. Net interest margin decreased to 5.54% for the nine months ended September 30, 2019 from 5.71% for the comparable period in 2018. Provision charges, net of recoveries, totaled COP 2,281 billion for the nine months ended September 30, 2019, down 20.11% from COP 2,856 billion for the comparable period in 2018. This decrease is mainly due to an improvement in the quality of our loan portfolio, which resulted in lower provisions for the year.

Gross loans and financial leases totaled COP 184,030 billion as of September 30, 2019, up 5.87% from COP 173,819 billion as of December 31, 2018. This performance was driven primarily by a 20.89% increase in consumer loans, mainly to high income individuals, while corporate loans grew a more modest 1.72%. The increase in gross loans also reflects implementation of our strategy to increase participation in the consumer segment. Mortgage loans increased by 6.03%.

Reserves for loan losses represented 5.49% of total loans, and 129.65% of past-due loans as of September 30, 2019, while capital adequacy was 12.71% as of September 30, 2019 (Basic Consolidated Solvency Ratio of 9.72%), lower than the 13.47% (Basic Consolidated Solvency Ratio of 10.05%) reported as of December 31, 2018. Capital adequacy, as well as our Basic Consolidated Solvency Ratio was reduced due to the increase in our Risk Weighted Assets (RWA), as a result of the growth in the loan book and the depreciation of the COP against the USD.

Deposits for the nine months ended September 30, 2019 increased 5.57% from December 31, 2018, while the ratio of net loans to deposits was 116% as of September 30, 2019, up from 115% as of December 31, 2018.

Revenue Performance

Net interest income

For the nine months ended September 30, 2019, net interest income totaled COP 8,359 billion, up 9.60% as compared to COP 7,627 billion for the comparable period in 2018. This performance is explained mainly by the growth in our overall loan portfolio, particularly in the consumer segment.

The decrease in the net interest margin, from 5.71% for the nine months ended September 30, 2018 to 5.54% for the nine months ended September 30, 2019 resulted mainly from the compression in the lending rates, partially offset by a greater share of retail loans, which earn a higher net interest margin.

In the first nine months of 2019, average interest paid on interest bearing liabilities was 3.11%, down from 3.18% for the comparable period in 2018, as the Central Bank has kept interest rates unchanged during the last twelve months. The strategy of the bank has been focused on promoting low cost deposits and extending durations of liabilities.

Net interest income represented 63.7% of revenues (the sum of net interest income, fees and other service income and total other operating income) for the nine months ended September 30, 2019, compared to 65.2% for the comparable period in 2018.

Interest income, which is the sum of interest on loans, financial leases, overnight funds and interest and valuation income from investment securities, totaled COP 12,966 billion for the nine months ended September 30, 2019, up 9.34% from COP 11,858 billion for the comparable period in 2018. This increase was primarily driven by the effect of overall growth in the loan portfolio.

Interest on investment securities, which includes, among other items, the interest paid or accrued on debt securities and mark-to-market valuation adjustments, totaled COP 553 billion for the nine months ended September 30, 2019, up 47.88% from COP 374 billion in the comparable period in 2018. This increase was due to appreciation and reduction in yields of Colombian government securities.

Interest expense totaled COP 4,608 billion for the nine months ended September 30, 2019, up 8.90% as compared to COP 4,231 billion for the comparable period in 2018. In line with the interest income, the increase in interest expense is explained by the effect of growth in the loan portfolio.

Overall, the average interest rate paid on interest-bearing liabilities decreased to 3.11% for the nine months ended September 30, 2019 from 3.18% for the comparable period in 2018. This reduction was due to efforts made to decrease the cost on time deposits.

The following table summarizes Bancolombia’s annualized net interest margin for the periods indicated:

	For the Nine Months Ended September 30,
Annualized Interest Margin	2018	2019
Loans’ interest margin	6.22%	6.10%
Debt investments' margin	0.45%	2.29%
Net interest margin	5.73%	5.69%

The annualized weighted average cost of deposits reached 3.11% during the 2019 period, down from 3.18% during the 2018 period.

Weighted Average	For the Nine Months Ended September 30,
Funding Cost	2018	2019
Checking accounts	0.00%	0.00%
Saving accounts	1.87%	1.75%
Time deposits	5.14%	4.89%
Total deposits	2.95%	2.82%
Long term debt	5.98%	5.80%
Loans with banks	2.29%	2.67%
Total funding cost	3.18%	3.11%

Net fees and income from financial services

For the nine months ended September 30, 2019, net fees and income from financial services totaled COP 2,249 billion, up 9.91% from COP 2,046 billion for the comparable period in 2018. This increase was driven primarily by performance of our credit and debit card business, and higher commissions from banking services, trust products and bancassurance.

Fees from credit and debit cards for the nine months ended September 30, 2019 increased 15.16% from the comparable period in 2018 due to a higher transactional volume in distribution channels. Commissions from banking services for the nine months ended September 30, 2019 increased 17.88% versus the comparable period in 2018, trust products for the nine months ended September 30, 2019 increased 10.50% versus the comparable period in 2018, due to higher volumes of assets under management and bancassurance for the nine months ended September 30, 2019 increased 23.64% from the comparable period in 2018.

The following table lists the main revenue-producing fees for the nine months ended September 30, 2019 and 2018, together with the percentage change between these periods:

Fees and commissions income		For the Nine Months Ended September 30,
In millions of COP	2018	2019	% Change
Banking services	419,595	494,630	17.88%
Credit and debit card fees and commercial establishments	1,164,887	1,341,493	15.16%
Brokerage	21,270	19,417	-8.71%
Acceptances and Guarantees	42,450	41,848	-1.42%
Trust and Securities	298,865	330,236	10.50%
Investment banking	23,064	22,131	-4.04%
Bancassurance	364,367	450,513	23.64%
Payments and Collections	417,322	454,448	8.90%
Others	132,557	180,890	36.46%
Fees and commissions income	2,884,377	3,335,606	15.64%

Other Operating Income

For the nine months ended September 30, 2019, total other operating income was COP 1,082 billion, 13.52% higher than the COP 953 billion reported for the comparable period in 2018. This increase was primarily due to the growth of assets attributable to our operating leasing business, mainly commercial real estate, vehicles and machinery.

Operating Expenses

For the nine months ended September 30, 2019, operating expenses totaled COP 5,995 billion, up 8.24% as compared to COP 5,539 billion for the comparable period in 2018, due largely to increased expenses related to depreciation and amortization.

Personnel expenses (the sum of salaries and employee benefits, bonus plan payments and indemnities) totaled COP 2,489 billion during the nine months ended September 30, 2019, up 10.04% from COP 2,262 billion for the comparable period in 2018. This increase was due to higher provisions in bonus plan payments as a result of a higher return on equity achieved during 2019.

Administrative and other expenses totaled COP 2,204 billion for the nine months ended September 30, 2019, up 1.50% from COP 2,171 billion for the comparable period in 2018.

Impairment, depreciation and amortization expenses totaled COP 581 billion for the nine months ended September 30, 2019, increasing 60.00% as compared to COP 363 billion for the comparable period in 2018, as a result of the implementation of IFRS 16 as well as higher expenses related to foreclosed assets. Since January 1, 2019, IFRS 16 requires operating lease obligations to be brought on balance sheet through the recognition of the present value of contractual payment as lease liabilities and recognition of the assets representing the contractual rights of use. As a consequence, for Bancolombia as a lessee, operating leases enter the balance sheet, as if they were financed purchases.

The following table summarizes the principal components of our operating expenses for the nine months ended September 30, 2019 and 2018:

	For the nine months ended September 30,
Operating expenses	2018	2019	% Change
	(in millions of COP)
Salaries and employee benefits	1,946,538	2,094,063	7.58%
Bonuses	315,893	394,535	24.90%
Other administrative and general expenses	2,171,190	2,203,837	1.50%
Tax contributions and other tax burden	549,817	552,376	0.47%
Impairment, depreciation and amortization	363,211	581,136	60.00%
Other expenses	192,355	169,218	-12.03%
Equity Tax	–	–	0%
Total operating expenses	5,539,004	5,995,165	8%

Provision charges and credit quality

For the nine months ended September 30, 2019, provision charges (net of recoveries) totaled COP 2,281 billion (or 1.60% of average loans), which represents a decrease of 20.11% as compared to COP 2,856 billion for the comparable period in 2018 (or 2.42% of average loans). This variation is explained by favorable developments in the credit cycle characterized by a lower amount of new past due loans and better vintages across all segments, which therefore required lower provisions.

Net loan charge-offs totaled COP 2,352 billion for the nine months ended September 30, 2019, up 1.88% from COP 2,308 billion for the comparable period in 2018. Past-due loans amounted to COP 7,563 billion as of September 30, 2019, up 3.54% as compared to COP 7,304 billion as of December 31, 2018. The delinquencies ratio (loans overdue more than 30 days divided by total loans) decreased to 4.24% as of September 30, 2019, down from 4.33% as of December 31, 2018.

The following tables present key metrics related to asset quality:

ASSET QUALITY

	As of December 31,	As of September 30,
	2018	2019
	(in millions of COP, except percentages)
Total 30-day past due loans	7,304,798	7,563,180
Allowance for loan losses(1)	9,365,541	9,805,577
Past due loans to loans principal(2)	4.33%	4.24%
Allowances for loan and lease losses to past due loans principal	128.21%	129.65%
Allowance for loan and lease losses as a percentage of total loans principal	5.55%	5.49%

(1)	Allowances are reserves for the principal of loans.

(2)	Past due loans to total loans ratio is based on loans past due more than 30 days.

Past Due Loans (PDL) Per Category (30 days)	As of December 31, 2018	As of September 30, 2019	% of Total Loan Portfolio As of September 30, 2019
Commercial loans	3.56%	3.38%	65.06%
Consumer loans	4.93%	4.74%	21.08%
Microcredit	12.01%	11.45%	0.69%
Mortgage loans	6.95%	7.18%	13.18%
PDL TOTAL	4.33%	4.24%

PDL Per Category (90 days)	As of December 31, 2018	As of September 30, 2019	% of Total Loan Portfolio As of September 30, 2019
Commercial loans	3.00%	2.80%	65.06%
Consumer loans	2.79%	2.57%	21.08%
Microcredit	7.83%	7.88%	0.69%
Mortgage loans*	3.65%	3.43%	13.18%
PDL TOTAL	3.08%	2.88%

* Overdue mortgage loans include those past due for 120 days, instead of 90 days.

Allowance for Loan Losses

Allowances for loan losses totaled COP 10,622 billion as of September 30, 2019, up 3.77% from COP 10,236 billion as of December 31, 2018. Allowances for loan losses represented 5.49% of gross loans as of September 30, 2019, down from 5.55% as of December 31, 2018. The coverage for loan losses, measured by the ratio of allowances for loan losses to past due loans (overdue 30 days), was 130% as of September 30, 2019, up from 128% as of December 31, 2018.

The coverage measured by the ratio of allowances for loan losses to loans classified as C, D and E, was 63.0% as of September 30, 2019, reflecting an increase compared to 61.3% as of December 31, 2018. Our management believes that allowances for loan and financial leases losses adequately reflect the credit risk associated with our loan portfolio given the current economic environment and the available information upon which the credit assessments are made. Nonetheless, the methodology used in the allowance and provision charges determination is based on the existence and magnitude of determined factors that are not necessarily an indication of future losses, and accordingly current allowances and provision charges may not exactly reflect actual losses.

Goodwill

For the period ended September 30, 2019, outstanding goodwill and intangible assets totaled COP 7,648 billion, mainly related to the acquisition of Banistmo in 2013. This figure represents a 6.19% increase from COP 7,202 billion as of December 31, 2018. This increase is explained by the 7.0% depreciation of the peso against the U.S. dollar, and the amortization of intangible assets during the period. As of September 30, 2019, outstanding goodwill and intangible assets represented 3.22% of our total assets.

Income Tax Expenses

Income tax expense for the nine months ended September 30, 2019 totaled COP 1,018 billion, up 41.54% from COP 719.6 billion for the comparable period in 2018. Our effective tax rate for the nine-month period in 2019 was 27.13%, down from 29.1% for the comparable period in 2018. The decline in the effective tax rate during 2019 is attributable to the greater contribution to income from our Central American and offshore subsidiaries which operate in jurisdictions with lower statutory tax rates. This greater contribution is partially due to the depreciation of the COP versus the USD.

Loan Portfolio

The following table shows the composition of our loans by type as of September 30, 2019 and December 31, 2018, and the percentage change compared to amounts as of December 31, 2018:

LOAN PORTFOLIO

	As of December 31,	As of September 30,		% of total loans as of
(COP million)	2018	2019	% Change	September 30, 2019
Commercial Loans	94,600,648	95,549,668	1.00%	55.10%
Consumer Loans	31,993,381	38,728,899	21.05%	22.33%
Small Business Loan	1,156,198	1,274,638	10.24%	0.74%
Financial Lease	23,198,204	24,227,115	4.44%	13.97%
Mortgage	22,870,685	24,249,961	6.03%	13.98%
Total loan portfolio	173,819,116	184,030,281	5.87%
Allowance for loan losses	(10,235,831)	(10,621,994)	3.77%	-6.13%
Total loans, net	163,583,285	173,408,287	6.01%

Investment Portfolio

As of September 30, 2019, our investment portfolio totaled COP 19,947 billion, reflecting an increase of 14.89% compared to December 31, 2018. The investment portfolio is mainly composed of debt securities. The debt securities portfolio had a duration of 20.4 months and a weighted average yield to maturity of 4.5%.

Funding

As of September 30, 2019, our liabilities totaled COP 207.912 billion, increasing 7.47% compared to December 31, 2018. The ratio of net loans to deposits was 116% as of September 30, 2019, increasing from 115% as of December 31, 2018. Deposits totaled COP 150,044 billion (or 72.2% of liabilities) as of September 30, 2019, increasing 5.57% over the last nine months. Certificates of deposits represented 35% of total deposits as of September 30, 2019, up from 32% as of December 31, 2018. Such increase is consistent with our funding strategy to promote deposits with longer durations while maintaining competitive funding cost.

The following table summarizes our funding sources:

Funding mix
(in millions of COP, except percentages)	As of December 31, 2018		As of September 30, 2019
Checking accounts	24,098,073	13.48%	22,656,648	12.13%
Saving accounts	59,635,379	33.36%	61,053,267	32.68%
Time deposits	56,853,141	31.81%	65,403,609	35.01%
Other deposits	1,541,878	0.86%	930,680	0.50%
Long term debt	16,337,964	9.14%	15,654,013	8.38%
Loans with banks	20,287,233	11.35%	21,129,087	11.31%
Total Funds	178,753,668		186,827,304

Regulatory Capital

Our consolidated Capital Adequacy Ratio as of September 30, 2019 was 12.71%, 76 bps below the 13.47% as of December 31, 2018. The increase in the RWA is mainly explained by the growth in the loan book and the depreciation of the COP against the USD.

The consolidated Capital Adequacy Ratio was 371 basis points above the 9% minimum required by the SFC, while the Basic Consolidated Solvency Ratio was 9.72%, 522 basis points above the 4.5% minimum required by the SFC.

TECHNICAL CAPITAL AND CAPITAL ADEQUACY RATIOS

Consolidated (in millions of COP, except percentages)	As of December 31, 2018	Percentage of risk-weighted assets	As of September 30, 2019	Percentage of risk-weighted assets
Basic capital (Tier I)	19,714,724	10.05%	20,517,980	9.72%
Additional capital (Tier II)	6,704,143	3.42%	6,321,398	2.99%
Technical capital(1)	26,418,868		26,839,378
Risk weighted assets including market risk	196,109,276		211,126,069
CAPITAL ADEQUACY RATIO (2)		13.47%		12.71%

(1)	Technical capital is the sum of basic and additional capital. For more information, see “Colombian Banking Regulations – Capital Adequacy Requirements.”

(2)	Capital adequacy is technical capital divided by risk weighted assets. For more information, see “Colombian Banking Regulations – Capital Adequacy Requirements.”

Capitalization

The following table sets forth our consolidated Technical Capital (as defined in “Colombian Banking Regulations —Capital Adequacy Requirements”) and long-term senior indebtedness as of September 30, 2019, and as adjusted to give effect to the issuance of US$550,000,000 4.625% subordinated notes due 2029, the use of a portion of the proceeds of such issuance to purchase US$490,499,000 aggregate principal amount of outstanding subordinated notes due 2020 and 2022, the issuance of the US$950,000,000 of Notes offered hereby, and the use of proceeds and such other resources as may be required to redeem or repurchase the US$995,643,000 million outstanding principal amount of our notes due 2021, in each case as if they had occurred on September 30, 2019.

	As of September 30, 2019
(In Millions of COP and Thousands of US$) (1)	Actual		As Adjusted for offering and use of proceeds
Long-term senior indebtedness	COP 12,668,622	USD 3,643,078	COP 10,604,018	USD 3,049,366
Notes offered hereby	-	-	3,303,578	950,000
Subscribed capital	480,914	138,295	480,914	138,295
Legal reserve	17,834,291	5,128,554	17,834,291	5,128,554
Non-controlling interest	1,826,881	525,351	1,826,881	525,351
Financial statements translation adjustment	4,680,286	1,345,896	4,680,286	1,345,896
Less:
Long - term investments	(185,579)	(53,366)	(185,579)	(53,366)
Intangibles assets acquired after August 23, 2012	(4,118,812)	(1,184,435)	(4,118,812)	(1,184,435)
Primary capital (Tier I)	20,517,981	5,900,295	20,517,981	5,900,295
Subordinated bonds (2)	6,208,551	1,785,375	5,319,216	1,529,631
4.625% Subordinated notes due 2029			1,912,598	550,000
Other comprehensive income related to investments at fair value	(12,434)	(3,576)	(12,434)	(3,576)
Non-controlling interest	125,281	36,027	125,281	36,027
Computed secondary capital (Tier II)	6,321,398	1,817,826	7,344,661	2,112,082
Technical capital	COP 26,839,379	USD 7,718,121	27,862,642	8,012,377

Capital Ratios
Primary capital to risk-weighted assets (Tier I)	9.72%	9.72%	9.72%	9.72%
Secondary capital to risk-weighted assets (Tier II)	2.99%	2.99%	3,48%	3,48%
Risk weighted assets including market risk	211,126,069	60,712,899	211,126,069	60,712,899
Technical capital to risk - weighted assets (3)(4)	12.71%	12.71%	13,20%	13,20%

(1)	Amounts stated in U.S. dollars, included solely for the convenience of the reader, have been converted at the rate of COP 3,477.45 per US$1.00, which is the representative market rate calculated on September 30, 2019, as reported by the SFC. Such conversions should not be construed as representations that the peso amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

(2)	Actual includes subordinated debt with maturity dates as follows:

	Actual		As Adjusted
Maturity	Amount (millions of COP)	Amount (thousands of USD)	Amount (millions of COP)	Amount (thousands of USD)
2020	151,115	43,456	103,631	29,801
2022	2,276,637	654,686	1,434,786	412,597
2024	558,211	160,523	558,211	160,523
2027	2,608,088	750,000	2,608,088	750,000
2029	360,000	103,524	360,000	103,524
2034	254,500	73,186	254,500	73,186
Total	6,208,551	1,785,375	5,319,216	1,529,631

Under Colombian capital adequacy regulations, commencing on the fifth anniversary prior to the final maturity date or the call option date of a subordinated instrument, the amount of subordinated debt that will be eligible to be included in Tier Two Capital will be annually amortized using the straight-line method. See “Colombian Banking Regulations – Regulatory Framework for Colombian Banking Institutions – Capital Adequacy Requirements.”

(3)	Capital adequacy requirements for Colombian financial institutions (as set forth in Decree 2555 of 2010, as amended) are based on the standards of the Basel Committee and differ from banking regulations in the United States. See “Risk Factors” and “Colombian Banking Regulations – Capital adequacy requirements” for further information.

(4)	Referred to elsewhere in this prospectus supplement as “Capital Adequacy Ratio.” Colombian regulations require that a credit institution’s technical capital be at least 9% of that institution’s total risk-weighted assets. See “Colombian Banking Regulations – Capital adequacy requirements” for further information.

Colombian Banking Regulations

COLOMBIAN BANKING REGULATORS

Pursuant to Colombia’s Constitution, Congress has the power to prescribe the general legal framework within which the Government may regulate the financial system. The agencies vested with the authority to regulate the financial system are the board of directors of the Central Bank, the Ministry of Finance and Public Credit (the “Ministry of Finance”), the SFC, the Superintendency of Industry and Commerce (the “SIC”) and the Self-Regulatory Organization (Autorregulador del Mercado de Valores or “AMV”).

Central Bank

The Central Bank exercises the customary functions of a central bank, including price stabilization, monetary policy, regulation of currency circulation, regulation of credit, exchange rate monitoring and management of international reserves. Its board of directors is the regulatory authority for monetary, currency exchange and credit policies, and is responsible for the direction of the Central Bank’s duties. The Central Bank also acts as lender of last resort to financial institutions.

Ministry of Finance

One of the functions of the Ministry of Finance is to regulate all aspects of finance and insurance activities. As part of its duties, the Ministry of Finance issues decrees relating to financial matters that may affect banking operations in Colombia. In particular, the Ministry of Finance is responsible for regulations relating to capital adequacy, risk limitations, authorized operations, disclosure of information and accounting of financial institutions on a high level, which matters are then regulated in detail by the SFC.

Decree 4172 of 2011, established the Unit of Financial Regulation (“URF”), an affiliated unit of the Ministry of Finance. The URF is responsible for preparing and drafting any new financial, credit, securities, foreign exchange and insurance regulation to be issued by the Colombian Government.

Superintendency of Finance

The SFC is the authority responsible for supervising and regulating financial institutions, including commercial banks such as we, finance corporations, financing companies, financial services companies and insurance companies, all of which require prior authorization of the SFC before commencing operations. Regulations issued by the SFC must comply with decrees issued by the Ministry of Finance. The SFC has broad discretionary powers to supervise financial institutions, including the authority to impose fines on financial institutions and their directors and officers for violations of applicable regulations. The SFC can also conduct on-site inspections of Colombian financial institutions.

The SFC is also responsible for monitoring and regulating the market for publicly traded securities in Colombia and for monitoring and supervising securities market participants, including the Colombian Securities Exchange, brokers, dealers, mutual funds and issuers.

Violations of the financial system rules and regulations are subject to administrative and, in some cases, criminal sanctions.

Other Colombian regulators

Self- Regulatory Organization

The AMV is a private entity responsible for the regulation of entities participating in the Colombian capital markets. The AMV may issue mandatory instructions to its members and supervise its members’ compliance and impose sanctions for violations.

All capital market intermediaries, including us, must become members of the AMV and are subject to its regulations.

Superintendency of Industry and Commerce

The SIC is the authority responsible for supervising and regulating competition in several industrial sectors, including financial institutions. The SIC is authorized to initiate administrative proceedings and impose sanctions on banks, including us, whenever the financial entity behaves in a manner considered to be anti-competitive.

REGULATORY FRAMEWORK FOR COLOMBIAN BANKING INSTITUTIONS

The basic regulatory framework of the Colombian financial sector is set forth in Decree 663 of 1993, as modified by among others, Law 510 of 1999, Law 546 of 1999, Law 795 of 2003 and Law 1328 of 2009, Decree 2555 of 2010, External Resolution 1 of 2018, (exchange control regulation statute), and External Resolution 4 of 2006 issued by the board of directors of the Central Bank, as well as by External Circulars 29 of 2014 (Circular Básica Jurídica) and 100 of 1995 (Circular Básica Contable y Financiera) issued by the SFC, in each case as amended and supplemented.

Decree 663 of 1993 defined the structure of the Colombian financial system, establishes a set of permitted activities within the system and defines several forms of business entities, including: (i) credit institutions (establecimientos de crédito) (which are further categorized into banking institutions, such as we, finance corporations (corporaciones financieras), financing companies (compañias de financiamiento) and finance cooperatives (cooperativas financieras)); (ii) financial services entities (sociedades de servicios financieros); (iii) capitalization corporations (sociedades de capitalización); (iv) insurance companies (entidades aseguradoras); and (v) insurance intermediaries (intermediarios de seguros). Furthermore, Decree 663 of 1993 sets forth (i) the procedure applicable for mergers and acquisitions, spin-offs, and other corporate reorganizations of the aforementioned entities, (ii) specific regulations that apply to the issuance and sale of shares and other securities by such entities, and (iii) certain rules regarding the activities of officers and directors of such institutions, among others. Finally, Decree 663 of 1993 provides that no financial, banking or credit institution may operate in Colombia without the prior approval of the SFC.

Law 510 of 1999 improved the solvency standards and stability of Colombia’s financial institutions by providing rules for their incorporation and regulating permitted investments of credit institutions, insurance companies and investment companies.

Law 546 of 1999 was enacted to regulate the system of long-term home loans.

Law 795 of 2003 broadened the scope of permitted activities for financial institutions, to update regulations with some of the then-latest principles of the Basel Committee and to increase the minimum capital requirements in order to incorporate a financial institution (for more information, see “Minimum Capital Requirements” below). Law 795 of 2003 also provided authority to the SFC to take preventive measures, consisting mainly of preventive interventions with respect to financial institutions whose capital falls below certain thresholds.

Law 1328 of 2009 provided a set of rights and responsibilities for customers of the financial system and a set of obligations for financial institutions in order to minimize disputes. This law also gives foreign banks more flexibility to operate in Colombia through “branches.” Following its adoption, credit institutions were allowed to operate leasing businesses and banks were allowed to extend loans to third parties so that borrowers could acquire control of other companies.

Law 1870 of 2017 (“Law 1870”) implemented the legal framework for the regulation and supervision on financial conglomerates in areas such as regulatory capital, related party transactions, corporate governance principles, conflicts of interest and risk management, among others. According to Law 1870, a financial holding company may acquire that status by either (i) having significant influence over a financial institution or (ii) controlling a financial institution. A financial holding company has significant influence over a financial institution when directly or indirectly, it has more than fifty percent (50%) of the voting capital of the financial institution, excluding from the calculation voting capital held by entities that under their regulations are not allowed to control a financial institution (i.e. pension funds), and controls a financial institution, when it has (i) more than 50% of the voting capital, (ii) the majority of the votes in the Board of Directors, or the right to elect a majority of its members or (iii) a dominant influence over the decisions made by the financial institution as a result of an agreement with the financial institution itself or its shareholders as established in articles 260 and 261 of the Colombian Code of Commerce. The Government and the SFC must take into consideration the structure, complexity, and individual features of each conglomerate when regulating financial conglomerates. Additionally, regarding risk management and exposure limits, the new requirements applicable to financial conglomerates must consider the requirements that currently apply to financial institutions. Furthermore, when financial institutions fulfill capital adequacy requirements and solvency ratios on their own, authorities may not impose solvency ratios on the financial conglomerate as a whole. The Government has issued several decrees pursuant to its authority under Law 1870, including Decree 774 of 2018, which regulates capital adequacy requirements for financial conglomerates, and Decree 1486 of 2018, which regulates the criteria to determine related parties, risk concentration limits and conflicts of interest.

Pursuant to the provisions of Law 1870 and the Decrees mentioned above, Grupo de Inversiones Suramericana S.A. has significant influence and, therefore, is the financial holding company of Bancolombia only for the purposes of the financial conglomerates’ framework. These new regulations require Grupo de Inversiones Suramericana S.A. to (i) continue strengthening its corporate governance system as a financial conglomerate, (ii) review the risk management and capital adequacy models and (iii) strengthen the internal control and information reporting systems of the companies that make up the conglomerate under this framework. The SFC has authority to implement applicable regulations and, accordingly, from time to time issues administrative resolutions and circulars. By means of External Circular 029 of 2014, the SFC compiled the rules and regulations applicable to financial institutions and other entities under its supervision. Likewise, by means of External Circular 100 of 1995 (the “Basic Accounting Circular”), it compiled all accounting rules applicable to financial institutions and its other supervised entities.

Financial institutions are subject to further rules if they engage in additional activities. Law 964 of 2005 (securities market law) regulates securities intermediation activities, which may be performed by banks, and securities offerings. External Resolution 1 of 2018 (foreign exchange regulations), and External Resolution 4 of 2006 issued by the board of directors of the Central Bank, defined the different activities that banks, including us, may perform as foreign exchange market intermediaries, including lending in foreign currencies and investing in foreign securities.

Additionally, Decree 2555 of 2010 compiled regulations that were dispersed in separate decrees, including regulations regarding banking, insurance and securities market activities, capital adequacy requirements, principles in the determination, diffusion and publicity of rates and prices of products and financial services, and lending activities.

Violations of any of the above statutes and their relevant regulations are subject to administrative sanctions and, in some cases, criminal sanctions.

Key interest rates

Colombian commercial banks, finance corporations and consumer financing companies are required to provide the Central Bank, on a weekly basis, with data regarding the total volume (in pesos) of certificates of deposit issued during the prior week and the average interest rates paid for certificates of deposit with maturities of 90 days. Based on such reports, the Central Bank computes Depósitos a Término Fijo (“DTF”) rate, which is published at the beginning of the following week, for use in calculating interest rates payable by financial institutions. The DTF is the weighted average interest rate paid by finance corporations, commercial banks and consumer financing companies for certificates of deposit with maturities of 90 days. For the week of November 25, 2019, the DTF was 4.49%.

Article 884 of the Colombian Commercial Code provides for a limit on the amount of interest that may be charged in commercial transactions. The limit is 1.5 times the current banking interest rate, or Interés Bancario Corriente, certified and calculated by the SFC as the average rate of interest ordinarily charged by banks for loans made during a specified period. The current banking interest rate for small business loans and for all other loans is certified by the SFC. As of September 30, 2019, the banking interest rate for small business loans was 36.56% and for all other loans was 19.03%.

Capital adequacy requirements

Capital adequacy requirements for Colombian financial institutions (as set forth in Decree 2555 of 2010, as amended) are based on applicable Basel Committee standards. Decree 1477 of 2018 (as amended by Decree 1421 of 2019) introduced into the Colombian banking regulation several Basel III reforms, mainly relating to the (i) implementation of capital buffers, (ii) the alignment with Basel III solvency ratio definitions, (iii) quality of the regulatory capital base and (iv) update of the measurement of the Risk Weighted Assets and the alignment of the standardized approach for credit risk. This regulation establishes a gradual implementation plan beginning in 2021 and ending in 2024 for reforms regarding solvency ratios and capital buffers, as further established in Decree 1421 of 2019. Recently, the SFC issued External Circular 020 of 2019 which defines the applicability of conditions of Decree 1477 of 2018 in relation to capital adequacy requirements for credit institutions and information reporting to the SFC.

Some of the highlights of this regulation are as follows:

•	The technical capital (“Technical Capital”) is calculated as the sum of Common Equity Tier One Capital (the “patrimonio básico ordinario”), the Additional Tier One Capital (“patrimonio básico adicional”) and the Tier Two Capital (“patrimonio adicional”). Throughout this prospectus supplement, we also refer to the sum of Common Equity Tier One Capital and Additional Tier One Capital as “Tier One Capital” or “Tier I” and to Tier Two Capital as “Tier II.”

•	Criteria for debt and equity instruments to be considered Common Equity Tier One Capital, Additional Tier One Capital and Tier Two Capital were established. Additionally, the SFC must review whether a given instrument adequately complies with these criteria in order for an instrument to be considered Tier One Capital or Tier Two Capital, upon request of the issuer. Debt and equity instruments that have not been classified by the SFC as Tier One Capital or Tier Two Capital shall not be considered Tier One Capital or Tier Two Capital for purposes of capital adequacy requirements.

•	The Capital Adequacy Ratio is set at a minimum of 9% of the financial institution’s total risk-weighted assets; however, each entity must comply with: (i) a minimum basic solvency ratio of 4.5%, which is defined as the ordinary basic capital after deductions divided by the financial institution’s total risk-weighted assets and off-balance sheet items; (ii) a minimum additional basic solvency ratio of 4.875% beginning on January 1, 2021, increasing gradually up to 6% as of January 1, 2024, which is defined as the sum of Common Equity Tier One Capital after deductions and Additional Tier One Capital, divided by the financial institution’s total risk-weighted assets and off-balance sheet items; (iii) a capital conservation buffer of 0.375% beginning on January 1, 2021, increasing gradually up to 1.5% as of January 1, 2024, which is defined as the Common Equity Tier One Capital after deductions divided by the financial institution’s total risk-weighted assets and off-balance sheet items; (iv) a systemically important financial institutions buffer of 1% 0.25% beginning on January 1, 2021, increasing gradually up to 1% as of January 1, 2024, which is defined as the Common Equity Tier One after deductions divided by the financial institution’s total risk-weighted assets and off-balance sheet items; and (v) a combined buffer equivalent to the sum of the aforementioned buffers as of January 1, 2024. These ratios apply to credit institutions individually and on a consolidated basis. Credit institutions includes banks (including Bancolombia S.A.), financial corporations, and financing companies.

•	Credit institutions must comply with a minimum leverage ratio of 3%, which is defined as the sum of the Common Equity Tier One Capital after deductions and the Additional Tier One Capital, divided by the leverage value. The leverage value is the sum of all net assets, the net exposures in all repo, simultaneous transactions and temporary transfer of securities, the credit exposures in all derivative instruments, and the exposure value of all contingencies.

As of the date of this prospectus supplement, banks are permitted to issue subordinated debt, and to include the outstanding aggregate principal amount of such subordinated debt as a component of Tier Two Capital, provided that: (i) the instrument creating or evidencing such subordinated debt or pursuant to which the same is outstanding expressly provides that, in the event of our liquidation, such subordinated debt will rank junior in right of payment to the prior payment in full of all our existing and future External Liabilities; (ii) the instrument is not secured or insured and does not contemplate any contractual provision providing for a different degree of subordination or any other change in the nature of the instrument; (iii) such subordinated debt has an original term to maturity equal to or greater than five (5) years; (iv) there are no optional prepayments, or optional redemption rights (other than optional redemptions upon tax events or regulatory events), or any other rights conferred upon the holders of such subordinated debt that reduce such term to less than five (5) years; and (v) after the fifth (5th) year following the Issue Date, the instrument may only be redeemed, repurchased or prepaid if: (a) the issuer obtains prior approval of the SFC, (b) the debt instrument is replaced with a debt instrument that qualifies as Tier One Capital or Tier Two Capital in a manner that allows the issuer to have sustainable revenue generation capacity, except that such replacement is not required if the bank demonstrates that its capital position is above the minimum capital requirements after the instrument is redeemed, repurchased or prepaid, and (c) the issuer does not create expectations regarding the prepayment, redemption or early repurchase of the instrument; and (vi) the subordinated debt has the ability to absorb losses.

 Technical Capital is comprised of Tier One Capital, which consists of different types of capital and instruments, such as capital stock and capital reserves, Additional Tier One Capital, such as equity and debt instruments that comply with certain requirements set forth in Decree 2555, and Tier Two Capital, which includes subordinated debt.  Commencing on the fifth anniversary prior to the final maturity date or the call option date of a subordinated instrument, the amount of subordinated debt that will be eligible to be included in Tier Two Capital will be annually amortized using the straight-line method.

As of September 30, 2019, our Capital Adequacy Ratio was 12.71%, exceeding the requirements of the Colombian government and the SFC by 371 basis points. As of December, 2018, our Capital Adequacy Ratio was 13.47%.

For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Nine Months Ended September 30, 2019 and 2018 – Regulatory Capital.”

The minimum capital requirement for banks on an unconsolidated basis is established in Article 80 of Decree 633 of 1993. The minimum capital requirement for banks, including Bancolombia S.A., for 2019 is COP 96,813 million. Failure to meet such requirement can result in the taking of possession (toma de posesión) of us by the SFC (see “Bankruptcy Considerations”).

Furthermore, the Ministry of Finance, through URF, in consultation with the SFC, continues to perform an internal review of regulations applicable to financial institutions.

Capital Investment Limit

For entities incorporated in Colombia, all investments in subsidiaries and other authorized capital investments, excluding those made in order to abide by legal requirements, may not exceed 100% of the total aggregate capital, equity reserves and the equity re-adjustment account of the respective bank, financial corporation or commercial finance company excluding unadjusted fixed assets and including deductions for accumulated losses.

Mandatory Investments

Central Bank regulations require financial institutions, including us, to hold minimum mandatory investments in debt securities issued by Fondo para el Financiamiento del Sector Agropecuario (“Finagro”), a Colombian public financial institution that finances production and rural activities to support the agricultural sector. The amount of these mandatory investments is calculated by applying a fixed percentage (ranging from 4.3% to 5.8%, depending on the type of liability) to the quarterly average of the end of day balances of certain liabilities, primarily deposits and short-term debt. The investment balance is computed at the end of each quarter. Any required adjustment (due to a change in the quarterly average between periods) results in the purchase of additional securities or may result in redemption by Finagro at of securities in excess of the requirement. The purchase of additional securities takes place during the month following the date as of which the computation was performed.

Foreign Currency Position Requirements

According to External Resolution 1 of 2018 issued by the board of directors of the Central Bank as amended or supplemented (“Resolution 1 of 2018”), a financial institution’s foreign currency position (posición propia en moneda extranjera) is the difference between such institution’s foreign currency-denominated assets and liabilities (including any off-balance sheet items), actual or contingent, including those that may be converted into Colombian legal currency.

Additionally, in the case of foreign exchange market intermediaries that consolidate financial statements and have controlled foreign investments, such as we, the foreign exchange market intermediary shall exclude from its foreign currency position: (i) the value of controlled foreign investments, and (ii) the value of derivatives and other liabilities designated by the intermediary as hedging instruments for the controlled foreign investments.

Resolution 1 of 2018 provides that the average of a bank’s foreign currency position for three business days cannot exceed the equivalent in pesos of 20% of the bank’s Technical Capital. Foreign exchange market intermediaries such as us are permitted to hold a three business days’ average negative foreign currency position not exceeding the equivalent in foreign currency of 5% of its technical capital (with penalties being payable after the first business day).

Resolution 1 of 2018 also defines the foreign currency position in cash (posición propia de contado en moneda extranjera) as the difference between all foreign currency-denominated assets and liabilities.

Finally, Resolution 1 of 2018 requires banks to comply with a gross position of leverage (posición bruta de apalancamiento) as it relates to its foreign currency position. Gross position of leverage is defined as (i) the value of term contracts denominated in foreign currency, plus (ii) the value of transactions denominated in foreign currency to be settled within two days in cash, plus (iii) the value of the exchange rate risk exposure associated with exchange rate options and derivatives.

Reserve Requirements

Credit institutions are required to satisfy reserve requirements with respect to deposits and other cash demands which are held by the Central Bank in the form of cash deposits. According to External Resolution 11 of 2008 issued by the board of directors of the Central Bank, as amended, the reserve requirements for Colombian banks are measured bi-weekly and the amount depends on the class of deposits.

Credit institutions must maintain reserves of 11% over private demand deposits, government demand deposits, other deposits and liabilities and savings deposits; of 4.5% over term deposits with maturities fewer than 540 days and 0% over term deposits with maturities equal to or more than 540 days.

Foreign Currency Loans

According to External Resolution 1 of 2018, residents of Colombia may obtain foreign currency loans from foreign residents, and from Colombian foreign exchange market intermediaries (such as us) or by placing debt securities abroad. Foreign currency loans must be either disbursed through a foreign exchange intermediary or deposited in special purpose offshore accounts.

Colombian residents who borrow funds in foreign currency may be required to post with the Central Bank non-interest bearing deposits for a specified term, although the size of the required deposit is currently zero. Such deposits would not be required in certain cases, including foreign currency loans aimed at financing Colombian investments abroad, or for short-term exportation loans, provided that these loans are disbursed against the funds of Banco de Comercio Exterior – Bancoldex.

External Resolution 1 of 2018 sets forth a number of restrictions and limitations as to the use of proceeds in the case of foreign currency loans obtained by Colombian foreign exchange market intermediaries for the purpose of avoiding the deposit requirement described above. Such foreign currency loans may be used, among others, for lending activities in a foreign currency with a tenor equal to, or shorter than, the tenor of the foreign financing, provided that such foreign currency loans are hedged with a derivative agreed in foreign currency that has a tenor equal to the term between the disbursement and the final maturity of the loan.

Finally, pursuant to Law 9 of 1991, the board of directors of the Central Bank is entitled to impose conditions and limitations on the incurrence of foreign currency indebtedness, as an exchange control policy, in order to avoid pressure in the currency exchange market.

Non-Performing Loan Allowance

The SFC maintains rules on non-performing loan allowances for financial institutions. These rules apply to Bancolombia S.A.’s financial statements on a stand-alone basis for Colombian regulatory purposes. Non-performing loan allowances in our consolidated financial statements as of December 31, 2018 are calculated according to IFRS.

Lending Activities

Decree 2555 of 2010, as amended, sets forth the maximum amounts that a financial institution may lend to a single borrower (including for this purpose all related fees, expenses and charges). These maximum amounts may not exceed 10% of a bank’s technical capital. However, there are several circumstances under which the limit may be raised. In general, the limit is raised to 25% when amounts lent above 5% of technical capital are secured by guarantees that comply with the financial guidelines provided in Decree 2555 of 2010, as amended, for being deemed as admissible guarantees. Also, a bank may not make loans to any shareholder that holds directly more than 10% of its capital stock for one year after such shareholder reaches the 10% threshold. In no event may a loan to a shareholder holding directly or indirectly 20% or more of our capital stock exceed 20% of our technical capital. In addition, no loan to a single financial institution may exceed 30% of our technical capital, with the exception of loans funded by Colombian development banks which are not subject to such limit.

Decree 2555 of 2010 also sets a maximum limit of 30% of our technical capital for single-party risk, the calculation of which includes loans, leasing operations and equity and debt investments.

The Central Bank also has the authority to establish maximum limits on the interest rates that commercial banks and other financial institutions may charge on loans. However, interest rates must also be consistent with market terms with a maximum limit certified by the SFC.

Ownership and Management Restrictions

We are organized as a stock company (sociedad anónima). Our corporate existence is subject to the rules applicable to commercial companies, principally the Colombian Commercial Code which requires stock companies (such as us) to have a minimum of five shareholders at all times and provides that no single shareholder may own 95% or more of our subscribed capital stock. Article 262 of the Colombian Commerce Code prohibits our subsidiaries from acquiring our stock.

Pursuant to Decree 663 of 1993, as amended, any transaction resulting in an individual or entity holding 10% or more of the outstanding shares of any Colombian financial institution, including, in the case of us, transactions resulting in holding ADRs representing 10% or more of our subscribed capital stock, is subject to the prior authorization of the SFC. For that purpose, the SFC must evaluate the proposed transaction based on the criteria and guidelines specified in Decree 663 of 1993. Transactions entered into without the prior approval of the SFC are null and void and cannot be recorded in the institution’s stock ledger. These restrictions apply equally to Colombian and foreign investors.

Bankruptcy Considerations

Colombian banks and other financial institutions are not subject to the laws and regulations that generally govern the insolvency, restructuring and liquidation of industrial and commercial companies, but rather are subject to special rules, the most important details of which are summarized below.

Pursuant to Colombian banking law, the SFC has the power to intervene in the operations of a bank in order to prevent it from, or to control and reduce the effects of, a bank failure. The SFC also conducts periodic visits to financial institutions and may impose capital or solvency obligations on financial institutions without taking control of such financial institutions.

The SFC may intervene in a bank’s business: (i) as a preventive measure prior to the liquidation of the bank, in order to prevent the bank from entering into a state where the SFC would need to take possession by taking one of the following recovery measures (institutos de salvamento): (a) submitting the bank to a special supervision regime; (b) issuing a mandatory order to recapitalize the bank; (c) placing the bank under the management of another authorized financial institution, acting as trustee; (d) ordering the transfer of all or part of the assets, liabilities and contracts of the bank to another financial institution; (e) ordering the bank to merge with one or more financial institutions that consent to the merger; (f) ordering the adoption of a recovery plan by the bank pursuant to guidelines approved by the government; (g) ordering the exclusion of certain assets and liabilities by requiring the transfer of such assets and liabilities to another institution designated by the SFC; or (h) ordering the progressive unwinding (desmonte progresivo) of the operations of the bank; or (ii) at any time, as an intervention measure by taking possession of the bank to either administer the bank or order its liquidation, depending on how critical the situation is found to be by the SFC.

The following grounds for a taking of possession are considered to be “automatic” in the sense that, if the SFC discovers their existence, the SFC must step in and take over the financial institution: (i) if the financial institution’s technical capital falls below 40% of the legal minimum, or (ii) upon the expiration of the term of any then-current recovery plans or the non-fulfillment of the goals set forth in such plans.

Additionally, and subject to the approval of the Ministry of Finance and the opinion of its advisory council (Consejo Asesor del Superintendente), the SFC may, at its discretion, initiate an intervention measure against a bank under the following circumstances: (i) suspension of payments; (ii) failure to pay deposits; (iii) refusal to submit its files, accounts and supporting documentation for inspection by the SFC; (iv) refusal to be interrogated under oath regarding its business; (v) repeated failure to comply with orders and instructions from the SFC; (vi) repeated violations of applicable laws and regulations or of the bank’s by-laws; (vii) unauthorized or fraudulent management of the bank’s business; (viii) reduction of the bank’s net worth below 50% of its subscribed capital; (ix) existence of serious inconsistencies in the information provided to the SFC that, at its discretion, impedes the SFC to accurately understand the situation of the bank; (x) failure to comply with the minimum capital requirements set forth in Decree 663 of 1993; (xi) failure to comply with the recovery plans that were adopted by the bank; (xii) failure to comply with the order of exclusion of certain assets and liabilities to another institution designated by the SFC; and (xiii) failure to comply with the order of progressive unwinding (desmonte progresivo) of the operations of the bank.

Within two months (extendible for two additional months) from the date in which the SFC takes possession of a bank, the SFC must decide which measures to adopt. The decision is to be made with the purpose of permitting depositors, creditors and investors to obtain full or partial payment of their credits and must be submitted to Fondo de Garantías de Instituciones Financieras’ (Fogafin) for their opinion before the measures are adopted.

Upon the taking of possession of a bank, depending on the bank’s financial situation and the reasons that gave rise to such measure, the SFC may (but is not required to) order the bank to suspend payments to its creditors. The SFC has the power to determine that such suspension will affect all of the obligations of the bank, or only certain types of obligations or even obligations up to or in excess of a specified amount.

As a result of a taking of possession, the SFC must appoint as special agent the person or entity designated by Fogafin to administer the affairs of the bank while such process lasts and until it is decided whether to liquidate the bank.

As part of its duties following the taking of possession by the SFC, Fogafin must provide the SFC with the plan to be followed by the special agent in order to meet the goals set for the fulfillment of the measures that may have been adopted. If the underlying problems that gave rise to the taking of possession of the bank are not resolved within a term not to exceed two years, the SFC must order the liquidation of the bank.

During the intervention measure (which period ends when the liquidation process begins), Colombian banking laws prevent any creditor of the bank from: (i) initiating any procedure for the collection of any amount owed by the bank; (ii) enforcing any judicial decision rendered against the bank to secure payment of any of its obligations; (iii) constituting a lien or attachment over any of the assets of the bank to secure payment of any of its obligations; or (iv) making any payment, advance or compensation or assuming any obligation on behalf of the bank, with the funds or assets that may belong to it and are held by third parties, except for payments that are made by way of set-off between regulated entities of the Colombian financial and insurance systems.

In the event that the bank is liquidated, the SFC must, among other measures, provide that all term obligations owed by the bank are due and payable as of the date when the order to liquidate becomes effective.

During the liquidation process, bank deposits and certain other types of saving instruments will be excluded from the liquidation process and paid prior to any other liabilities. The remainder of resources will be distributed among creditors whose claims are recognized in accordance with the following rank: (i) the first class of claims includes the court expenses incurred in the interest of all creditors, wages and other obligations related with employment contracts and tax authorities’ credits regarding national and local taxes; (ii) the second class of claims comprises the claims secured by a security interest on movable assets; (iii) the third class of claims includes the claims secured by real estate collateral, such as mortgages; (iv) the fourth class of claims contains some other claims of the tax authorities against the debtor that are not included in the first class of claims and claims of suppliers of raw materials and input to the debtor and (v) finally, the fifth class of claims includes all other credits without any priority or privilege, provided, however, that among credits of the fifth class, subordinated debt will be ranked junior to the external liabilities (pasivos externos) and senior only to capital stock. Each category of creditors will collect in the order indicated above, whereby distributions in one category will be subject to the full satisfaction of claims in the prior category.

Deposit insurance—Troubled Financial Institutions

Subject to specific limitations, Fogafin is authorized to provide equity (whether or not reducing the par value of the recipient’s shares) and/or secured credits to troubled financial institutions, and to insure deposits of commercial banks and certain other financial institutions.

To protect the customers of commercial banks and certain financial institutions, Resolution 1 of 2012 of the board of directors of Fogafin, as amended, requires mandatory deposit insurance. Banks must pay an annual premium of 0.3% of total funds received on saving accounts, checking accounts, certificates of deposit and other deposits, which is paid in four quarterly installments. If a bank is liquidated, the deposit insurance will cover the funds deposited by an individual or corporation with such bank up to a maximum of COP 50 million regardless of the number of accounts held.

Risk Management Systems

Commercial banks must have risk administration systems to meet the SFC minimum standards for compliance and to avoid and mitigate the following risks: (i) credit; (ii) liquidity; (iii) market; (iv) operational; and (v) money laundering and terrorism.

Commercial banks generally have several risk measurement methods, including the risk weighted assets measurement which is calculated according to weight percentages assigned to different types of assets, which may be 0%, 20%, 50% and 100%. There are some exceptions in which the weight percentage is higher and is calculated based on the associated risk perception of the evaluated asset. Provisions, which are calculated on a monthly basis, are another risk measurement method. For commercial and consumer loans, the SFC issues a provision reference model, according to which the probability of default depends on an assigned rating (AA, A, BB, B, CC and default). For mortgage loans and small business loans, provisions are calculated based on ratings (A, B, C, D and E) assigned depending on the time elapsed since the client’s default.

With respect to market risks, commercial banks must follow the provisions of the Basic Accounting Circular, which defines criteria and procedures for measuring a bank’s exposure to interest rate, foreign exchange, and market risks. Under such regulations, banks must submit to the SFC information on the net present value, duration, and interest rate of its assets, liabilities, and derivative positions. Colombian banks are required to calculate, for each position on the statement of financial position, a volatility rate and a parametric value at risk (“VaR”), which is calculated based on net present value, modified duration and a risk factor computed in terms of a basis points change. Each risk factor is calculated and provided by the SFC.

With respect to liquidity risk, financial entities must meet a liquidity coverage test that ensures their ability to hold liquid assets sufficient to cover potential net cash outflows for a period of 30 days. Net cash outflows for this purpose are contractual maturities of assets (interbank borrowings, financial assets investments, loans and advances to customers, derivative financial instruments) minus contractual maturities of liabilities (demand deposits, time deposits, interbank deposits borrowings from other financial institutions, debt securities, derivative financial instruments) occurring within a period of 30 days. For purposes of this calculation, liabilities does not include projections of future transactions. The maturity of the loan portfolio is affected by the historical default indicator and the maturity of deposits is modeled according to the regulation.

With respect to operational risk, commercial banks must assess, according to principles provided by the Basic Accounting Circular, each of their business lines (such as corporate finance, purchases and sales of securities, commercial banking, asset management, etc.) in order to record the risk events that may occur and result in fraud, technology problems, legal and reputational problems and problems associated with labor relations at the bank.

In order to implement Basel III liquidity standards and complement the measure and management of short-term liquidity risk, the SFC issued the External Circular 019 of 2019 which introduced the Net Stable Funding Ratio (Coeficiente de Fondeo Estable Neto or “CFEN”). The CFEN will require credit institutions, such as Bancolombia S.A., to maintain a stable funding profile in relation to the composition of their assets. The CFEN is defined as the amount of Available Stable Funding (Fondeo Estable Disponible or “FED”) relative to the amount of Required Stable Funding (Fondeo Estable Requerido). The FED includes capital and liabilities that will remain with the credit institution for more than one year. This ratio should be equal to at least 100% on an ongoing basis.

Anti-Money Laundering Provisions

The regulatory framework to prevent and control money laundering is contained in, among others, Decree 663 of 1993 and External Circular 029 of 2014 issued by the SFC, as well as Law 599 of 2000, and the Colombian Criminal Code, as amended.

Colombian laws adopt the latest guidelines related to anti-money laundering and other terrorist activities established by the Financial Action Task Force on Money Laundering (“FATF”). Colombia, as a member of the GAFI-SUD (a FATF-style regional body), follows all of FATF’s 40 recommendations and eight special recommendations. External Circular 029 of 2014 requires the implementation by financial institutions of a system of controls for money laundering and terrorism financing. These rules emphasize “know your customer” policies and knowledge of customers and markets, and other customer identification and monitoring processes that include screening against international lists.

Financial institutions must cooperate with the appropriate authorities to prevent and control money laundering and terrorism financing. Finally, the Colombian Criminal Code introduced criminal rules and regulations to prevent, control, detect, eliminate and adjudicate all matters related to financing terrorism and money laundering, including the omission of reports on cash transactions, mobilization or storage of cash, and the lack of controls.

Regulatory Framework for Subsidiaries that are Non-Participants in the Financial Sector

All of Bancolombia’s Colombian subsidiaries that are not part of the financial services are governed by the laws and regulations embodied in the Colombian Civil Code and the Colombian Commercial Code as well as any regulations issued by the Colombian Superintendency of Industry and Commerce and the Superintendency of Corporations or any other type of special regulations that may be applicable to the commercial and industrial activities carried out by said subsidiaries.

International regulations applicable to us and our subsidiaries

FATCA

We and most of our subsidiaries are considered foreign financial institutions (“FFIs”) under the Foreign Account Tax Compliance Act of 2010 (“FATCA”) and must therefore comply with U.S. information reporting requirements or certification requirements in respect of their United States accountholders and, in certain cases, their direct or indirect shareholders to avoid becoming subject to U.S. withholding tax on certain payments made to us and our subsidiaries. The United States has entered into intergovernmental agreements (“Model 1 IGAs”) with a number of countries pursuant to which FFIs in such a country will report information to that country’s government for transmittal to the IRS. FFIs in these countries are generally not subject to U.S. withholding under FATCA. Among the countries where we operate, Colombia, the Cayman Islands, and Panama has each signed a Model 1 IGA. Peru has reached an agreement in substance with the IRS, and consented to be treated as having a Model 1 IGA in effect. In addition, certain of our subsidiaries located in other countries have transmitted directly to the IRS the information required pursuant to FATCA, since these other countries have not entered into a Model 1 IGA. Given the size and the scope of our international operations, we have taken and intend to continue to take necessary steps to comply with FATCA, including transmitting to the applicable authorities the reports required under FATCA.

However, if certain affiliates of us cannot enter into agreements with the IRS or satisfy the requirements thereunder, certain payments to us or our Subsidiaries may be subject to withholding under FATCA. The possibility of such withholding and the need for accountholders and investors to provide certain information may discourage some customers or potential customers from banking with us, thereby adversely affecting our results of operations and financial condition. In addition, compliance with the terms of agreements entered into with the IRS and with FATCA and any other regulations may increase our compliance costs.

Description of the Notes

As used below in this “Description of the Notes” section, the “Bank” means Bancolombia S.A., a sociedad anónima organized and existing under the laws of Colombia, and its successors, but not any of its subsidiaries. The Bank will issue the Notes described in this prospectus supplement under an indenture (the “Indenture”) to be executed between the Bank and The Bank of New York Mellon, as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Bank at its address set forth elsewhere in this prospectus supplement.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

The Notes will be issued in fully registered form in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof and will be represented by one or more global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the DTC and its participants.

General

Indenture

The Notes will be issued under an Indenture to be executed between the Bank and the Trustee. The Indenture is an agreement among us and The Bank of New York Mellon, as trustee.

The Trustee has the following two main roles, subject to the terms of the Indenture:

•	First, the Trustee can enforce your rights against us if we default in respect of the Notes. There are some limitations on the extent to which the Trustee acts on your behalf, which are described under “—Events of Default”; and

•	Second, the Trustee performs administrative duties for us, such as making interest payments and sending notices to holders of Notes.

Principal, Maturity and Interest

The Notes will mature on January 29, 2025. The Notes will bear interest at 3.000% per year on the outstanding principal amount thereof from and including the closing date of the Notes offering to, but excluding, the date of maturity or earlier redemption date of the Notes.

Interest on the Notes will be payable semi-annually, in arrears, on January 29 and July 29 of each year (each, an “Interest Payment Date”), commencing on July 29, 2020, to Holders of record at the close of business on the Business Day immediately prior to each such Interest Payment Date, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or final maturity date is a day that is not a Business Day, the related payment of the principal and interest will be made on the next succeeding Business Day as if it were made on the date the payment was due.

In the event that the Bank defaults on the payment of principal, premium, if any, interest or such other amounts as may be payable in respect of the Notes, the Bank will pay interest on overdue principal and premium, if any, at the rate borne by the Notes plus 1% per year and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

The Bank will pay the principal of and interest on the Notes and any Additional Amounts (as defined below) in U.S. Dollars.

Additional Notes

After the Issue Date, the Bank may issue additional Notes under the Indenture having identical terms and conditions to the Notes to be issued on the early settlement date (the “Additional Fungible Notes”), except with respect to (1) issue date, (2) issue price, (3) first interest payment date and (4) any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws), which are not adverse in any material respect to any Holder of any outstanding Notes (other than such Additional Fungible Notes). Any Additional Fungible Notes are expected to be part of the same issue as the Notes to be issued on the early settlement date and will be treated as a single series with the Notes to be issued on the early settlement date, including for purposes of voting, redemptions and offers to purchase. Pursuant to the Indenture, no Additional Fungible Notes may be issued unless such Additional Fungible Notes will be fungible with the Notes to be issued on the early settlement date for U.S. federal income tax purposes.

Additional Amounts

All payments made by the Bank under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which the Bank is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless the Bank or the paying agent is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Bank or the paying agent is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction, from any payment made under or with respect to the Notes, the Bank will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any Tax that would not have been imposed, payable or due:

(1) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof;

(2) but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice, provided, however, that the Bank has delivered a request to the Holder to comply with such requirements at least 30 days prior to the date by which such compliance is required; or

(3) if the presentation of Notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later.

In addition, Additional Amounts will not be payable if the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Notes had been the Holder and such beneficial owner would not be entitled to the payment of Additional Amounts by reason of clause (1), (2), or (3) above. In addition, Additional Amounts will not be payable with respect to any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Notes.

Whenever in the Indenture or in this “Description of the Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Notwithstanding the foregoing, all payments shall be made net of any deduction or withholding imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (any such withholding is defined as a “FATCA Withholding Tax”), and no additional amounts will be payable as a result of any such FATCA Withholding Tax.

Upon request, the Bank will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.

The Bank will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a jurisdiction in which the Bank is organized or is otherwise resident for tax purposes, the United States of America or any jurisdiction in which a paying agent is located, but not excluding those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

Methods of Receiving Payments on the Notes

The Bank will make payments of principal of, and premium, if any, and interest on the Notes and any Additional Amounts represented by global securities by wire transfer of U.S. dollars to DTC or to its nominee as the registered holder of the Notes, which will receive the funds for distribution to the owners of beneficial interests in the Notes. The Bank has been informed by DTC that the owners will be paid in accordance with the procedures of DTC and its participants. Neither the Bank, the Trustee nor the paying agent shall have any responsibility or liability for any of the records of, or payments made by, DTC or its nominee.

Certificated Notes

If (i) the Bank notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; (ii) the Bank, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the indenture; or (iii) upon the occurrence of certain other events as provided in the indenture, then, upon surrender by DTC of the global Notes, certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the global Notes. Upon any such issuance, the Trustee shall (upon written direction from the Bank) register such certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither the Bank nor the Trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related Notes and the Bank and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

Notices

The Bank will mail any notices to Holders at the addresses appearing in the security register maintained by the paying agent. The Bank will consider a notice to be given at the time it is mailed. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notice given to another Holder.

Ranking of Notes

The Notes will at all times constitute our general senior, unsecured and unsubordinated External Liabilities and will rank pari passu, without any preferences among themselves, with all of our other present and future unsecured and unsubordinated External Liabilities (other than External Liabilities preferred by statute or by operation of law).

Redemption

The Bank will not be permitted to redeem the Notes before their stated maturity, except as set forth below.

Optional Redemption

At any time on or prior to December 29, 2024 (one month prior to the final maturity date of the Notes), the Bank may, at its option, redeem the Notes, in whole or in part, at any time or from time to time, on at least 10 days’ but not more than 60 days’ written notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption), in each case calculated as if the maturity date of the Notes were December 29, 2024 (one month prior to the scheduled maturity date of the Notes), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (the “Make-Whole Amount”), plus in each case accrued and unpaid interest and Additional Amounts to the redemption date on the Notes to be redeemed on such date.

At any time on or after December 29, 2024 (one month prior to the final maturity date of the Notes), the Bank may, at its option, redeem the Notes, in whole or in part, at any time or from time to time, on at least 10 days’ but not more than 60 days’ written notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest and Additional Amounts to the redemption date on the Notes to be redeemed on such date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Bank.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations quoted to an entity selected by us for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if such entity is quoted fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. or its respective affiliates which are primary U.S. government securities dealers, or J.P. Morgan Securities LLC or its affiliates which are primary U.S. government securities dealers, and two other leading primary U.S. government securities dealers in New York City reasonably designated by the Bank; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Bank will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an entity selected by the Bank, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker selected by the Bank by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day in New York and Medellín, Colombia preceding such redemption date.

Optional Redemption upon a Tax Event

At any time after the Issue Date, the Bank will have the right to redeem the Notes in whole, but not in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest and any Additional Amounts, to the date of redemption upon the occurrence of a Tax Event. In the case of a redemption following the occurrence of a Tax Event, the Bank must provide the Trustee an Officers’ Certificate and an opinion of an independent legal counsel of nationally recognized standing in such tax matters, stating that the conditions set forth in the Indenture for such exercise have been met.

Redemption Procedures

Notice of redemption must be given to Holders not less than 10 nor more than 60 days prior to the redemption date. The redemption notice shall include, among other things, the redemption date, the redemption price, the identity of Notes selected for redemption (in the case of a redemption in part) or the method by which such Notes will be selected, any conditions to which the redemption of the Notes may be subject (which may include the consummation of a refinancing or other transaction), and a statement that, on the redemption date, the redemption price shall become due and payable upon each such Note or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after that date. On and after the redemption date, interest will cease to accrue on the Notes (unless the Bank defaults in the payment of the redemption price and accrued and unpaid interest). On the Business Day immediately preceding the redemption date, the Bank will deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest payable up to (but excluding) the redemption date on the Notes to be redeemed on such date.

If less than all of the notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed as instructed by the Bank in writing or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in another fair and reasonable manner chosen at the discretion of the Trustee, subject to the procedures of DTC.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Mergers, Consolidations, Etc.

The Bank will not consolidate with or merge into, or sell, lease, convey or transfer, in one transaction or a series of transactions, all or substantially all of the Bank’s properties and assets to any Person, unless:

(1) the surviving entity, if other than the Bank, is organized and existing under the laws of Colombia or the United States and assumes via supplemental indenture all of the Obligations under the Notes and the Indenture;

(2) the Bank, or the surviving entity, as the case may be, is not immediately after such transaction in Default under the Notes and the Indenture; and

(3) the Bank or the surviving entity will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance satisfactory to the Trustee, stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the requirements of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied and that the Indenture and the Notes constitute legal, valid and binding obligations of the surviving entity, enforceable in accordance with their terms.

Maintenance of Office or Agent for Service of Process

The Bank shall maintain an office or agent for service of process in the Borough of Manhattan, The City of New York, where notices to and demands upon the Bank in respect of the Notes and the Indenture may be served. Initially this agent will be CT Corporation System, and the Bank will agree not to change the designation of such agent without prior notice to the Trustee and designation of a replacement agent in the Borough of Manhattan, The City of New York.

Provision of Financial Statements and Reports

At all times when the Bank is required to file any financial statements or reports with the SEC, the Bank shall use its best efforts to file all required statements or reports in a timely manner in accordance with the rules and regulations of the SEC. In addition, at any time when the Bank is not subject to or is not current in its reporting obligations under Section 13 or Section 15(d) of the Exchange Act and is not exempt from the registration requirements of Section 12(g) of the Exchange Act pursuant to Rule 12g3-2(b) thereunder and any Notes remain outstanding, the Bank will make available, upon request, to any Holder or any prospective purchaser of the Notes, who so requests in writing, substantially the same financial and other information that we would be required to include and file in an annual report on Form 20-F and reports on Form 6-K.

Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Bank’s compliance with any of the covenants contained in the Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate).

Further Actions

The Bank will, at its own cost and expense, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, as may be necessary or as the Trustee may reasonably request, in accordance with applicable laws and/or regulations, to be taken, fulfilled or done in order to (i) enable the Bank to lawfully enter into, exercise its rights and perform and comply with its obligations under the Indenture and the Notes, as the case may be; (ii) ensure that its obligations under the Indenture and the Notes are legally binding and enforceable; (iii) make the Indenture and the Notes admissible in evidence in the courts of the State of New York and Colombia; (iv) preserve the enforceability of, and maintain the Trustee’s rights under, the Indenture; and (v) respond to any reasonable requests received from the Trustee to enable the Trustee to facilitate the Trustee’s exercise of its rights and performance of its obligations under the Indenture and the Notes, including exercising and enforcing its rights under and carrying out the terms, provisions and purposes of the Indenture and the Notes.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Bank to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for thirty (30) days;

(2) failure by the Bank to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity or otherwise;

(3) the Bank pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case;

(b) consents to the entry of an order for relief against it in an involuntary case;

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets;

(d) makes a general assignment for the benefit of its creditors;

(e) is subject to any other Intervention Measure or Preventive Measure; or

(4) The SFC enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Bank as debtor in an involuntary case;

(b) appoints a Custodian of the Bank or a Custodian for all or substantially all of the assets of the Bank; or

(c) orders the liquidation of the Bank, and the order or decree remains unstayed and in effect for sixty (60) days.

If the Bank fails to make payment of principal, interest or Additional Amounts, if any, on the Notes (and, in the case of payment of interest or Additional Amounts, such failure to pay continues for thirty (30) days), each Holder has the right to demand and collect under the Indenture and the Bank will pay to the Holders the applicable amount of such due and payable principal, accrued and unpaid interest and Additional Amounts, if any, on the Notes. To the extent that the SFC has adopted an Intervention Measure (as defined below) in connection with the Bank under the Colombian Bankruptcy Law, however, the Holders of the Notes would not be able to commence independent collection proceedings to recover amounts owed.

The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) an authorized officer of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by the Bank or any Holder.

Consequences of an Event of Default

The Bank will deliver to the Trustee, within 10 business days after obtaining actual knowledge thereof, written notice of any Default or Event of Default that has occurred and is still continuing, its status and what action the Bank is taking or proposing to take in respect thereof. The Indenture provides that the Trustee may withhold notice to the Holders of any Default or Event of Default (except in payment of principal of, or interest or premium (and Additional Amounts), if any, on the notes) if the Trustee in good faith determines that it is in the interest of the Holders.

If an Event of Default (other than an Event of Default described in clauses (3) and (4) above under ‘‘— Events of Default”) shall have occurred and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the notes, by written notice to the Bank (and to the Trustee if notice is given by the Holders), may declare the principal amount of (and interest on) all the notes to be due and payable immediately. If an Event of Default described in clauses (3) and (4) above under “— Events of Default” shall have occurred, the principal of all outstanding notes, the accrued interest and Additional Amounts, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The notes owned by the Bank or any of its affiliates shall be deemed not to be outstanding for, among other purposes, determining the amount of notes that have provided written notice or declaring the acceleration of the maturity of the notes.

If the Bank cures all Defaults or such Defaults have been waived (except the nonpayment of principal of and accrued interest or premium and Additional Amounts on the notes) and certain other conditions are met, such acceleration may be rescinded and annulled by the Holders of not less than a majority in aggregate principal amount of the notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default will occur or be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee. Subject to such provision for indemnification, the Holders of a majority in principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the notes; provided that the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed conflicts with any law or the provisions of the Indenture, if the Trustee shall determine that such action would be prejudicial to Holders not taking part in such direction, or if such direction would involve the Trustee in personal liability.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

•	such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the notes;

•	the Holders of not less than 25% in principal amount of the outstanding notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder;

•	such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner therein provided and for the equal and ratable benefit of all such Holders.

Notwithstanding any other provision of the Indenture, the Holder of any note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest and Additional Amounts, if any, on such note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Book-entry and other indirect Holders should consult their bank or brokers for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of the maturity.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable and the Bank has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust solely for the benefit of the Holders in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b)       the Bank has paid all sums payable by it under the Indenture,

(c)       the Bank has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity, and

(d)       the Holders have a valid, perfected, exclusive security interest in this trust.

In addition, the Bank must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Bank, the registrar is not required to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Purchase of Notes

The Bank may purchase Notes at any price in the open market, in privately negotiated transactions or otherwise, subject to the applicable laws and regulations then in effect. Notes so purchased by the Bank may be held, resold in accordance with the Securities Act or any exemption therefrom, or surrendered to the Trustee for cancellation.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided, that without the consent of each Holder affected, no amendment or waiver may:

(1)	reduce, or change the maturity of, the principal of any Note;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	change the currency or place of payment of principal of or interest on the Notes;

(4)	reduce the redemption price of any Note;

(5)	reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(6)	impair the rights of Holders to receive payments of principal of or interest on the Notes; or

(7)	make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Bank and the Trustee may amend the Indenture or the Notes without the consent of any Holder to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Bank’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with “Description of the Notes—Certain Covenants—Mergers, Consolidations, Etc.,” to add any applicable covenants, to surrender any right or power under the Indenture conferred to the Bank not for the benefit of Holders, to conform the text of the Indenture or the Notes to any provision in this section “Description of the Notes,”, to provide for the issuance of Additional Notes, to provide for the acceptance of a successor trustee or to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder in any material respect or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, Officer, employee, incorporator or stockholder of the Bank will have any liability for any obligations of the Bank under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

The Bank of New York Mellon is the Trustee under the Indenture and has been appointed by the Bank as registrar and paying agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Bank, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Unclaimed Amounts

Any money deposited with the Trustee or paying agent or held by the Bank, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two (2) years after such amount becomes due and payable shall be paid to the Bank upon its request or, if held by the Bank, shall be discharged from such trust. The Holder will look only to the Bank for payment thereof, and all liability of the Trustee or paying agent shall thereupon cease. However, the Trustee or paying agent may at the expense of the Bank cause to be mailed to Holders at the last address of record, notice that the money remains unclaimed and any unclaimed balance of such money remaining, after a specified date, will be repaid to the Bank.

No Sinking Fund

The Notes will not be entitled to the benefit of a sinking fund.

Listing

We will apply to have the Notes listed on the New York Stock Exchange.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Notwithstanding the foregoing, the authorization and execution of such documentation by the Bank will be governed by the laws of Colombia.

Currency Rate Indemnity

The Bank has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any Notes is expressed in a currency other than U.S. dollars, the Bank will indemnify the relevant Holder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from the Bank’s other obligations under the Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Indenture or the Notes.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“asset” means any asset or property.

“Bankruptcy Law” means the provisions of the Financial Statute concerning bankruptcy of financial institutions, Decree 2555 and any other Colombian law or regulation regulating the insolvency of financial entities from time to time.

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York or Colombia are authorized or required by law to close.

“Colombian Banking GAAP” means generally accepted accounting principles as prescribed by the SFC for banks licensed to operate in Colombia, consistently applied, as in effect from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Decree 2555” means Decree 2555 of 2010, as amended from time to time.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“External Liabilities” means any liabilities to third parties that constitute external debt of the Bank (pasivo externo) under Colombian banking laws and accounting principles, whether outstanding on the Issue Date or thereafter created, incurred or assumed. Under Colombian banking laws and accounting principles, “external debt” (pasivo externo) means, in the case of the Bank, any and all liabilities to third parties, as reflected in the financial statements of the Bank from time to time or any and all liabilities to third parties in the event of liquidation.

“Financial Statute” means Decree 663 of 1993, as amended, of the Republic of Colombia.

“Holder” means any registered holder, from time to time, of the Notes.

“Indebtedness” means, with respect to any Person, any obligation for the payment or repayment of money borrowed or otherwise evidenced by debentures, Notes, bonds, or similar instruments or any other obligation (including all trade payables and other accounts payable and including payments relating to bank deposits) that would appear or be treated as indebtedness upon a balance sheet if such Person prepared it in accordance with Colombian Banking GAAP.

“Interest” means, with respect to the Notes, interest on the Notes.

“Intervention Measures” means any of the measures described in article 114 of the Financial Statute, as amended from time to time, that allow the SFC to take possession of a financial institution, Decree 2555 as amended, and any other Colombian law or regulation regulating the administrative takeover of a financial institution.

“Issue Date” means the date on which the Notes are originally issued.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under any Indebtedness.

“Officer” means any of the following of the Bank: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Bank or any subsidiary of the Bank.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Preventive Measures” means the measures described in article 113 of the Financial Statute, as amended from time to time, that the SFC can take with respect to a financial institution prior to and in order to avoid having to take an Intervention Measure, Decree 2555 as amended, and any other Colombian law or regulation regulating such type of measures.

“Principal” means, with respect to the Notes, as of any date, the principal of, and premium, if any, on the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SFC” means the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) or any other successor governmental entity in charge of the surveillance of financial institutions in Colombia.

“Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

A “Tax Event” shall occur if, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Relevant Taxing Jurisdiction (as defined above under “—Additional Amounts”), or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations, or any treaties or related agreements to which the Relevant Taxing Jurisdiction is a party (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes or, if later, the date on which the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction, the Bank has or will become obligated to pay additional amounts as described above under “—Additional Amounts,” and such obligation cannot be avoided by the Bank taking reasonable measures available to it.

“Taxing Authority” shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb).

Tax Considerations

Colombian Tax Considerations

The following summary contains a description of the principal Colombian income tax considerations in connection with the purchase, ownership and sale of the Notes, but does not purport to be a comprehensive description of all Colombian tax considerations that may be relevant to a decision to purchase the Notes. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than those of Colombia.

This summary is based on the tax laws of Colombia as in effect on the date of this prospectus supplement, as well as regulations, rulings and decisions in Colombia available on or before such date and now in effect. All of the foregoing is subject to change, and change could apply retroactively and could affect the continued validity of this summary.

Prospective purchasers of the Notes should consult their own tax advisors as to Colombian tax consequences of the purchase, ownership and sale of the Notes, including, in particular, the application of the tax considerations discussed below to their particular situations, as well as the application of national, sub-national, local, foreign or other tax laws.

Article 25 of the Estatuto Tributario (“Colombian Tax Code”) provides that loans obtained outside of Colombia (i.e. when the Holders of the notes are not resident or domiciled in Colombia for tax purposes) by Colombian finance corporations or banks do not generate taxable income in Colombia, and account receivables will not be considered to be “owned” in Colombia.

Consequently, under current Colombian law, payments made by financial institutions or banks in Colombia of principal and interest on the Notes to Holders of the Notes who are not resident or domiciled in Colombia are not subject to Colombian income tax, and no income tax will be withheld from payments by us to Holders of the Notes not resident or domiciled in Colombia.

In addition, and given that receivables on the Notes will be deemed to be a loan owned outside of Colombia, under article 266 (3 and 6) of the Colombian Tax Code, income or gains realized on the sale or other disposition of the Notes will not be sourced in Colombia, but they will be considered as foreign income or gains not to be subject to Colombian income tax or withholdings provided that the holder of the Notes is neither a Colombian resident for tax purposes nor is domiciled in Colombia.

United States Federal Income Tax Considerations

This section describes the material United States federal income tax consequences of owning the Notes we are offering. It applies to you only if you acquire Notes in the offering and you hold your Notes as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns Notes as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Notes as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase Notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. There is currently no comprehensive income tax treaty between the United States and Colombia.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of Notes and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Payments of Interest

You will be taxed on interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by the Bank on the Notes is income from sources outside the United States for the purposes of the rules regarding the foreign tax credit allowable to a United States holder. Interest will, depending on your circumstances, generally be “passive” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Purchase, Sale and Retirement of the Notes

Your tax basis in your Notes will generally be the U.S. dollar cost of your Notes.

You will generally recognize gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your Note.

You will recognize capital gain or loss when you sell or retire your Note. Capital gain of a noncorporate United States holder is generally taxed at preferential rates, where property is held for greater than one year. The deduction of capital losses is subject to limitations.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of US$50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Significant penalties may apply for failing to satisfy this filing requirement. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

UNITED STATES ALIEN HOLDERS

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.

If you are a United States holder, this subsection does not apply to you.

Payments of Interest

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a Note interest on a Note paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•	derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale, Retirement and Other Disposition of the Notes

If you are a United States alien holder of a Note, you generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a Note unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the United States federal estate tax, the Notes will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

FOREIGN ACCOUNT TAX COMPLIANCE WITHHOLDING

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. The issuer and other non-U.S. financial institutions may accordingly be required to report information to the IRS regarding the holders of notes and to withhold on a portion of payments under the notes to certain holders that fail to comply with the relevant information reporting requirements (or hold notes directly or indirectly through certain non-compliant intermediaries). However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. Moreover, such withholding would only apply to notes issued at least six months after the date on which final regulations defining the term “foreign passthru payment” are enacted. Accordingly, the Notes should in any case not be subject to such withholding. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold notes as to the consequences (if any) of these rules to them.

BACKUP WITHHOLDING AND INFORMATION REPORTING

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a Note within the United States, and the payment of proceeds to you from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a note effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your U.S. income tax liability (if any) by filing a refund claim with the IRS.

Underwriting

Subject to the terms and conditions in the underwriting agreement between us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of Notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	US$	475,000,000
J.P. Morgan Securities LLC	US$	475,000,000
Total	US$	950,000,000

Valores Banistmo, a subsidiary of Bancolombia, is acting as co-manager in connection with the offering. Valores Banistmo is not a U.S.-registered broker-dealer and will not effect any offers or sales of Notes in the United States. Valores Banistmo may place Notes outside the United States.

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the Notes if the underwriters buy any of them. The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Notes are a new issue of securities with no established trading market. We will apply for listing of the Notes on the NYSE. We have been advised by the underwriters that the underwriters intend to make a market in the Notes, but they are not obligated to do so and may stop their market-making at any time without providing any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

The Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If all of the Notes are not sold at the public offering price, the underwriters may change the offering price and other selling terms. The underwriters may offer and sell the Notes through certain of their affiliates.

The underwriters initially may offer part of the Notes directly to the public at the offering price described on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of 0.150% of the principal amount of the Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.100% of the principal amount of the Notes. After the initial offering of the Notes, the underwriters may from time to time vary the offering price and other selling terms.

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the trading price of the Notes. In addition, to cover short positions or to stabilize the price of the Notes, the underwriters may bid for, and purchase, the Notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to a particular dealer for distributing the Notes in the offering if the underwriters repurchase previously distributed Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

In the underwriting agreement, we have agreed (i) to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities; and (ii) that we will not offer or sell any of our debt securities with a tenor of longer than one year (other than the Notes) outside Colombia or Panama for a period of 45 days after the date of this prospectus supplement without the prior consent of the underwriters.

We estimate that our expenses in connection with the sale of the Notes, other than the underwriting discount, will be approximately US$2,356,670 and are payable by us.

We expect that the delivery of the Notes will be made against payment therefore on or about the closing date specified on the cover page of this prospectus supplement, which is the fourth business day following the date of this prospectus supplement, or “T+4.” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, or “T+2,” unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the settlement date may be required, by virtue of the fact that the Notes initially will settle in “T+4,” to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the settlement date should consult their own advisor.

The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory and other transactions and matters in the ordinary course of business with us and our affiliates. They have received customary fees and commissions for these transactions. In particular, certain of the underwriters or their affiliates may hold positions in the Old Notes for their own account and/or for the accounts of their customers. Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as dealer managers in connection with the Offer. Further, Citigroup Global Markets Inc. is acting as tender offer structuring advisor and offeror of the Old Notes in connection with the Offer, pursuant to which all Old Notes validly tendered and not withdrawn prior to the Early Tender Date that are accepted for purchase will be exchanged by Citigroup Global Markets Inc. for a portion of the Notes offered hereby, reducing the net proceeds of this offering otherwise payable to us in cash by the underwriters, and we will not receive any cash proceeds of this offering to the extent of such Exchange. Further, we will purchase from Citigroup Global Markets Inc. any Old Notes validly tendered after the Early Tender Date that are accepted for purchase for cash in an amount equal to the purchase price paid by Citigroup Global Markets Inc., including an amount equal to accrued and unpaid interest thereon through the date of purchase. See “Summary—Recent Developments—Tender Offer for Outstanding Senior Notes.”

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying prospectus must inform themselves of and observe any of these restrictions.

This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by this prospectus supplement to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and

(b)	the expression “offer” includes the communication in any form and by and means of sufficient information on the terms of the offer and the Notes to be offered so as to enable investors to decide to purchase or subscribe for the Notes.

Consequently no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with this offering in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The communication of this prospectus supplement, accompanying prospectus and any other documents or materials relating to the offering have not been approved by an authorized person for the purposes of Section 21 of the FSMA.  Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, persons in the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.  This prospectus supplement and accompanying prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, The Laws of Hong Kong), or which do not constitute an offer to the public within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (as amended, the “FIEL”) and each underwriter has agreed that it has not offered or sold and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Article 6, Paragraph 1, Item 5 of the Foreign Exchange and Foreign Trade Act of Japan (Act No. 228 of 1949, as amended))), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, accompanying prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (1) to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Bank has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus do not, and are not intended to, constitute an offer or solicitation to purchase or invest in the Notes described herein in Switzerland. The Notes may not be offered, sold or advertised, directly or indirectly, to the public in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus pursuant to the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be distributed, or otherwise made available, to the public in Switzerland. Each underwriter has, accordingly, represented and agreed that it has not offered, sold or advertised and will not offer, sell or advertise, directly or indirectly, Notes to the public in, into or from Switzerland, and that it has not distributed, or otherwise made available, and will not distribute or otherwise make available, this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the Notes to the public in Switzerland.

Chile

Pursuant to Law No. 18,045 of Chile (the securities market law of Chile) and Rule (Norma de Carácter General) No. 336, dated June 27, 2012, issued by the Superintendency of Securities and Insurance of Chile (Superintendencia de Valores y Seguros de Chile or “SVS”), the Notes may be privately offered in Chile to certain “qualified investors” identified as such by Rule 336 (which in turn are further described in Rule N°. 216, dated June 12, 2008, of the SVS).

Rule 336 requires the following information to be provided to prospective investors in Chile:

1.	the date of commencement of the offer is January 23, 2020. The offer of the Notes is subject to Rule (Norma de Carácter General) No. 336, dated June 27, 2012, issued by the SVS;

2.	the subject matter of this offer are securities not registered with the Securities Registry (Registro de Valores) of the SVS, nor with the foreign securities registry (Registro de Valores Extranjeros) of the SVS, hence the Notes are not subject to the oversight of the SVS;

3.	since the Notes are not registered in Chile there is no obligation by the issuer to make publicly available information about the Notes in Chile; and

4.	the Notes shall not be subject to public offering in Chile unless registered with the relevant Securities Registry of the SVS.

Información a los Inversionistas Chilenos

De conformidad con la ley N° 18.045, de mercado de valores y la Norma de Carácter General N° 336 (la “NCG 336”), de 27 de junio de 2012, de la Superintendencia de Valores y Seguros de Chile (la “SVS”), los bonos pueden ser ofrecidos privadamente a ciertos “inversionistas calificados,” a los que se refiere la NCG 336 y que se definen como tales en la Norma de Carácter General N° 216, de 12 de junio de 2008, de la SVS.

La siguiente información se proporciona a potenciales inversionistas de conformidad con la NCG 336:

1.        La oferta de los bonos comienza el 23 de enero de 2020, y se encuentra acogida a la Norma de Carácter General N° 336, de fecha 27 de junio de 2012, de la SVS;

2.        La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de esa Superintendencia;

3.        Por tratarse de valores no inscritos en Chile no existe la obligación por parte del emisor de entregar en Chile información pública sobre los mismos; y

4.        Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Mexico

The Notes have not been registered in Mexico with the Securities Section (Sección de Valores) of the National Securities Registry (Registro Nacional de Valores) maintained by the CNBV, and that no action has been or will be taken that would permit a public offer or sale of the Notes in Mexico. The Notes may not be offered or sold in Mexico, absent an available exception under Article 8 of the Ley del Mercado de Valores (the Mexican Securities Market Law).

Peru

The Notes and the information contained in this prospectus supplement and the accompanying prospectus are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the offering of the Notes and therefore, the disclosure obligations set forth therein will not be applicable to the issuer or the sellers of the Notes before or after their acquisition by prospective investors. The Notes and the information contained in this prospectus supplement and the accompanying prospectus have not been and will not be reviewed, confirmed, approved or in any way submitted to the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores), or the SMV, and the Notes have not been registered under the Securities Market Law (Ley del Mercado de Valores) or any other Peruvian regulations. Accordingly, the Notes cannot be offered or sold within Peruvian territory except to the extent any such offering or sale qualifies as a private offering under Peruvian regulations and complies with the provisions on private offerings set forth therein. The Peruvian regulations establish that any offering may qualify as a private offering if it is directed exclusively to institutional investors.

Colombia

The Notes may not be offered or sold in Colombia, except under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations or unless the Notes are registered with the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores).

EXPENSES

The total costs and expenses, other than the underwriting discount and the special structuring fee, in connection with this offering are US$2,356,670.

Validity Of The Notes

The validity of the Notes being offered hereby are being passed upon for us by Sullivan & Cromwell LLP, New York, New York and Washington, D.C. and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

Matters of Colombian law are being passed upon for us by Brigard & Urrutia S.A.S., our special Colombian counsel, and for the underwriters by Gómez Pinzón Abogados, S.A.S, Colombian counsel for the underwriters.

Experts

Our consolidated financial statements as of December 31, 2018 and for the year ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement and in the accompanying prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our consolidated financial statements as of December 31, 2017 and for each of the two years in the period ended December 31, 2017 incorporated in this prospectus supplement and in the accompanying prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of Deloitte & Touche Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

US$950,000,000

Bancolombia S.A.

3.000% Senior Notes due 2025

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup		J.P. Morgan

Co-Manager

Valores Banistmo

The date of this prospectus supplement is January 23, 2020.

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS For the nine months period ended September 30, 2018 and 2019

F-1

CONDENSED CONSOLIDATED INTERIM STATEMENT OF FINANCIAL POSITION (Unaudited)

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

As of September 30, 2019 and December 31, 2018

(Stated in millions of Colombian pesos)

	Note	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	4	18,686,747	18,730,810
Financial assets investments	5.1	19,947,001	17,361,475
Derivative financial instruments	5.2	2,292,926	1,843,708
Financial assets investments and derivative financial instruments		22,239,927	19,205,183
Loans and advances to customers and financial institutions	6	184,030,281	173,819,116
Allowance for loans, advances and lease losses	6	(10,621,994)	(10,235,831)
Loans and advances to customers and financial institutions, net		173,408,287	163,583,285
Assets held for sale and inventories, net		522,145	636,028
Investment in associates and joint ventures		2,283,729	2,149,579
Investment properties		1,922,097	1,732,873
Premises and equipment, net		3,367,311	3,368,647
Right of use assets	7.1	1,752,734	-
Goodwill and intangible assets, net	8	7,647,515	7,201,855
Deferred tax, net		359,727	271,177
Other assets, net		4,665,007	3,234,181
TOTAL ASSETS		236,855,226	220,113,618
LIABILITIES AND EQUITY
LIABILITIES
Deposits by customers	10	150,044,204	142,128,471
Interbank deposits		1,920,483	1,374,222
Repurchase agreements and other similar secured borrowing		5,078,295	2,315,555
Liabilities relating to assets held for sale		-	163,596
Derivative financial instruments	5.2	1,752,774	1,295,070
Borrowings from other financial institutions		15,653,594	16,337,964
Debt instruments in issue	11	21,129,087	20,287,233
Lease liabilities	7.1	1,901,466	-
Preferred shares		569,477	583,997
Current tax		760,470	166,472
Deferred tax, net		1,247,699	1,318,295
Employees benefit plans	12	743,891	719,265
Other liabilities		7,111,273	6,768,253
TOTAL LIABILITIES		207,912,713	193,458,393
EQUITY
Share capital		480,914	480,914
Additional paid-in-capital		4,857,454	4,857,454
Appropriated reserves	13	10,412,822	9,741,774
Retained earnings		4,706,256	3,906,945
Net income attributable to equity holders of the Parent Company		2,648,098	2,658,864
Accumulated other comprehensive income, net of tax		3,884,807	3,202,969
STOCKHOLDERS’ EQUITY ATTRIBUTABLE TO THE OWNERS OF THE PARENT COMPANY		26,990,351	24,848,920
Non-controlling interest		1,952,162	1,806,305
TOTAL EQUITY		28,942,513	26,655,225
TOTAL LIABILITIES AND EQUITY		236,855,226	220,113,618

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

F-2

CONDENSED CONSOLIDATED INTERIM STATEMENT OF INCOME (Unaudited)

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the nine months period ended at September 30

(Stated in millions of Colombian pesos, except EPS stated in units of pesos)

	Note	2019	2018
Interest on loans and financial leases
Commercial		5,500,476	5,385,931
Consumer		3,833,440	3,067,506
Small business loans		107,844	165,859
Mortgage		1,487,826	1,415,765
Financial leases		1,430,855	1,424,001
Interest income on loans and financial leases		12,360,441	11,459,062
Interest on debt instruments using the effective interest method	14.1	116,777	91,669
Total Interest of debt instruments using the effective interest method		12,477,218	11,550,731
Interest income on overnight and market funds		53,089	25,323
Interest and valuation on financial instruments	14.1	435,786	281,981
Total interest and valuation on financial instruments		12,966,093	11,858,035
Interest expenses	14.2	(4,607,533)	(4,231,011)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases and off balance sheet credit instruments		8,358,560	7,627,024
Credit impairment charges on loans, advances and financial leases, net	6	(2,274,298)	(2,892,336)
Credit recovery (impairment) for other financial instruments		(7,144)	36,559
Total credit impairment charges, net		(2,281,442)	(2,855,777)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments		6,077,118	4,771,247
Fees and commissions income		3,335,606	2,884,377
Fees and commissions expenses		(1,086,580)	(838,147)
Total fees and commissions, net	14.3	2,249,026	2,046,230
Other operating income	14.4	1,081,725	952,935
Dividends received, and share of profits of equity method investees		339,700	241,218
Total operating income, net		9,747,569	8,011,630
Operating expenses
Salaries and employee benefits		(2,488,598)	(2,262,431)
Other administrative and general expenses	15.1	(2,203,838)	(2,171,190)
Wealth tax, contributions and other tax burden		(552,376)	(549,817)
Impairment, depreciation and amortization	15.2	(581,136)	(363,211)
Other operating expenses		(169,218)	(192,355)
Total operating expenses		(5,995,166)	(5,539,004)
Profit before tax		3,752,403	2,472,626
Income tax	9.3.5	(1,018,469)	(719,582)
Profit for the year from continued operations		2,733,934	1,753,044
Net income		2,733,934	1,753,044
Net income attributable to equity holders of the Parent Company		2,648,098	1,656,695
Non-controlling interest		85,836	96,349
Basic and Diluted earnings per share to common shareholders, stated in units of pesos	16	2,930	1,768
From continuing operations		2,930	1,768
From discontinuing operations		-	-

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

F-3

CONDENSED CONSOLIDATED INTERIM STATEMENT OF COMPREHENSIVE INCOME (Unaudited)

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the nine months period ended at September 30

(Stated in millions of Colombian pesos)

	Note	2019	2018
Net income		2,733,934	1,753,044
Other comprehensive income ⁄ (loss) that will not be reclassified to net income
Remeasurement loss related to defined benefit liability		(830)	(3,689)
Income tax	9.2	(1,357)	-
Net of tax amount		(2,187)	(3,689)
Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI):
Unrealized gain/(loss)		(126,788)	27,760
Income tax	9.2	10,002	17,030
Net of tax amount		(116,786)	44,790
Total other comprehensive income that will not be reclassified to net income, net of tax		(118,973)	41,101
Other comprehensive profit that may be reclassified to net income
Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)
Gain/(loss) on investments recycled to profit or loss upon disposal		(1,840)	2,349
Unrealized gain/(loss)		29,038	(17,881)
Changes in loss allowance for credit losses		(532)	2,395
Income tax	9.2	-	-
Net of tax amount		26,666	(13,137)
Foreign currency translation adjustments:
Exchange differences arising on translating the foreign operations		1,120,088	4,979
Gain/(loss) on net investment hedge in foreign operations		(500,940)	26,004
Income tax	9.2	159,391	-
Net of tax amount		778,539	30,983
Unrealized gain/(loss) on investments in associates and joint ventures using equity method		496	290
Income tax	9.2	(1,090)	(547)
Net of tax amount		(594)	(257)
Total other comprehensive income/(loss) that may be reclassified to net income, net of tax		804,611	17,589
Comprehensive income/(loss), net of tax		685,638	58,690
Total comprehensive income attributable to:		3,419,572	1,811,734
Equity holders of the Parent Company		3,333,736	1,715,385
Non-controlling interests		85,836	96,349

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

F-4

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY (Unaudited)

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the nine months period ended September 30, 2019 and 2018

(Stated in millions of Colombian pesos)

	Attributable to owners of Parent Company
				Accumulated other comprehensive income
											Attributable
					Equity	Debt					to owners	Non-
	Share	Additional	Appropriated	Translation	securities	Instruments		Employee	Retained	Net	of Parent	Controlling	Total
	Capital	Paid in capital	Reserves (Note 13)	adjustment	through OCI	at fair value through OCI	Associates	Benefits	Earnings	Income	Company	interest	Equity
Balance as of January 1, 2019	480,914	4,857,454	9,741,774	2,882,202	392,707	(19,877)	(1,107)	(50,956)	3,906,945	2,658,864	24,848,920	1,806,305	26,655,225
Effect of adoption of new accounting standards (Note 20)	-	-	-	-	-	-	-	-	(182,872)	-	(182,872)	(3,148)	(186,020)
Shareholders' equity as of January 1, 2019 (adjusted)	480,914	4,857,454	9,741,774	2,882,202	392,707	(19,877)	(1,107)	(50,956)	3,724,073	2,658,864	24,666,048	1,803,157	26,469,205
Transfer to profit or loss from previous years									2,658,864	(2,658,864)
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2018, at a rate of COP 1,020 per share.									(992,613)		(992,613)		(992,613)
Disposal of debt/equity instruments
investment impairment			(6,561)						6,561		-		-
Realization of retained earnings					(3,800)				3,800
Non-controlling interest											-	27,807	27,807
Other reserves(1)			692,680						(692,680)		-		-
Use of reservations			(15,071)								(15,071)		(15,071)
Changes in shareholdings subsidiaries									(1,749)		(1,749)		(1,749)
Net income										2,648,098	2,648,098	85,836	2,733,934
Other comprehensive income				778,539	(116,786)	26,666	(594)	(2,187)			685,638	35,362	721,000
Balance as of September 30, 2019	480,914	4,857,454	10,412,822	3,660,741	272,121	6,789	(1,701)	(53,143)	4,706,256	2,648,098	26,990,351	1,952,162	28,942,513

(1)	This item corresponds to the dynamic reserves of Banistmo S.A., which correspond to an additional provision recognized on its low credit risk loan portfolio.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

F-5

	Attributable to owners of Parent Company
				Accumulated other comprehensive income
											Attributable
					Equity	Debt					to owners	Non-
	Share	Additional	Appropriated	Translation	securities	Instruments		Employee	Retained	Net	of Parent	Controlling	Total
	Capital	Paid in capital	Reserves (Note 13)	adjustment	through OCI	at fair value through OCI	Associates	Benefits	Earnings	Income	Company	interest	Equity
Balance as of January 1, 2018	480,914	4,857,454	9,045,155	2,250,389	379,513	-	(3,025)	(80,618)	3,568,182	2,615,000	23,112,964	1,316,586	24,429,550
Effect of adoption of new accounting standards (Note 20 impacts on application of new standards)	-	-	-	-	-	-	-	-	(753,874)		(753,874)		(753,874)
Shareholders' equity as of January 1, 2018 (adjusted)	480,914	4,857,454	9,045,155	2,250,389	379,513	-	(3,025)	(80,618)	2,814,308	2,615,000	22,359,090	1,316,586	23,675,676
Transfer to profit or loss from previous years									2,615,000	(2,615,000)
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2017, at a rate of COP 1,020 per share.									(923,363)		(923,363)		(923,363)
Release of reserves by law			579,254						(579,254)
Disposal of debt/equity instruments					(20,754)				20,754
Non-controlling interest												302,966	302,966
Other reserves(1)			315,763						(315,763)
Net income										1,656,695	1,656,695	96,349	1,753,044
Other comprehensive income				30,983	44,790	(13,137)	(257)	(3,689)			58,690		58,690
Balance as of September 30, 2018	480,914	4,857,454	9,940,172	2,281,372	403,549	(13,137)	(3,282)	(84,307)	3,631,682	1,656,695	23,151,112	1,715,901	24,867,013

(1)	This item corresponds to the dynamic reserves of Banistmo S.A., which correspond to an additional provision recognized on its low credit risk loan portfolio.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

F-6

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CASH FLOWS

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the nine months period ended at September 30

(Stated in millions of Colombian pesos)

	2019	2018
Net income	2,733,934	1,753,044
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	482,867	374,926
Other assets impairment (Reversal)	98,269	(11,714)
Equity method	(186,113)	(171,541)
Credit impairment charges on loans and advances and financial leases	2,697,044	3,536,621
Credit impairment (recovery) charges on off balance sheet credit and other financial instruments	7,144	(36,560)
Gain on sales on assets held for sale and inventories	(59,321)	(38,154)
Gains on sale of financial leases	-	(4,656)
Valuation gain on investment securities	(923,838)	(380,264)
(Gain) loss upon disposal of investment in subsidiary and associates	(72,489)	510
Valuation (losses) on derivative financial instruments	(85,561)	(28,638)
Income tax	1,018,469	719,582
Other non-cash items	(12,070)	(7,108)
Net interest	(7,962,998)	(7,748,590)
Change in operating assets and liabilities:
(increase) Decrease in derivative financial instruments	73,632	30,165
(increase) Decrease in accounts receivable	(820,548)	(640,797)
Increase in loans and advances to customers	(9,244,979)	(7,417,740)
Increase in other assets	(454,065)	(16,056)
(Decrease) increase in accounts payable	(561,357)	(121,930)
Increase in other liabilities	221,121	12,895
Increase in deposits by customers	4,544,808	(548,631)
Decrease in estimated liabilities and provisions	13,085	33,369
Net changes in investment securities recognized at fair value through profit or loss	(825,874)	1,471,555
Proceeds from sale of financial leases	-	205,550
Proceeds from sales of assets held for sale	200,694	213,778
Income tax paid	(187,636)	(153,558)
Dividend received	96,222	85,467
Interest received	12,558,333	11,366,647
Interest paid	(4,012,628)	(3,815,929)
Net cash (used in) operating activities	(663,855)	(1,337,757)
Cash flows from investment activities:
Purchases of debt instruments at amortized cost	(2,058,348)	(1,745,896)
Proceeds from maturities of debt instruments at amortized cost	1,936,495	1,364,708
Purchases of debt instruments at fair value through OCI	(3,962,947)	(1,398,484)
Proceeds from debt instruments at fair value through OCI	3,776,689	1,185,612
Purchases of equity instruments and interests in associates and joint ventures	(17,521)	(127,786)
Proceeds from equity instruments and interests in associates and joint ventures	112,641	22,379
Purchases of premises and equipment and investment properties	(772,120)	(571,492)
Proceeds from sales of premises and equipment and investment properties	89,487	144,319
Net cash outflow from sales of investments in subsidiaries (1)	73,319	26
Purchase of other long-term assets	(64,267)	(82,737)
Net cash (used in) provided by investing activities	(886,572)	(1,209,351)
Cash flows from financing activities:
(Decrease) Increase in repurchase agreements and other similar secured borrowing	2,759,660	1,109,129
Proceeds from borrowings from other financial institutions	8,969,838	12,351,962
Repayment of borrowings from other financial institutions	(10,703,167)	(11,111,557)
Payments of lease liabilities(2)	(93,242)	-
Placement of debt instruments in issue	1,798,677	562,525
Payment of debt instruments in issue	(1,998,248)	(1,159,806)
Dividends paid	(770,846)	(490,583)
Transactions with non-controlling interests	(24,574)	-
Net cash provided by financing activities	(61,902)	1,261,670
Effect of exchange rate changes on cash and cash equivalents	1,568,266	471,640
(Decrease) increase in cash and cash equivalents	(1,612,329)	(1,285,438)
Cash and cash equivalents at beginning of period	18,730,810	18,165,644
Cash and cash equivalents at end of period	18,686,747	17,351,846

(1)  In March 2019, the Bank’s subsidiaries Renting Colombia S.A.S and Inversiones CFNS S.A.S closed the sale to Arval Relsa of 100% of the shares of Arrendamiento Operativo CIB S.A.C – Renting Peru, an operational leasing company incorporated and with operations in Peru. Arval Relsa is the joint venture between Arval (subsidiary of BNP Paribas, with more than one million vehicles in operational leasing) and Relsa (company with 15 years of experience in the Peruvian market) that seeks to strengthen the car leasing and vehicle fleet management businesses in Peru and Chile. The sale price amounted to USD 21.8 million.

(2) See adoption of new accounting standards in Note 19.

The accompanying notes form an integral part of these Consolidated Financial Statements.

F-7

NOTE 1. REPORTING ENTITY

Bancolombia S.A., hereinafter the Parent Company is a credit establishment, listed in the Colombia Stock Exchange “BVC,” as well as on the New York Stock Exchange “NYSE”, since 1981 and 1995, respectively. The Parent Company's main location is in Medellin (Colombia), and its principal address is Carrera 48 # 26-85, Avenida Los Industriales. The Parent Company was originally constituted under the name of Colombian Industrial Bank (BIC) according to public deed number 388, dated January 24 1945, from the First Notary's Office of Medellin, authorized by the Superintendence of Finance of Colombia (“SFC”). On April 3, 1998, by means of public deed No. 633, BIC merged with Bank of Colombia S.A., and the resulting organization of that merger was named Bancolombia S.A.

Bancolombia S.A.’s business purpose is to carry out all operations, transactions, acts and services inherent to the Banking business through banking establishments that carry its name in accordance to all applicable legislation. The Parent Company may own interests in other corporations, wherever authorized by law, according to all terms and requirements, limits or conditions established therein.

The significant changes in the Bank’s about the composition of the entity, in March 2019 the subsidiaries Renting Colombia S.A.S and Inversiones CFNS S.A.S, closed the sale to Arval Relsa of 100% of the shares of Arrendamiento Operativo CIB S.A.C – Renting Perú, an operational leasing company incorporated and with operations in Peru, and then, in July 2019 the Bank’s subsidiaries Fiduciaria Bancolombia and Banca de Inversion Bancolombia, closed the sale to TMF Group Americas B.V of 100% of the shares of FiduPeru S.A, a trust services company incorporated and with operations in Peru.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

A.      Basis for preparation

The condensed consolidated interim financial statements as of and for the nine months period ended at September 30, 2019 have been prepared in accordance with International Accounting Standard (‘IAS’) 34 ‘Interim Financial Reporting’, as issued by the International Accounting Standards Board (‘IASB’). These condensed consolidated interim financial statements do not include all the information and disclosures normally required for full annual financial statements and should be read in conjunction with the consolidated financial statements of Bancolombia S.A. and its subsidiaries, hereinafter the ‘Bank’, as of and for the year ended as of December 31, 2018, which were prepared in accordance with International Financial Reporting Standards as issued by the IASB including interpretations issued by the IFRS Interpretations Committee (‘IFRIC’) of the IASB (together ‘IFRS’).

F-8

Management have assessed the ability of the Bank to continue as a going concern and confirm they are satisfied that the Bank has adequate resources to continue in business for the foreseeable future, which is at least, but is not limited to, twelve months from the end of the reporting period. For this reason, they continue to adopt the ‘going concern’ basis of accounting for preparing the condensed consolidated interim financial statements.

In the opinion of management, these unaudited condensed consolidated interim financial statements reflect all normal recurring adjustments, which are necessary for a fair statement of financial results for the interim periods presented.

The results of operations for the nine-month periods ended at September 30, 2019 and 2018 are not necessarily indicative of the results for the full year. The Company believes that the disclosures are adequate to make the information presented not misleading.

Assets and liabilities are measured at cost or amortized cost, except for some financial assets and liabilities and investment properties that are measured at fair value.  Financial assets and liabilities measured at fair value are comprised by those classified as assets and liabilities at fair value through profit or loss, equity investments measured at fair value through other comprehensive income (“OCI”) and derivative instruments. Likewise, the carrying value of assets and liabilities recognized as a fair value hedge are adjusted for changes in fair value attributable to the hedged risk.

The condensed consolidated interim financial statements are stated in Colombian pesos and its figures are stated in millions, except earnings per share, diluted earnings per share and the market exchange rate, which are stated in Colombian pesos, while other currencies (dollars, euro, pounds, etc.) are stated in thousands.

Selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Bank’s financial position and performance since the last annual financial statements.

B.      Use of judgments and estimates

The preparation of these condensed consolidated interim financial statements requires that management make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates. Therefore, the estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Except for the new IFRS 16 estimates such as: the weighted average lessee’s incremental borrowing rate and expectations about the term of the lease, there have not been changes in the basis upon which estimates have been determined and the significant judgments made by management in applying the Bank’s accounting policies compared to that applied in the consolidated financial statements of the Bank for the year ended as of December 31, 2018.

IFRS 16 Leases: They measurement of the right of use asset and of the lease liabilities requires a series of judgments, among which is the determination of the term of the lease and the rate used in discounting the cash flows. The term of the lease was defined according to the historical information of the contracts and the period over which an asset is expected to be economically usable. For the Bank’s case, it was not possible to determine or obtain interest rate implicit in the lease; therefore, the weighted average lessee’s incremental borrowing rate is used to discount the cash flows associated with the leases.

F-9

C.      Significant accounting policies

The same accounting policies and methods of computation applied in the Bank's 2018 consolidated Financial Statements are followed in these condensed consolidated interim financial statements, except for the adoption of new standards, amendments and interpretations effective since January 01, 2019 and the adoption of IFRS 9 regarding to hedge accounting. IFRS 16 Leases were applied during the period ended as of September 30, 2019, for more details on the impact of the adoption of the leasing standard see Note 20 Impacts on application of new standards.

On the March 2019 agenda, the IFRS Interpretations Committee clarified the question asked to the committee in November 2018. The request asked whether, following the curing of a credit-impaired financial asset, an entity can present the difference between the interest that would be calculated by multiplying the effective interest rate by the gross carrying amount of the credit-impaired asset and the interest revenue recognized for that asset as interest revenue or, instead, is required to present it as a reversal of impairment losses.

The Committee concluded that, in the statement of income, an entity is required to present the difference described in the request as a reversal of impairment losses following the curing of a credit-impaired financial asset.

Hedge accounting

Accounting policy applied from January 01, 2019:

Fair value hedges are used by the Bank, through its Panamanian subsidiary, Banistmo, to protect against changes in the fair value of investment securities that are attributable to interest rate variability. Cash flow hedges are used mainly to reduce the variability in cash flows of deposits issued by the Parent Company and the changes in fair value of the Parent’s investment portfolio caused by interest rate changes. The Bank applied the hedge accounting provisions required by IFRS 9 prospectively and assessed that all qualifying criteria under IFRS 9 were met at the date when it ceased to apply hedge requirements of IAS 39. When the hedging relationship is considered to be highly effective, the changes in value of the hedging derivative are accounted for according to their classification as fair value hedges, cash flow hedges and hedges of net investment in foreign operations, as set in the paragraph below.

The Bank assesses at the inception of the hedge and on a monthly basis during the life of the instrument, whether the hedge used in the transaction is expected to be aligned with the hedge effectiveness requirement (prospective effectiveness):

o	Economic relationship exists
o	Credit risk does not dominate value changes
o	Designated hedge ratio is consistent with risk management strategy.

F-10

The Bank discontinues the hedge accounting when the hedging relationship no longer meets the criteria provided for the hedge effectiveness requirements or when the hedging instrument expires or is sold, terminated or exercised. When hedge accounting for a fair value hedge is terminated the previous adjustments related to the changes in fair value of the hedged item are subsequently recorded in the consolidated statement of income in the same manner as other components of the carrying amount of that asset. When hedge accounting for a cash flow hedge is terminated the accumulated gains and losses recorded in equity should be reclassified to the Statement of Operations in the same period or periods during which the hedged expected future cash flows affect the Consolidated Statement of Operations.

Before the establishment of the hedge accounting, the Bank documents the relationship between hedged items and hedging instruments, as well as its risk management objectives and hedging strategies, which are approved by the Risk Management Committee as the body designated by the Board of Directors.

Hedge relationships are classified and accounted for in the following way:

Fair value hedges are designated to protect against the exposure to changes in the fair value of recognized assets or liabilities or unrecognized firm commitments.

Changes in the fair value of derivatives that are designated and qualify as hedging instruments in fair value hedges are recorded in the statement of income as interest and valuation on investments. The change in fair value of the hedged item attributable to the hedged risk is included as part of the carrying value of the hedged item, and it is also recognized in the aforementioned item of statement of income.

For fair value hedges that are related to items accounted for at amortized cost, the adjustments to the carrying value are amortized through the statement of income during the remaining term until their expiry.

The amortization of the effective interest rate shall begin as long as there is an adjustment to the carrying value of the hedged item and shall begin no later than when the hedged item ceases to be adjusted for changes in its fair value attributable to the risk being hedged. The adjustment is based on a recalculated effective interest rate at the date amortization begins. If the hedged item is derecognized, the non-amortized fair value is recognized immediately in the statement of income. If the hedge instrument expires or it is sold, terminated or exercised, or when the hedge no longer meets the criteria for hedge accounting, the Bank discontinues prospectively the hedge accounting. For the items hedged at amortized cost, the difference between the carrying value of the item hedged at the termination of the hedge and the nominal value are amortized using the effective rate method during the time beyond the original terms of the hedge. If the hedged item is derecognized, the remaining value to amortize is recognized immediately in the statement of income.

When an unrecognized firm commitment is designated as a hedged item, the subsequent cumulative change in the fair value of the firm commitment attributable to the hedged risk is recognized as an asset or liability with corresponding gain or loss recognized in net income.

Cash flow hedges are used mainly to manage the exposure to variability related to the cash flow attributable to a specific risk associated with an asset or liability recognized on statement of financial position or to a highly probable forecast transaction.

The portion of the gain or loss on the hedging instrument that is determined to be an effective hedge is recognized in other comprehensive income. The ineffective portion of the gain or loss on the hedging instrument is recognized in the statement of income.

F-11

If the hedging instrument expires or is sold, terminated or exercised, without replacement or rollover into another hedging instrument, or if the hedging designation no longer meets the criteria provided for the hedge effectiveness requirements after any subsequent rebalancing adjustment, any accumulated gain or loss previously recognized in OCI remains in OCI, until the planned operation or the firm commitment affects the result.

The Bank ceases hedge accounting when the hedging relationship ceases to meet the objective of managing the hedged risk when the hedging instrument expires or is sold, terminated, or exercised, or when no longer qualifies for hedge accounting. Any gain or loss recognized in other comprehensive income and accumulated in equity at that time remains in equity and is recognized in other comprehensive income when the forecast transaction is ultimately recognized in net income. When a forecasted transaction is no longer expected to occur, the gain or loss accumulated in equity is recognized immediately in net income.

–                     Hedges of a net investment in a foreign operation: In accordance with IFRS 9 ‘Financial instruments’ and IFRIC 16 ‘Hedges of a net investment in a foreign operation’, the Bank has decided to apply the hedge accounting of the foreign currency risk arising from its net investment in Banistmo, designating as a hedging instrument of certain debt securities issued by the Parent Company. Considering the hedge accounting relationship, in the case of the net investment, the gain or loss derived from the foreign exchange differences related to the debt securities that is determined to be an effective hedge is recognized in other comprehensive income, as is the currency translation adjustment of the Banistmo operation into the presentation currency as required by IAS 21 as detailed in F.2. ‘Functional and presentation currency’.

There were no adjustments to the carrying amounts of financial assets and liabilities at the date of transition to be recognized in retained earnings. All hedge relationships designated under IAS 39 as of December 31, 2018, qualify for hedge accounting considering specified qualifying criteria under requirements provided by IFRS 9 on January 1, 2019.

IFRS 16 Leases- Lessee: At the start date of a lease, the Bank recognizes right of use asset and a liability. Both the right-of-use asset and the lease liability are measured at the present value of the lease payments that are not paid that date. Lease payments are discounted using the lessee’s incremental borrowing rate. Additionally, the right-of-use asset includes: 1) lease payments made at or before the commencement date, less any lease incentives received 2) costs to be incurred in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required.

Subsequently, the Bank shall measure the right of use asset at cost less any accumulated depreciation and any accumulated impairment losses; and adjusted for any remeasurement of the lease liability. The Bank shall measure the lease liability by increasing the carrying amount to reflect interest on the lease liability; reducing the carrying amount to reflect the lease payments made; and remeasuring the carrying amount to reflect any reassessment or lease modifications, or to reflect revised in-substance fixed lease payments.

Interest on the lease liability in each period during the lease term shall be the amount that produces a constant periodic rate of interest on the remaining balance of the lease liability.

F-12

The Bank will not recognize right of use assets and lease liabilities for 1) leases for a period of less than 12 months and without purchase option; and 2) leases in which the underlying asset is of low value. These exemptions are recognized in the results of the period on a straight-line basis during the lease term.

The Bank shall recognize in profit or loss, unless the costs are included in the carrying amount of another asset applying other applicable Standards, both interest on the lease liability; and variable lease payments not included in the measurement of the lease liability in the period in which the event or condition that triggers those payments occurs and depreciation and any impairment losses if applicable.

The Bank has adopted new standards, amendments and interpretations to existing standards effective from January 01, 2019, which were disclosed in the Note 2 Significant Accounting Policies to the 2018 consolidated financial statements. Except for IFRS 16, these new standards, amendments and interpretations to IFRS effective January 01, 2019 did not have a material impact on the Bank's condensed consolidated interim financial statements or an accounting policies, as explained below:

Amendments to IFRS 3 Business combination: The amendments to IFRS 3 clarify that when an entity obtains control of a business that is a joint operation, it remeasures previously held interests in that business.

Amendments to IFRS 11 Joint Arrangements: The amendments to IFRS 11 clarify that when an entity obtains joint control of a business that is a joint operation, the entity does not remeasure previously held interests in that business.

Amendments to IAS 12 Income taxes: The amendments to IAS 12 clarify the recognition of the tax effects for dividends as defined in IFRS 9, when a liability is recognized for payment of the dividend. The tax effects of dividends are linked more directly to past transactions or events that generate distributable profits than to distributions to owners. Therefore, an entity shall recognize the income tax consequences of dividends in profit or loss, other comprehensive income or equity according to where the entity originally recognized those past transactions or events.

Amendments to IAS 23 Borrowing Costs: The amendments clarify that if any specific borrowing remains outstanding after the related asset is ready for its intended use or sale, that borrowing becomes part of the funds that an entity borrows generally when calculating the capitalization rate on general borrowings.

IFRIC 23 uncertainty over income tax treatments: This interpretation has the object of reducing the diversity there is in the recognition and calculation of a tax liability or an asset when there is uncertainty about tax treatment.

This interpretation applies to all accounting aspects of the income tax when there is uncertainty regarding the treatment of an element, including the tax gain or loss, the assets and liabilities tax bases, tax loss and credit and tax rates.

The Bank reflects the effect of an uncertain tax position on the income tax, when it is concluded that the tax authority is not likely to accept an uncertain tax treatment and therefore, it is likely to pay amounts related to such treatment. In the determination of the current and deferred tax of reviews by the tax authority, the pertinent norms have been applied and interpretations have been made to take positions, on which eventually different interpretations to those made by the entity could arise; due to the complexity of the tax system, the continuous modifications to the fiscal rules, the accounting changes with implications in the tax bases and in general the legal instability of the country in some subjects such as deductible expenses such as provisions, depreciation, amortization and expenses in general or non-taxed income that at any time the tax authority could have different criteria from the Bank; However, the Administration and its advisors consider that their actions against the estimates and judgments made in each fiscal period correspond to those indicated by the current tax regulations and therefore have not considered it necessary to recognize any additional provision to those indicated in Note 21 Provisions and liabilities related to the financial statements..

F-13

Improvements to IAS 28 Long-term interests in associates and joint ventures: The board clarifies that long-term interests in an associate or joint venture which, in essence, are part of a net investment in the associate or joint venture, are within IFRS 9, and thus, the value impairment requirements of IFRS 9 apply to these interests.

Amendments to IAS 19: The amendments clarify that an entity first determines any past service cost, or a gain or loss on settlement, without considering the effect of the asset ceiling. This clarification provides that entities might have to recognize a past service cost, or a gain or loss on settlement, that reduces a surplus that was not recognized before. Changes in the effect of the asset ceiling are not netted with such amounts. This amount is recognized in profit or loss. An entity then determines the effect of the asset ceiling after the plan amendment, curtailment or settlement. Any change in that effect, excluding amounts included in the net interest, is recognized in other comprehensive income.

The amendments to this accounting standard that began as of January 01, 2019 involved an adjustment to the deferred tax calculated, as the accounting basis of the liability (asset) is modified using updated actuarial assumptions to determine the cost of services for the current period and the net interest, for the rest of the annual period.

Standards issued but not yet effective

Conceptual Framework: The IASB issued the Conceptual Framework in March 2018, it is effective for annual periods beginning on or after January 01, 2020. It sets out a comprehensive set of concepts for financial reporting, standard setting, guidance for preparers in developing consistent accounting policies and assistance to others in their efforts to understand and interpret the standards.

The Conceptual Framework includes some new concepts, provides updated definitions and recognition criteria for assets and liabilities and clarifies some important concepts.

Management is currently evaluating the impact of the changes that the amendment of Conceptual Framework would have on the Bank and its financial statements and disclosures.

NOTE 3. OPERATING SEGMENTS

Operating segments are defined as components of an entity about which separate financial information is available and that is evaluated regularly by the chief operating decision maker (CODM) in deciding how to allocate resources and assessing performance; the CODM is constituted by the Bank’s President (CEO) and Financial Vicepresident (CFO). The segment information has been prepared following the Bank’s accounting policies as described in the summary of significant accounting policies in Note 2 Significant accounting policies and has been presented consistently with the internal reports provided to the CODM.

F-14

The CODM uses a variety of information and key financial data on a segment basis to assess the performance and make decision regarding the investment and allocation of resources, such as:

•	Net interest margin (Net margin on financial instruments divided by average interest-earning assets).
•	Return on average total assets (Net income divided by average total assets).
•	Return on average stockholders’ equity.
•	Efficiency ratio (Operating expenses as a percentage of interest, fees, services and other operating income).
•	Asset Quality and loans coverage ratios.

The Bank includes the following segments: Banking Colombia, Banking Panama, Banking El Salvador, Banking Guatemala, Trust, Investment Banking, Brokerage, Off Shore and All other segments. The factors used to identify the Bank’s reportable segments are the nature of the products and services provided by the subsidiaries and the geographical locations where the subsidiaries are domiciled, in line with the CODM’s operating decisions related to the results of each segment.

The Bank’s operating segments are comprised as follows:

•	Banking Colombia

This segment provides retail and corporate banking products and services to individuals, companies and national and local governments in Colombia. The Bank’s strategy in Colombia is to grow with these clients based on value added and long-term relationships.

This segment is also responsible for the management of the Bank’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in Colombia.

•	Banking Panama

This segment provides retail and commercial banking products and services to individuals and companies in Panama through the Banistmo operation. This segment includes all the operations of Banistmo and its subsidiaries, which are managed and monitored by the CODM on a consolidated basis.

This segment is also responsible for the management of the Banistmo’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in Panama.

•	Banking El Salvador

This segment provides retail and commercial banking products and services to individuals, companies and national and local governments in El Salvador through Banco Agrícola S.A. Banking El Salvador also includes operations of the following subsidiaries: Arrendadora Financiera S.A., Credibac S.A. de CV, Valores Banagricola S.A. de C.V.

This segment is also responsible for the management of Banco Agrícola’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in El Salvador.

F-15

•	Banking Guatemala

This segment provides retail and commercial banking and insurance products and services to individuals, companies and national and local governments in Guatemala through Banco Agromercantil de Guatemala S.A. Banking Guatemala also includes operations of the following subsidiaries: Mercom Bank Ltd., Seguros Agromercantil S.A., Financiera Agromercantil S.A., Agrovalores S.A., Arrendadora Agromercantil S.A., Agencia de Seguros y Fianzas Agromercantil S.A., Asistencia y Ajustes S.A., Serproba S.A., Servicios de Formalización S.A., Conserjería, Mantenimiento y Mensajería S.A. and New Alma Enterprises LTD.

This segment is also responsible for the management of Banco Agromercantil’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in Guatemala.

•	Trust

This segment provides trust and asset management services to clients in Colombia through Fiduciaria Bancolombia S.A. Sociedad Fiduciaria. As of September 30, 2018, this segment includes FiduPerú S.A. Sociedad Fiduciaria’s results, this entity was sold in July 2019. For further information, see Note 1. Reporting Entity.

The main products offered by this segment include money market accounts, mutual and pension funds, private equity funds, payment trust, custody services, and corporate trust.

•	Investment banking

This segment provides corporate and project finance advisory, underwriting, capital markets services and private equity management through Banca de Inversión Bancolombia S.A. Corporación Financiera. Its customers include private and publicly-held corporations as well as government institutions.

•	Brokerage

This segment provides brokerage, investment advisory and private banking services to individuals and institutions through Valores Bancolombia S.A. Comisionista de Bolsa. It sells and distributes equities, futures, foreign currencies, fixed income securities, mutual funds and structured products.

•	Off Shore

This segment provides a complete line of offshore banking services to Colombian and foreign customers through Bancolombia Panamá S.A., Bancolombia Caymán S.A., and Bancolombia Puerto Rico International, Inc. It offers loans to private sector companies, trade financing, leases financing and financing for industrial projects, as well as a complete portfolio of cash management products, such as checking accounts, international collections and payments. Through these subsidiaries, the Bank also offers investment opportunities in U.S. dollars, savings and checking accounts, time deposits, and investment funds to its high net worth clients and private banking customers.

F-16

•	All other segments

This segment provides financial and operational leases activities, including cross-border and international leasing services to clients in Colombia, Central America and Mexico. Bancolombia offers these services mainly through the following Subsidiaries: Renting Colombia S.A.S., and Transportempo S.A.S. This segment also includes results from low operation of particular investment vehicles of Bancolombia: Valores Simesa S.A., Pasarella colombia., Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios S.A. Sinesa, Banagrícola S.A., Inversiones Financieras Banco Agrícola and others. As of September 30, 2018, this segment includes Arrendamiento Operativo CIB S.A.C – Renting Perú’s results, this entity was sold in March 2019. For further information, see Note 1. Reporting Entity.

According to the quantitative threshold test required by IFRS 8 Operating Segments, the revenue reported by “all other segments” is less than 10 per cent of the combined revenue of all operating segments and its assets represent less than 10 percent of all operating segments combined assets of the Bank.

Financial performance by operating segment:

The CODM reviews the performance of the Bank using the following financial information by operating segment:

F-17

	For the nine months period ended at september 30, 2019
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment banking	Brokerage	Off shore	All other segments	Total before eliminations	Adjustments for consolidation(1)	Total after eliminations
	In millions of COP
Total interest and valuation	9,719,766	1,389,523	796,506	707,243	145	8	4,315	342,451	5,967	12,965,924	169	12,966,093
Interest income on loans and financial leases	9,457,670	1,223,824	716,072	650,887	-	-	-	309,009	2,810	12,360,272	169	12,360,441
Total Debt investments	679,793	129,899	31,233	53,815	20	8	11,245	17,700	6	923,719	-	923,719
Derivatives	(201,962)	131	-	-	-	-	(7,508)	-	-	(209,339)	-	(209,339)
Total liquidity operations	(215,735)	35,669	49,201	2,541	125	-	578	15,742	3,151	(108,728)	-	(108,728)
Interest expenses	(3,303,602)	(524,198)	(216,428)	(288,080)	(102)	(3)	(24)	(228,776)	(46,320)	(4,607,533)	-	(4,607,533)
Net interest margin and valuation income on financial instruments before impairment on loans and financial leases and off balance sheet credit instruments	6,416,164	865,325	580,078	419,163	43	5	4,291	113,675	(40,353)	8,358,391	169	8,358,560
Total credit impairment charges, net	(1,845,967)	(193,518)	(75,015)	(181,733)	(919)	109	(4,255)	27,279	(7,423)	(2,281,442)	-	(2,281,442)
Net interest margin and valuation income on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments	4,570,197	671,807	505,063	237,430	(876)	114	36	140,954	(47,776)	6,076,949	169	6,077,118
Revenues (Expenses) from transactions with other operating segments of the Bank	(24,859)	(28,229)	(1,601)	(26,246)	(19,470)	23,535	46,346	120,915	(90,391)	-	-	-
Fees and commission income (2)	2,386,409	252,283	195,167	123,991	259,632	15,011	84,131	18,648	334	3,335,606	-	3,335,606
Fees and commission expenses	(905,069)	(101,725)	(41,876)	(26,802)	(2,142)	(33)	(2,483)	(2,874)	(3,576)	(1,086,580)	-	(1,086,580)
Total fees and commission income, net	1,481,340	150,558	153,291	97,189	257,490	14,978	81,648	15,774	(3,242)	2,249,026	-	2,249,026
Other operating income	268,897	18,798	5,305	44,889	9,693	14,641	(7,724)	4,579	735,522	1,094,600	(12,875)	1,081,725
Dividends received, and share of profits of equity method investees	(235,941)	2,041	107	655	11,275	(72,477)	12,219	(617,433)	18,350	(881,204)	1,220,904	339,700
Total operating income, net	6,059,634	814,975	662,165	353,917	258,112	(19,209)	132,525	(335,211)	612,463	8,539,371	1,208,198	9,747,569
Operating expenses (3)	(3,794,383)	(423,769)	(316,793)	(263,244)	(88,641)	(26,517)	(81,659)	(42,972)	(376,052)	(5,414,030)	-	(5,414,030)
Impairment, depreciation and amortization	(266,374)	(77,687)	(32,534)	(94,422)	(709)	(136)	(1,314)	(2,218)	(104,942)	(580,336)	(800)	(581,136)
Total operating expenses	(4,060,757)	(501,456)	(349,327)	(357,666)	(89,350)	(26,653)	(82,973)	(45,190)	(480,994)	(5,994,366)	(800)	(5,995,166)
Profit before tax	1,998,877	313,519	312,838	(3,749)	168,762	(45,862)	49,552	(380,401)	131,469	2,545,005	1,207,398	3,752,403

(1) Includes provisions, dividends, gains on sales and non-controlling interest and reclassification according to the analysis process used by the CODM.

(2) For Further information about income from contracts with customers, see note 13.3 Fees and commissions

(3) Includes staff costs, other administration and general expenses, contributions and other tax burdens and others.

F-18

	For the nine months period ended at September 30, 2018
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment banking	Brokerage	Off shore	All other segments	Total before eliminations	Adjustments for consolidation(1)	Total after eliminations
	In millions of COP
Total interest and valuation	9,039,942	1,140,409	667,776	656,748	328	18	11,790	329,193	11,771	11,857,975	60	11,858,035
Interest income on loans and financial leases	8,868,528	1,051,390	616,740	605,069	-	-	-	310,352	6,951	11,459,030	32	11,459,062
Total Debt investments	244,470	69,508	19,618	51,342	84	18	10,808	15,448	1	411,297	26	411,323
Derivatives	20,142	(8,317)	-	-	-	-	(432)	-	-	11,393	3	11,396
Total liquidity operations	(93,198)	27,828	31,418	337	244	-	1,414	3,393	4,819	(23,745)	(1)	(23,746)
Interest expenses	(3,162,328)	(401,827)	(183,816)	(261,459)	(37)	-	(14)	(176,685)	(44,845)	(4,231,011)	-	(4,231,011)
Net interest margin and valuation income on financial instruments before impairment on loans and financial leases and off balance sheet credit instruments	5,877,614	738,582	483,960	395,289	291	18	11,776	152,508	(33,074)	7,626,964	60	7,627,024
Total credit impairment charges, net	(2,517,247)	(169,607)	(72,449)	(125,749)	(797)	(74)	213	31,245	(1,312)	(2,855,777)	-	(2,855,777)
Net interest margin and valuation income on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments	3,360,367	568,975	411,511	269,540	(506)	(56)	11,989	183,753	(34,386)	4,771,187	60	4,771,247
Revenues (Expenses) from transactions with other operating segments of the Bank	(24,550)	(21,381)	(1,596)	(5,109)	(24,369)	14,496	41,096	75,632	(54,219)	-	-	-
Fees and commission income (2)	2,048,887	223,314	163,367	103,128	232,613	12,221	84,659	13,886	2,452	2,884,527	(150)	2,884,377
Fees and commission expenses	(695,346)	(84,803)	(30,311)	(20,658)	(1,669)	(31)	(1,814)	(2,227)	(1,287)	(838,146)	(1)	(838,147)
Total fees and commission income, net	1,353,541	138,511	133,056	82,470	230,944	12,190	82,845	11,659	1,165	2,046,381	(151)	2,046,230
Other operating income	225,404	25,389	3,015	34,365	16,097	811	(7,248)	12,182	660,780	970,795	(17,860)	952,935
Dividends received, and share of profits of equity method investees	(68,872)	2,849	122	709	18,572	(56,700)	(3,224)	(208,206)	(49,829)	(364,579)	605,797	241,218
Total operating income, net	4,845,890	714,343	546,108	381,975	240,738	(29,259)	125,458	75,020	523,511	7,423,784	587,846	8,011,630
Operating expenses (3)	(3,641,815)	(403,897)	(294,330)	(270,609)	(82,242)	(17,839)	(78,140)	(36,742)	(350,149)	(5,175,763)	(30)	(5,175,793)
Impairment, depreciation and amortization	(128,728)	(40,341)	(20,450)	(63,582)	(433)	(99)	(1,043)	(819)	(107,012)	(362,507)	(704)	(363,211)
Total operating expenses	(3,770,543)	(444,238)	(314,780)	(334,191)	(82,675)	(17,938)	(79,183)	(37,561)	(457,161)	(5,538,270)	(734)	(5,539,004)
Profit before tax	1,075,347	270,105	231,328	47,784	158,063	(47,197)	46,275	37,459	66,350	1,885,514	587,112	2,472,626

(1) Includes provisions, dividends, gains on sales and non-controlling interest and reclassification according to the analysis process used by the CODM.

(2) For Further information about income from contracts with customers, see note 13.3 Fees and commissions

(3) Includes staff costs, other administration and general expenses, contributions and other tax burdens and others

F-19

NOTE 4. CASH AND CASH EQUIVALENTS

For purposes of the consolidated statement of cash flow and the consolidated statement of financial position, the following assets are considered as cash and cash equivalents:

	September 30, 2019	December 31, 2018
	In millions of COP
Cash and balances at central bank
Cash	6,468,111	5,192,182
Due from the Colombian Central Bank (1)	5,667,833	6,603,500
Due from other private financial entities	4,137,164	3,713,481
Checks on hold	162,807	216,323
Remittances of domestic negotiated checks in transit	102,528	107,531
Total cash and cash due from banks	16,538,443	15,833,017
Money market transactions
Interbank assets	1,747,137	1,965,973
Reverse repurchase agreements and other similar secured loans	401,167	931,820
Total money market transactions	2,148,304	2,897,793
Total cash and cash equivalents	18,686,747	18,730,810

(1) According to External Resolution Number 005 of 2008 issued by the Colombian Central Bank, the Parent Company must maintain the equivalent of 4.50% of its customer’s deposits with a maturity term less than 18 months as a legal banking reserve, represented in deposits at the Central Bank or as cash in hand. In addition, according to Resolution Number 177 of 2002 issued by the Guatemalan Monetary Board, Grupo Agromercantil Holding through its Subsidiary Banco Agromercantil de Guatemala must maintain the equivalent of 14.60% of its customer’s deposits daily balances as a legal banking reserve, represented in unrestricted deposits at the Bank of Guatemala. For its part, according to the norm of the banks Number 3-06 of 2000 issued by the Financial System Superintendency of El Salvador, Banco Agricola must mantain an equivalent amount between 1.00% and 25.00% of its deposits and debt securities in issue average daily balances as a liquidity reserve, represented in unrestricted deposits or debt securities issued by El Salvador Central Bank. Finally, in accordance with the Agreement 004 of 2008 issued by the Superintendency of Banks of Panama, all Panamanian banks must be maintain a minimum legal liquidity rate established at 30.00%.

As of September 30, 2019 and December 31, 2018, there is restricted cash amounting to COP 284,116 and COP 253,546, respectively, included in other assets on the condensed consolidated interim statement of financial position, which represents margin deposits pledged as collateral for derivative contracts traded through Colombian clearing houses.

As of December 31, 2018, cash and cash equivalents held by FiduPerú S.A. Sociedad Fiduciaria COP 5,830 and Arrendamiento Operativo CIB S.A.C COP 6,646, were classified as assets held for sale.

NOTE 5. FINANCIAL ASSETS INVESTMENTS AND DERIVATIVES

5.1 Financial assets investments

The Bank’s securities portfolios at fair value through profit or loss, other comprehensive income and at amortized cost are listed below, as of September 30, 2019 and December 31, 2018:

As of September 30, 2019

The detail of the carrying value of the financial assets investments is as follows as of September 30, 2019:

F-20

Financial assets investments	Measurement methodology			Total carrying value
	Fair value through profit or loss	Fair value through other comprehensive income	Amortized cost
In millions of COP
Securities issued by the Colombian Government	8,168,889	-	57,022	8,225,911
Securities issued by foreign governments	1,783,500	3,568,167	290,176	5,641,843
Securities issued by government entities	65,565	-	1,805,531	1,871,096
Securities issued by other financial institutions(1)	817,485	187,177	189,656	1,194,318
Corporate bonds	126,532	37,380	1,489,651	1,653,563
Total debt instruments	10,961,971	3,792,724	3,832,036	18,586,731
Total equity securities	847,282	512,988		1,360,270
Total financial assets Investments				19,947,001

(1) Includes mortgage-backed securities (TIPS) measured at fair value through profit or loss amounting to COP 201,353. For further information on TIPS’ fair value measurement see Note 18 fair value of assets and liabilities.

As of December 31, 2018

The detail of the carrying value of the financial assets investments is as follows as of December 31, 2018:

Financial assets investments		Measurement methodology		Total carrying value
	Fair value through profit or loss	Fair value through other comprehensive income	Amortized cost
In millions of COP
Securities issued by the Colombian Government	7,242,168	-	50,243	7,292,411
Securities issued by foreign governments	817,639	3,143,488	272,073	4,233,200
Securities issued by government entities	43,846	-	1,875,260	1,919,106
Securities issued by other financial institutions (1)	661,176	186,250	143,750	991,176
Corporate bonds	145,032	-	1,140,602	1,285,634
Total debt instruments	8,909,861	3,329,738	3,481,928	15,721,527
Total equity securities	1,101,461	538,487		1,639,948
Total financial assets Investments				17,361,475

(1) Includes mortgage-backed securities (TIPS) measured at fair value through profit or loss amounting to COP 196,920 and amortized cost amounting to COP 7. For further information on TIPS’ fair value measurement see Note 17 fair value of assets and liabilities.

The following table shows the breakdown of the changes in the gross carrying amount of the debt securities at Fair value through other comprehensive income and Amortized cost, in order to explain their significance to the changes in the loss allowance for the same portfolio as discussed above:

As of September 30, 2019

Debt instruments portfolio measure at fair value through OCI and amortized cost	Stage 1	Stage 2	Total
In millions of COP
Gross carrying amount as of 1 January 2019	6,785,507	26,159	6,811,666
Transfers:

Transfer from Stage 1 to Stage 2	(14,024)	14,024	-
Change in measurement	13,637	-	13,637
Financial assets derecognized during the period other than write-offs	(3,178,330)	(393)	(3,178,723)
New financial assets purchased	3,810,570	-	3,810,570
Valuation on investments and Write-offs	(62,955)	(144)	(63,099)
Foreign exchange	228,906	1,803	230,709
Gross carrying amount as of 30 September 2019	7,583,311	41,449	7,624,760

F-21

The following shows provisions detail using the expected credit losses model:

As of September 30, 2019

Concept	Stage 1	Stage 2	Total
In millions of COP
Securities at amortized cost	3,790,587	41,449	3,832,036
Carrying amount	3,798,601	41,969	3,840,570
Loss allowance	(8,014)	(520)	(8,534)
Securities at fair value through other comprehensive income	3,792,724	-	3,792,724
Carrying amount	3,794,847	-	3,794,847
Loss allowance	(2,123)		(2,123)

As of December 31, 2018

Concept	Stage 1	Stage 2	Total
In millions of COP
Securities at amortized cost	3,456,164	25,764	3,481,928
Carrying amount	3,467,285	26,373	3,493,658
Loss allowance	(11,121)	(609)	(11,730)
Securities at fair value through other comprehensive income	3,329,345	393	3,329,738
Carrying amount	3,332,398	393	3,332,791
Loss allowance	(3,053)	-	(3,053)

The following table sets forth the changes in the allowance for debt instruments measured at amortized cost and fair value through other comprehensive income:

As of September 30, 2019

Concept	Stage 1	Stage 2	Total
In millions of COP
Balance of January 1, 2019	14,174	609	14,783
Net effect in loss allowance changes	(3,399)	-	(3,399)
Transfer to Stage 1	(2,869)		(2,869)
Transfer to Stage 2	(530)		(530)
New debt instruments purchased	4,136		4,136
Debt instruments that have been derecognized	(5,340)		(5,340)
Translation adjustment	566	(89)	477
Balance of September 30, 2019	10,137	520	10,657

F-22

The following table shows the fair value of equity securities:

Equity securities	Carrying amount
	September 30, 2019	December 31, 2018
	In millions of COP
Equity securities at fair value through profit or loss (1)	847,282	1,101,461
Equity securities at fair value through OCI	512,988	538,487
Total equity securities	1,360,270	1,639,948

(1) The decrease is mainly due to the sale of the Sura Assets Management by COP 69,162 in April 15, 2019. In accordance with the price conditions agreed with Caisse de Dépôt et Placement du Québec (CDPQ) for the sale of this investment, the total Bank’s shareholding was sold for (USD 135,173) COP 423,996.

Equity securities that have been designated to be measured at fair value through OCI are considered strategic for the Bank and, thus, there is no intention to sell them in the foreseeable future and that is the main reason for using this presentation alternative.

The following table details the equity instruments designated at fair value through other comprehensive income analyzed by listing status:

Equity securities	Carrying amount
	September 30, 2019	December 31, 2018
In millions of COP
Securities at fair value through OCI:
Equity securities listed in Colombia	68,810	71,626
Equity securities listed elsewhere	6,303	5,319
Equity securities unlisted:
TELERED	115,180	100,126
Asociación Gremial de Instituciones Financieras Credibanco S.A.	89,006	84,807
CIFI (1)	-	23,663
Compañía De Procesamiento de Medios de Pago Guatemala (Bahamas), S. A.	18,959	17,408
Transacciones y Transferencias, S. A.	5,178	6,424
CADENALCO	3,066	2,964
Others	206,486	226,150
Total equity securities at fair value through OCI	512,988	538,487

(1) During 2019 CIFI was totally sold for USD 6,122,697. This transaction transferred from OCI to retained earnings the amount of COP 3,579.

5.2 Derivative financial instruments

The Bank derivative activities do not give rise to significant open positions in portfolios of derivatives. The Bank enters into derivative transactions to facilitate customer business, for hedging purposes and arbitrage activities, such as forwards, options or swaps where the underlying are exchange rates, interest rates and securities.

A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets and/or indices. Financial futures and forward settlement contracts are agreements to buy or sell a quantity of a financial instrument (including another derivative financial instrument), index, currency or commodity at a predetermined rate or price during a period or at a date in the future. Futures and option contracts are standardized agreements for future delivery, traded on exchanges that typically act as a platform.

For further information related to the objectives, policies and processes for managing the Bank’s risk, please see Note 19 Risk Management.

F-23

The following table sets forth for the Bank’s derivatives by type of risk:

Derivatives	September 30, 2019	December 31, 2018
In Millions of COP
Forwards
Assets
Foreign exchange contracts	294,120	294,345
Equity contracts	3,284	981
Subtotal Assets	297,404	295,326
Liabilities
Foreign exchange contracts	(392,116)	(299,015)
Equity contracts	(8,483)	(7,585)
Subtotal Liabilities	(400,599)	(306,600)
Total Forwards	(103,195)	(11,274)
Swaps
Assets
Foreign exchange contracts	1,409,205	1,199,236
Interest rate contracts	474,435	252,928
Subtotal Assets	1,883,640	1,452,164
Liabilities
Foreign exchange contracts	(831,195)	(700,903)
Interest rate contracts	(478,096)	(257,978)
Subtotal Liabilities	(1,309,291)	(958,881)
Total Swaps	574,349	493,283
Options
Assets
Foreign exchange contracts	111,882	96,218
Subtotal Assets	111,882	96,218
Liabilities
Foreign exchange contracts	(42,884)	(29,589)
Subtotal Liabilities	(42,884)	(29,589)
Total Options	68,998	66,629
Derivative Assets	2,292,926	1,843,708
Derivative Liabilities	(1,752,774)	(1,295,070)
Total, net	540,152	548,638

Derivative assets and liabilities are reported on a gross basis on the condensed consolidated interim statement financial position unless there is a legally enforceable right to set off the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

NOTE 6. LOANS AND ADVANCES TO CUSTOMERS AND FINANCIAL INSTITUTIONS, NET

Loans and financial leasing operating portfolio

The following is the composition of the loans and financial leasing operations portfolio, net as of September 30, 2019 and December 31, 2018:

Composition	September 30, 2019	December 31, 2018
	In millions of COP
Commercial (1)	95,549,668	94,600,648
Consumer	38,728,899	31,993,381
Mortgage	24,249,961	22,870,685
Financial Leases	24,227,115	23,198,204
Small Business Loans	1,274,638	1,156,198
Total gross loans and Financial Leases	184,030,281	173,819,116
Total allowance	(10,621,994)	(10,235,831)
Total Net Loans and financial leases	173,408,287	163,583,285

(1) Includes loans to financial institutions amounting to COP 9,548,305 and COP 8,154,507 as of September 30, 2019 and December 31, 2018, respectively.

F-24

The following table shows the breakdown of loans to financial institutions by stage:

As of September 30, 2019

Concept	Stage 1	Stage 2	Stage 3	Total
Total loans to Financial institutions	9,547,515	67	723	9,548,305
Allowance	(20,912)	(1)	(370)	(21,283)
Total Net Loans with financial institutions	9,526,603	66	353	9,527,022

As of December 31, 2018

Concept	Stage 1	Stage 2	Stage 3	Total
Total loans to Financial institutions	8,140,354	13,812	341	8,154,507
Allowance	(15,048)	(1,123)	(267)	(16,438)
Total Net Loans with financial institutions	8,125,306	12,689	74	8,138,069

For more details on the composition of the loans and financial leasing operations portfolio, see Note 18 Risk Management.

Allowance for loans losses

The following table sets forth the changes in the allowance for loans and advances and lease losses as of September 30, 2019 and 2018:

As of September 30, 2019

Concept	Commercial	Consumer	Mortgage	Financial Leases	Small Business Loans	Total
	In millions of COP
+Balance at beginning of period January 1, 2019	5,360,833	2,892,891	853,764	990,970	137,373	10,235,831
+ Provisions for loan losses (1)	2,895,645	2,438,042	196,702	46,040	89,326	5,665,755
- Charges-off	(1,263,580)	(1,382,511)	(80,079)	(71,728)	(53,210)	(2,851,108)
- Recoveries	(1,931,255)	(785,738)	(139,922)	(80,874)	(30,921)	(2,968,710)
Adjusted stage 3	175,271	107,076	32,239	38,609	6,952	360,147
+/- Translation adjustment	71,239	88,038	13,178	4,693	2,931	180,079
Balance of September 30, 2019	5,308,153	3,357,798	875,882	927,710	152,451	10,621,994

(1) The provision for loan losses, net COP 2,697,045 differs from the COP 2,274,298 presented in the line “Credit impairment charges on loans and advances and financial leases, net” of the Condensed Consolidated Interim Statement of Income, in the amount of COP 422,747 due to the recovery of charged-off loans.

F-25

As of September 30, 2018

Concept	Commercial	Consumer	Mortgage	Financial Leases	Small business loans	Total
	In millions of COP
Balance of period January 1, 2018	4,514,180	2,291,829	645,101	631,402	140,591	8,223,103
+ Effect of adoption of IFRS 9	516,164	228,240	104,076	176,224	1,815	1,026,519
+Balance at beginning of period January 1, 2018(Adjusted)	5,030,344	2,520,069	749,177	807,626	142,406	9,249,622
+/- Loan purchases / Loan sales (1)	(882)	-	-	11	-	(871)
+ Provisions for loan losses (2)	3,252,518	2,378,279	169,524	243,331	86,980	6,130,632
- Charges-off	(1,109,267)	(1,496,771)	(54,729)	(69,237)	(68,612)	(2,798,616)
- Recoveries (2)	(1,966,564)	(745,688)	(114,785)	(46,927)	(35,074)	(2,909,038)
Adjusted stage 3 (3)	169,404	83,452	24,398	31,068	6,706	315,028
+/- Translation adjustment	(3,493)	5,867	(285)	(1,414)	194	869
Balance at September 30, 2018	5,372,060	2,745,208	773,300	964,458	132,600	9,987,626

(1) This item includes portfolio purchase/sales operation held between Bancolombia S.A. and Titularizadora Colombiana.

(2) The provision for loan losses, net COP 3,221,594 differs from the COP 2,892,336 presented in the line “Credit impairment charges on loans and advances and financial leases, net” of the Consolidated Statement of Income, in the amount of COP 329,258 due to the recovery of charged-off loans.

(3) Provisions reflect the expected credit losses (ECL) measured using the three-step approach under IFRS 9, as described in Note 2 significant accounting policies.

The following explains the significant changes in the loans and provision during the period ended at September 30, 2019 with the expected credit loss model according to IFRS 9:

As of September 30, 2019

Loans	Stage 1	Stage 2	Stage 3	Simplified methodology	Total
In millions of COP
Balance at January 1, 2019	153,894,099	7,606,260	12,212,964	105,793	173,819,116
Transfer to Stage 1	789,557	(1,611,337)	(154,559)	-	(976,339)
Transfer to Stage 2	(3,492,543)	3,585,954	(408,262)	-	(314,851)
Transfer to Stage 3	(1,939,181)	(1,021,942)	3,056,185	-	95,062
Payments	(10,755,758)	(243,190)	(412,594)		(11,411,542)
Net remeasurement of loss allowance	(15,397,925)	709,485	2,080,770	-	(12,607,670)
New financial assets purchased/originated	60,295,398	1,449,434	1,705,029	134,442	63,584,303
Financial assets that have been derecognized	(39,177,114)	(1,117,604)	(1,728,752)	(5,001)	(42,028,471)
Charges-off	(241,374)	(236,892)	(2,372,842)	-	(2,851,108)
Foreign Exchange and other movements	3,733,863	215,190	155,544	9,514	4,114,111
Balance at September 30, 2019	163,106,947	8,625,873	12,052,713	244,748	184,030,281

As of September 30, 2019

Provision	Stage 1	Stage 2	Stage 3	Simplified methodology	Total
In millions of COP
Balance at January 1, 2019	1,759,774	1,215,323	7,244,502	16,232	10,235,831
Transfer to Stage 1	62,303	(237,532)	(83,762)	5,220	(253,771)
Transfer to Stage 2	(92,000)	549,751	(188,893)	(272)	268,586
Transfer to Stage 3	(97,639)	(240,116)	2,605,826	846	2,268,917
Provisions for loan losses	(188,969)	(73,605)	340,190	-	77,616
Net remeasurement of loss allowance	(316,305)	(1,502)	2,673,361	5,794	2,361,348
New financial assets purchased/originated	764,729	297,270	1,139,254	5,138	2,206,391
Financial assets that have been derecognized	(334,662)	(155,343)	(1,019,725)	(817)	(1,510,547)
Charges-off	(24,580)	(85,981)	(2,740,332)	(215)	(2,851,108)
Foreign Exchange and other movements	41,229	27,412	111,214	224	180,079
Balance at September 30, 2019	1,890,185	1,297,179	7,408,274	26,356	10,621,994

F-26

Impact of movements in loans and provision for Stage

Stage 1 (12 months expected credit losses): the exposure in stage 1 presented a positive variation of COP 9,212,848 and the allowance increased COP 130,411. The growth of the portfolio at this stage is mainly due to the new disbursement of 2019, mostly in consumer and mortgage portfolio. There is also a credit portfolio growth of the dollar loans due to increase in the exchange rate.  The variation in the allowance is consistent with the growth on the portfolio.

Stage 2: (Lifetime expected credit losses): the exposure in stage 2 increased COP 1,019,613, and allowance has an increase of COP 81,856. The increase in the exposure is mainly explained for the migration of clients of the commercial portfolio from stage 1 to stage 2. Regarding the allowance, the increase is concentrated in Bancolombia, specifically in restructures clients of the commercial portfolio and consumer portfolio with more of 30 past due days.

Stage 3 (Lifetime expected credit losses):  the exposure in stage 3 decreased COP 160,261, while allowance increased COP 163,772, the exposure decrease is associated mainly to the commercial portfolio, due to write offs in the energetic sector. Regarding the allowance, the increase is due mainly to clients in the infrastructure and agriculture sector that remain in stage 3 and increased the risk level.

Charges-off

As of September 30, 2019, and December 31, 2018 the write off loans amounted to COP 2,851,108 and COP 3,815,912.

NOTE 7. LEASES

7.1. Lessee

The Bank has subscribed lease agreements as a lessee. These leases arrangements involve offices, branches and administrative offices as well as some technological equipment. As of September 30, 2019, the right of use assets amounted to COP 1,752,734 and consisted of the following:

Right of use assets	Balance at January 01, 2019		Roll - forward					Balance at September 30, 2019
		Acquisitions	Additions	Expenses depreciation	Disposals	Revaluation	Effect of changes in foreign exchange rate
In millions of COP
Buildings
Cost	1,487,175	109,110	164,755	-	(30,082)	(810)	53,984	1,784,132
Accumulated depreciation	-	-	-	(112,508)	15,388	-	(2,783)	(99,903)
Furniture and fixtures
Cost	579	3,754	-	-	(151)	(360)	126	3,948
Accumulated depreciation	-	-	-	(717)	77	-	(25)	(665)
Technological equipment
Cost	49,736	3,625	-	-	(284)	(2,873)	1,346	51,550
Accumulated depreciation	-	-	-	(12,782)	18	-	(135)	(12,899)
Vehicles
Cost	34,956	2,770	-	-	(8,488)	(1,310)	-	27,928
Accumulated depreciation		-	-	(2,720)	1,363	-	-	(1,357)
Total right of use assets – cost	1,572,446	119,259	164,755	-	(39,005)	(5,353)	55,456	1,867,558
Total right of use assets - accumulated depreciation	-	-	-	(128,727)	16,846	-	(2,943)	(114,824)
Total right of use assets, net	1,572,446	119,259	164,755	(128,727)	(22,159)	(5,353)	52,513	1,752,734

F-27

The following table sets forth the changes in lease liabilities as of September 30, 2019 according to IFRS 16:

Concept	Total
In millions of COP
Balance at January 01, 2019	1,848,833
(+) New contracts	113,834
(+/-) Reassessment of the lease liability	(20,304)
(-) Payments	(191,596)
(+) Interest caused	96,280
(+/-) Effect of changes in foreign exchange rate	54,419
Balance at September 30, 2019	1,901,466

The following table shows maturity analysis of lease liabilities as of September 30, 2019:

Assets	Maturity less than 1 year	Maturity between 1 and 3 years	Maturity between 3 and 5 years	Maturity more than 5 years	Total lease liabilities
Buildings	8,948	18,134	78,012	1,750,696	1,855,790
Vehicles	-	1,017	-	2,170	3,187
Technological equipment	9,687	10,408	3,483	15,904	39,482
Furniture and fixtures	-	1,510	1,497	-	3,007
Total lease liabilities	18,635	31,069	82,992	1,768,770	1,901,466

The weighted average rates and average useful life of right of use assets are as follows:

As of September 30, 2019

Right of use assets	Weighted average life	Weighted average remaining lease terms	Weighted average discount rates
Buildings	282	158	5%
Vehicles	37	32	6%
Technological equipment	91	60	4%
Furniture and fixtures	46	39	7%

As of September 30, 2019, the lease payments associated with those assets amounted to COP 191.596.

In the Consolidated Statement of Income, the detail of leases are as follows:

As of September 30, 2019

Right of use assets	Financial interest	Expenses depreciation	Payments of penalties	Effect of changes in foreign exchange rate	Short-term leases	Leases for which the underlying asset is of low value
Buildings	94,363	112,508	83	36	252	284
Vehicles	97	2,720	-	-	10	-
Machinery	1	197	-	-	-	-
Technological equipment	1,700	12,782	72	-	-	2,430
Furniture and fixtures	119	520	-	-	-	-
Total	96,280	128,727	155	36	262	2,714

F-28

7.2. Lessor

Finance leases

The Bank has subscribed lease agreements as the lessor. These leases arrangements involve machinery and equipment, computer equipment, automobile and furniture and fixtures and their terms range between one and ten years, as follows:

As of September 30, 2019

Period	Gross investment in finance lease receivable	Present value of minimum payments

	In millions of COP
Within 1 year	1,220,547	550,027
Over 1 year, but less than 5 years	6,781,596	7,008,711
Over 5 years	23,118,773	16,668,377
Total gross investment in finance lease receivable/ present value of minimum payments	31,120,916	24,227,115
Less: Future financial income (1)	(6,893,801)	-
Present value of payments receivable	24,227,115	24,227,115
Minimum non-collectable payments impairment	(927,710)	(927,710)
Total	23,299,405	23,299,405

(1) Future financial income: Total Gross Investment - Total Present Value of minimum payments.

As of December 31, 2018

Period	Gross investment in finance lease receivable	Present value of minimum payments

	In millions of COP
Within 1 year	735,187	526,581
Over 1 year, but less than 5 years	8,194,658	6,677,063
Over 5 years	22,738,577	15,994,560
Total gross investment in finance lease receivable/ present value of minimum payments	31,668,422	23,198,204
Less: Future financial income (1)	(8,470,218)	-
Present value of payments receivable	23,198,204	23,198,204
Minimum non-collectable payments impairment	(985,844)	(985,844)
Total	22,212,360	22,212,360

(1) Future financial income: Total Gross Investment - Total Present Value of minimum payments.

F-29

Unsecured residual value

The following table sets the unsecured residual values by type of asset as of September 30, 2019:

As of September 30, 2019

Type of asset	Residual value
In millions of COP
Technology	25,371
Automobile	23,759
Machinery and equipment	11,655
Furniture and fixtures	222
Total	61,007

(*) The unsecured residual value is the part of the residual value of the leased asset, whose realization is not secured or is secured by a third party related to the lessor.

Operating leases – lessor

Certain of the Bank’s subsidiaries leases assets to third parties under non-cancelable leases arrangements. Assets provided through operating leases are recorded as premises and equipment. The terms established for these agreements range from one to ten years.

The following table presents the information of minimum payments by lease to be received:

September 30, 2019
In millions of COP
Within 1 year	353,131
Over 1 year, but less than 5 years	883,482
Over 5 years	381,534
TOTAL	1,618,147

NOTE 8. GOODWILL AND INTANGIBLE ASSETS, NET

Intangibles assets and goodwill are as follows:

	September 30, 2019	December 31, 2018
In millions of COP
Intangible assets	543,979	563,452
Goodwill	7,103,536	6,638,403
Total	7,647,515	7,201,855

Full details of the Bank’s intangibles assets for the year ended at December 31, 2018 are included in the 2018 Annual Report, and there is no relevant information about the composition of the Bank’s intangible assets to be disclosed as of September 30, 2019.

NOTE 9. INCOME TAX

The income tax is recognized in each country where the Bank has operations, in accordance with the tax regulations in force in each of the countries.

The deferred tax asset and liability is recognized based on the temporary differences arising from the future estimate of tax and accounting effects attributable to differences between assets and liabilities in the financial statements and its tax base.

F-30

The methodology applied to calculate the income tax for Bancolombia subsidiaries at the end of September 2019 was the indicated in IAS 12, with the exception of Bancolombia (Colombia), which calculated the income tax for the nine-month period completed on September 30, 2019 through a reasonable estimate in accordance with paragraph 30 (c) of IAS 34 Interim Financial Information.

In order to adequately comply with tax regulations on a timely basis, the Bank constantly analyzes and interprets current tax legislation that is applicable to its operations.

9.1 Components recognized in the Condensed Consolidated Interim Income Statement for the nine month period ended

	September 30, 2019	September 30, 2018
	In millions of COP
Current tax
Fiscal period	857,963	667,676
Prior fiscal terms	7,909	(48,471)
Total current tax	865,872	619,205
Deferred tax
Fiscal period	152,597	100,377
Total deferred tax	152,597	100,377
Total tax	1,018,469	719,582

9.2 Components recognized in Other Comprehensive Income (OCI), for the nine month period ended

September 30, 2019
In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Revaluation losses related to the defined benefit liability	(830)	(1,357)	(2,187)
Net income (loss) from financial instruments measured at fair value	(126,788)	10,002	(116,786)
Unrealized gains/(loss) on investments in associates and joint ventures using equity method.	496	(1,090)	(594)
Net profit (loss) net investment coverage in operations abroad	619,148	159,391	778,539
Net	492,026	166,946	658,972

See Condensed Consolidated Interim Statement Of Comprehensive Income

September 30, 2018
In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Revaluation losses related to the defined benefit liability	(3,689)	-	(3,689)
Net income (loss) from financial instruments measured at fair value	27,759	17,030	44,789
Unrealized gains/(loss) on investments in associates and joint ventures using equity method.	290	(547)	(257)
Net profit (loss) net investment coverage in operations abroad	30,983	-	30,983
Net	55,343	16,483	71,826

See Condensed Consolidated Interim Statement Of Comprehensive Income

F-31

9.3 Other disclosures

9.3.1 Explanation of applicable rates

Companies domiciled in Colombia

	September 30, 2019	December 31, 2018
Income	33.00%	33.00%
Surcharge	4.00%	4.00%
Total	37.00%	37.00%

Domiciled companies in other countries

The current and deferred income tax rate for the taxable periods 2018 and for the nine month period ended was:

		September 30, 2019	December 31, 2018
Companies from Peru	Income	-	29.5%
Companies from Panama	Income	25%	25%
Companies from Salvador	Income	30%	30%
Companies from Guatemala	Income	25%	25%

9.3.2 Amount of temporary differences in subsidiaries, branches, associates on which no deferred tax expense has been recognized

	September 30, 2019	December 31, 2018
	In millions of COP
Temporary differences
Local subsidiaries	(1,133,979)	(442,739)
Foreign subsidiaries	(4,547,635)	(4,547,635)

In accordance with IAS 12, no deferred tax expense was recognized due to the fact that management are able to control the future time when those differences will reserve, and that this is not expected to take place in the foreseeable future.

9.3.3 Temporary differences to September 30, 2019

The net deferred tax assets and liabilities by company is as follows:

	September 30, 2019	September 30, 2019	December 31, 2018	December 31, 2018
Company	Deferred tax assets	Deferred tax liability	Deferred tax assets	Deferred tax liability
	In millions of COP
Arrendadora Financiera S.A.	74		94
Bagrícola Costa Rica S.A.	100		74
Grupo Agromercantil Holding	16,000			(13,566)
Banca de Inversión Bancolombia S.A.		(20,196)		(20,300)
Banco Agrícola S.A.	82,300		67,527
Bancolombia S.A.		(1,191,259)		(1,245,807)
Banistmo S.A. y Filiales	253,974		198,958
Pasarela Colombia (antes BIBA Inmobiliaria S.A.S.)	154			(19)
Fideicomiso “Lote Abelardo Castro”		(123)		(123)
Fiduciaria Bancolombia S.A.		(1,560)		(4,265)
Inversiones CFNS S.A.S.		(321)		(1,011)
Renting Colombia S.A.		(23,475)		(22,450)
Transportempo S.A.S	1,112		163
Valores Banagrícola S.A	7		19
Valores Bancolombia S.A.	5,988		4,342
Valores Simesa S.A. Gestora de Fondos de Inversión	18	(10,765)		(10,754)
Net Deferred Tax by Company	359,727	(1,247,699)	271,177	(1,318,295)
Net Deferred Tax		(887,972)		(1,047,118)

F-32

This section shows the net deferred tax resulting from each company and differs from the information in section 9.3.4, because there the deferred tax is disclosed according to its nature.

9.3.4. Asset and liability deferred tax detail without netting by company

This section shows the deferred tax according to its nature and differs from the information in section 9.3.3, because there the deferred tax is shown net by company.

Deferred tax assets with effect on Income Statement, OCI and Equity

Deferred tax summary in balance sheet accounts	December 31, 2018	With effects on Results	With effects on OCI and Retained Profits	Eliminations	Reclassifications	September 30, 2019
In millions of COP
Deferred tax assets Results	704,801	163,917	-	(35,768)	172,868	1,005,818
Deferred tax assets OCI and Equity	477,876	-	304,344	-	(164,519)	617,701
Net Deferred Tax	1,182,677	163,917	304,344	(35,768)	8,349	1,623,519

	December 31, 2018	Implementation	Increase	September 30, 2019
In millions of COP
Deferred Tax Assets:
Property and equipment	18,117	11,062	1,876	8,931
Employee Benefits	172,327	1,048	29,765	201,044
Deterioration assessment	56,920	57,477	216,540	215,983
Tax credits settlement	74,189	2,882	-	71,307
Financial Obligations	291,865	16,459	60,721	336,127
Investments evaluation	73,863	1,847	65,655	137,671
Other deductions	17,520	1,579	18,814	34,755
Total Deferred Tax Assets	704,801	92,354	393,371	1,005,818

	December 31, 2018	Implementation	Increase	September 30, 2019
In millions of COP
Deferred Tax Assets:
Net investment coverage in operations abroad	179,765	-	159,391	339,156
Employee Benefits	28,603	1,581	498	27,520
IFRS 9 implementation adjustment(1)	269,508	234,966	216,483	251,025
Total Deferred Tax Assets	477,876	236,547	376,372	617,701

(1) value recorded against retained earnings, not other comprehensive income (OCI)

F-33

Deferred tax liability with effect on Income Statement, OCI and Equity

Deferred tax summary in balance sheet accounts	December 31, 2018	With effects on Results	With effects on OCI and Retained Profits	Eliminations	Reclassifications	September 30, 2019
In millions of COP
Deferred tax liability Results	(2,122,001)	(283,134)	-	31,909	(38,524)	(2,411,750)
Deferred tax liability OCI and Equity	(107,794)	-	1,483	-	6,570	(99,741)
Net Deferred Tax	(2,229,795)	(283,134)	1,483	31,909	(31,954)	(2,511,491)

	December 31, 2018	Implementation	Increase	September 30, 2019
In millions of COP
Deferred Tax liability:
Property and equipment	(243,330)	39,858	7,497	(210,969)
Lease restatement	(213,359)	-	37,796	(251,155)
Deterioration assessment	(375,178)	-	60,105	(435,283)
Participatory titles evaluation	(139,963)	60,357	39,764	(119,370)
Derivatives' evaluation	(178,470)	17,515	-	(160,955)
Goodwill	(858,849)	12,934	135,991	(981,906)
Properties received in payment	(77,043)	-	15,773	(92,816)
Other deductions	(35,809)	8,399	131,886	(159,296)
Total Deferred Tax liability:	(2,122,001)	139,063	428,812	(2,411,750)

	December 31, 2018	Implementation	Increase	September 30, 2019
In millions of COP
Deferred Tax liability
Employee Benefits	(3,917)	-	274	(4,191)
Investments evaluation	(95,283)	10,646	645	(85,282)
Investments in associates. Adjustment for equity method	(663)	663	1,754	(1,754)
IFRS 9 implementation adjustment(1)(2)	(7,931)	77,964	78,547	(8,514)
Total Deferred Tax liability:	(107,794)	89,273	81,220	(99,741)

(1) value recorded against retained earnings, not other comprehensive income (OCI)

(2) Effect on Grupo Agromercantil Holding, due to an increase in the investments evaluation

Total deferred tax

Deferred tax summary in balance sheet accounts	December 31, 2018	With effects on Results	With effects on OCI and Retained Profits	Eliminations	Reclassifications	September 30, 2019
In millions of COP
Deferred Tax assets	1,182,677	163,917	304,344	(35,768)	8,349	1,623,519
Deferred Tax liability	(2,229,795)	(283,134)	1,483	31,909	(31,954)	(2,511,491)
Net Deferred Tax	(1,047,118)	(119,217)	305,827	(3,859)	(23,605)	(887,972)

F-34

9.3.5 Reconciliation of the nominal tax rate and effective tax rate

Reconciliation of the tax rate	September 30, 2019	September 30, 2018
In millions of COP
Accounting profit	3,752,403	2,472,626
Applicable tax with nominal rate	1,388,389	914,872
Non-deductible expenses to determine taxable profit (loss)	248,217	209,841
Accounting and non-tax expense (income) to determine of taxable profit (loss)	(187,410)	(59,908)
Base Differences	223,809	334,648
Fiscal and non-accounting expense (income) to determine of taxable profit (loss)	(206,986)	(205,202)
Ordinary activities income exempt from taxation	(150,468)	(130,665)
Ordinary activities income not constituting income or occasional tax gain	(133,221)	(83,503)
Tax deductions	(96,730)	(52,405)
Goodwill Depreciation	(163,708)	(157,762)
Tax depreciation surplus	(86,746)	(60,738)
Tax rate effect in other countries	(16,987)	(46,481)
Prior fiscal terms	7,909	(48,471)
Other effects of the tax rate by reconciliation between accounting profit and tax expense (income)	192,401	105,356
Total tax	1,018,469	719,582

9.4 Tax contingent liabilities and assets

For the Financial Statements as of December 31, 2018 and September 30, 2019, the Bancolombia Group, once the tax positions adopted in the statements subject to review by the tax authority were analyzed, considered it necessary to reverse and update the uncertain positions in accordance with the administrative acts received during the year:

Balance December 2018	Update	Payments	Reversal	Balance September 2019
114,968	9,997	6,086	19,031	99,848

9.5 Tax credits

The following is the detail of the fiscal losses and presumptive income excesses over net income in the Group's entities, which have not been used, as of September 30, 2019.

Base	Deferred tax recognized asset
In millions of COP
226,371	71,307

In the implementation of the provisions of IAS 12 "Income Tax", a deferred tax asset is recognized, provided that the company will have future taxable profits with which to charge this temporary difference.

F-35

NOTE 10. DEPOSITS BY CUSTOMERS

The detail of the deposits as of September 30, 2019 and December 31, 2018 is as follows

Deposits	September 30, 2019	December 31, 2018
	In millions of COP
Saving accounts	61,053,267	59,635,379
Time deposits	65,403,609	56,853,141
Checking accounts	22,656,648	24,098,073
Other deposits	930,680	1,541,878
Total	150,044,204	142,128,471

NOTE 11. DEBT INSTRUMENTS IN ISSUE

The breakdown of the Bank securities in issue by maturity is as follows:

As of September 30, 2019

Issuer	Less than a year	1 to 3 years	3 to 5 years	more than 5 years	Total amortized cost
In millions of COP
Local currency
Subordinated bonds (1)	-	-	-	1,210,894	1,210,894
Ordinary bonds	-	-	154,955	3,369,729	3,524,684
Foreign currency
Subordinated bonds (1)	-	-	-	7,252,717	7,252,717
Ordinary bonds	364,064	1,026,718	291,604	7,458,406	9,140,792
Total	364,064	1,026,718	446,559	19,291,746	21,129,087

(1)	The subordinated bonds, in the event of default of the Bank, will be subordinated to the claims of depositors and all other creditors of the issuer, other than creditors whose claims rank equally with, or are junior to, the claims of the holders of the subordinated liabilities.

As of December 31, 2018

Issuer	Less than a year	1 to 3 years	3 to 5 years	more than 5 years	Total amortized cost
In millions of COP
Local currency
Subordinated bonds (1)	-	-	-	1,425,034	1,425,034
Ordinary bonds	-	-	154,813	3,027,306	3,182,119
Foreign currency
Subordinated bonds (1)	-	-	-	6,790,506	6,790,506
Ordinary bonds	652,579	339,419	159,721	7,737,855	8,889,574
Total	652,579	339,419	314,534	18,980,701	20,287,233

(1)	The subordinated bonds, in the event of default of the Bank, will be subordinated to the claims of depositors and all other creditors of the issuer, other than creditors whose claims rank equally with, or are junior to, the claims of the holders of the subordinated liabilities.

As of September 30, 2019 and December 31, 2018, there were no covenants linked to the aforementioned securities in issue, nor were any of these instruments past due by the Bank in relation to its financial obligations.

Sustainable Bonds Offering

On June 25, 2019 Bancolombia S.A. completed the offering of ordinary bonds in an aggregate principal amount of COP 657,000. The bonds will mature 5 years from the date of issue. This issuance was allocated through a public offering in Colombia aimed at institutional investors authorized to operate in the Secondary Market exchange, including multilateral organizations.

F-36

Green Bonds Offering

On July 18, 2018 Bancolombia S.A. completed the offering of ordinary bonds in an aggregate principal amount of COP 300,000 million with a term of 3 and 5 years and a rate of IPC + 2.60% and ICP +2.95%, respectively. The bonds are referred to as Green Bonds because the proceeds from the offering will be used to finance sustainability projects to combat climate changes, associated with renewable energies and sustainable constructions.

NOTE 12. EMPLOYEE BENEFIT PLANS

The following table shows liabilities relating to post-employment and long-term benefit plans:

Post-employment and long-term benefit plans	September 30, 2019	December 31, 2018
	In millions of COP
Defined benefit pension plan	124,224	128,246
Severance obligation	27,590	30,732
Retirement Pension Premium Plan and Senior Management Pension Plan Premium	130,678	120,966
Other long term benefits	461,399	439,321
Post-employment and long-term benefit plans	743,891	719,265

Short-term employment benefit plans recognized in the condensed consolidated interim statement of financial position in the line “other liabilities” consist of the following:

Other employment benefit plans	September 30, 2019	December 31, 2018
	In millions of COP
Current severance obligation	97,668	113,654
Other bonuses and short-term benefits (1)	289,845	351,697
Other employment benefit plans	387,513	465,351

(1) The decrease between amount as of September 30, 2019, and December 31, 2018 corresponds to the difference of three months of provision recognized by the Bank as bonuses related to private agreements in connection with the employees' variable compensation.

Plan Assets

As of September 30, 2019, and December 31, 2018 the plan assets consist of the following

Plan assets	As of September 30, 2019	As of December 31, 2018
	In millions of COP
Colombia	29,836	32,252
Panamá	4,956	4,884

Defined contribution plans

The expense recognized in the line “Salaries and employee benefits” of the condensed consolidated interim statement of income for defined contribution plans, for current severance regimen and pension benefits for the nine months period ended at September 30, is:

Defined contribution plans	2019	2018
	In millions of COP
Pension	149,802	138,131
Current severance regimen	69,726	66,108
Total	219,528	204,239

F-37

NOTE 13. APPROPIATED RESERVES

As of September 30, 2019, and December 31, 2018 the appropriated retained earnings consist of the following:

Concept	September 30, 2019	December 31, 2018
	In millions of COP
Appropriation of net income (1)	9,406,792	9,312,009
For fiscal provisions (2)	262,671	276,640
Others (3)	743,359	153,125
Total appropriated reserves	10,412,822	9,741,774

(1) The legal reserve fulfills two objectives: to increase and maintain the company's capital and to absorb economic losses. Based on the aforementioned, this amount shall not be distributed in dividends to the stockholders.

(2) Pursuant to Article 130 of Tax Statute, a non-distributable reserve to the shareholders must be established for the 70% of the difference between the accounting and the tax depreciation, when the tax depreciation is greater than the accounting depreciation.

(3) The increase of other reserves corresponds to occasional reserves for business growth and leverage.

NOTE 14. NET OPERATING INCOME

14.1 Interest and valuation on investment

The following table sets forth the detail of interest and valuation on financial asset instruments for the years ended September 30, 2019 and 2018:

	2019	2018
	In millions of COP
Debt investments, net	116,777	91,669
Net gains from investment activities at fair value through income statement
Debt investments	806,942	319,654
Derivatives	(209,339)	11,396
Repos	(155,786)	(40,583)
Spot transactions	(6,031)	(8,486)
Total net gains from investment activities at fair value through profit and loss	435,786	281,981
Interest and valuation on investments	552,563	373,650

14.2. Interest expenses

The following table sets forth the detail of interest on financial liability instruments for the years ended September 30, 2019 and 2018:

Interest expenses	2019	2018
	In millions of COP
Deposits	(3,086,891)	(2,896,754)
Debt securities in issue	(864,093)	(844,390)
Financial borrowings	(484,415)	(420,795)
Interest right of use assets	(96,280)	-
Preferred shares	(43,181)	(43,734)
Borrowings from other financial institution	(16,855)	(12,117)
Other interest	(15,818)	(13,221)
Interest expenses	(4,607,533)	(4,231,011)

Net interest income includes interest earned on loans, ‘repos’ and investments less interest bearing on deposits by customers, debt securities in issued, borrowing from other financial institutions. At September 30, 2019 and 2018, net interest income amounted to COP 8,692,975 and 7,667,863, respectively.

F-38

14.3 Commissions

Commission income:

The Bank has elected to present the income from contracts with costumes as an element in a line named “Fees and commissions income” in the consolidated statement of income separated from the other income sources.

The information contained in this section about the fees and commission’s income presents information on the nature, amount, timing and uncertainty of the income from ordinary activities which arise from a contract with a customer under the regulatory framework of IFRS 15 Revenue from Ordinary activities from Contracts with Customers.

In the following table, the description of the principle activities through which the Bank generates revenue from contracts with customers is presented:

Fees and Commissions	Description
Banking services	Banking Services are related to commissions from the use of digital or physical channels or once the customer makes a transaction. The performance obligation is fulfilled once the payment is delivered to its beneficiary and the proof of receipt of the payment is sent, in that moment, the collection of the commission charged to the customer is generated, which is a fixed amount. The commitment is satisfied during the entire validity of the contract with the customer. The Bank acts as principal.
Credit and debit card fees

In debit card product contracts, the price assigned to the services promised by the Bank to the customers is fixed. Given that no financing component exists, it is established on the basis of the national and international interbank rate. Additionally, the product charges to the customers commissions for handling fees, at a determined time and with a fixed rate.

The commissions for Credit Cards are handling fees and depend on the card franchise. The commitment is satisfied as long as the customer has capacity available on the card.

Other revenue received by the (issuer) credit card product, are advanced commission; this revenue is the charge generated each time the customer makes a national or international advance, at owned or non-owned ATMs, or through a physical branch. The banking exchange rate is revenue for the Issuing Bank of the credit card for the services provided to the business for the transaction at the point of sale. The commission is accrued and collected immediately at the establishment and has a fixed amount.

In the credit cards product there is a customer loyalty program, in which points are awarded for each transaction made by the customer in a retail establishment. The program is administrated by a third party who assumes the inventory and claims risks, for which it acts as agent. The Bank recognized it as a lower value of the revenue from the banking exchange rate.

The rights and obligations of each party in respect of the goods and services for transfer are clearly identified, the payment terms are explicit, and it is probable, that it takes into consideration the capacity of the customer and the intention of having to pay the consideration at termination to those entitled to change the transferred goods or services. The revenue is recognized at a point in time: The Bank satisfies the performance obligation when the “control” of the goods or services was transferred to the customers.

Deposits	Deposits are related to the services generated from the offices network of the Bank once a customer makes a transaction. The Bank generally commits to maintain active channels for the products that the customer has with the Bank, with the purpose of making payments and transfers, sending statements and making transactions in general. The commissions are deducted from the deposit account, and they are incurred at a point in time. The Bank acts as principal.

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Electronic services and ATMs	Revenue received from electronic services and ATMs arises through the provision of services so that the customers may make required transactions, and which are enabled by the Bank. These include online and real-time payments by the customers of the Bank holding a checking or savings accounts, with a debit or credit card for the products and services that the customer offers. Each transaction has a single price, for a single service. The provision of collection services or other different services provided by the Bank, through electronic equipment, generate consideration chargeable to the customer established contractually by the bank as a fee. The Bank acts as principal and the revenues recognized at a point in time.
Brokerage	Brokerage is a group of services for the negotiation and administration of operations for purchasing fixed revenue securities, equities and operations with derivatives in its own name, but on the account of others. The performance obligations are fulfilled at a point in time when the commission agent in making its best effort can execute the business entrusted by the customer in the best conditions. The performance obligations are considered satisfied once the service stipulated in the contract is fulfilled, as consideration fixed, or variable payments are agreed, depending on the service. It acts generally as principle and in some special cases as agent
Remittance

Revenue for remittance is received as consideration for the commitment established by the Bank to pay remittances sent by the remitting companies to the beneficiaries of the same. The commitment is satisfied at a point in time to the extent that the remittance is paid to the beneficiary.

The price is fixed, but may vary in accordance to the transferred amount, due to the operation being dependent on the volume of operations generated and the transaction type. There is no component of financing, nor the right to receive consideration dependent on the occurrence or not of a future event.

Acceptances, Guarantees and Standby Letters of Credit	Banking Service from acceptances, guarantees and standby letters of credit which are not part of the portfolio of the Bank. Different performance obligations exist and are satisfied when the service is given to the customer. The consideration in these type of contracts may include fixed amounts, variable amounts or both. The bank acts as principal in these agreements and the revenue is recognized at a point in time.
Trust	Revenue related to Trust are received from the administration of the customer resources in the business of investment trusts, property trusts, management trusts, guarantee trusts, for the resources of the general social security system, Collective portfolios and Private Equity Funds (PEF). The commitments are established in contracts independently and in an explicit manner, and the services provided by the Bank are not inter-related between the contracts. The performance obligation corresponds to performing the best management in terms of the services to be provided in relation to trust characteristics, thus fixed and variable prices are established depending on the complexity of the business, similarly, revenues are recognized throughout or at a determined time, in all the established businesses it acts as principal.
Securities brokerage	Valores Bancolombia makes available its commercial strength for the deposit, reinvestment of resources through financial instruments to the issuing company. It receives a payment for deposits made. The commitment of the contract is satisfied to the extent that the resources requested by the issuer are obtained through the distribution desks of Valores Bancolombia. The collection is made monthly. It is established that Valores Bancolombia may undertake collection of these commissions at the end of the month through a collection account charged to the issuer, acting as principal.

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Bancassurance	The Bank receives a commission for collecting insurance premiums at a determined time and for permitting the use of its network to sell the insurances of different insurance companies over a period of time. The Bank in these bancassurance contracts acts as agent (intermediary between the customer and the insurance company), since it is the insurance company which assumes the risks, and which handles the complaints and claims of the customers inherent in each insurance. Therefore, the insurance company acts as principal before the customer. The prices agreed in bancassurance are defined as a percentage on the value of the policy premiums, the payment shall be tied to the premiums collected, sold or taken for the case of employees’ insurance. The aforementioned then means that the price is variable, since, the revenue will depend on the quantity of policies or calculations made by the insurance companies.
Collections	The Bank acting as principal, commits to collect outstanding invoices receivable by the collecting customers through the different channels offered by the bank, send the information of the collections made and credit the money to the savings or checking account defined by the collecting customer. The commitment is satisfied at a point in time to the extent that the money is collected by the different channels, the information of the said collections is delivered appropriately, and the resources are credited in real-time to the account agreed with the customer. For the service, the Bank receives a fixed payment, which is received for each transaction once the contract is in effect.
Services

These are the maintenance services performed on the fleet owned by the customers, these services are performed on demand, and the value of the service cost is invoiced plus an intermediation margin. The collection is made by the amount of expense invoiced by the provider plus an intermediation percentage, which ranges between 4% and 12% depending on the customer.

The contract is written and based on a framework contract, which is held between the customers that contains the general terms of negotiation, the payment terms are generally 30 days after generating the invoice. The revenue is recognized at the time in which the service is provided. There is no financing nor sanctions for early cancellations.

In logistic operation services the contract is written, with a defined duration, and details the rights and obligations of the parties. In general terms, the Bank commits to provide to customers merchandise transport services, which includes the driver, fuel, maintenance, tolls and other elements required to carry out the routes requested by the customer. Once the trip is finished, the price is variable and is determined by the average cost per route, which is updated at the start of the year. At the end of the month an adjustment is made to this price, with the actual costs incurred in the operation, such as the fuel, tolls, handling, maintenance, administrative expenses, among others.

To view the details of the balance, refer to line ‘Services’ in note 13.4 Other operational Income

Gains on sale of assets

The revenue that derives from the sale of assets is calculated on the difference between the sale value, when it is higher, and the book value. The recognition of the revenue is at a point in time once the sale is realized. The Bank acts as principal in this type of transactions and the price is determined by the market value of the asset being sold.

To view the details of the balance, refer to line ‘Gain on sale of assets’ in note 13.4 Other operational Income

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Investment Banking

Investment Banking offers to customer’s financial advisory services in the structuring of businesses in accordance to the needs of each one of them. The advisory services consist in realizing a financial structuring of a credit or bond in which the Investment Bank offers the elements so that the company decides the best option for structuring the instrument. In the financial advisory contract, a best efforts clause is included.

The promises given to the customers are established in the contracts independently and explicitly. The services provided by the Investment Bank are not interrelated between the contracts, correspond to the independent advice agreed and do not include additional services in the commission agreed with the customer. The advisory services offered in each one of the contracts are identifiable separately from the other performance commitments that the Investment Bank may have with the customers. The Investment Bank does not have a standard contract for the provision of advisory services, given than each contract is tailored to the customer’s needs.

The transaction price is defined at the start of the contract and is assigned to each service provided independently. The price contains a fixed and a variable portion, which is provided in the contracts. The variation depends on the placement amount for the case of a financial structuring contract and coordination of the issuance and conditions of the same. In these operations Banca de Inversion Bancolombia provides advice to the customers and the price shall depend at times on the success and amount of the operation. In the contracts subject to evaluation there are no incremental costs associated with the satisfaction of the commitments of the Bank with the customers provided for.

In the contracts signed with the customers, a penalty clause is established in case of a customer withdrawing from continuing with the provision of the services established in the commercial offer. The penalty shall be recognized in the financial statements once the Investment Bank is notified on the withdrawal under the concept of charges for early termination of the contract.

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In accordance with IFRS 15, the tables below disaggregate in more detail than disclosed in the Bank’s annual report in 2018, revenue from contracts with customers, considering the nature of the services offered by the Bank and the information regularly reviewed by the chief operating decision maker.

The Bank presents the information on revenue from contracts with customers in accordance with its operating segments defined earlier in Note 3 Operating Segments for each of the principal services offered.

The following table shows the balances categorized by nature and by segment of revenue from ordinary activities from contracts with customers as at September 30, 2019 and 2018:

As of September 30, 2019

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	Off Shore	All Other Segments	Total before eliminations	Adjustments for consolidation purposes(1)	Total after eliminations
Revenue from contracts with customers
Fees and Commissions
Banking services	314,203	56,651	73,567	39,065	-	-	-	11,144	-	494,630	-	494,630
Credit and debit card fees and commercial estabilshments	1,054,909	143,593		55,952	-	-	-	3,142	-	1,341,493	-	1,341,493
Brokerage	-	5,798	-	19	-	-	13,600	-	-	19,417	-	19,417
Acceptances, Guarantees and Standby Letters of Credit	24,500	10,557	4,143	1,997	-	-	-	651	-	41,848	-	41,848
Trust	-	9,116	1,226	400	259,624	-	59,561	30	279	330,236	-	330,236
Securities brokerage	-	313	1,185	-	-	14,936	5,697	-	-	22,131	-	22,131
Bancassurance	424,887	25,495	115	-	7	-	9	-	-	450,513	-	450,513
Payment and collections	454,448	-	-	-	-	-	-	-	-	454,448	-	454,448
Others	113,462	760	31,034	26,558	1	75	5,264	3,681	55	180,890	-	180,890
Total revenue from contracts with customers(1)	2,386,409	252,283	195,167	123,991	259,632	15,011	84,131	18,648	334	3,335,606	-	3,335,606

(1)For further information about composition of Bank’ segments see Note 3

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As of September 30, 2018

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	Off Shore	All Other Segments	Total before eliminations	Adjustments for consolidation purposes	Total after eliminations
Revenue from contracts with customers(1)
Fees and Commissions
Banking services	269,292	48,282	62,129	28,518	-	-	-	11,374	-	419,595	-	419,595
Credit and debit card fees and commercial	915,797	129,490	69,015	48,763	-	-	-	1,822	-	1,164,887	-	1,164,887
Brokerage	-	5,296	-	20	-	-	15,954	-	-	21,270	-	21,270
Acceptances, Guarantees and Standby Letters of Credit	24,406	11,565	3,566	2,418	-	-	-	495	-	42,450	-	42,450
Trust	-	6,024	1,026	520	232,613	-	58,587	26	69	298,865	-	298,865
Securities brokerage	-	1,069	838	-	-	12,221	8,936	-	-	23,064	-	23,064
Bancassurance	343,006	21,281	80	-	-	-	-	-	-	364,367	-	364,367
Payments and collections	414,310	-	-	3,012	-	-	-	-	-	417,322	-	417,322
Others	82,076	307	26,713	19,877	-	-	1,182	169	2,383	132,707	(150)	132,557
Total revenue from contracts with customers[1]	2,048,887	223,314	163,367	103,128	232,613	12,221	84,659	13,886	2,452	2,884,527	(150)	2,884,377

(1)For further information about composition of Bank’ segments see Note 3.

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For the determination of the transaction price, the Bank assigns to each one of the services the amount which represents the value expected to be received as consideration for each independent commitment, which is based on the relative price of independent sale. The price that the Bank determines for each performance obligation is done by defining the cost of each service, related tax and associated risks to the operation and inherent to the transaction plus the margin expected to be received in each one of the services, taking as references the market prices and conditions, as well as the segmentation of the customer.

In the transactions evaluated in the contracts, changes in the price in the transaction are not identified.

Contract Assets

The Bank receives payments from customers based on the provision of the service, in accordance to that established in the contracts. When the Bank incurs costs for providing the service prior to the invoicing, and if these are directly related with a contract, they improve the resources of the entity, and are expected to recuperate corresponding to a contract asset. Currently, the Group does not have assets related to contracts with customers.

As a practical expedient, The Bank recognize the incremental costs of obtaining a contract as an expense when the amortization period of the asset is one year or less.

Contract Liabilities

The contract liabilities constitute the obligation of the Bank to transfer the services to a customer, for which the Group has received a payment on the part of the final customer or if the amount is due before the execution of the contract. They also include deferred income related to services that shall be delivered or provided in the future, which will be invoiced to the customer in advance, but which are still not due.

Fees and Commissions Expenses

Fees and Commissions Expenses	2019	2018
	in millions of COP
Banking services	(467,822)	(396,435)
Call center and web page	(173,705)	(156,546)
Others	(445,053)	(285,166)
Expenses for commissions	(1,086,580)	(838,147)

14.4 Other operating income

The following table sets forth the detail of other operating income net for the years ended September 30, 2019 and 2018:

Other operating income	2019	2018
	In millions of COP
Operating leases	487,406	459,912
Derivatives Foreign exchange contracts	294,900	17,242
Service (1))	128,004	128,084
Investment property valuation	67,281	56,327
Gains on sale of assets	59,321	38,154
Other reversals	56,537	46,608
Insurance (2)	41,166	37,724
Penalties for failure to contracts	25,316	12,065
Hedging	767	10,244
Net foreign exchange	(161,697)	72,242
Others	82,724	74,333
Total Other operating income	1,081,725	952,935

(1) Corresponds to income from contracts with customers. To see more information see note 14.3 Commissions.

(2) Corresponds to income from Seguros Agromercantil insurance operations. See note 8

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NOTE 15. OPERATING EXPENSES

The detail for administrative and general expenses for the nine months period ended September 30, 2019 and 2018 is as follows:

15.1. Other administrative and general expenses

Other administrative and general expenses	2019	2018
	In millions of COP
Maintenance and repairs	450,978	425,122
Others Fees	334,801	298,331
Insurance	311,428	244,207
Transport	158,315	135,081
Data processing	147,650	97,710
Advertising	100,113	99,363
Public services	86,995	78,976
Cleaning and security services	73,898	71,245
Useful and stationery	64,547	44,811
Communications	58,023	53,365
Contributions and affiliations	53,687	49,848
Frauds and claims	47,013	77,465
Leasing	45,950	187,552
Properties improvements and installation	34,843	35,805
Travel expenses	31,240	26,716
Trust	30,084	31,281
Legal and financial consultant	25,335	20,859
Real estate management.	18,497	17,821
Board of directors and audit fee	16,173	15,538
Storage services	12,697	12,247
Disputes, fines and sanctions	12,301	18,014
Activities Joint Operations	6,202	6,232
Legal expenses	5,130	2,373
Donations	3,711	13,150
Temporary services	2,553	2,279
Public relations	1,512	1,881
Others	70,162	103,918
Total other administrative and general expenses	2,203,838	2,171,190
Wealth tax, contributions and other tax burden (1)	552,376	549,817

(1) See note 9 "Income tax"

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15.2. Impairment, depreciation and amortization

Impairment, depreciation and amortization	2019	2018
	In millions of COP
Depreciation of premises and equipment	254,138	249,115
Amortization of intangible assets	100,002	90,167
Impairment of other assets	98,269	23,929
Depreciation of right-of-use assets (1)	128,727	-
Total impairment, depreciation and amortization	581,136	363,211
(1)	See note 7. Leases and Note 20. Impacts on applications of new standards

NOTE 16. EARNING PER SHARE (‘EPS’)

Basic EPS is calculated by reducing the income from continuing operations by the amount of dividends declared in the current period for each class of stock and by the contractual amount of dividends that must be paid for the current period, considering the allocation of remaining earnings to common stock and participating securities to the extent that each security may share in earnings as if all of the earnings for the period had been distributed. EPS is determined by dividing the total earnings allocated to each security by the weighted average number of common shares outstanding.

Diluted EPS assumes the issuance of common shares for all dilutive potential common shares outstanding during the reporting period. The Bank has no dilutive potential common shares as of September 30, 2019 and 2018.

The following table summarizes information related to the computation of basic EPS for the periods ended September 30, 2019 and 2018 (in millions of pesos, except per share data):

	September 30, 2019	September 30, 2018
Income from continuing operations before attribution of non-controlling interests	2,733,934	1,753,044
Less: Non-controlling interests from continuing operations	85,836	96,349
Net income from continuing operations	2,648,098	1,656,695
Income from operations and disposals of discontinued operations, net of taxes	-	-
Net income attributable to the controlling interest	2,648,098	1,656,695
Less: Preferred dividends declared	327,107	302,140
Less: Allocation of undistributed earnings to preferred stockholders	894,791	453,441
Continuing operations	894,791	453,441
Discontinued operations	-	-
Net income allocated to common shareholders for basic and diluted EPS	1,426,200	901,115
Weighted average number of common shares outstanding used in basic EPS calculation (in millions)	510	510
Basic and Diluted earnings per share to common shareholders	2,798	1,768
From continuing operations	2,798	1,768
From discontinuing operations	-	-

NOTE 17. RELATED PARTY TRANSACTIONS

The Parent Company is Bancolombia S.A. Transactions between companies included in consolidation process and the Parent Company meet the definition of related party transactions and were eliminated from the condensed consolidated interim financial statements. During the first nine months of 2019, there were no significant changes to the outstanding balances and exposures with related parties. As a result, the performance of Bancolombia has not been impacted by these variations.

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NOTE 18. FAIR VALUE OF ASSETS AND LIABILITIES

The following table presents the carrying amount and the fair value of the assets and liabilities as of September 30, 2019 and December 31, 2018:

	September 30, 2019		December 31, 2018
	Carrying amount	Fair Value	Carrying amount	Fair Value
In millions of COP
Assets
Debt instruments at fair value through profit or loss	10,961,971	10,961,971	8,909,861	8,909,861
Debt instruments at fair value through OCI	3,792,724	3,792,724	3,329,738	3,329,738
Debt instruments at amortized cost	3,832,036	3,817,282	3,481,928	3,461,616
Derivative financial instruments	2,292,926	2,292,926	1,843,708	1,843,708
Equity securities at fair value	1,360,270	1,360,270	1,639,948	1,639,948
Loans and advances to customers and financial institutions, net	173,408,287	176,247,669	163,583,285	167,551,429
Investment property	1,922,097	1,922,097	1,732,873	1,732,873
Investments in associates (1)	1,198,806	1,198,806	1,119,973	1,119,973
Total	198,769,117	201,593,745	185,641,314	189,589,146
Liabilities
Deposits by customers	150,044,204	150,809,042	142,128,471	142,860,996
Interbank deposits	1,920,483	1,920,483	1,374,222	1,374,222
Repurchase agreements and other similar secured borrowing	5,078,295	5,078,295	2,315,555	2,315,555
Derivative financial instruments	1,752,774	1,752,774	1,295,070	1,295,070
Borrowings from other financial institutions	15,653,594	15,653,594	16,337,964	16,337,964
Preferred shares	569,477	684,756	583,997	602,597
Debt instruments in issue	21,129,087	22,217,451	20,287,233	20,759,456
Total	196,147,914	198,116,395	184,322,512	185,545,860
(1)	P.A Viva Malls.

•	Fair value hierarchy

•	IFRS 13 establishes a fair value hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable, that reflects the significance of inputs adopted in the measurement process. In accordance with IFRS the financial instruments are classified as follows:

Level 1: Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets or liabilities. An active market is a market in which transactions for the asset or liability being measured take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. Level 2 generally includes: (i) quoted prices for similar assets or liabilities in active markets; (ii) quoted prices for identical or similar assets or liabilities in markets that are not active, that is, markets in which there are few transactions for the asset or liability.

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Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain retained residual interests in securitizations, asset-backed securities (ABS) and highly structured or long-term derivative contracts where independent pricing information was not able to be obtained for a significant portion of the underlying assets.

• Valuation process for fair value measurements

The valuation for fair value prices is performed using prices, methodologies and inputs provided by the official pricing services provider (Precia) to the Bank. All methodologies and procedures developed by the pricing services provider are supervised by the Financial Superintendence of Colombia, which has not objected to them.

On a daily basis, the back-office Service Valuation Officer (SVO) verifies the valuation of investments, and the Credit and Financial Risk Manager area reports the results of the portfolio’s valuation.

Fair value measurement

Assets and liabilities

a. Debt instruments

The Bank assigns prices to those debt investments, using the prices provided by the official pricing services provider (Precia) and assigns the appropriate level according to the procedure described above. For securities not traded or over-the-counter such as certain bonds issued by other financial institutions, the Bank generally determines fair value utilizing internal valuation and standard techniques. These techniques include determination of expected future cash flows which are discounted using curves of the applicable currencies and the Colombian consumer price index (interest rate in this case), modified by the credit risk and liquidity risk. The interest rate is generally computed using observable market data and reference yield curves derived from quoted interest in appropriate time bands, which match the timings of the cash flows and maturities of the instruments.

b. Equity securities

The Bank performs the market price valuation of their investments in variable income using the prices provided by the official pricing services provider (Precia) and classifies those investments according to the procedure described above (Hierarchy of fair value section). Likewise, the fair value of unlisted equity securities is based on an assessment of each individual investment using methodologies that include publicly-traded comparables derived by multiplying a key performance metric (e.g., earnings before interest, taxes, depreciation and amortization) of the portfolio company by the relevant valuation multiple observed for comparable companies, acquisition comparables, and if necessary considered, are subject to appropriate discounts for lack of liquidity or marketability. Interests in investment funds, trusts and collective portfolios are valued using the investment unit value determined by the fund management company. For investment funds where the underlying assets are investment properties, the investment unit value depends on the investment properties value, determined as described below in “i. Investment property”.

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c. Derivative financial instruments

The Bank holds positions in standardized derivatives, such as futures over local stocks, and over the representative exchange rate (TRM). These instruments are valuated according to the information provided by Precia, which perfectly matches the information provided by the Central Counterparty Clearing House – CCP.

Additionally, the Bank holds positions in OTC derivatives, which in the absence of prices, are valued using the inputs and methodologies provided by the pricing services provider.

The key inputs depend upon the type of derivative and the nature of the underlying instrument and include interest rate yield curves, foreign exchange rates, the spot price of the underlying volatility, credit curves and correlation of such inputs.

d. Credit valuation adjustment

The Bank measures the effects of the credit risk of its counterparties and its own creditworthiness in determining fair value of the swap, option and forward derivatives.

Counterparty credit-risk adjustments are applied to derivatives when the Bank’s position is a derivative asset and the Bank’s credit risk is incorporated when the position is a derivative liability. The Bank attempts to mitigate credit risk to third parties which are international banks by entering into master netting agreements.

When assessing the impact of credit exposure, only the net counterparty exposure is considered at risk, due to the offsetting of certain same-counterparty positions and the application of cash and other collateral.

The Bank generally calculates the asset’s credit risk adjustment for derivatives transacted with international financial institutions by incorporating indicative credit related pricing that is generally observable in the market (“CDS”). The credit-risk adjustment for derivatives transacted with non-public counterparties is calculated by incorporating unobservable credit data derived from internal credit qualifications to the financial institutions and corporate companies located in Colombia. The Bank also considers its own creditworthiness when determining the fair value of an instrument, including OTC derivative instruments if the Bank believes market participants would take that into account when transacting the respective instrument. The approach to measuring the impact of the Bank’s credit risk on an instrument transacted with international financial institutions is done using the asset swap curve calculated for subordinated bonds issued by the Bank in foreign currency. For derivatives transacted with local financial institutions, the Bank calculates the credit risk adjustment by incorporating credit risk data provided by rating agencies and released in the Colombian financial market.

e. Impaired loans measured at fair value

The Bank measured certain impaired loans based on the fair value of the associated collateral less costs to sell. The fair values were determined as follows using external and internal valuation techniques or third party experts, depending on the type of underlying asset.

For vehicles under leasing arrangements, the Bank uses an internal valuation model based on price curves for each type of vehicle. Such curves show the expected price of the vehicle at different points in time based on the initial price and projection of economic variables such as inflation, devaluation and customs. The prices modelled in the curves are compared every nine months with market information for the same or similar vehicles and in the case of significant deviation; the curve is adjusted to reflect the market conditions.

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Other vehicles are measured using matrix pricing from a third party. This matrix is used by most of the market participants and is updated monthly. The matrix is developed from values provided by several price providers for identical or similar vehicles and considers brand, characteristics of the vehicles, and manufacturing date among other variables to determine the prices.

For real estate assets, a third-party qualified appraiser is used. The methodologies vary depending on the date of the last appraisal available for the property (the appraisal is estimated based on either of three approaches: cost, sales comparison and income approach, and is required every three years). When the property has been valued in the last 12 months and the market conditions have not shown significant changes, the most recent valuation is considered the fair value of the property.

For all other cases (for example, appraisals older than 12 months) the value of the property is updated by adjusting the value in the last appraisal for weighted factors such as location, type and characteristics of the property, size, structural conditions and the expected sales prices, among others. The factors are determined based on current market information gathered from several external real estate specialist.

f. Assets held for sale measured at fair value less cost of sale

The Bank measures assets held for sale based on fair value less costs to sell. This category includes certain foreclosed assets and investments in associates held for sale. The fair values were determined using external and internal valuation techniques or third party experts, depending on the type of underlying asset. Those assets are comprised mainly of real estate properties for which the appraisal is conducted by experts considering factors such as the location, type and characteristics of the property, size, physical conditions and expected selling costs, among others. Likewise, in some cases the fair value is estimated considering comparable prices or promises of sale and offering prices from auctions process.

g. Mortgage-backed securities (“TIPS”) and Asset-Backed securities

The Bank invests in asset-backed securities for which underlying assets are mortgages and earnings under contracts issued by financial institutions and corporations, respectively. The Bank does not have a significant exposure to sub-prime securities. The asset-backed securities are denominated in local market TIPS and are classified as fair value through profit or loss. These asset-backed securities have different maturities and are generally classified by credit ratings.

Fair values were estimated using discounted cash flows models where the main key economic assumptions used are estimates of prepayment rates and resultant weighted average lives of the securitized mortgage portfolio, probability of default and interest rate curves. These items are classified as level 2 and level 3.

h. Investments in associates measured at fair value

The Bank recognizes its investment in PA Viva Malls as an associated at fair value. The estimated amount is provided by fund manager as the variation of the units according to the units owned by the Fondo Colombia Inmobiliario. The associate’s assets are comprised of investment properties which are measured using the following techniques: comparable prices, discounted cash flows, replacement cost and direct capitalization. For further information about techniques methodologies and inputs used by the external party see “Quantitative Information about Level 3 Fair Value Measurements”.

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I. Investment property

The Bank’s investment property are valued by external experts, who use valuation techniques based on comparable prices, direct capitalization, discounted cash flows and replacement costs.

Assets and liabilities measured at fair value on a recurring basis

The following table presents for each of the fair-value hierarchy levels the Bank’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2019 and December 31, 2018:

F-52

Financial Assets
Type of instrument	September 30, 2019				December 31, 2018
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Investment securities
Debt instruments at fair value through profit or loss
Securities issued by the Colombian Government	7,349,938	818,951	-	8,168,889	7,170,085	72,083	-	7,242,168
Securities issued or secured by government entities	60,820	3,715	1,030	65,565	24,588	12,851	6,407	43,846
Securities issued by other financial institutions	116,634	564,578	136,273	817,485	115,234	338,992	206,950	661,176
Securities issued by foreign governments	1,284,151	499,349	-	1,783,500	397,115	420,524	-	817,639
Corporate bonds	23,660	87,437	15,435	126,532	61,556	83,317	159	145,032
Total debt instruments at fair value through profit or loss	8,835,203	1,974,030	152,738	10,961,971	7,768,578	927,767	213,516	8,909,861
Debt instruments at fair value through OCI
Securities issued by other financial institutions	22,325	164,852	-	187,177	-	186,250	-	186,250
Securities issued by foreign governments	2,470,934	1,097,233	-	3,568,167	1,630,379	1,513,109	-	3,143,488
Corporate bonds	30,382	6,998	-	37,380	-	-	-	-
Total debt instruments at fair value through OCI	2,523,641	1,269,083	-	3,792,724	1,630,379	1,699,359	-	3,329,738
Total debt instruments	11,358,844	3,243,113	152,738	14,754,695	9,398,957	2,627,126	213,516	12,239,599
Equity securities
Equity securities	115,668	22,928	1,221,674	1,360,270	100,233	115	1,539,600	1,639,948
Total equity securities	115,668	22,928	1,221,674	1,360,270	100,233	115	1,539,600	1,639,948
Derivative financial instruments
Forwards
Foreign exchange contracts	-	102,295	191,825	294,120	-	96,426	197,919	294,345
Equity contracts	-	2,749	535	3,284	-	968	13	981
Total forwards	-	105,044	192,360	297,404	-	97,394	197,932	295,326
Swaps
Foreign exchange contracts	-	1,160,371	248,834	1,409,205	-	1,053,684	145,552	1,199,236
Interest rate contracts	5,023	377,185	92,227	474,435	2,935	198,697	51,296	252,928
Total swaps	5,023	1,537,556	341,061	1,883,640	2,935	1,252,381	196,848	1,452,164
Options
Foreign exchange contracts	679	8,605	102,598	111,882	-	6,707	89,511	96,218
Total options	679	8,605	102,598	111,882	-	6,707	89,511	96,218
Total derivative financial instruments	5,702	1,651,205	636,019	2,292,926	2,935	1,356,482	484,291	1,843,708
Investment properties
Buildings	-	-	249,278	249,278	-	-	1,483,594	1,483,594
Lands	-	-	1,672,819	1,672,819	-	-	249,279	249,279
Total investment properties	-	-	1,922,097	1,922,097	-	-	1,732,873	1,732,873
Investment in associates
PA Viva Malls	-	-	1,198,806	1,198,806	-	-	1,119,973	1,119,973
Total investment in associates and joint ventures	-	-	1,198,806	1,198,806	-	-	1,119,973	1,119,973
Total	11,480,214	4,917,246	5,131,334	21,528,794	9,502,125	3,983,723	5,090,253	18,576,101

F-53

Financial liabilities
Type of instrument	September 30, 2019				December 31, 2018
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Derivative financial instruments
Forwards
Foreign exchange contracts	-	(324,423)	(67,693)	(392,116)	-	(242,844)	(56,171)	(299,015)
Equity contracts	-	(8,247)	(236)	(8,483)	-	(7,325)	(260)	(7,585)
Total forwards	-	(332,670)	(67,929)	(400,599)	-	(250,169)	(56,431)	(306,600)
Swaps
Foreign exchange contracts	-	(758,662)	(72,533)	(831,195)	-	(654,093)	(46,810)	(700,903)
Interest rate contracts	(7,069)	(458,044)	(12,983)	(478,096)	(3,887)	(248,436)	(5,655)	(257,978)
Total swaps	(7,069)	(1,216,706)	(85,516)	(1,309,291)	(3,887)	(902,529)	(52,465)	(958,881)
Options
Foreign exchange contracts	-	(42,884)	-	(42,884)	-	(29,589)	-	(29,589)
Total options	-	(42,884)	-	(42,884)	-	(29,589)	-	(29,589)
Total derivative financial instruments	(7,069)	(1,592,260)	(153,445)	(1,752,774)	(3,887)	(1,182,287)	(108,896)	(1,295,070)
Total	(7,069)	(1,592,260)	(153,445)	(1,752,774)	(3,887)	(1,182,287)	(108,896)	(1,295,070)

F-54

Fair value of assets and liabilities that are not measured at fair value in the Statement of Financial Position

The following table presents for each of the fair-value hierarchy levels the Bank’s assets and liabilities that are not measured at fair value in the statement of financial position but for which the fair value is disclosed at September 30, 2019 and December 31, 2018:

Assets
Type of instrument	September 30, 2019				December 31, 2018
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Debt instruments
Securities issued by the Colombian Government	58,693	-	-	58,693	36,847	13,424	-	50,271
Securities issued or secured by government entities	-	177,493	1,594,244	1,771,737	17,744	386,396	1,449,333	1,853,473
Securities issued by other financial institutions	156,552	24,915	13,271	194,738	107,959	23,375	12,326	143,660
Securities issued by foreign governments	140,468	150,116	-	290,584	130,913	141,652	-	272,565
Corporate bonds	369,324	52,660	1,079,546	1,501,530	259,904	53,395	828,348	1,141,647
Total – Debt instruments	725,037	405,184	2,687,061	3,817,282	553,367	618,242	2,290,007	3,461,616
Loans and advances to customers and financial institutions, net	-	-	176,247,669	176,247,669	-	-	167,551,429	167,551,429
Total	725,037	405,184	178,934,730	180,064,951	553,367	618,242	169,841,436	171,013,045

Liabilities
Type of instruments	September 30, 2019				December 31, 2018
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Deposits by customers	-	(34,569,458)	(116,239,584)	(150,809,042)	-	(30,490,414)	(112,370,582)	(142,860,996)
Interbank deposits	-	-	(1,920,483)	(1,920,483)	-	-	(1,374,222)	(1,374,222)
Repurchase agreements and other similar secured borrowing	-	-	(5,078,295)	(5,078,295)	-	-	(2,315,555)	(2,315,555)
Borrowings from other financial institutions	-	-	(15,653,594)	(15,653,594)	-	-	(16,337,964)	(16,337,964)
Preferred shares	-	-	(684,756)	(684,756)	-	-	(602,597)	(602,597)
Debt instruments in issue	(10,581,052)	(9,040,473)	(2,595,926)	(22,217,451)	(9,503,793)	(8,486,088)	(2,769,575)	(20,759,456)
Total	(10,581,052)	(43,609,931)	(142,172,638)	(196,363,621)	(9,503,793)	(38,976,502)	(135,770,495)	(184,250,790)

IFRS requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. Certain categories of assets and liabilities, however, are not eligible for fair value accounting. The financial instruments below are not recorded at fair value on a recurring and nonrecurring basis:

F-55

Short-term financial instruments

Short-term financial instruments are valued at their carrying amounts included in the consolidated statement of financial position, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach was used for cash and cash equivalents, accrued interest receivable, customers’ acceptances, accounts receivable, accounts payable, accrued interest payable and bank acceptances outstanding.

Deposits from customers

The fair value of time deposits was estimated based on the discounted value of cash flows using the appropriate discount rate for the applicable maturity. Fair value of deposits with no contractual maturities represents the amount payable on demand as of the statement of financial position date.

Interbank deposits and repurchase agreements and other similar secured borrowings

Short-term interbank borrowings and repurchase agreements have been valued at their carrying amounts because of their relatively short-term nature. Long-term and domestic development bank borrowings have also been valued at their carrying amount because they bear interest at variable rates.

Borrowings from other financial institutions

The fair value of borrowings from other financial institutions were determined using discounted cash flow models. The cash flows projection of capital and interest was made according to the contractual terms, considering capital amortization and interest bearing. Subsequently, the cash flows was discounted using reference curves formed by the weighted average of the Bank’s deposit rates.

Debt instruments in issue

The fair value of debt instruments in issue, comprised of bonds issued by Bancolombia S.A. and its subsidiaries, was estimated substantially based on quoted market prices. The fair value of certain bonds which do not have a public trading market, were determined based on the discounted value of cash flows using the rates currently offered for bonds of similar remaining maturities and the Bank’s creditworthiness.

Preferred shares

In the valuation of the liability component of preferred shares related to the minimum dividend of 1% of the subscription price, the Bank uses the Gordon model to price the obligation, taking into account its own credit risk, which is measured using the market spread based on observable inputs such as quoted prices of sovereign debt. The Gordon Model is commonly used to determine the intrinsic value of a stock based on a future series of dividends that are estimated by the Bank and growth at a constant rate considering the Bank’s own perspectives of the payout ratio.

Loans and advances to customers and financial institutions

Estimating the fair value of loans and advances to customers is considered an area of considerable uncertainty as there is no observable market. The loan portfolio is stratified into tranches and loans segments suchs as commercial, small business loans, mortgage and consumer. The fair value of loans and advances to customers and financial institutions is determined using a discounted cash flow methodology, considering each credit’s principal and interest projected cash flows to the prepayment date. Subsequently, the projected cash flows are discounted using reference curves according to the type of loan and its maturity date.

F-56

Items Measured at fair value on a non-recurring basis

The Bank measures certain foreclosed assets held for sale based on fair value less costs to sell. The fair values were determined using external and internal valuation techniques or third party experts, depending on the type of underlying asset. The following breakdown sets forth the fair value hierarchy of those assets classified by type:

	September 30, 2019				December 31, 2018
	Fair-value hierarchy			Total fair Value	Fair-value hierarchy			Total fair Value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Machinery and equipment	-	-	4,665	4,665	-	-	5,556	5,556
Real estate for residential purposes	-	-	108,390	108,390	-	-	92,052	92,052
Real estate different from residential properties	-	-	19,220	19,220	-	-	24,076	24,076
Investments in associates (1)	-	-	19,741	19,741	-	-	-	-
Total	-	-	152,016	152,016	-	-	121,684	121,684

(1)	Corresponds to the investments in Avefarma S.A.S., Glassfarma Tech S.A.S. y Panamerican Pharmaceutical Holding Inc.

Changes in Level 3 Fair-Value Category

The table below presents reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the nine months periods ended at September 30, 2019 and 2018:

As of September 30, 2019

	Balance, January 1, 2019	Included in earnings	OCI	Purchases / reclassifications	Settlement	Prepaids	Transfers in to Level 3	Transfers out of Level 3	Balance, September 30, 2019
Debt instruments at fair value though profit or loss
Securities issued or secured by Government entities	6,407	19	-	-	(6,426)	-	1,030	-	1,030
Securities issued or secured by other financial entities	206,950	(19,448)	-	209	(16,186)	-	5,877	(41,129)	136,273
Corporate bonds	159	433	-	15,003	(160)	-	-	-	15,435
Total	213,516	(18,996)	-	15,212	(22,772)	-	6,907	(41,129)	152,738
Derivative financial instruments
Foreign exchange contracts	330,001	109,895	-	137,127	(208,040)		(3,851)	37,899	403,031
Interest rate contracts	45,641	27,128	-	16,426	(3,642)		15,907	(22,216)	79,244
Equity contracts	(247)	-	-	299	247		-	-	299
Total	375,395	137,023	-	153,852	(211,435)	-	12,056	15,683	482,574
Equity securities
Equity securities	1,539,600	165,324	144	2,413	(485,807)	-	-	-	1,221,674
Total	1,539,600	165,324	144	2,413	(485,807)	-	-	-	1,221,674
Investment in associates
PA Viva Malls	1,119,973	78,833	-	-	-	-	-	-	1,198,806
Total	1,119,973	78,833	-	-	-	-	-	-	1,198,806
Equity securities - Assets held for sale
Assets held for sale	-	-	-	-	-	-	-	-	-
Total	-	-	-	-	-	-	-	-	-

F-57

As of September 30, 2018

	Balance, January 1, 2018	Included in earnings	OCI	Purchases / reclassifications	Settlement	Prepaids	Transfers in to Level 3	Transfers out of Level 3	Balance, September 30, 2018
Debt instruments at fair value though profit or loss
Securities issued or secured by Government entities	-	36	-	1,383	-	-	4,914	-	6,333
Securities issued or secured by other financial entities	297,049	(48,042)	-	28,716	(37,825)	(8,512)	6,024	-	237,410
Corporate bonds	3,118	(5,218)	-	7,883	(2,516)	(106)	-	-	3,161
Total	300,167	(53,224)	-	37,982	(40,341)	(8,618)	10,938	-	246,904
Derivative financial instruments
Foreign exchange contracts	232,012	(6,911)	-	84,128	(98,796)	-	(590)	(15,567)	194,276
Interest rate contracts	32,305	(10,031)	-	4,953	(5,732)	-	-	(1,855)	19,640
Equity contracts	(500)	-	-	789	500	-	-	-	789
Total	263,817	(16,942)	-	89,870	(104,028)	-	(590)	(17,422)	214,705
Equity securities
Equity securities	1,343,604	20,126	6,729	543	(14,737)	-	-	-	1,356,265
Total	1,343,604	20,126	6,729	543	(14,737)	-	-	-	1,356,265
Investment in associates
PA Viva Malls	757,886	95,190	-	121,618	-	-	-	-	974,694
Total	757,886	95,190	-	121,618	-	-	-	-	974,694
Equity securities - Assets held for sale
Assets held for sale	2,486	-	-	-	(2,486)	-	-	-	-
Total	2,486	-	-	-	(2,486)	-	-	-	-

Level 3 fair value rollforward

The following were the significant Level 3 transfers for the period of September 30, 2019 and 2018:

Transfer of COP 12,056 in 2019 from Level 2 to Level 3 of the derivative foreign exchange contracts and Interest rate contracts, was presented due to the transfer of the credit risk from the Bank to the credit risk of the counterparty

For the nine months period ended at September 30, 2019 and 2018, unrealized gains and losses on debt instruments were COP (17,923) and COP (53,433), respectively. While equity securities had unrealized gains and loss for COP 167,695 and COP 19,853 respectively

Transfers between Level 1 and Level 2 of the Fair Value Hierarchy

The table below presents the transfers for all assets and liabilities measured at fair value on a recurring basis between Level 1 and Level 2 for the nine months periods ended at September 30, 2019 and 2018:

	September 30, 2019		September 30, 2018
	Transfers Level 1 to Level 2	Transfers Level 2 to Level 1	Transfers Level 1 to Level 2	Transfers Level 2 to Level 1
Debt instruments at fair value though profit or loss
Securities issued or secured by Colombian Government	-	5,802	-	-
Securities issued or secured by Government entities	-	1,626	-	-
Securities issued or secured by Foreign Government	-	7,229	181,049	-
Corporate bonds	20,257	-	-	-
Total	20,257	14,657	181,049	-
Debt instruments at fair value through OCI
Securities issued or secured by Foreign Government	-	349,842	572,708	-
Total	-	349,842	572,708	-
Equity securities	22,818	3,081	1,197	-
Total	22.818	3.081	1,197	-

F-58

For the nine months period ended at September 30, 2019 and 2018 the Bank the transferred securities from Level 1 to Level 2 primarily, because such securities decreased their liquidity and were traded less frequently to comprise an active market.

All transfers are assumed to occur at the end of the reporting period.

Quantitative Information about Level 3 Fair Value Measurements

The fair value of financial instruments are, in certain circumstances, measured using valuation techniques that incorporate assumptions that are not evidenced by prices from observable market transactions in the same instrument and are not based on observable market data. Changing one or more of the inputs to the valuation models to reasonably possible alternative assumptions would change the fair values and therefore a valuation adjustment would be recognized in profit or loss. Favorable and unfavorable changes are determined on the basis of changes in the value of the instrument as a result of varying the levels of the unobservable input as described in the table below.

The following table sets forth information about significant unobservable inputs related to the Bank’s material categories of Level 3 financial assets and liabilities and the sensitivity of these fair values to reasonably possible alternative assumptions.

As of September 30, 2019

Financial instrument	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
Amounts in millions of COP
Debt instruments
Securities issued by other financial institutions
TIPS	100,357	Discounted cash flow	Yield	0.48% to 6.41%	3.23%	98,793	101,931
			Liquidity risk	n/a	n/a	n/a	n/a
			Prepayment Speed	n/a	n/a	103,055	100,164
Other bonds	35,916	Discounted cash flow	Yield	0.87% to 1.2%	1.06%	34,203	36,425
			Liquidity risk	2.81% to 6.75%	5.63%	33,822	36,126
Securitizations	-	Discounted cash flow	Yield	0% to 0%	0.00%	-	-
Multilateral bonds	-	Discounted cash flow	Yield	0% to 0%	0.00%	-	-
Securities issued by other financial institutions	136,273
Securities issued by Colombian Government
Governments bonds	1,030	Discounted cash flow	Yield	-0.06% to -0.06%	-0.06%	1,029	1,029
Securities issued by Colombian Government	1,030
Corporate bonds
Corporate bonds	15,435	Discounted cash flow	Yield	0.52% to 0.52%	0.52%	15,355	15,500
Corporate bonds	15,435
Total debt instruments	152,738
Equity securities
Equity securities	1,221,674	Price-based	Price	n/a	n/a	n/a	n/a
Derivative financial instruments
Forward	124,431	Discounted cash flow	Credit spread	0% to 21.1%	3.95%	123,781	125,098
Swaps	255,545	Discounted cash flow	Credit spread	0% to 30.07%	6.00%	246,421	248,698
Options	102,598	Black-Scholes	Credit spread	0% to 16.97%	0.68%	101,824	103,000
Total derivate financial instruments	482,574
Investment in associates
P.A Viva Malls	1,198,806	Price-based	Price	n/a	n/a	n/a	n/a

F-59

As of December 31, 2018

Financial instrument	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
Amounts in millions of COP
Debt instruments
Securities issued by other financial institutions
TIPS	164,401	Discounted cash flow	Yield	0.16% to 0.90%	0.69%	160,056	168,000
			Liquidity risk	0.00% to 9.38%	3.58%	160,162	167,881
			Prepayment Speed	n/a	n/a	164,102	163,602
Other bonds	34,961	Discounted cash flow	Yield	0.14% to 0.89%	0.60%	33,700	36,299
			Liquidity risk	2.80% to 3.48%	3.04%	33,142	35,678
Securitizations	5,394	Discounted cash flow	Yield	2.04%	2.04%	5,376	5,421
Multilateral bonds	2,194	Discounted cash flow	Yield	(0.05%)	(0.05%)	2,187	2,197
Securities issued by other financial institutions	206,950
Securities issued by Colombian Government
Governments bonds	6,407	Discounted cash flow	Yield	0.32%	0.32%	6,406	6,413
Securities issued by Colombian Government	6,407
Corporate bonds
Corporate bonds	159	Discounted cash flow	Yield	0.27%	0.27%	159	160
Corporate bonds	159
Total debt instruments	213,516
Equity securities
Equity securities	1,539,600	Price-based	Price	n/a	n/a	n/a	n/a
Derivative financial instruments
Forward	144,383	Discounted cash flow	Credit spread	0.00% to 54.30%	2.58%	139,506	136,941
Swaps	89,511	Black-Scholes	Credit spread	0.00% to 18.81%	0.77%	88,834	89,876
Options	141,501	Discounted cash flow	Credit spread	0.00% to 21.55%	2.96%	140,844	155,113
Derivative financial instruments	375,395
Investment in associates
P.A Viva Malls	1,119,973	Price-based	Price	n/a	n/a	n/a	n/a

F-60

The following table sets forth information about valuation techniques used in the measurement of the fair value investment properties of the Bank, the significant unobservable inputs and the respective sensivity:

Methodology	Valuation technique	Significant unobservable input	Description of sensitivity

Sales Comparison Approach - SCA

The fair value assessment is based on the examination of prices at which similar properties in the same area recently sold.  Since no two properties are identical the measurement valuation must take into account adjustments for the differences between the sold properties and those held by the Bank to earn rentals or for capital appreciation.

Comparable Prices

The weighted average rates used in the capitalization methodology for revenues for 2018 are:

• Direct capitalization: initial rate 8.05%

• Discounted cash flow: discount rate: 11.19%, terminal rate: 8.33%.

The same weighted rates for the nine months period ended at September 30, 2019 were:

• Direct capitalization: initial rate 7.97%

• Discounted cash flow: discount rate: 11.16%, terminal rate: 8.28%.

The ratio between monthly gross income and real estate value (rental rate) considering the differences in placements and individual factors between properties and in a weighted way is 0.76% for 2018 and 0.69% for the nine months period ended at September 30, 2019.

An increase (Light, normal, considerable, significant) in the capitalization rate used would generate a decrease (significant, light, normal, considerable) in the fair value of the asset, and vice versa.

An increase (Light, normal, considerable, significant) in the leases used in the valuation would generate a (significant, light, considerable) increase in the fair value of the asset, and vice versa.

Income Approach Used to estimate the fair value of the property by taking future net cash flows and discounting them at the capitalization rate.	Direct Capitalization Discounted Cash Flows

Cost approach

Used to estimate the fair value of the property considering the cost to replace or build a property at the same or equal conditions of the asset to be measured, deducting the accumulated depreciation charge and adding-up the amount of the land.

Replacement cost

There has been no change to the valuation technique during the year for each asset.

NOTE 19. RISK MANAGEMENT

The Bank’s comprehensive risk management is developed in compliance with current regulations and internal standards as defined by the Board of Directors, in relation to market, credit/ counterparty, liquidity and operational risk. This management is strengthened with the three lines of defense model, with a cohesive and coordinated approach, in which its independence is guaranteed. Within the Corporate Governance Framework, the roles of the responsible areas in each line are defined, according to the level of responsibility in Grupo Bancolombia, in order to guarantee effective and efficient coordination among them for risk management (in its different stages) and internal control.

First line of defense: is the owner of risks and its management, focused on self-control. Performs the commercial and operational management and the administration of controls; including the implementation of actions that ensure processes compliance for risk management.

Second line of defense: supports the construction and monitoring of the controls from the first line of defense; performs a transversal management of risks, assisting the areas of Grupo Bancolombia in the definition of mitigation actions and in the monitoring of the exposure; In addition, it is responsible for consolidating the risk information in order to perform the accountability to the governance structures and senior management as appropriate.

Specifically, the Board of Directors reviews and approves the resources, structure and processes of the Bank associated with risk management; in addition, it evaluates, through periodic reports from the administration, the levels of exposure to the different risks, their impact and the mitigation strategies, in accordance with the functions established in the current regulation and the Corporate Governance Code regarding the risk management. For the development of its supervisory functions has the support of the Risk Committee in charge of the approval, monitoring and control of policies, methodologies, tools, guidelines and strategies for the identification, measurement, control and mitigation of risks. According to the corporate guidelines, the Risk Committee has the participation of members from the Board of Directors.

F-61

The main function of the Corporate Risk Vicepresidency is to design and propose risk management strategies to the Board of Directors and Senior Management, lead its execution and define the risk appetite, in such a way as to ensure alignment with the corporate strategy of the Group. In addition, it defines the risk guidelines in policies, methodologies and tools for the Group.

The Risk Corporate Vicepresidency professionals manage the different risks inherent to the activities undertaken in the fulfillment of their responsibilities.

Third line of defense: Review the first two lines of defense, through a risk-based approach, guaranteeing governance effectiveness, risk management and internal control. It provides the Governance structures and Senior management with an adequate, independent and objective assurance of compliance within the organization.

Specifically, the Internal Audit periodically evaluates the execution of the processes and the application of the methodologies for measurement and control of risks that support the operations carried out by the entity, in accordance with current regulations and internal regulations defined by the Board of Directors and Senior Management.

19.1 Credit risk

Credit risk is the risk of an economic loss to the Bank due to a non-fulfillment of financial obligations by a customer or counterparty and arises principally from the decline on borrower´s creditworthiness or changes in the business climate. Credit risk is the single largest risk for the Bank's business; the Bank manages its exposure to credit risk.

The information below contains the maximum exposure to credit risk:

September 30, 2019

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Loans and Advances	163,106,947	8,870,621	12,052,713	184,030,281
Commercial	84,218,612	3,974,551	7,356,505	95,549,668
Consumer	35,011,389	1,981,405	1,736,105	38,728,899
Mortgage	21,690,912	1,492,553	1,066,496	24,249,961
Small Business Loans	1,078,863	67,544	128,231	1,274,638
Financial Leases	21,107,171	1,354,568	1,765,376	24,227,115
Off-Balance Sheet Exposures	43,533,875	426,353	352,988	44,313,216
Financial Guarantees	6,756,803	7,337	234	6,764,374
Loan Commitments	36,777,072	419,016	352,754	37,548,842
Loss Allowance	(2,001,650)	(1,348,608)	(7,408,277)	(10,758,535)
Total	204,639,172	7,948,366	4,997,424	217,584,962

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December 31, 2018

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Loans and Advances	153,894,099	7,712,055	12,212,962	173,819,116
Commercial	83,632,770	3,214,860	7,753,018	94,600,648
Consumer	28,666,461	1,758,162	1,568,758	31,993,381
Mortgage	20,280,416	1,513,063	1,077,206	22,870,685
Small Business Loans	958,491	80,805	116,902	1,156,198
Financial Leases	20,355,961	1,145,165	1,697,078	23,198,204
Off-Balance Sheet Exposures	38,831,993	349,228	354,525	39,535,746
Financial Guarantees	5,641,482	18,340	1,839	5,661,661
Loan Commitments	33,190,511	330,888	352,686	33,874,085
Loss Allowance	(1,872,529)	(1,246,444)	(7,244,517)	(10,363,490)
Total	190,853,563	6,814,839	5,322,970	202,991,372

Maximum Exposure to Credit Risk - Other Financial Instruments
	Maximum Exposure		Collateral *		Net Exposure
	2019	2018	2019	2018	2019	2018
Maximum Exposure to Credit Risk
Debt instruments	18,600,160	15,745,530	(5,048,582)	(2,352,276)	13,551,577	13,393,254
Derivatives **	901,129	894,001	114	(97)	901,242	893,905
Equity	1,360,270	1,639,949	-	-	1,360,270	1,639,949
Total	20,861,559	18,279,480	(5,048,468)	(2,352,373)	15,813,089	15,927,108

See Notes on this table:

* Collateral Held (-) and Collateral Pledged (+)

** Exposure in Derivatives with base in MTM (only positive values), netting by counterparty is applied

* Debt instruments Book value 100%

* Equity Instruments:

-	Shares:100%
-	Investment funds: Book value 100%

Maximum exposure to credit risk of the loans and advances refers to the carrying amount at the end of the period. It does not take into account any collateral received or any other credit risk mitigates.

Maximum exposure to credit risk of financial guarantees corresponds to the total amount guaranteed at the end of the period. It does not take into account any collateral received or any other credit risk mitigates.

Maximum exposure to derivatives refers to the fair value at the end of the period, without considering any guarantee received or any other credit risk mitigates.

Maximum exposure to credit risk of debt instruments and equity securities refers to the carrying amount at the end of the period without considering any guarantee received.

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a.	Credit Risk Management - Loans and Advances

Risk management during the credit life cycle is developed through the fulfillment of the policies, procedures and methodologies stipulated in the Credit Risk Administration System, in accordance with the strategy approved by the Board of Directors for monitoring and controlling credit risk.

The Credit Risk Administration System also contains the general criteria to evaluate, classify, measure and mitigate credit risk. In addition, the credit risk department has developed methodologies and manuals that specify the policies and procedures for different products and segments managed by the Bank.

To maintain credit quality and manage the risk arising from its lending activities, the Bank has established general loan policies, including the following:

•	Credit exposure limits: It contains guidelines with regards to the establishment of credit exposure limits. It is set in fulfillment of legal requirements and according to the Bank’s internal guidelines.

•	Origination policies: These policies aim to acquire ample and sufficient knowledge of the characteristics of potential borrowers and to select them properly. The riskiness of the borrowers is determined using credit rating models. These models use information such as the credit history of the borrower, the type of business the borrower engages in, the borrower’s ability to repay the loan, and information received from the credit risk bureaus. Loan applications, depending on their amount and risk level, are presented for approval at the level of management authority required.

•	Collaterals policies: For the purpose of mitigating risk associated with non-fulfillment of obligations agreed upon by the borrower, the Bank has established policies for the valuation of collateral received as well as for the determination of the maximum loan amount that can be granted against the value of the collateral.

•	Allowance policies: the objective of this policy is to fulfil legal requirements and the Bank’s business policies. In addition, this policy is meant to provide the guidelines to perform client’s status analysis and take the necessary actions in order to mitigate credit risk the Bank is exposed to. For further information please see Note 2.

•	Monitoring policies: Contains various monitoring procedures, portfolio reports and policies for the purpose of overseeing, in an adequate and timely manner, the evolution of credit risk. These procedures include a continuous process of classification and reassessment of credit operations and they maintain consistency with the policies implemented for granting loans.

•	Portfolio recovery policies: Through the definition of these policies, the Bank aims to establish those mechanisms that allow it to anticipate the action to be taken in the event of possible delays and minimize the impact resulting from non-fulfillment of payment or delays by the borrower. Additionally, the aspects established in this policy delimit what the Bank has defined as collection management and that make it possible to obtain information to improve the origination policies and the allowances for loans and advances and lease losses models.

Management of credit risk is carried out in all of the credit life cycle. These processes are defined in the following way:

•	Origination: Knowing the borrower, payment capacity analysis, payment behavior and credit approval and structure.

•	Monitoring: Knowing the borrower’s situation during the life of the credit.

•	Recovery: Collection management during the different stages of the same credit.

In order to support the credit origination processes, the Bank develops scoring and rating models based on statistical information or criteria from experts, which differentiate the risk levels of potential borrowers in order to support the decision-making process.

The Risk Corporate Vice Presidency is in charge of defining and documenting the specific characteristics of the models being utilized, as well as the parameters, variables to use in each case and the cut-off points that are applied per situation in the process of issuing credit. On an annual basis at the minimum, the Risk Corporate Vice Presidency must perform backtesting1 of the scoring and rating models used in the granting process in order to evaluate their effectiveness. Additionally, on a periodically basis, the entire credit portfolio will be rated taking into account the established internal models for the purpose of evaluating the credit risk of each borrower and constitute the required allowance for loans and advances and lease losses.

1 CIIU: International Standard Industrial Classification of All Economic Activities.

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In addition to the evaluation and qualification of the portfolio, the monthly allowance for loans and advances and lease losses serves to measure the present condition of the portfolio and the methodologies used for its calculation serve as a tool to evaluate risk, be it in a collective or individual manner. Collective evaluation of the portfolio applies the following parameters for measuring risk: probability of default (PD), loss given default (LGD) and exposure at default (EAD). For further details please see Note 2 Significant Accounting Policies, section 7.4.5 Impairment of financial assets at amortized cost.

For the evaluation of individual risk, parameters such as recovery rates estimated by score sheets that include financial, behavioral information, collaterals and qualitative variables, serve as elements for measuring risk and defining an allowance for loans and advances and lease losses for that borrower.

Annual backtesting is performed on the allowances for loans and Financial Lease losses models for the purpose of maintaining suitable hedge levels in accordance with the Bank’s risk appetite.

The Bank is continuously monitoring the concentration of the risk groups, as well as carrying out a daily control of the exposure to different economic groups, evaluating the legal limits of indebtedness in order to fulfill the norms established about the concentration limits.

The Bank performs international references determined by the rankings of external risks that allow the analysis of concentration levels in different geographic areas. On the other hand, at the legal level, the Bank is governed by the concepts and methodologies established by the external norms regarding the construction, administration and control of the concentration of economic groups.

The following classifications are established for the analysis of concentration:

•	By country: based on the country that the loans were originated.

•	By sector: according to the sectorial sub-segmentation defined by the Bank based mainly on the code CIIU[1].

•	By categories: according to the portfolio categories of each agreement (commercial, financial leases, consumer loans, small business loans and mortgages).

•	By economic group: according to the characteristics of economic groups as established by regulations.

•	By maturity: according with the remaining term to loan maturity.

•	By past due days: this concentration evaluates loans that are more than one month overdue.

b.	Credit Quality Analysis - Loans and Financial Leases

Rating System for Credit Risk Management

Its principal aim is to determine the risk profile of the borrower, which is obtained through a rating.

The rating for corporate loans is assigned principally based on the analysis of the interrelation of both qualitative and quantitative elements that can affect the fulfillment of the financial commitments acquired by a borrower. They take information on the financial statements, profit and loss statement, historical payment behavior both with the Bank and with other entities, and qualitative information on variables that are not explicit in the financial statements. The rating model is applied at the origination of the loan and is updated by a central qualification office to undertake a periodical evaluation of the loan portfolio, during the months of May and November each year.

In the case of a retail customer, granting and behavior scoring models are used in order to identify the level of risk associated with the borrower. These models include information such as personal details, financial information, historical behavior, the total number of credit products and external information from credit bureaus.

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As the subsidiaries have their own internal rating models, for purposes of assessing the consolidated credit risk on a homogeneous basis, the Bank has established the following categories of risk in order to classify borrowers according to their payment behavior:

Category	Range % PD			Description
	Commercial	Consumer and Small Business Loans	Mortgage
Normal Risk	0 - 3.11	0 – 5	0 - 2	Loans and advances in this category are appropriately serviced. The borrower’s financial statements or its projected cash flows, as well as all other credit information available to the Bank, reflect adequate paying capacity.
Acceptable Risk	> 3.11 - 11.15	> 5 - 28	2 - 17	Loans and advances in this category are acceptably serviced and guaranty protected, but there are weaknesses in the payment capacity of the borrower which may potentially affect, on a temporary or permanent basis, the borrower’s ability to pay or its projected cash flows, to the extent that, if not timely corrected, would affect the normal servicing of the loans and advances.
Appreciable Risk	> 11.15 - 72.75	> 28 - 70	17 - 78	Loans and advances in this category represent insufficiencies in the borrower’s paying capacity or in the projected cash flow, which may compromise the normal servicing of the loans and advances.
Significant Risk	> 72.75 - 89.89	> 70 - 82	78 - 91	Loans and advances in this category have the same deficiencies as loans in category C, but to a larger extent; consequently, the probability of collection is highly doubtful.
Unrecoverable	>89.89 - 100	> 82 - 100	91 - 100	Loans and advances in this category are deemed uncollectible.

Description of Loans and Financial Leases

In order to evaluate and manage credit risk, the credits and financial leasing operations have been classified as:

•	Commercial and Financial Leases:

Loans granted to individuals or companies in order to carry out organized economic activities and are not classified as small business loans.

The borrowers in this portfolio are mainly made up of companies, segmented in homogenous groups that are constituted according to size, annual sales or main activity. The following variables are part of this classification:

Segment	Incomes/Sales
Corporate	Companies with annual sales >= COP 80,000 M. Banistmo places borrowers with annual sales >= USD 10 M. Banco Agrícola and BAM place borrowers with annual sales >= USD 25 M.
Business	Companies with annual sales > = COP 20,000 M and < COP 80,000 M except for Banco Agrícola and BAM, which place borrowers with annual sales >= USD 5 M and < USD 25 M.
Business Construction	Constructors who dedicate themselves professionally to the construction of buildings to be sold or rented as their main activity, with annual sales >= COP 20,000 M and <= COP 45,000 M. They must have more than 3 projects executed as previous experience.
Corporate Construction	Constructors who dedicate themselves to the construction of buildings to be sold or rented as their main activity, with annual sales > COP 45,000 M. They must have more than 3 projects executed as previous experience.
SME Construction	Constructors who dedicate themselves professionally to the construction of buildings to be sold or rented as their main activity with annual sales >= COP 380 M and <= COP 20,000 M. They must have more than 3 projects executed as previous experience.
Institutional Financing	Financial sector institutions.
Government	Municipalities, districts, departments with their respective decentralized organizations and entities at the national level with incomes >= COP 20,000 M.
SME	Annual sales < COP 20,000 M, with a classification between small, medium, large and plus except for Banistmo which places borrowers < USD 10 M in annual sales. For Banco Agrícola and BAM < USD 5 M.

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•	Consumer:

Loans and advances, regardless of amount, granted to individuals for the purchase of consumer goods or to pay for non-commercial or business services.

These loans are classified as follows:

Classification
Vehicles	Credits granted for the acquisition of vehicles. The vehicle financed is used as collateral for the loan.
Credit cards	Revolving credit limits for the acquisition of consumer goods, utilized by means of a plastic card.
Payroll loans	It is a credit line attached to an authorized individual payroll amount.
Other loans	Loans granted for the acquisition of consumer goods other than vehicles and Payroll loans Credit cards are not included in this segment.

The counterparties in this portfolio are mainly individuals, segmented in homogenous groups, which are formed according to their size, which is calculated by their monthly income.

•	Mortgage:

These are loans, regardless of amount, granted to individuals for the purchase of a new or used house, commercial real estate or to build a home. These loans include loans denominated in local units or local currency that are guaranteed by a senior mortgage on the property and that are financed with a total repayment term of 5 to 30 years.

The counterparties in the mortgage portfolio are mainly made up of individuals segmented in homogenous groups, which are formed according to their size, which is calculated by their monthly income.

•	Small Business Loans:

These are issued for the purpose of encouraging the activities of small business and are subject to the following requirements: their indebtedness with all entities cannot exceed 120 minimum wages (excluding mortgage obligations for housing financing); (ii) the staff must not exceed 10 employees; (iii) the client's total assets, excluding mortgage assets, are less than 500 minimum wages. For the classification of those small business that present combinations of number of employees parameters and total assets different from those indicated, the determining factor will be that of total assets.

The borrowers in this portfolio are mainly individuals, segmented in homogenous groups, which are formed according to their commercial size, which is calculated by their monthly income.

Analysis of the behavior and impairment of the loan portfolio and financial lease operations

As of September 30, 2019, Bank’s total loan portfolio valued in Colombian pesos registered an increase of 5.87% compared to December 2018, driven by a growth mainly in Colombia, El Salvador and Guatemala (The last ones influenced by the devaluation of the Colombian peso against the U.S. dollar). The 30-day past due loan ratio (consolidated) stood at 4.54% in September 2019 compared to 4.68% in December 2018, driven by a decrease in the past-due portfolio of Personal and SME Banking consequently to the improvement in the strategies of origination and recovery.

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•	Commercial loans and finance lease amounted to COP 119,776 billion, which represented an increase of 1.68% with respect to 2018. Its 30-day past due loan ratio was 3.60%.

•	Consumer loans stood at COP 38,728 billion, which represented an increase of 21.05% with respect to 2018. Its 30-day past due loan ratio was 5.07%.

•	Mortgage loans came to COP 24,249 billion, which represented an increase of 6.03% with respect to 2018. Its 30-day past due loan ratio was 7.88%.

•	Small Business loans ended at COP 1,274 billion, which represented an increase of 10.24% with respect to 2018. Its 30-day past due loan ratio was 12.33%.

In order to monitor credit risk associated with clients, the Bank has established regular meetings conducted by a committee to identify events that can lead to a reduction in borrowers’ ability to pay. Generally, clients with good credit behavior could be included in the watch list in case of detecting any event that can lead to future financial difficulties to repay their loans; for instance, internal factors such as the economic activity, financial weakness, impacts of macroeconomic conditions, changes in corporate governance and other situations that could affect clients’ business. The amount and allowance of clients included in the described watch list, as of December 31, 2018 and September 2019 is shown below.

Watch List September 30, 2019
In millions of COP
Risk Level	Amount	%	Allowance
Level 1 – Low Risk	9,630,123	1.07%	103,460
Level 2 – Medium Risk	3,135,997	6.52%	204,409
Level 3 and Level 4 – High Risk	6,294,315	52.59%	3,310,376
Total	19,060,435	18.98%	3,618,244

Watch List December 31, 2018
Million COP
Risk Level	Amount	%	Allowance
Level 1 – Low Risk	9,179,165	1.04%	95,896
Level 2 – Medium Risk	2,549,977	8.96%	228,461
Level 3 and Level 4 - High Risk	5,723,041	57.36%	3,282,938
Total	17,452,183	20.67%	3,607,295

Loans and Financial Leases Collateral

The Bank obtains collateral for loans and leases in order to mitigate credit risk by foreclosing the collateral when the borrower cannot fully repaid the loan or lease. Collateral is considered in the determination of the allowance for loans and advances and lease losses when it complies with the following conditions:

•	Its fair value was established according to technical and objective criteria.

•	The Bank is granted a preference or an improved right to obtain the payment of the obligation, becoming an effective collateral.

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•	Its performance is reasonably possible.

•	It is a payment source that sufficiently attends to the credit as per the requirement of the Bank.

•	When the borrower is a government entity, the collateral has a pledge certificate issued by the appropriate authority.

The Bank has defined the criteria for the collateral enforceability, which are established according to the classification of loan portfolio. In addition, the Bank has set guidelines to value collaterals and the frequency of such valuations, as well as those guidelines related to the legalization, registry and maintenance of the collateral. Likewise, the Bank has defined the criteria for insurability, custody and the necessary procedures for their cancellation.

The update of the fair value of mortgages and vehicles collaterals for the loan portfolio is made between one and three years of agreement with the policy. The methodology used to estimate the fair value of the properties is applied by external and independent entities. Updating the fair value of the vehicles is done through guides and valid values commonly used as reference to set the value of a vehicle. The fair value of real state and vehicles are classified in levels 2 and 3 depending on the observability and significance of the inputs used in the valuation techniques according to the hierarchy established by IFRS 13.

During the reporting period, the Group’s collateral policies have not changed significantly in relation to the way collateral is held and its overall quality.

The following table shows loans and financial leases, classified in commercial, consumer, mortgage, financial leases and small business loans, and disaggregated by type of collateral:

September 30, 2019
Amount Covered by Collateral
In Millions of COP
Nature of the Collateral	Commercial	Consumer	Mortgage	Financial Leasing	Small Business	Total
Real Estate and Residential	20,894,435	1,836,209	22,760,452	43	270,746	45,761,885
Goods Given in Real Estate Leasing	-	-	223	13,399,102	-	13,399,325
Goods Given in Leasing Other Than Real Estate	-	-	-	6,312,557	-	6,312,557
Stand by Letters of Credit	834,823	210	-	-	-	835,033
Security Deposits	362,142	351,003	-	-	60,068	773,213
Guarantee Fund	2,882,358	164	-	109,317	324,990	3,316,829
Collection Rights	5,024,938	48,122	-	-	873	5,073,933
Other Collateral (Pledges)	3,895,951	5,031,890	43,842	2	10,032	8,981,717
Without Guarantee (Uncovered Balance)	61,655,021	31,461,301	1,445,444	4,406,094	607,929	99,575,789
Total loans and financial leases	95,549,668	38,728,899	24,249,961	24,227,115	1,274,638	184,030,281

December 31, 2018
Amount Covered by Collateral
In Millions of COP
Nature of the Collateral	Commercial	Consumer	Mortgage	Financial Leasing	Small Business	Total
Real Estate and Residential	21,209,517	1,744,581	20,720,459	84	282,822	43,957,463
Goods Given in Real Estate Leasing	-	-	243	12,752,932	-	12,753,175
Goods Given in Leasing Other Than Real Estate	-	-	-	5,900,913	-	5,900,913
Stand by Letters of Credit	667,976	229	-	-	-	668,205
Security Deposits	470,400	369,689	-	-	76,136	916,225
Guarantee Fund	2,595,913	138	-	118,747	288,890	3,003,688
Collection Rights	3,992,592	49,910	-	-	1,452	4,043,954
Other Collateral (Pledges)	4,118,947	4,713,359	48,098	20	14,158	8,894,582
Without Guarantee (Uncovered Balance)	61,545,303	25,115,475	2,101,885	4,425,508	492,740	93,680,911
Total loans and financial leases	94,600,648	31,993,381	22,870,685	23,198,204	1,156,198	173,819,116

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The Bank closely monitors collateral held for financial assets that are considered in Stage 3, as it becomes more likely that the Bank will take possession of collateral to mitigate potential credit losses.

Financial assets that are considered Stage 3 and related collateral held in order to mitigate potential losses are shown below:

September 30, 2019
In Millions of COP
Classification	Amount	Allowance	Total	Fair Value of Collateral
Commercial	779,589	247,371	532,218	2,011,521
Mortgage	131,138	15,332	115,806	170,562
Financial Leases	753,038	218,712	534,326	1,158,984
Total credit assets	1,663,765	481,415	1,182,350	3,341,067

December 31, 2018
In Millions of COP
Classification	Amount	Allowance	Total	Fair Value of Collateral
Commercial	775,689	239,720	535,969	2,528,495
Mortgage	139,084	21,883	117,201	173,482
Financial Leases	666,495	201,981	464,514	974,274
Total credit assets	1,581,268	463,584	1,117,684	3,676,251

A portion of the Bank’s financial assets originated by the mortgage and commercial business has sufficiently low ‘loan to value’ (LTV) ratios, which results in no loss allowance being recognized in accordance with The Bank’s expected credit loss model. The carrying amount of such financial assets is COP 346,071 as at 30 September 2019.

Foreclosed assets and other credit mitigants

Assets received in lieu of payment (foreclosed assets) are recognized on the statement of financial position when current possession of the asset takes place.

Foreclosed assets represented by immovable or movable property are received based on a commercial valuation. Foreclosed assets such as equity securities and other financial assets, are received based on market value.

The Bank classifies foreclosed assets after acknowledgment of the exchange operation according to the intention of use, as follows:

•	Non-current assets held for sale.

•	Other marketable assets.

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•	Other non-marketable assets.

•	Financial instruments (investments).

•	Inventories.
•	Premises and equipment.

Collaterals classified as non-current assets held for sale are those expected to be sold in the following 12 months. When there are market restrictions that do not allow their realization in less than 12 months and this period is extended, retroactive depreciation must be charged to results and the asset value will be reduced by the depreciation value.

c.	Risk Concentration – Loans and Advances

The analysis of credit risk concentration is done by monitoring the portfolio by groups such as: loan categories, maturity, past due days, economic sector, country and economic group, as shown here:

•	Loans concentration by category

The composition of the credit portfolio in commercial, consumer, mortgage, financial leases and small business loans categories are as follows:

Composition	September 30, 2019	December 31, 2018
In millions of COP
Commercial	95,549,668	94,600,648
Corporate	56,611,099	55,562,618
SME	17,925,526	16,524,571
Others	21,013,043	22,513,459
Consumer	38,728,899	31,993,381
Credit card	7,908,779	7,026,689
Vehicle	3,467,818	3,253,060
Payroll loans	8,148,251	7,451,381
Others	19,204,051	14,262,251
Mortgage	24,249,961	22,870,685
VIS[2]	6,221,210	5,778,067
Non- VIS	18,028,751	17,092,618
Financial Leases	24,227,115	23,198,204
Small Business Loan	1,274,638	1,156,198
Loans and advances to customers and financial institutions	184,030,281	173,819,116
Allowance for loans and advances and lease losses	(10,621,994)	(10,235,831)
Total net loan and financial leases	173,408,287	163,583,285

2 VIS: Social Interest Homes, corresponds to mortgage loans granted by the financial institutions of amounts less than 135 minimum wages.

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•	Concentration of loan by maturity

The following table shows the ranges of maturity for the credit loans and financial leases, according for the remaining term for the completion of the contract of loans and financial leases:

September 30, 2019
Maturity	Less Than 1 Year	Between 1 and 3 Years	Between 3 and 5 Years	Greater Than 5 Years	Total
In millions of COP
Commercial	29,706,930	20,335,874	17,209,897	28,296,967	95,549,668
Corporate	15,468,368	10,293,643	11,864,816	18,984,272	56,611,099
SME	6,230,867	6,034,053	2,635,991	3,024,615	17,925,526
Others	8,007,695	4,008,178	2,709,090	6,288,080	21,013,043
Consumer	885,017	5,287,564	15,476,664	17,079,654	38,728,899
Credit card	143,945	343,376	1,488,856	5,932,602	7,908,779
Vehicle	65,412	587,729	1,449,413	1,365,264	3,467,818
Payroll loans	56,297	564,237	1,342,673	6,185,044	8,148,251
Others	619,363	3,792,222	11,195,722	3,596,744	19,204,051
Mortgage	48,561	192,920	511,863	23,496,617	24,249,961
VIS	9,942	54,013	132,785	6,024,470	6,221,210
Non-VIS	38,619	138,907	379,078	17,472,147	18,028,751
Financial Leases	2,912,863	2,705,212	4,350,317	14,258,723	24,227,115
Small business loans	251,358	570,509	244,209	208,562	1,274,638
Total gross loans and financial leases	33,804,729	29,092,079	37,792,950	83,340,523	184,030,281

December 31, 2018
Maturity	Less Than 1 Year	Between 1 and 3 Years	Between 3 and 5 Years	Greater Than 5 Years	Total
In millions of COP
Commercial	31,052,548	18,846,830	16,216,100	28,485,170	94,600,648
Corporate	16,569,691	8,491,758	11,335,723	19,165,446	55,562,618
SME	5,253,678	5,482,139	2,774,471	3,014,283	16,524,571
Others	9,229,179	4,872,933	2,105,906	6,305,441	22,513,459
Consumer	749,322	4,562,956	12,069,707	14,611,396	31,993,381
Credit card	100,367	244,218	1,073,539	5,608,565	7,026,689
Vehicle	60,754	610,398	1,538,979	1,042,929	3,253,060
Payroll loans	62,657	624,660	1,397,974	5,366,090	7,451,381
Others	525,544	3,083,680	8,059,215	2,593,812	14,262,251
Mortgage	58,613	175,572	479,086	22,157,414	22,870,685
VIS	11,056	51,768	117,404	5,597,839	5,778,067
Non-VIS	47,557	123,804	361,682	16,559,575	17,092,618
Financial Leases	2,393,428	2,560,578	4,260,513	13,983,685	23,198,204
Small business loans	256,093	477,456	220,105	202,544	1,156,198
Total gross loans and financial leases	34,510,004	26,623,392	33,245,511	79,440,209	173,819,116

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•	Concentration by past due days

The following table shows the loans and financial leases according to past due days. Loans or financial leases are considered past due if it is more than one month overdue (i.e. 31 days):

September 30, 2019
Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
	In millions of COP
Commercial	92,118,035	469,070	170,449	1,001,232	1,790,882	95,549,668
Consumer	36,763,610	864,563	273,868	691,258	135,600	38,728,899
Mortgage	22,339,317	784,889	131,093	339,888	654,774	24,249,961
Financial Leases	23,343,158	224,917	62,392	302,907	293,741	24,227,115
Small Business Loan	1,117,440	46,255	14,943	67,140	28,860	1,274,638
Total	175,681,560	2,389,694	652,745	2,402,425	2,903,857	184,030,281

December 31, 2018
Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
	In millions of COP
Commercial	90,804,138	452,890	152,877	1,387,364	1,803,379	94,600,648
Consumer	30,311,854	701,314	238,540	638,868	102,805	31,993,381
Mortgage	21,121,205	612,480	148,786	388,653	599,561	22,870,685
Financial Leases	22,433,190	209,840	54,029	245,974	255,171	23,198,204
Small Business Loan	1,008,378	48,849	16,202	60,103	22,666	1,156,198
Total	165,678,765	2,025,373	610,434	2,720,962	2,783,582	173,819,116

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•	Concentration of loans by economic sector

The following table contains the detail of the portfolio of loans and financial leases by main economic activity of the borrower:

September 30, 2019
Economic sector	Loans and advances
	Local	Foreign	Total
	In millions of COP
Agriculture	3,742,145	2,040,961	5,783,106
Petroleum and Mining Products	907,302	152,555	1,059,857
Food, Beverages and Tobacco	6,262,010	693,555	6,955,565
Chemical Production	3,524,743	64,970	3,589,713
Government	4,943,644	1,821	4,945,465
Construction	14,687,238	6,575,671	21,262,909
Commerce and Tourism	17,426,655	9,524,976	26,951,631
Transport and Communications	8,377,368	746,038	9,123,406
Public Services	5,248,826	1,462,666	6,711,492
Consumer Services	41,531,683	23,789,383	65,321,066
Commercial Services	15,970,345	4,364,411	20,334,756
Other Industries and Manufactured Products	6,870,921	5,120,394	11,991,315
Total	129,492,880	54,537,401	184,030,281

December 31, 2018
Economic sector	Loans and advances
	Local	Foreign	Total
	In millions of COP
Agriculture	3,804,075	2,548,078	6,352,153
Petroleum and Mining Products	1,082,816	181,789	1,264,605
Food, Beverages and Tobacco	5,865,111	320,596	6,185,707
Chemical Production	3,566,746	12,561	3,579,307
Government	4,457,944	79,133	4,537,077
Construction	14,508,354	5,513,212	20,021,566
Commerce and Tourism	16,928,137	7,641,117	24,569,254
Transport and Communications	8,331,727	865,257	9,196,984
Public Services	6,007,483	966,764	6,974,247
Consumer Services	35,886,645	20,813,390	56,700,035
Commercial Services	17,041,170	5,540,572	22,581,742
Other Industries and Manufactured Products	5,978,092	5,878,347	11,856,439
Total	123,458,300	50,360,816	173,819,116

•	Credit concentration by country

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The following table shows the concentration of the loans and financial leases by country. Loans are presented based on the country in which they were originated:

September 30, 2019
Country	Loans and advances	% Participation	Allowance for loans and advances and lease losses	% Participation
Colombia	126,432,236	68.70%	8,466,021	79.71%
Panama	33,128,468	18.00%	1,013,436	9.54%
El Salvador	11,983,951	6.51%	502,522	4.73%
Puerto Rico	831,715	0.45%	33,431	0.31%
Guatemala	11,641,601	6.33%	605,911	5.70%
Other countries	12,310	0.01%	673	0.01%
Total	184,030,281	100.00%	10,621,994	100.00%

December 31, 2018
Country	Loans and advances	% Participation	Allowance for loans and advances and lease losses	% Participation
Colombia	119,674,770	68.85%	8,402,751	82.09%
Panama	32,299,274	18.58%	910,268	8.89%
El Salvador	10,590,571	6.09%	465,122	4.54%
Puerto Rico	889,528	0.51%	29,041	0.29%
Guatemala	10,352,272	5.96%	427,747	4.18%
Other countries	12,701	0.01%	902	0.01%
Total	173,819,116	100.0%	10,235,831	100.0%

•	Credit concentration by economic group

As of September 30, 2019 and December 31, 2018, concentration of the 20 largest economic groups amounted to COP 19,893 billion and COP 20,372 billion, respectively. This exposure corresponds to all credit active operations of these groups.

d.	Credit quality – Loans and Advances

The following table shows information about credit quality of the borrower:

September 30, 2019
Classification	Stage 1	Stage 2	Stage 3	Total
	In millions of COP
Commercial	84,218,612	3,974,551	7,356,505	95,549,668
Consumer	35,011,389	1,981,405	1,736,105	38,728,899
Mortgage	21,690,912	1,492,553	1,066,496	24,249,961
Small Business Loans	1,078,863	67,544	128,231	1,274,638
Financial Leases	21,107,171	1,354,568	1,765,376	24,227,115
Loans and Advances	163,106,947	8,870,621	12,052,713	184,030,281

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December 31, 2018
Classification	Stage 1	Stage 2	Stage 3	Total
	In millions of COP
Commercial	83,632,770	3,214,860	7,753,018	94,600,648
Consumer	28,666,461	1,758,162	1,568,758	31,993,381
Mortgage	20,280,416	1,513,063	1,077,206	22,870,685
Small Business Loans	958,491	80,805	116,902	1,156,198
Financial Leases	20,355,961	1,145,165	1,697,078	23,198,204
Total	153,894,099	7,712,055	12,212,962	173,819,116

In order to determine the expected credit loss, the Bank considers the economic conditions and performance of the borrower’s industry, the analysis of payments behavior, events that could negatively affect the borrower’s ability to pay, among others factors.

The expected credit loss is determined either by a collective or individual evaluation according to the amount and characteristics of the loan. For further details please see Note 2 Significant Accounting Policies, section 7.4.5 Impairment of financial assets at amortized cost or at fair value through other comprehensive income “FVOCI”.

Impairment loan portfolio analyzed by individual evaluation at COP 5.1 billion, which represented 2.8% of the total portfolio of the Bank.

The table below shows Stage 3 loans and advances according to their type of evaluation:

September 30, 2019
Impairment	Individual Evaluation		Collective Evaluation
	Carrying Amount	ECL	Carrying Amount	ECL
In millions of COP
Commercial	4,337,233	2,286,829	3,019,272	2,176,411
Consumer	-	-	1,736,105	1,538,568
Mortgage	-	-	1,066,496	604,105
Financial Leases	791,691	335,706	973,685	378,817
Small Business Loan	-	-	128,231	87,838
Total	5,128,924	2,622,535	6,923,789	4,785,739

December 31, 2018
Impairment	Individual Evaluation		Collective Evaluation
	Carrying Amount	ECL	Carrying Amount	ECL
In millions of COP
Commercial	4,970,415	2,583,874	2,782,603	1,904,866
Consumer	-	-	1,568,758	1,383,265
Mortgage	-	-	1,077,206	586,026
Financial Leases	795,862	339,418	901,216	367,072
Small Business Loan	-	-	116,902	79,981
Total	5,766,277	2,923,292	6,446,685	4,321,210

e.	Credit Risk Management – Other Financial Instruments:

Each one of the positions that make up the portfolio complies with the policies and limits that seek to diminish credit risk exposure. Those policies are, among others:

•

Term Limits: Each borrower is evaluated by the Credit Committee, in which the result of the authorized model for this type of borrower is reviewed (quantitative and qualitative variables), which allows the Credit Committee to establish the maximum term for which the Bank wishes to have exposure.

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•	Credit Limits: Limits approved under the model and with authorization from the Risk Committee, as well as the exposure, are monitored in line or batch, in such a way that the presentation of excesses is mitigated.

•	Counterparty Limits: Are derived from the credit limits or from allocation models and are verified by the Front Office prior to the close of operations.

•

Master Agreement: These bilateral agreements describe management of operations between the counterparties in accordance with good international practices and that limit the legal and financial risk under the occurrence of events of default (failure to pay or delivery). These agreements include mitigation mechanisms, procedures to be carried out in the case of this events of default, special conditions by type of operation and are applied to OTC derivatives, Repos and other securities financing transactions.

•	Margin Agreements: For OTC derivatives operations and other securities financing transactions, agreements that regulate the administration of guarantees, haircuts, adjustment periods, minimum transfer amounts, etc., and that limit risk for a period of time (one day, one week, etc.), are established for counterparties involved in the operation.

•	Counterparty Alerts: Financial, qualitative and market indicators that allow the Bank to establish damages to the credit quality of an issuer or counterparty.

f.	Credit Quality Analysis - Other Financial Instruments:

In order to evaluate the credit quality of a counterparty or issuer (to determine a risk level or profile), the Bank relies on two rating systems: an external one and an internal one, both of which allow the Bank to identify a degree of risk differentiated by segment and country and to apply the policies that have been established for issuers or counterparties with different levels of risk, in order to limit the impact on liquidity and/or the income statement of the Bank.

External credit rating system is divided by the type of rating applied to each instrument or counterparty; in this way the geographic location, the term and the type of instrument allow the assignment of a rating according to the methodology that each examining agency uses.

Internal credit rating system: The “ratings or risk profiles” scale is created with a range of levels that go from low exposure to high exposure (this can be reported in numerical or alphanumerical scales), where the rating model is sustained by the implementation and analysis of qualitative and quantitative variables at sector level, which according to the relative analysis of each variable, determine credit quality; in this way the internal credit rating system aims to establish adequate margin in decision-making regarding the management of financial instruments.

Credit Quality Analysis of the Group

	Debt instruments		Equity		Derivatives(1)
	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018
Maximum Exposure to Credit Risk
Low Risk	16,682,876	12,994,432	434,728	349,425	892,713	867,639
Medium Risk	1,442,335	1,639,484	-	1,749	937	135
High Risk	474,949	412,834	5,256	6,496	1,996	429
Without Rating	-	698,781	920,286	1,282,278	5,483	25,798
Total	18,600,160	15,745,531	1,360,270	1,639,948	901,129	894,001
(1)	For derivatives transactions counterparty risk is disclosed as long as the valuation is positive. Therefore, the value described here differs from the book value.

In accordance with the criteria and considerations specified in the internal rating allocation and external credit rating systems methodologies, the following schemes of relation can be established, according to credit quality given to each one of the qualification scales:

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Low Risk: All investment grade positions (from AAA to BBB-), as well as those issuers that according to the information available (financial statements, relevant information, external ratings, CDS, among others.) reflect adequate credit quality.

Medium Risk: All speculative grade positions (from BB+ to BB-), as well as those issuers that according to the available information (Financial statements, relevant information, external qualifications, CDS, among others) reflect weaknesses that could affect their financial situation in the medium term.

High Risk: All positions of speculative grade (from B+ to D), as well as those issuers that according to the information available (Financial statements, relevant information, external qualifications, CDS, among others) reflect a high probability of default of financial obligations or that already have failed to fulfill them.

•	Financial credit quality of other financial instruments that are not past due or impaired in value

Debt instruments: 100% of the debt instruments are not in default.

Equity: The positions do not represent significant risks.

Derivatives: 99.26% of the credit exposure does not present incidences of material default. The remaining percentage corresponds to default events at the end of the period.

•	Maximum exposure level to the credit risk given for:

	Maximum Exposure		Collateral *		Net Exposure
	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018
Maximum Exposure to Credit Risk
Debt instruments	18,600,160	15,745,530	(5,048,582)	(2,352,276)	13,551,577	13,393,254
Derivatives **	901,129	894,001	114	(97)	901,242	893,905
Equity	1,360,270	1,639,949	-	-	1,360,270	1,639,949
Total	20,861,559	18,279,480	(5,048,468)	(2,352,373)	15,813,089	15,927,108

See Notes on this table:

* Collateral Held (-) and Collateral Pledged (+)

** Exposure in Derivatives with base in MTM (only positive values), netting by counterparty is applied

* Debt instruments Book value 100%

* Equity Instruments:

- Shares:100%

- Investment funds: Book value 100%

•	Analysis of the maturity of other financial instruments past due but not impaired

−	Debt instruments: Portfolio does not present past due nor impaired assets.
−	Equity: Portfolio does not present impaired assets
−	Derivatives: The past due assets are not material.

•	The information corresponding to the individual evaluation of impairment at the end of the period for other financial instruments, is detailed as follows:

Debt instruments

	Exposure		Impairment		Final Exposure
	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018
Maximum Exposure to Credit Risk
Fair Value	14,759,591	12,251,872	1,427	3,053	14,758,164	12,248,819
Amortized Cost	3,840,569	3,493,657	7,868	11,730	3,832,700	3,481,928
Total	18,600,160	15,745,529	9,295	14,783	18,590,864	15,730,747

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Equity

	Exposure		Impairment		Final Exposure
	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018
Maximum Exposure to Credit Risk
Fair Value through profit or loss	847,282	1,101,461	-	-	847,282	1,101,461
Fair Value through OCI	512,988	538,487	-	-	512,988	538,487
Total	1,360,270	1,639,948	-	-	1,360,270	1,639,948

Collateral- other financial instruments:

Level of collateral: Respect to the type of asset or operation, a collateral level is determined according to the policies defined for each product and the market where the operation is carried out.

Assets held as collateral in organized markets: The only assets that can be received as collateral are those defined by the central counterparties, the stock market where the operation is negotiated, those assets that are settled separately in different contracts or documents, which can be managed by each organization and must comply with the investment policies defined by the Bank, taking into account the credit limit for each type of asset or operation received or delivered, which collateral received are the best credit quality and liquidity.

Assets received as bilateral collateral between counterparties: The collateral accepted in international OTC derivative operations is agreed on bilaterally in the Credit Support Annex (CSA)3 and with fulfillment in cash in dollars and managed by ClearStream. This company acts on behalf of Bancolombia for making international margin calls and providing a better management of the collateral.

Collateral adjustments for margin agreements: The adjustments will be determined by the criteria applied by both the external and internal regulations in effect, and at the same time, mitigation standards are maintained so that the operation fulfills the liquidity and solidity criteria for settlement. Among the main characteristics by product or market, we have:

−	With respect to the derivative operations, these are carried out daily, with threshold levels of zero for the majority of counterparties, which reduces the exposure to a term that does not exceed 10 days, according to Basel.

−	For repos, reverse repos and other securities financing transactions, daily monitoring is done in order to establish the need to adjust the collateral in such a way that these are applied in as little time as possible, according to the contracts or market conditions.

−	For all international counterparties, margin agreements that limit exposure to the maximum and with a daily adjustment period are entered into. These margin agreements are entered into under ISDA and GMRA (Global Master Repurchase Agreement)[4] both master agreements for OTC derivatives and securities financing transactions.

−	For every local counterparty, the local framework agreement is signed (agreement developed by the industry) and the mitigating actions to apply in each operation are agreed upon, whether for margin agreements, re-couponing, early termination, among others.

−	For repos, reverse repos and other securities financing transactions, these are agreed upon by organized markets that in general implicate complying with haircut or additional collateral rules.

−	The central counterparty carries out daily control and monitoring processes in order to comply with the rules imposed by these organizations in such a way that we are always making daily adjustments at the demanded collateral level.

3  A Credit Support Annex (CSA) provides credit protection by setting forth the rules governing the mutual posting of collateral. CSAs are used in documenting collateral arrangements between two parties that trade privately negotiated (over-the-counter) derivative securities. The trade is documented under a standard contract called a master agreement, developed by the International Swaps and Derivatives Association (ISDA).

4 GMRA: It is a model legal agreement designed for parties transacting repos and is published by the International Capital Market Association (ICMA), which is the body representing the bond and repo markets in Europe.

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Level of collateral held:

	Collateral*		Main type of collateral
	2019	2018	2019	2018
Maximum Exposure to Credit Risk
Debt instruments	(5,048,582)	(2,352,276)	Government bonds (TES)	Government bonds (TES) and term deposits
Derivatives	114	(97)	Cash	Cash
Equity	-	-
Total	(5,048,468)	(2,352,373)

See Notes on this table:

* Collateral Held (-) and Collateral Pledged (+)

g.	Credit risk concentration - other financial instruments:

According to the regulations, the Bank must control on a daily basis the risk of positions of the Bank’s companies with the same issuer or counterparty stands, below the legal limits.

By the same way, the positions of the Bank are verified for compliance with the authorized risk levels in each country in order to guarantee the alerts and positions limits, that are considered outside of the Bank risk appetite.

Risk exposure by economic sector and risk region

	Debt instruments		Equity		Derivatives[5]
	2019	2018	2019	2018	2019	2018
Maximum Exposure to Credit Risk
Sector Concentration
Corporate	3,503,087	3,179,751	1,181,057	1,064,268	368,440	276,721
Financial	1,377,256	805,863	102,008	543,256	445,988	520,026
Government	13,719,817	11,757,757	-	-	-	-
Funds and ETFs	-	2159	77,205	32,425	86,701	97,254
Total	18,600,160	15,745,530	1,360,270	1,639,949	901,129	894,001
Concentration by Region
North America	2,662,574	1,569,943	6,699	1,472	116,426	279,132
Latam	14,575,816	14,175,587	1,320,996	1,613,783	501,439	475,243
Europe	-	-	-	-	247,442	119,126
Others (Includes Funds and ETF)	1,361,770	-	32,575	24,694	35,822	20,501
Total	18,600,160	15,745,530	1,360,270	1,639,949	901,129	894,002

5 For derivatives transactions counterparty risk is disclosed as long as the valuation is positive. Therefore, the value described here differs from the book value.

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Risk exposure by credit rating

	Other financial instruments
	2019	2018
Maximum Exposure to Credit Risk
Sovereign Risk	7,984,525	6,879,344
AAA	5,889,617	4,304,103
AA+	521,832	398,479
AA	238,840	22,615
AA-	69,476	180,757
A+	329,992	23,800
A	190,314	328,597
A-	211,690	163,235
BBB+	1,690,762	73,101
BBB	89,697	1,133,247
BBB-	793,573	704,216
Otros	1,925,474	2,061,126
Not rated	925,767	2,006,860
Total	20,861,559	18,279,480

At the end of the year, the Bank’s positions are not in excess of the concentration limit, according to the applicable laws.

19.2 Market risk

Market risk refers to the risk of losses in the Bank’s treasury book due to changes in equity prices, interest rates, foreign-exchange rates and other indicators whose values are set in a public market. It also refers to the probability of unexpected changes in net interest income and equity economic value as a result of a change in market interest rates.

Market risk stems from the following activities at the Bank:

a)	Trading: includes purchase - sale and positioning mainly in fixed income securities, equities, currencies and derivatives, as well as the financial services provided to customers, such as brokerage. Trading instruments are recorded in the treasury book and are managed by the Treasury Division which is also responsible for the aggregated management of exchange rate exposures arising from the banking book and treasury book.

b)	Balance sheet management: refers to the assets and liabilities management, due to mismatches in maturities and repricing of them. The Assets Liability Management Division is responsible for the balance sheet management, preserving the stability of the financial margin and the equity economic value, maintaining adequate levels of liquidity and solvency. Non-trading instruments are recorded in the Bank’s banking book (the “Banking Book”), which includes primarily loans, time deposits, checking accounts and savings accounts.

In the Bank, the market risks are identified, measured, monitored, controlled and reported in order to support the decision-taking process for their mitigation, and to create greater shareholder value added.

The guidelines, policies and methodologies for market risks management are approved by the Board of Directors, thus guaranteeing the congruence and consistency in the risk appetite among subsidiaries. Each country has a local Market and Liquidity Risk Management Office that applies at an individual level the principles of the Bank´s Market Risks Management Strategy. The Board of Directors and senior management have formalized the policies, procedures, strategies and rules of action for market risk administration in its “Market Risk Manual”. This manual defines the roles and responsibilities within each subdivision of the Bank and their interaction to ensure adequate market risk administration.

The Bank´s Market and Liquidity Risks Management Office, responsible for monitoring and permanently controlling compliance with the limits established, is set up with clear independence from the trading and businesses units, ensuring enforcement authority. This independent control function is complemented by regular reviews conducted by the Internal Audit.

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The Bank’s Market and Liquidity Risks Management Office is responsible for: (a) identifying, measuring, monitoring, and controlling the market risk inherent in the Bank’s businesses: (b) the Bank’s exposure under stress scenarios and confirming compliance with the Bank’s risk management policies: (c) designing the methodologies for valuation of the market value of certain securities and financial instruments: (d) reporting to senior management and the Board of Directors any violation of the Bank’s risk management policies: (e) reporting to the senior management on a daily basis the levels of market risk associated with the trading instruments recorded in its treasury book, and (f) proposing policies to the Board of Directors and to senior management that ensure the maintenance of predetermined risk levels. The Bank has also implemented an approval process for new products across each of its subdivisions. This process is designed to ensure that each subdivision is prepared to incorporate the new product into its procedures, that every risk is considered before the product is incorporated and that approval is obtained from the Board of Directors before the new product can be sold.

Market risks arising from trading instruments are measured at the Bank using two different Value at Risk (VaR) methodologies: the standard methodology required by the SFC, and the internal methodology of historical simulation. The standard methodology is established by “Chapter XXI of the Basic Accounting Circular”, based on the model recommended by the Amendment to the Capital Accord to Incorporate Market Risks of Basel Committee of 2005. The internal methodology of historical simulation uses a confidence level of 99%, a holding period of 10 days, and a time frame of one year or at least 250 days from the reference date of the VaR calculation is used, obtained from the reference date of calculating the VaR. The standard methodology is used to report the market risk exposure to the Financial Superintendency and is also used to measure the capital requirements for the Bank, therefore the analysis below is based on information obtain from this model.

The Bank’s VaR limits structure for trading activities, is sufficiently granular to conduct an effective control of the various types of market risk factors on which an exposure is held. It ensures that the market risk is not concentrated in certain asset classes and maximizes the portfolio diversification effect. These limits are defined by companies, products or by risk takers. The majority of the limits are based on the maximum VaR values to which a certain portfolio can be exposed, nevertheless, loss triggers, stop loss and sensitivity warning levels are also set, especially in the derivatives portfolios. The limits are approved by the Board of Directors, and set based on factors such as tolerance for losses, capital resources and market´s complexity and volatility. They are monitored daily, and their excesses or violations are reported to the Board of Directors and the Risk Committee.

Additional measurements like stress tests are done, to identify extreme unusual situations that could cause severe losses. Stress simulations include historical events and hypothetical scenarios. Back testing or model validation technics through comparison of predicted and actual loss level are applied on a regular basis to analyse and contrast the accuracy of the VaR calculation methodology in order to confirm its reliability, and make adjustments to the models if necessary.

Within the control and monitoring processes of market risks, reports are elaborated on a daily and monthly basis. They include an analysis of the most relevant risk measures and allow for monitoring the exposure levels to market risks and to the legal and internal limits established for each one of the levels of the Bank. These reports are taken as an input for the decision-taking process in the different Committees and management of the Bank.

Market Risk Management

The following section describes the market risks to which the Bank is exposed and the tools and methodologies used to measure these risks as of September 30, 2019. The Bank faces market risk as a consequence of its lending, trading and investments businesses.

The Bank uses VaR calculation to limit its exposure to the market risk of its Treasury Book. The Board of Directors is responsible for establishing the maximum VaR based on its assessment of the appropriate level of risk for Bancolombia. The Risks Committee is responsible for establishing the maximum VaR by type of investment (e.g., fixed income in public debt) and by type of risk (e.g., currency risk). These limits are supervised on a daily basis by the Market Risk Management Office.

For managing the interest rate risk from banking activities, the Bank analyses the interest rate mismatches between its interest earning assets and its interest bearing liabilities. In addition, the foreign currency exchange rate exposures arising from the banking book are provided to the Treasury Division where these positions are aggregated and managed.

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a.	Measurement of market risk of trading instruments

The Bank currently measures the treasury book exposure to market risk (including OTC derivatives positions) as well as the currency risk exposure of the banking book, which is provided to the Treasury Division, using a VaR methodology established in accordance with “Chapter XXI of the Basic Accounting Circular”, issued by the SFC.

The VaR methodology established by “Chapter XXI of the Basic Accounting Circular” is based on the model recommended by the Amendment to the Capital Accord to Incorporate Market Risks of Basel Committee of 2005, which focuses on the treasury book and excludes investments classified as amortized cost which are not being given as collateral and any other investment that comprises the banking book, such as non-trading positions. In addition, the methodology aggregates all risks by the use of correlations, through an allocation system based on defined zones and bands, affected by given sensitivity factors.

The total market risk for the Bank is calculated by the arithmetical aggregation of the VaR calculated for each subsidiary. The aggregated VaR is reflected in the Bank’s Capital Adequacy (Solvency) ratio, in accordance with Decree 1771 of 2012.

For purposes of VaR calculations, a risk exposure category is any market variable that is able to influence potential changes in the portfolio value. Taking into account a given risk exposure, the VaR model assesses the maximum loss not exceeded, over a given period of time. The fluctuations in the portfolio’s VaR depend on volatility, modified duration and positions changes relating to the different instruments that are subject to market risk.

The relevant risk exposure categories for which VaR is computed by the Bank according to “Chapter XXI, Appendix 1 of the Basic Accounting Circular” are: (i) interest rate risks relating to local currency, foreign currency and UVR; (ii) currency risk; (iii) stock price risk, (iv) fund risk and credit default swaps risk.

•	Interest Rate Risk (Treasury Book)

The interest rate risk is the probability of decrease in the market value of the position due to fluctuations in market interest rates. The Bank calculates the interest rate risk for positions in local currency, foreign currency and UVR separately; in accordance with Chapter XXI of the Basic Accounting Circular issued by the SFC.

In the first instance, the interest rate risk exposure is determined by the sensitivity calculation for the net position of each instrument. This sensitivity is calculated as the net value market product, its corresponding modified duration and the estimated variation of interest rates. The possible variations in the interest rates are established by the SFC according to the historical behavior of these variables in the markets, and they are a function of the duration and currency, as seen in the following table.

Zone	Band	Modified Duration		Changes in Interest Rates (bps)
		Lower Limit	Upper Limit	Legal Currency	UVR	Foreign Currency
Zone 1	1	0	0.08	274	274	100
	2	0.08	0.25	268	274	100
	3	0.25	0.5	259	274	100
	4	0.5	1	233	274	100
Zone 2	5	1	1.9	222	250	90
	6	1.9	2.8	222	250	80
	7	2.8	3.6	211	220	75
Zone 3	8	3.6	4.3	211	220	75
	9	4.3	5.7	172	200	70
	10	5.7	7.3	162	170	65
	11	7.3	9.3	162	170	60
	12	9.3	10.6	162	170	60
	13	10.6	12	162	170	60
	14	12	20	162	170	60
	15	20		162	170	60

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Once the sensitivity factor is calculated for each position, the modified duration is then used to classify each position within its corresponding band. A net sensitivity is then calculated for each band, by determining the difference between the sum of all long-positions and the sum of all short-positions. Then a net position is calculated for each zone (which consists of a series of bands) determined by the SFC. The final step is to make adjustments within each band, across bands and within each zone, which results in a final number that is the interest rate risk VaR by currency. Each adjustment is performed following the guidelines established by the SFC.

The Bank’s exposure to interest risk primarily arises from investments in Colombian government’s treasury bonds (TES).

•	Currency (Treasury and Banking Book), Equity (Treasury Book) and Fund (Treasury Book) Risk

The VaR model uses a sensitivity factor to calculate the probability of loss due to fluctuations in the price of stocks, funds and currencies in which the Bank maintains a position. As previously indicated, the methodology used in these financial statements to measure such risk consists of computing VaR, which is derived by multiplying the position by the maximum probable variation in the price of such positions (“∆p”). The (“∆p”) is determined by the SFC, as shown in the following table:

Currency	Sensitivity Factor
United States Dollar	12.49%
Euro	11.00%
Other currencies	13.02%
Equity and Fund Risk	14.70%

The SFC according to historical market performance establishes the interest rate’s fluctuations and the sensitivity factors for currency, equity and fund risk used in the model.

•	Total Market Risk VaR

The total market risk VaR is calculated as the algebraic sum of the interest rate risk, the currency risk, the stock price risk, fund risk and the credit default swaps risk which are calculated as the algebraic sum of the Parent Company and each of its subsidiaries’ exposure to these risks.

The total market risk VaR, had a 15.00% surge going from COP 1,447,384 in December 31st, 2018 to COP 1,662,843 as of September 30st, 2019, due mainly to increase in the exposure to currency risk, as a consequence of an increase of the 10.99% in the net position in US. dollars in Bancolombia. Followed by the interest rate risk that presents a variation of 36% compared to previous period, explained by a greater exposure in fixed income instruments.

The following table presents the total change on market risk and every risk factor.

September 30, 2019
In millions of COP
Factor	September 30, 2019	Average	Maximum	Minimum
Interest Rate	339,185	304,231	409,369	242,568
Exchange Rate	1,013,439	830,408	1,013,439	496,565
Share Price	102,716	104,906	108,709	101,757
Collective Portfolios	207,503	201,760	207,503	195,944
Total Value at Risk	1,662,843	1,441,305	1,663,667	1,092,446
December 31, 2018
In millions of COP
Factor	December 31, 2018	Average	Maximum	Minimum
Interest Rate	249,070	241,602	317,524	204,478
Exchange Rate	909,648	712,435	909,648	563,322
Share Price	91,847	103,127	112,372	91,847
Collective Portfolios	196,819	192,920	198,227	187,842
Total Value at Risk	1,447,384	1,250,084	1,447,384	1,108,052

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•	Assumptions and Limitations of VaR Models

Although VaR models represent a recognized tool for risk management, they have inherent limitations, including reliance on historical data that may not be indicative of future market conditions or trading patterns. Accordingly, VaR models should not be viewed as predictive of future results. The Bank may incur losses that could be materially in excess of the amounts indicated by the models on a particular trading day or over a period of time, and there have been instances when results have fallen outside the values generated by the Bank’s VaR models. A VaR model does not calculate the greatest possible loss. The results of these models and analysis thereof are subject to the reasonable judgment of the Bank’s risk management personnel.

b. Non-trading instruments market risk measurement

The banking book’s relevant risk exposure is interest rate risk, which is the probability of unexpected changes in net interest income as a result of a change in market interest rates. Changes in interest rates affect the Bank’s earnings because of timing differences on the reprising of the assets and liabilities. The Bank manages the interest rate risk arising from banking activities in non-trading instruments by analyzing the interest rate mismatches between its interest earning assets and its interest-bearing liabilities. The foreign currency exchange rate exposures arising from the banking book are provided to the Treasury Division where these positions are aggregated and managed.

•	Interest Risk Exposure (Banking Book)

The Bank has performed a sensitivity analysis of market risk sensitive instruments estimating the impact on the net interest income of each position in the Banking Book, using a repricing model and assuming positive parallel shifts of 50 basis points (bps).

The table 1 provides information about Bancolombia’s interest rate sensitivity for the statement of financial position items comprising the Banking Book.

Table 1. Sensitivity to Interest Rate Risk of the Banking Book

The chart below provides information about Bancolombia’s interest rate risk sensitivity in local currency (COP) at September 30, 2019 and December 31,2018:

	September 30, 2019	December 31, 2018
In millions of COP
Assets sensitivity 50 bps	377,471	361,427
Liabilities sensitivity 50 bps	194,778	185,477
Net interest income sensitivity50 bps	182,693	175,950

The chart below provides information about Bancolombia’s interest rate risk sensitivity in foreign currency (US dollars) at September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
In millions of USD
Assets sensitivity 50 bps	36	39
Liabilities sensitivity 50 bps	33	36
Net interest income sensitivity50 bps	3	3

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A positive net sensitivity denotes a higher sensitivity of assets than of liabilities and implies that a rise in interest rates will positively affect the Bank´s net interest income. A negative sensitivity denotes a higher sensitivity of liabilities than of assets and implies that a rise in interest rates will negatively affect the Bank´s net interest income. In the event of a decrease in interest rates, the impacts on net interest income would be opposite to those described above.

Total Exposure:

As of September 30, 2019, the net interest income sensitivity in local currency for the banking book instruments, entered into for other than trading purposes with positive parallel shifts of 50 basis points was COP 182,693. The change in the net interest income sensitivity between September 2019 and December 2018 is due to the increase in the sensitivity of variable loans due to their growth.

On the other hand, the net interest income sensitivity in foreign currency, assuming the same parallel shift of 50 basis points, was at September 2019 the same at December 31, 2018, without changes.

Assumptions and limitations:

Net interest income sensitivity analysis is based on the repricing model and considers the following key assumptions: (a) does not consider prepayments, new operations, defaults, etc., (b); the fixed rate instruments sensitivity, includes the amounts with maturity lower than one year and assumes these will be disbursed at market interest rates and (c) changes in interest rate occur immediately and parallel in the yield curves from assets and liabilities for different maturities.

•	Structural equity risk exposure (Banking Book)

Bancolombia’s investment banking affiliate, in its role of financial corporation, holds, directly and through its affiliated companies, structural equity investments. These positions are maintained mostly in the energy and financial sectors. The market value of those investments increased by 26.64% during the year, from COP 163,136 million as of December 31 st, 2018 to COP 206,602 million as of September 30 st, 2019, because of the increase in the market value of Renta Fija Valor Fund investments.

The structural equity positions are exposed to equity price risk. Sensitivity calculations are made for those positions:

Table 2. Share Price Sensitivity

	September 30, 2019	December 31, 2018
Fair Value	206,602	163,136
Delta	14.70%	14.7%
Sensitivity	30,370	23,981

A negative impact of 14.70%, applied to the market value, produces a decrease of COP 30,370 on the structural equity investments market value, which would decrease from COP 206,602 to COP 176,231

19.3 Liquidity risk

Liquidity risk is defined as the inability of a financial firm to meet its debt obligations without incurring unacceptably large losses. Thus, funding liquidity risk is the risk that a firm will not be able to meet its current and future cash flow and collateral needs, both expected and unexpected, without materially affecting its daily operations or overall financial condition. The Bank is sensitive to funding liquidity risk since debt maturity transformation is one of its key business areas.

At the Bank, liquidity prevails over any objective of growth or revenue. Managing liquidity has always been a fundamental pillar of its business strategy, together with capital, in supporting its statement of financial position.

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The Bank’s liquidity management model promotes the autonomy of subsidiaries, which must be self-sufficient in their structural funding. Each subsidiary is responsible for meeting the liquidity needs of its current and future activity, within a framework of management coordination at the Bank level. The metrics used to control liquidity risk are developed based on common and homogeneous concepts, but analysis and adaptation are made by each subsidiary.

In line with best governance practices, the Bank has established a clear division of function between executing liquidity management, responsibility of the Asset and Liability Division, and their monitoring and control, responsibility of the Market and Liquidity Risks Management Office.

The different authorities of senior management define the policies and guidelines for managing liquidity risk. These authorities are the Board of Directors, the Risk Committee, and senior management of the Parent Company, which set the risk appetite and define the financial strategy. The ALCO committees (asset and liability committee) define the objective positioning of liquidity and the strategies that ensure the funding needs derived from businesses. The ALM division (Asset and liability management) and the Market and Liquidity Risks Management Office support the mentioned committees, which elaborate analysis and management proposals, and control compliance with the limits established.

Liquidity Risks Management Office is responsible for proposing the minimum amount of the liquidity reserve, the policies of the liquidity portfolio, defining premises and metrics in order to model the behaviour of the cash flows, proposing and monitoring liquidity limits in line with the Bank's risk appetite, simulating stress scenarios, evaluating and reporting the risks inherent to new products and operations; and submitting the reports required by the internal authorities for decision-making, as well as by regulators. All of the above activities are verified and evaluated by the Internal Audit.

The measures to control liquidity risk include maintaining a portfolio of highly liquid assets, and the definition of triggers and liquidity limits, which enable evaluating the level of exposure of each one of the entities in a proactive way.

The methodologies used to control liquidity risk include the liquidity gaps and stress scenarios. The liquidity gaps measure the mismatches of assets, liabilities and off-balance sheet position´s cash flows, separately for local currency and foreign currency. Regulatory metrics are also applied, in which the contractual maturities are used; and internal models in which the cash flows are adjusted by different ratios, to reflect a more accurate behaviour.

Each subsidiary creates their liquidity gap according to the characteristics of their business and they tackle them through the different financing resources they have available. The recurrence of the businesses that are going to be financed, the stability of the financing sources, and the ability of the assets to become liquid are the fundamental factors that are taken into account in the definition of this metric. In practice and given the different behaviours of a same item in the Bank’s subsidiaries, there are common standards and methodologies to homogenize the construction of liquidity risk profiles for each unit so they can be presented in a comparable way to the Bank's Senior Management.

Periodically, a validation of the policies, limits, processes, methodologies and tools to evaluate liquidity risk exposure is performed, in order to establish its pertinence and functionality, and to carry out the necessary adjustments. The Market and Liquidity Risks Management Office elaborate reports daily, weekly and monthly basis in order to monitor the exposure levels and the limits and triggers set up, and to support the decision-making process.

Each subsidiary has its own liquidity contingency plan, which is tested annually. These contingency plans procure the optimization of different funding sources, including obtaining additional funding from the Parent Company.

Liquidity risk management

The Bank’s Board of Directors sets the strategy for managing liquidity risk and delegates responsibility for oversight of the implementation of this policy to ALCO committee that approves the Bank’s liquidity policies and procedures. The Treasury Division manages the Bank’s liquidity position on a day-to-day basis and reviews daily reports covering the liquidity position. A summary report, including any exceptions and remedial action taken, is submitted regularly to Risk Committee and ALCO committees.

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a.	Liquidity risk exposure:

In order to estimate liquidity risk, the Bank measure a liquidity coverage ratio to ensure holding liquid assets sufficient to cover potential net cash outflows over 30 day. This indicator allows the Bank to meet liquidity coverage for the next month. The liquidity coverage ratio is presented as follows:

Liquidity Coverage Ratio	September 30, 2019	December 31, 2018
Net cash outflows into 30 days*	9,786,686	7,004,662
Liquid Assets	27,185,570	26,506,750
Liquidity coverage ratio	277.78%	378.42%

*Net cash outflows into 30 days: (Interbank borrowings, Financial assets investments, Loans and advances to customers, Derivative financial instruments), minus 30 days contractual maturities of liabilities. Demand deposit Time deposits, Interbank deposits Borrowings from other financial institutions Debt instruments, Derivative financial instruments.

b.	Liquid Assets

One of the main guidelines of the Bank is to maintain a solid liquidity position, therefore, the ALCO Committee, has established a minimum level of liquid assets, based on the funding needs of each subsidiary, to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Bank’s reputation.

The following table shows the liquid assets held by Bank´s:

Liquid Assets(1)	September 30, 2019	December 31, 2018
High quality liquid assets*
Cash	16,783,625	15,370,693
High quality liquid securities	8,200,397	9,268,481
Other Liquid Assets	-	-
Other securities**	2,201,548	1,867,576
Total Liquid Assets	27,185,570	26,506,750

(1)	Feature possesses the high liquidity available in all cases, and those liquid assets received by the Central Bank for its operations expansion and monetary contraction. Liquid assets are adjusted by a haircut. The following are considered as liquid assets: cash, repos held for trading and investments held for trading in listed shares in Colombia’s stock exchange, in investment funds units or in other trading debt instruments.

*High-quality liquid assets: cash and shares that are eligible to be reportable or repo operations, in addition to those liquid assets that the Central Bank receives for its monetary expansion and contraction operations described in paragraph 3.1.1 of the Foreign Regulatory Circular DODM-142 of the Bank of the Republic.

**Other Securities: Securities issued by financial and corporate entities.

c.	Contractual maturities of financial assets

The tables below set out the remaining contractual maturities of principal and interest balances of the Group’s financial assets:

Contractual maturities of financial assets September 30, 2019

Financial Assets	0 - 1 Year	1- 3 Years	3- 5 Years	More than 5 years
Cash and balances with central bank	16,538,443	-	-	-
Interbank borrowings - Repurchase agreements	2,250,180	3,685	-	-
Financial assets investments	8,437,590	7,443,719	1,587,798	3,161,672
Loans and advances to customers	67,078,903	65,035,045	39,181,873	64,778,337
Derivative financial instruments	3,410,334	2,019,931	817,241	888,218
Total financial assets	97,715,450	74,502,380	41,586,912	68,828,227

Contractual maturities of financial assets December 31, 2018

Financial Assets	0 - 1 Year	1- 3 Years	3- 5 Years	More than 5 years
Cash and balances with central bank	15,833,017	-	-	-
Interbank borrowings - Repurchase agreements	2,965,646	-	-	-
Financial assets investments	7,512,098	4,557,121	2,585,777	3,608,511
Loans and advances to customers	61,653,720	52,485,542	33,393,032	59,347,861
Derivative financial instruments	1,073,804	174,475	486,746	247,268
Total financial assets	89,038,285	57,217,138	36,465,555	63,203,640

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d.   Contractual maturities of financial liabilities

The tables below set out the remaining contractual maturities of principal and interest balances of the Bank’s financial liabilities:

Contractual maturities of financial liabilities September 30, 2019

Financial Liabilities	0 - 1 Year	1- 3 Years	3- 5 Years	More than 5 years
Demand deposit from customers	84,640,595	-	-	-
Time deposits from customers	45,736,205	17,249,012	4,420,538	2,601,228
Interbank deposits-Repurchase agreements	6,992,427	29,061	-	-
Borrowings from other financial institutions	9,124,854	4,008,019	1,467,348	1,581,286
Debt securities in issue	4,902,717	12,172,374	3,654,671	4,904,553
Derivative financial instruments	3,083,844	1,908,686	676,310	912,056
Total financial liabilities	154,480,642	35,367,152	10,218,867	9,999,123

Contractual maturities of financial liabilities December 31, 2018

Financial Liabilities	0 - 1 Year	1- 3 Years	3- 5 Years	More than 5 years
Demand deposit from customers	85,275,330	-	-	-
Time deposits from customers	39,104,963	14,120,231	5,096,152	2,037,330
Interbank deposits - Repurchase agreements	3,132,911	531,734	-	-
Borrowings from other financial institutions	11,149,381	2,952,158	1,158,784	1,844,290
Debt securities in issue	3,721,909	8,078,228	7,489,901	5,813,722
Derivative financial instruments	636,410	101,836	391,930	240,727
Total financial liabilities	143,020,904	25,784,187	14,136,767	9,936,069

The expected cash flows for some financial assets and liabilities may vary significantly from their contractual maturity. The main differences are the following:

•	The demand deposits historically have maintained a tendency to remain stable.

•	The mortgages loans, despite having contractual maturity between 15 and 30 years, its average life is less than these terms.

e. Financial guarantees

The tables below set out the remaining contractual maturities of the Group’s financial guarantees.

September 30, 2019	0 - 1 Year	1- 3 Years	3- 5 Years	More than 5 years
In millions of COP
Financial guarantees	2,968,315	957,919	40,108	149,357

December 31, 2018	0 - 1 Year	1- 3 Years	3- 5 Years	More than 5 years
In millions of COP
Financial guarantees	3,370,845	1,426,992	277,710	177,828

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19.4 Capital management

In order to cover future unexpected losses and be prepared against economic crisis, the Bank is engaged with an active capital management role. To this end, one of the main Director of Financial Control´s responsibility, is to monitor constantly the capital adequacy allocation and suggest the appropriate measures before crisis take place.

Exercises such as stress testing assessment and Internal Capital Adequacy Assessment Process (ICAAP), are run for internal and external purposes and reported to the Board of Directors and senior levels to ensure all risks are managed according to our risk appetite, policies and regulation.

Simultaneously, senior management is engaged in maintaining a balance between an adequate capital allocation and our shareholders value proposal compliance. In doing so, upcoming investment plans will be funded by capital markets and operational flows without causing negative results among our shareholders´ interests.

In accordance with the Capital Adequacy Requirements explained above (see Supervision and Regulation ITEM4 B8), financial institutions in Colombia are required to achieve a minimum solvency ratio (Basic Solvency Risk Index, Tier 1) above 4.5%, and a total solvency risk index (Tier 2) greater than or equal to 9.0%.

In spite of the above, the management has directed its efforts towards the equity strengthening as shown in table below.

	As of
	September 30, 2019	December 31, 2018
	In millions of COP
Regulatory Capital and Capital Adequacy Ratios
Basic Ordinary Equity	24,822,372	23,965,972
Deductions Basic Ordinary Equity	(4,304,392)	(4,251,247)
Total Basic Ordinary Equity	20,517,980	19,714,725
Additional Equity	6,321,398	6,704,144
Total Regulatory Capital	26,839,378	26,418,869
Capital Ratios
Primary capital to risk-weighted assets (Tier I)	9.72%	10.05%
Secondary capital to risk-weighted assets (Tier II)	2.99%	3.42%
Technical capital to risk-weighted assets	12.71%	13.47%

NOTE 20. IMPACTS ON APPLICATION OF NEW STANDARDS

a)	Recently Issued Accounting Pronouncement Applicable Since January 01, 2019

IFRS 16 Leases: On January 13, 2016, the IASB issued IFRS 16 Leases replacing IAS 17 leases, IFRIC 4 Determination of whether a contract contains a lease, SIC 15 Incentives in lease agreements and SIC 27 Evaluation of the substance of the transaction. This standard establishes the principles of recognition, measurement, presentation and disclosure of leases and requires lessees to account for all their leases under the same balance sheet model similar to the accounting under IAS 17 of the Finance leases. The standard includes two recognition exemptions for lessees: leasing of low-value assets (for example, personal computers) and short-term leases (that is, leases with a term of less than 12 months). At the beginning of the lease, the lessee recognizes a liability for lease payments (liability for lease) and an asset that represent the right to use the underlying asset during the term of the lease (right to use the asset). Lessees must separately recognize the interest expense of the lease liability and the depreciation expense of the right to use.

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Lessees must also remeasure the lease liability upon the occurrence of certain events (for example, a change in the term of the lease, a change in future lease payments as a result of a change in the rate or rate used to determine such lease payments). The lessee generally recognizes the amount of the remeasurement of the lease liability as an adjustment in the right of use asset.

The accounting of the lessor under IFRS 16 does not have substantial modifications with respect to the requirements of IAS 17. The lessors continue to classify all their leases using the same classification principles of IAS 17, between financial and operating leases.

For leases previously classified as finance leases the entity recognized the carrying amount of the lease asset and lease liability immediately before transition as the carrying amount of the right of use asset and the lease liability at the date of initial application. The measurement principles of IFRS 16 are only applied after that date.

The Bank chose to use the following practical expedients when adopting IFRS 16 using the modified adoption method for leases previously classified as operating leases using IAS 17:

a)	Do not carry out an assessment of the impairment of the value of the assets for the right-to-use lease contracts, because prior to the transition to IFRS 16, said contracts were evaluated and none was determined to be onerous;
b)	For contracts whose maturity is within 12 months following the date of initial application, they will be recognized as short-term leases.
c)	The initial direct costs of measuring the asset by right to use were excluded on the date of initial application; and
d)	Used hindsight to determine the lease term.

The interest rate implicit in the lease could not be readily determined, that is why The Bank perform an analysis taking in count the currency, lease term, economic environment and class of underlying assets to determinate the weighted average lessee’s incremental borrowing rate. The weighted average lessee’s incremental borrowing effective rate applied to the lease liabilities on January 01, 2019 was 7.19%.

The Bank adopted as of January 01, 2019 the IFRS 16 using the modified retrospective adoption method, where the right-of-use assets are measured as if IFRS 16 had always been applied, using the lessee’s incremental borrowing rate known at the date of transition. Its effects are the following:

The net impact on retained earnings (decrease) as of January 01, 2019 corresponds to COP 186,020:

January 1, 2019
Operating lease commitments disclosed as of December 31, 2018	4,002,163
Discounted using the lessee´s incremental borrowing rate of at the date of initial application	1,857,506
Add: finance lease liabilities recognized as of December 31, 2018	-
(Less) short-term leases recognized on a straight-line basis as expense	(3,633)
(Less) low-value leases recognized on a straight-line basis as expense	(5,040)
(Less) contracts reassessed as services agreements	-
Add/Less adjustments as a result of a different treatment of extension and termination options	-
Add/Less adjustments relating to changes in the index or rate affecting variable payments	-
Lease liability recognized as of January 01, 2019	1,848,833
Of which are:
Lease liabilities	1,848,833

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The recognized right-of-use assets relate to the following types of assets:

Types of Assets	January 01, 2019
Buildings	1,487,175
Vehicles	34,956
Technological equipment	49,736
Furniture and fixtures	579
Total right of use assets	1,572,446

The change in accounting policy affected the following items in the balance sheet as of January 01, 2019:

Concepts	January 01, 2019
Property, plant and equipment	Decrease by 146,444
Right of use assets	Increase by 1,543,427
Deferred tax assets	Net by (119,173)
Lease liabilities	Increase by 1,848,833
Subleasing	Increase by 94,829
Effect of changes in foreign exchange rate	Net by (9,560)
Retained earnings	Decrease by 186,020

IFRS 9, Financial Instruments: In July 2014 the IASB issued the final version of IFRS 9 that completed the replacement project of IAS 39 –Financial instruments. Classification and measurement mainly introducing new criteria for classification and subsequent measurement of financial assets and liabilities, impairment requirements related to expected loss accounting and hedge accounting. The effective application of the final version of this IFRS will be from January 1, 2018. Except for hedge accounting.

Hedge accounting: These requirements align hedge accounting more closely with risk management, establish a more principle-based approach to hedge accounting and address inconsistencies and weaknesses in the hedge accounting model in IAS 39. Entities have been provided with an accounting policy option between applying the hedge accounting requirements of IFRS 9 or continuing with the application of the existing hedge accounting requirements of IAS 39 for all hedge accounting, as the project on macro hedge accounting has not yet been completed. In consequence, the Bank opted for continuing the application of IAS 39 requirements for hedge accounting.

The Bank adopted IFRS 9 as issued in July 2014 regarding to hedge accounting from and as of from January 1, 2019. As permitted by the transitional provisions of IFRS 9.7.2, the Bank elected not to restate comparative figures. There were no adjustments to the carrying amounts of financial assets and liabilities at the date of transition to be recognized in retained earnings.

All hedge relationships designated under IAS 39 as of December 31, 2018, qualify for hedge accounting considering specified qualifying criteria under requirements provided by IFRS 9 on January 1, 2019.

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NOTE 21. PROVISIONS AND CONTINGENT LIABILITIES

The following tables show the detail of the provisions:

	September 30, 2019	December 31, 2018
In millions of COP
Judicial proceedings	43,729	36,872
Administrative proceedings	1,096	469
Financial Guarantees (1)	13,967	23,100
Onerous contracts	3,246	3,033
Total provisions	62,038	63,474

(1) Changes in financial guarantees refers to lower provisions in Bancolombia.

No further significant changes in provisions and contingent liabilities were presented during 2019.

NOTE 22. SUBSEQUENT EVENTS

These condensed consolidated interim financial statements were approved for issue on 6 November 2019 by CFO. The financial statements have been reviewed, not audited.

On November 5, 2019 the Colombian Constitutional Curt ruled that the 4% income tax surcharge applicable to Financial Institutions during 2019 was not constitutional and as a result, should be eliminated. This ruling has immediate effect.

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American Depositary Shares representing Preferred Shares

Rights to Subscribe for Preferred Shares

From time to time, we may offer, issue and sell debt securities, preferred shares, American depositary shares (“ADSs”) representing preferred shares and rights to subscribe for preferred shares in one or more offerings. This prospectus may also be used by a selling security holder to sell securities from time to time. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When securities are offered under this prospectus, we will provide a prospectus supplement describing the specific terms of any securities to be offered, and the specific manner in which they may be offered, including the amount and price of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. If any securities are to be sold by selling security holders, information concerning the security holders will be included in a supplement or supplements to this prospectus. The prospectus supplement may also incorporate by reference certain of our filings with the U.S. Securities and Exchange Commission. This prospectus may not be used unless accompanied by a prospectus supplement or the applicable information is included in our filings with or submissions to the U.S. Securities and Exchange Commission. You should carefully read this prospectus and any prospectus supplement, together with any documents incorporated by reference, before you invest in any of our securities.

Our ADSs are listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “CIB”. Our common shares and preferred shares are listed on the Bolsa de Valores de Colombia (the “Colombian Securities Exchange”) and trade under the symbols “BCOLOMBIA” and “PFBCOLOM”, respectively. On April 24, 2019, the closing price of our ADSs on the NYSE was U.S.$ 52.48 per ADS, and the closing price of our preferred shares on the Colombian Securities Exchange was COP 42,240 per preferred share. Our headquarters are located at Carrera 48 # 26-85, Avenida Los Industriales, Medellín, Colombia, and our telephone number is +(574) 404-1837.

We and/or the selling security holders may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, or through any combination of these methods, on a continuous or delayed basis. If securities are sold by selling security holders, we will not receive any proceeds from such sale.

Investing in our securities involves risks. You should consider carefully the information included under the caption “Risk Factors” in our Form 20-F for the year ended December 31, 2018, filed with the Securities and Exchange Commission on April 24, 2019, as well as the risk factors included in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 25, 2019.

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Bancolombia,” the “Bank,” “we,” “us” and “our” mean Bancolombia S.A., a banking institution organized under the laws of the Republic of Colombia, and its subsidiaries on a consolidated basis.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the securities covered by this prospectus may be sold in one or more offerings. Each time we or any selling security holder offers securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Available Information.” The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Available Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any related free writing prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. This prospectus may only be used to sell securities if it is accompanied by a prospectus supplement or the applicable information is included in our filings or submissions to the SEC. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

AVAILABLE INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will be incorporated by reference into this prospectus and will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC:

(1)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018 (filed with the SEC on April 24, 2019) (the “Annual Report”);

(2)	any future annual reports on Form 20-F filed with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(3)	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus that are identified in such reports as being incorporated by reference in our Registration Statement on Form F-3.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus.

You may request a copy of these filings by writing or telephoning us at our principal executive offices at the following address:

Bancolombia S.A.

Carrera 48 # 26-85, Avenida Los Industriales

Medellin, Colombia

Attention: Investor Relations

Telephone Number: (574) 404-1837

DEFINITIONS

For purposes of this prospectus and unless otherwise specified or if the context so requires, terms used herein will have the meaning set forth in our Annual Report, which is incorporated in this prospectus by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated in this prospectus by reference contain statements which may constitute forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Words such as “anticipate”, “believe”, “estimate”, “approximate”, “expect”, “may”, “intend”, “plan”, “predict”, “target”, “forecast”, “guideline”, “should”, “project” and similar words and expressions are intended to identify forward-looking statements. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements appear in a number of places in this prospectus and the documents incorporated in this prospectus by reference, principally in “Item 3. Key Information—D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” of our Annual Report, which is incorporated in this prospectus by reference, and include, but are not limited to:

•	changes in general economic, business, political, social, fiscal or other conditions in Colombia, El Salvador, Panama, Guatemala where we operate;

•	changes in capital markets or in markets in general that may affect policies or attitudes towards lending;

•	changes in tax laws in Colombia, El Salvador, Panama, Guatemala;

•	unanticipated increases in our financing and other costs, or our inability to obtain additional debt or equity financing on attractive terms;

•	inflation, changes in foreign exchange rates, and changes in interest rates;

•	internal security issues and sovereign risks affecting the countries where we operate, especially Colombia;

•	liquidity risks;

•	increases in delinquencies by our borrowers;

•	lack of acceptance of new products or services by our targeted customers;

•	competition in the banking, financial services, credit card services, insurance, asset management, remittances, business and other industries in which we operate;

•	adverse determination of legal or regulatory disputes or proceedings;

•	changes in official regulations or the Colombian Government’s banking policy as well as changes in laws, regulations or policies in the jurisdictions in which we do business;

•	regulatory issues relating to acquisitions;

•	changes in business strategy; and

•	decreases in our capital levels.

Forward-looking statements speak only as of the date they are made and are subject to change, and we do not intend, and do not assume any obligation, to update these forward-looking statements in light of new information or future events arising after the date of this prospectus and the documents incorporated in this prospectus by reference.

BANCOLOMBIA

We are Colombia’s leading financial institution, with a presence in other jurisdictions such as Panama, El Salvador, Puerto Rico, Guatemala and the Cayman Islands, providing a wide range of financial products and services to a diversified individual, corporate, and government customer base throughout Colombia, Latin America and the Caribbean region.

We are a stock company (sociedad anónima) domiciled in Medellin, Colombia and operate under Colombian laws and regulations, mainly the Colombian Commerce Code, Decree 663 of 1993 and Decree 2555 of 2010, as amended from time to time. Bancolombia was incorporated in Colombia in 1945, under the name Banco Industrial Colombiano S.A. or “BIC”, and is incorporated until 2044. In 1998, the Bank merged with Banco de Colombia S.A., and changed its legal name to Bancolombia S.A. On July 30, 2005, Conavi Banco Comercial y de Ahorros S.A. and Corporación Financiera Nacional y Suramericana S.A. merged with and into Bancolombia, with Bancolombia as the surviving entity. Through this merger, Bancolombia gained important competitive advantages in retail and corporate banking which materially strengthened Bancolombia’s multi-banking franchise.

In May 2007, Bancolombia Panamá acquired Banagrícola, which controls several subsidiaries, including Banco Agrícola in El Salvador, and is dedicated to banking, commercial and consumer activities and brokerage. Through its first international acquisition, Bancolombia gained a leadership position in the Salvadorian market.

In October 2013, Bancolombia Panamá acquired a 40% interest in Grupo Agromercantil, the parent company of Banco Agromercantil de Guatemala, and certain other companies dedicated to securities brokerage, insurance, and other financial businesses, and acquired an additional 20% interest on December 30, 2015.

Also in October 2013, Bancolombia acquired a 100% interest in the ordinary voting shares, and 1,325,780 preferred shares of Banistmo, a Panamanian banking entity and its subsidiaries involved in the securities brokerage, trust, consumer finance, leasing, and insurance businesses.

Since 1995, we have maintained a listing on the NYSE, where our ADSs are traded under the symbol “CIB”, and on the Colombian Securities Exchange, where our preferred shares are traded under the symbol “PFBCOLOM”. Since 1981 our common shares have been traded on the Colombian Securities Exchange under the symbol “BCOLOMBIA”.

We have grown substantially over the years, both through organic growth and acquisitions. As of December 31, 2018, Bancolombia had, on a consolidated basis:

•	COP 220,114 billion in total assets;

•	COP 163,583 billion in total net loans and advances to customers and financial institution;

•	COP 142,128 billion in total deposits from customers; and

•	COP 24,849 billion in stockholders’ equity attributable to the owners of the parent company.

Our consolidated net income attributable to equity holders of Bancolombia S.A. for the year ended December 31, 2018 was COP 2,659 billion, representing a return on average total equity of 11.50 % and a return on average total assets of 1.28%.

The address and telephone numbers of our headquarters are as follows: Carrera 48 # 26-85, Medellín, Colombia; telephone + (574) 404-1837. Our agent for service of process in the United States is Puglisi & Associates, presently located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our web address is www.grupobancolombia.com; however, the information found on our website is not part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should consider carefully the risk factors incorporated by reference to our most recent Annual Report on Form 20-F and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from any initial sales of the securities offered under this prospectus and the accompanying prospectus supplement to provide additional funds for our operations, strengthen our capital structure and regulatory compliance, as well as for other general corporate purposes. General corporate purposes may include the repayment or reduction of indebtedness, financing acquisitions and meeting working capital requirements. Unless we indicate otherwise in the applicable prospectus supplement, we will not receive any proceeds from any sales by selling security holders.

THE SECURITIES

We, or the selling security holders, as the case may be, may from time to time offer under this prospectus, separately or together:

•	senior or subordinated debt securities;

•	preferred shares, which may be represented by ADSs and evidenced by American Depositary Receipts (“ADRs”); and

•	rights to subscribe for preferred shares, including rights to subscribe for ADSs.

LEGAL OWNERSHIP

In this prospectus and in any accompanying prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in deposit agreement or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

If we choose to issue preferred shares, they may be represented by ADSs. The underlying preferred shares represented by ADSs will be directly held by a depositary. Your rights and obligations will be determined by reference to the terms of the relevant deposit agreement. A copy of the deposit agreement, as amended from time to time, with respect to our preferred shares is on file with the SEC and incorporated by reference in this prospectus. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room. See “Available Information.”

Street Name and Other Indirect Holders

Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	how it handles payments and notices with respect to the securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue our securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of one or more financial institutions or clearing systems, or their nominees, which we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. A financial institution or clearing system that we select for any security for this purpose is called the “depositary.” A security will usually have only one depositary which will act as the sole direct holder of the global security but it may have more. Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether the securities will be issued only as global securities.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./ N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in the prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. The prospectus supplement will not indicate whether your securities are represented by a master global security.

The depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the special situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee (in the case of debt securities) will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor any trustee for our debt securities supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	in the case of a global security representing debt securities issued under an indenture, if we notify the trustee that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply to the particular securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We do not have control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page 11 entitled “Street Name and Other Indirect Holders.”

DESCRIPTION OF DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus. The debt securities will be issued under an indenture between us and a trustee to be named in the applicable prospectus supplement. Each such indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, will be executed at the time we issue any debt securities thereunder.

DESCRIPTION OF THE PREFERRED SHARES

The following description of our preferred shares is a summary of the material terms of our by-laws and Colombian corporate law regarding our preferred shares and the holders thereof. They may not contain all of the information that is important to you. To understand them fully, you should read our by-laws, copies of which are filed with the SEC as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2018, filed on April 24, 2019. The following description is qualified in its entirety by reference to our by-laws and applicable law.

References to “we”, “us”, or “our” in this section refer to Bancolombia S.A. only and not to the subsidiaries of Bancolombia S.A.

General

Our preferred shares have been approved for issuance from our authorized capital stock and are non-voting (except as described below), non-cumulative preferred shares. On March 31, 2019, there were 452,122,416 preferred shares outstanding. The Colombian Securities Exchange is the principal non-U.S. trading market for the preferred shares. As of December 31, 2018, the market capitalization for our preferred shares on the Colombian Securities Exchange was COP 14.196 billion. There are no official market makers or independent specialists in the Colombian Securities Exchange to assure market liquidity and, therefore, orders to buy or sell in excess of corresponding orders to sell or buy will not be executed. The aggregate equity market capitalization of the Colombian Securities Exchange, as of December 31, 2018, was COP 339,132 billion, with 80 companies listed as of that date. A substantial portion of the trading on the Colombian Securities Exchanges consists of trading in debt securities.

Neither the registration of our preferred shares in the Registro Nacional de Valores y Emisores (the National Registry of Securities and Issuers) nor the approval of any public offer by the SFC should be understood as a rating or assumption of liability by the SFC with respect to us, the price, quality or the tradeability of the securities or of our solvency.

Registration and Transfer

The preferred shares are evidenced by a dematerialized global certificate held for custody by Deposito Centralizado de Valores de Colombia - Deceval S.A. (“Deceval”), in registered form without dividend coupons attached. We maintain a stock registry through Deceval and only those holders listed in that stock registry as holders of preferred shares are recognized by us as holders of preferred shares. Each registration or transfer of preferred shares will be effected only by the book entry record on such stock registry. Any such registration will be effected without charge to the person requesting such registration, but subject to payment by such person of any taxes, stamp duties or other governmental charges payable in connection therewith. The Bank of New York Mellon, which acts as depositary (the “depositary”) for our ADR facility, or the depositary’s nominee shall be the registered holder on behalf of beneficial owners of ADSs representing the preferred shares, which shall be deposited with Fiduciaria Bancolombia S.A. (formerly Fiducolombia S.A.), as agent of the depositary (the “custodian”).

In general, transfers of shares of listed companies in Colombia are required to be effected through the Colombian Securities Exchange. The following transfers, however, are not required to be effected through the Colombian Securities Exchange: (i) transfers between shareholders that have the same beneficial owner provided that such condition is evidenced to the SFC; (ii) transfers by operation of law (such as inheritance, liquidation of companies or judicial decisions, among others); (iii) transfers as payment in kind provided that a one year pre-existence of the payment obligation is evidenced to the SFC; and (iv) transfers whose amount do not exceed the value of 66,000 Unidades de Valor Real (or “UVRs”, a Colombian inflation-adjusted monetary index calculated by the board of directors of the Central Bank and generally used for pricing home-mortgage loans; as of March 31, 2019 approximately U.S.$5,487). Neither we nor the depositary will be liable for any failure to comply with the ownership limitation or failure to respond to any request for information to determine compliance with the ownership limitation.

Colombian securities regulations forbid a shareholder to pre-arrange transactions on shares of listed companies unless the pre-arrangement is disclosed publicly and to the SFC at least one month in advance.

Pursuant to Colombian Banking laws, no individual or corporation may hold 10% or more of a Colombian financial institution’s capital stock or increase any such ownership without the prior authorization of the SFC.

Voting Rights

The holders of preferred shares are not entitled to receive notice of, attend or vote at any general shareholders’ meeting of holders of common shares except as described below.

The holders of preferred shares will be entitled to vote on the basis of one vote per share at any general shareholders’ meeting, whenever a shareholders vote is required on the following matters:

•	In the event that changes in our by-laws may impair the conditions or rights assigned to such preferred shares and when the conversion of such shares into common shares is to be approved. In this event, a favorable vote of a minimum of 70% of the subscribed capital stock, including the favorable vote of a minimum of 70% of the preferred shares, is required.

•	When voting the anticipated dissolution, merger or transformation of the corporation or change of its corporate purpose.

•	When the preferred dividend has not been fully paid during two consecutive annual terms. In this event, holders of such preferred shares shall retain their voting rights until the corresponding dividends have been fully paid to them.

•	When the in kind payment of dividends in shares is subject to vote in the general shareholders’ meeting.

•	If at the end of a fiscal period, our profits are not enough to pay the minimum dividend and the SFC, by its own decision or upon petition of holders of at least 10% of preferred shares, determines that benefits were concealed or shareholders were misled by our directors or officers with regard to benefits received from us, thus decreasing the profits to be distributed, then, the SFC may resolve that holders of preferred shares should participate with speaking and voting rights at the general shareholders’ meeting, in accordance with the terms established by law.

•	When the register of shares at the Colombian Securities Exchange or at the Registro Nacional de Valores y Emisores (the Colombian National Registry of Securities and Issuers or “RNVE”) is suspended or canceled. In this event, voting rights shall be maintained until the irregularities that resulted in such cancellation or suspension are resolved.

Except under certain of the conditions set forth above, holders of preferred shares are not entitled to vote for the election of directors or to influence our management policies.

The holders of preferred shares will not be entitled to receive notice from us of a general meeting of the holders of common shares unless they have the right to vote on any of the matters to be addressed at such meeting, as described above. Each holder of preferred shares shall have the right to vote individually on any of the matters on which the holders of preferred shares have voting rights.

In accordance with our by-laws, notice of meetings at which holders of preferred shares are entitled to vote shall be published in at least one daily newspaper with a wide circulation in Bancolombia’s principal place of business, Medellin, as is the case for any other shareholders’ meeting. Each notice must state: (i) the date of the meeting, (ii) a description of any resolution to be proposed for adoption at the meeting on which the holders of preferred shares are entitled to vote and (iii) instructions for the delivery of proxies.

General shareholders’ meetings may be ordinary meetings or extraordinary meetings. Ordinary general shareholders’ meetings occur at least once a year during the three months after the end of the prior fiscal year. Extraordinary general shareholders’ meetings may take place when duly called for a specified purpose or purposes, or, without prior notice, when holders representing all outstanding shares entitled to vote on the issues presented are present at the meeting.

Quorum for both ordinary and extraordinary general shareholders’ meetings to be convened at first call requires the presence of two or more shareholders representing at least half plus one of the outstanding shares entitled to vote at the relevant meeting. If a quorum is not present, a subsequent meeting is called at which the presence of one or more holders of shares entitled to vote at the relevant meeting constitutes a quorum, regardless of the number of shares represented.

Ordinary general meetings may be called by our board of directors and our president. Extraordinary general meetings may be called by our board of directors, president or external auditor. In addition, two or more shareholders representing at least 20% of the outstanding shares have the right to request that an extraordinary general shareholders’ meeting be convened. Notice of ordinary meetings and extraordinary meetings convened to approve fiscal year-end financial statements, the increase of authorized capital, the reduction of the outstanding capital, the merger, spin-off or sale of more than 25% of the assets, liabilities and contracts, must be published in one newspaper of wide circulation at Bancolombia’s principal place of business at least 30 calendar days prior to such meeting. Notice of other extraordinary meetings, must be published in one newspaper of wide circulation at Bancolombia’s principal place of business at least 15 calendar days prior to such meeting listing the matters to be addressed at such meeting.

Except when Colombian law or our by-laws require a special majority, action may be taken at a general shareholders’ meeting by the vote of two or more shareholders representing a majority of common shares present. Pursuant to Colombian law and/or our by-laws, special majorities are required to adopt the following corporate actions:

•	a favorable vote of at least 70% of the common shares represented at a general shareholders’ meeting is required to approve the issuance of shares without preemptive rights available to the shareholders;

•	a favorable vote of at least 78% of common shares represented at a general shareholders’ meeting is required to decide not to distribute as dividend at least 50% of the annual net profits of any given fiscal year;

•	a favorable vote of at least 80% of the holders of common shares represented at a general shareholders’ meeting, and 80% of the holders of outstanding preferred shares is required to approve the payment dividend in shares; and

•	a favorable vote of at least 70% of the holders of common shares and of outstanding preferred shares is required to effect a decision to impair the conditions or rights established for such preferred shares, or a decision to convert preferred shares into common shares.

If the SFC determines that any amendment to the by-laws fails to comply with Colombian law, it may demand that the relevant provisions be modified accordingly. Under these circumstances, we will be obligated to comply in a timely manner.

Dividends

The holders of common shares, once they have approved the year-end financial statements, determine the allocation of distributable profits, if any, for the preceding year.

Under the Colombian Commerce Code, a company must distribute at least 50% of its annual net profits to all shareholders, payable in cash, or as determined by the shareholders, within a period of one year following the date on which the shareholders determine the dividends. If the total amount of all reserves of a company exceeds its outstanding capital, this percentage is increased to 70%. The minimum dividend requirement of 50% or 70%, as the case may be, may be waived by a favorable vote of the holders of 78% of a company’s common shares present at the meeting.

Under Colombian law and our by-laws, annual net profits are to be applied as follows:

•	first, an amount equivalent to 10% of net profits is allocated to the legal reserve until such reserve is equal to at least 50% of our paid-in capital;

•	second, payment of the minimum dividend on the preferred shares; and

•	third, allocation of the remainder of the net profits is determined by the holders of a majority of the common shares entitled to vote on the recommendation of the board of directors and the President and may, subject to further reserves required by the by-laws, be distributed as dividends. In accordance with Colombian law and our by-laws, the dividends payable to the holders of common shares cannot exceed the dividends payable to holders of the preferred shares.

Holders of preferred shares are entitled to receive dividends based on the profits of the preceding fiscal year, after canceling losses affecting the capital and once the amount that shall be legally set apart for the legal reserve has been deducted, but before creating or accruing for any other reserve, of a minimum preferred dividend equal to 1% yearly of the subscription price of the preferred share, provided this dividend is higher than the dividend assigned to common shares. If this is not the case, the dividend shall be increased to an amount that is equal to the per share dividend on the common shares.

Payment of the preferred dividend shall be made at the time and in the manner established by the general shareholders’ meeting and in the priority indicated by Colombian law.

The general shareholders’ meeting may allocate a portion of the profits to welfare, education or civic services, or to support economic organizations of our employees.

The dividend payments may be made in installments which must be approved at the annual general shareholders’ meeting. In the general shareholders’ meeting, shareholders will determine the effective date, the system and the place for payment of dividends.

Dividends declared on the preferred shares will be payable to the record holders of those shares, as they appear on our stock registry, on the appropriate record dates as determined by the general shareholders’ meeting. Generally, any stock dividend payable by us to the holders of preferred shares will be paid in preferred shares. However, the general shareholders’ meeting may authorize the payment in common shares to all shareholders. Any in-kind dividend payable in shares requires the approval of 80% or more of the voting interest of the common shares present at a shareholders’ meeting and the approval of 80% or more of the voting interest of the outstanding preferred shares. In the event that such voting majority is not obtained, shareholders may individually elect to receive a stock dividend or a cash dividend.

Liquidation Rights

We will be dissolved if certain events take place, including the following:

•	our term of existence, as stated in the by-laws, expires without being extended by the shareholders prior to its expiration date;

•	losses cause the decrease of our shareholders’ equity below 50% of our outstanding capital stock, unless one or more of the corrective measures described in the Colombian Commerce Code are adopted by a general shareholder’s meeting within six months;

•	by decision of the general shareholders’ meeting; and

•	in certain other events expressly provided for by Colombian law and our by-laws.

Upon dissolution, a liquidator must be appointed by the general shareholders’ meeting to wind up its affairs. In addition, the SFC has the power to take over the operations and assets of a bank and proceed to its liquidation under certain circumstances and in the manner prescribed in the Colombian Financial Statute (Estatuto Orgánico del Sistema Financiero - Decree 663 of 1993 – the “Financial Statute”)

Upon liquidation, holders of fully paid preferred shares will be entitled to receive in pesos, out of the surplus assets available for distribution to shareholders, pari passu with any of the other shares ranking at that time pari passu with the preferred shares, an amount equal to the nominal value of those preferred shares before any distribution or payment may be made to holders of common shares or any other shares at that time ranking junior to the preferred shares with regard to participation in our surplus assets. If, upon any liquidation, assets that are available for distribution among the holders of preferred shares and liquidation parity shares are insufficient to pay in full their respective liquidation preferences, then those assets will be distributed among those holders pro-rata in accordance with the respective liquidation preference amounts payable to them.

Subject to the preferential liquidation rights of holders of preferred shares, all fully paid common shares will be entitled to participate equally in any distribution upon liquidation. Partially paid common shares must participate in a distribution upon liquidation in the same proportion that those shares have been paid at the time of the distribution.

To the extent there are surplus assets available for distribution after full payment to the holders of common shares of the nominal value of the common shares, the surplus assets will be distributed among all holders of shares of capital stock pro-rata in accordance with their respective holdings of shares.

Preemptive Rights and Other Anti-Dilution Provisions

Pursuant to the Colombian Commerce Code, we are allowed to have an amount of outstanding capital stock equal to or smaller than the authorized capital stock set out in our by-laws. Under our by-laws, the holders of common shares determine the amount of authorized capital stock, and the board of directors has the power to (a) order the issuance and regulate the terms of subscription of common shares up to the total amount of authorized capital stock and (b) regulate the issuance of preferred shares, when expressly delegated by the general shareholders’ meeting. The issuance of preferred shares must always be first approved by the general shareholders’ meeting, which shall determine the nature and extent of any privileges, according to the by-laws and Colombian law.

At the time a Colombian company is formed, its outstanding capital stock must represent at least 50% of the authorized capital. Any increases in the authorized capital stock or decreases in the outstanding capital stock must be approved by the majority of shareholders required to approve a general amendment to the by-laws. Pursuant to the Financial Statute, the SFC may order a commercial bank to increase its outstanding capital stock under certain special circumstances.

Our by-laws and Colombian law require that, whenever we issue new shares of any outstanding class, we must offer the holders of each class of shares the right to purchase a number of shares of such class sufficient to maintain their existing percentage ownership of our aggregate capital stock. These rights are called preemptive rights.

The general shareholders’ meeting may suspend preemptive rights with respect to a particular capital increase by a favorable vote of at least 70% of the common shares represented at a general shareholders’ meeting. Preemptive rights must be exercised within the period stated in the share placement terms of the increase, which cannot be shorter than 15 business days following the publication of the notice of the public offer of that capital increase. From the date of the notice of the share placement terms, preemptive rights may be transferred separately from the corresponding shares.

The SFC will authorize decreases in the outstanding capital stock decided by the holders of common shares only if:

•	we have no liabilities;

•	our creditors consent in writing; or

•	the outstanding capital stock remaining after the reduction represents at least twice the amount of our liabilities.

Other Provisions

Limits on the Issuance of Shares with Preferred Dividends and No Voting Rights

Preferred shares may not represent more than 50% of the outstanding capital.

Limits on Purchases and Sales of Capital Stock by Related Parties

Pursuant to the Colombian Commerce Code, the members of our board of directors and certain of our senior officers may not, directly or indirectly, buy or sell shares of our capital stock while they hold their positions, except when dealing on a non-speculative basis and in that case they need to obtain: (i) the prior authorization of the board of directors passed with the vote of two thirds of its members, (excluding, in the case of transactions by a director, such director’s vote); or (ii) the prior authorization of the general shareholders’ meeting approved with the vote of the majority as provided in the by-laws, excluding the vote of the petitioner.

No Redemption by Bancolombia

Colombian law prohibits Bancolombia from repurchasing shares of its capital stock, including the preferred shares.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

The following description of American Depositary Receipts evidencing American Depositary Shares is applicable to any international offering of preferred shares represented by American Depositary Shares and evidenced by ADRs.

On March 31, 2019, there were 452,122,416 preferred shares outstanding. A total of 199,701,912 preferred shares, representing 43.71% of all outstanding preferred shares, were directly held by the depositary in the United States (ADR Program). Because certain of the preferred shares and ADSs are held by nominees, the number of record holders may not be representative of the number of beneficial owners. A beneficial owner includes anyone who has the power to receive the economic benefit of ownership of the securities. ADRs evidencing ADSs are deliverable by The Bank of New York Mellon, as depositary pursuant to the deposit agreement, dated as of July 25, 1995 and amended and restated as of January 14, 2008, entered into by Bancolombia, the depositary and the owners and beneficial owners from time to time of ADRs (the “deposit agreement”), pursuant to which the ADSs are issued. Copies of the deposit agreement are available for inspection at the Corporate Trust Office of the depositary (the “Corporate Trust Office”), currently located at 111 Sanders Creek Parkway, East Syracuse, New York 13057, and at the office of the custodian, currently located at Carrera 48 # 26–85, Medellin, Colombia or Calle 31 # 6-39, Bogota, Colombia. The depositary’s principal executive office is located at One Wall Street, New York, New York 10286. The deposit agreement is also an exhibit to the registration statement of which this prospectus is a part.

The following is a summary of material provisions of the deposit agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the deposit agreement, including the form of ADR which is an exhibit to the deposit agreement. Terms used herein and not otherwise defined will have the meanings set forth in the deposit agreement. ADRs evidencing ADSs are issuable pursuant to the deposit agreement. Each ADS represents four preferred shares or evidences the right to receive four preferred shares (together with any additional shares of preferred stock at any time deposited or deemed deposited under the deposit agreement and any and all other securities, cash and property received by the depositary or the custodian in respect thereof and at such time held under the deposit agreement, the “deposited securities”). Only persons in whose names ADRs are registered on the books of the depositary will be treated by the depositary and us as owners.

Restrictions Regarding Foreign Investment in Colombia

The following includes a very brief summary of certain restrictions on foreign investment in Colombia and does not purport to be complete.

Colombia’s International Investment Regime, Part 17 of Decree 1068 of 2015, as amended (the “International Investment Regime”) regulates the manner in which nonresident entities and individuals can invest in Colombia and participate in the Colombian securities markets. Among other requirements, the regime mandates registration of certain foreign exchange transactions with the Central Bank of Colombia (the “Central Bank”) and specifies procedures to authorize and administer certain types of foreign investments. International investments are regulated by the Central Bank by means of External Resolution 1 of 2018 and External Circular DCIN 83, both as amended, setting forth in detail regulation and procedures regarding foreign investment in Colombia.

Investors who wish to participate in our ADR facility and hold our ADRs will be required to submit to the custodian of the ADR facility certain information and comply with certain registration procedures required under the foreign investment regulations in connection with foreign exchange controls regarding currency conversion (generally COP/USD, related to the foreign investment). Holders of ADRs who wish to withdraw the underlying preferred shares will also have to comply with certain registration and reporting procedures. See “Description of American Depositary Receipts—Deposit, Transfer and Withdrawal.” Under Colombian foreign investment regulations, the failure of a non-Colombian resident investor to report or register foreign exchange transactions relating to investments in Colombia with the Central Bank, on a timely basis, may prevent the investor from obtaining remittance rights, constitute an exchange control infraction and result in a fine.

Approval was obtained from the SFC for the depositary facility established for the ADSs pursuant to the deposit agreement (and the agreement between the depositary and the custodian referenced therein) as an institutional fund pursuant to the International Investment Statute. In addition, the SFC authorized the initial and subsequent deposits of preferred shares with the custodian for the purpose of issuing ADSs, as described below. Under such law, the custodian acts as the local administrator of such fund and has certain reporting obligations to the Central Bank and to the SFC.

Deposit, Transfer and Withdrawal

The depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon delivery to the custodian of preferred shares (or evidence of rights to receive preferred shares) and pursuant to appropriate instruments of transfer in a form satisfactory to the custodian, the depositary will, upon payment of the fees, charges and taxes provided in the deposit agreement, execute and deliver an ADR or ADRs, registered in the name or names of the person or persons named in the notice of the custodian delivered to the depositary or requested by the person depositing such preferred shares with the depositary. Such ADR or ADRs shall evidence any authorized number of ADSs requested by such person or persons and shall be executed and delivered at the depositary’s Corporate Trust Office. Each deposit must be accompanied by a written notice describing the price paid for the preferred shares being deposited (including any commissions paid to a securities broker in Colombia) in order to enable the custodian to comply with the foreign exchange regulations of the Central Bank with respect to the fund or such other matters as may be required from time to time under applicable Colombian law.

Pursuant to the Financial Statute, no individual or corporation may hold 10% or more of a Colombian financial institution’s capital stock without the prior authorization of the SFC.

Upon surrender at the Corporate Trust Office of the depositary of an ADR for the purpose of withdrawal of the deposited securities represented by the ADSs evidenced by such ADR, and upon payment of the fees of the depositary for the surrender of ADRs, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, our by-laws and the terms of the deposited securities, the owner of such ADR will be entitled to delivery, to him or upon his order, of the amount of deposited securities at the time represented by the ADS or ADSs evidenced by such ADR. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the owner. Any non-resident owner or beneficial owner requesting withdrawals of preferred shares or other deposited securities upon surrender of ADRs must deliver to the depositary a written notice specifying either that those preferred shares or other deposited securities:

•	have been or are to be sold in Colombia simultaneously with such withdrawal of the preferred shares or other deposited securities; or

•	are to be held by such owner or beneficial owner, or to its order, without sale, in which case such owner or beneficial owner must acknowledge its obligations to register its investment under the foreign investment regulations, if applicable, and make the required foreign exchange report to the Central Bank.

Such non-resident withdrawing owner or beneficial owner must also deliver or cause to be delivered to the Central Bank a written notice relating to the sales price realized (net of sales commissions paid or payable to a Colombian securities broker) in respect of the sale of preferred shares (or other deposited securities, as the case may be) and such other certifications as may be required from time to time under applicable Colombian law.

A non-resident owner or beneficial owner who withdraws preferred shares or other deposited securities to or for its or his own account or the account of a nonresident third party and who does not sell or cause to be sold such preferred shares or other deposited securities in Colombia simultaneously with such withdrawal will be subject to the foreign investment regulations and will be required individually to comply with one of the authorized forms of foreign investment in securities of Colombian issuers described below:

•	investment through an institutional fund; or

•	investment through an individual fund.

Such owner, beneficial owner or third party may be required to register its foreign capital investment in the preferred shares (i.e., the purchase price of preferred shares plus any securities brokerage commissions paid to Colombian brokers) deposited pursuant to the terms of the deposit agreement by or on behalf of such owner or beneficial owner, or the purchase price of ADSs, if ADSs were purchased from a prior owner or beneficial owner thereof, with the Central Bank, in accordance with the requirements of the exchange declaration used.

Non-resident owners or beneficial owners should consult with their investment advisers prior to any withdrawal of preferred shares in the event that such securities may not be sold or held by such owner or beneficial owner in Colombia at the time of such withdrawal. Neither we, the depositary nor the custodian will have any liability or responsibility whatsoever under the deposit agreement or otherwise for any action or failure to act by any owner or beneficial owner relating to its obligations under the foreign investment regulations or any other Colombian law or regulation relating to foreign investment in Colombia in respect of a withdrawal or sale of preferred shares or other deposited securities, including, without limitation, any failure to comply with a requirement to register such investment pursuant to the terms of the foreign investment regulations prior to such withdrawal or any failure to report foreign exchange transactions to the Colombian Central Bank, as the case may be. In addition, the deposit agreement provides that the owner or beneficial owner will be responsible for the report of any false information relating to foreign exchange transactions to the custodian or the Central Bank in connection with deposits or withdrawals of preferred shares or other deposited securities.

Subject to the terms and conditions of the deposit agreement and any limitations established by the depositary, unless requested by us to cease doing so, the depositary may deliver ADRs prior to the receipt of preferred shares (a “pre-release”) and deliver shares upon the receipt and cancellation of ADRs which have been pre-released, whether or not such cancellation is prior to the satisfaction of that pre-release or the depositary knows that any ADR has been pre-released.

The depositary may receive ADRs in lieu of preferred shares in satisfaction of a pre-release. Each pre-release must be:

•	preceded or accompanied by a written representation from the person to whom the ADRs or preferred shares are to be delivered that such person, or its customer, beneficially owns the preferred shares or ADRs to be remitted, as the case may be, and assigns all beneficial right, title, and interest in such preferred shares or ADRs to the depositary;

•	at all times fully collateralized with cash or such other collateral as the depositary deems appropriate;

•	terminable by the depositary on not more than five business days’ notice; and

•	subject to such further indemnities and credit regulations as the depositary deems appropriate.

Dividends, Other Distributions and Rights

Subject to any restrictions imposed by Colombian law, regulations or applicable permits, the depositary is required, as promptly as practicable:

•	to convert or cause to be converted into U.S. dollars, to the extent that in its judgment it can do so on a reasonable basis and can transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, including pesos (“Foreign Currency”), that it receives in respect of the deposited preferred shares; and

•	to distribute, as promptly as practicable, the resulting U.S. dollar amount (net of reasonable and customary expenses incurred by the depositary in converting such Foreign Currency) to the owners entitled thereto, in proportion to the number of ADSs representing such deposited securities evidenced by ADRs held by them, respectively.

If the depositary determines that in its judgment any Foreign Currency received by the depositary or the custodian cannot be converted on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the depositary, the depositary may distribute the Foreign Currency received by the depositary or the custodian to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the owners entitled to receive the same. If any such conversion of foreign currency, in whole or in part, cannot be distributed to some of the owners entitled thereto, the depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the owners entitled thereto, and may distribute the balance of the foreign currency received by the depositary to, or hold such balance uninvested and without liability for interest thereon for, the respective accounts of, the owners entitled thereto.

If we declare a dividend in, or free distribution of, preferred shares, the depositary may, and will if we request, distribute to the owners of outstanding ADRs entitled thereto additional ADRs evidencing an aggregate number of ADSs that represents the amount of preferred shares received as such dividend or free distribution, in proportion to the number of ADSs evidenced by the ADRs held by them, subject to the terms and conditions of the deposit agreement with respect to the deposit of preferred shares and the issuance of ADSs evidenced by ADRs, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. The depositary may withhold any such distribution of ADRs if it has not received satisfactory assurances from us that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the depositary will sell the amount of preferred shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the deposit agreement. If additional ADRs are not so distributed, each ADS will thenceforth also represent the additional preferred shares distributed upon the deposited securities represented thereby.

If we offer or cause to be offered to the holders of any deposited securities any rights to subscribe for additional preferred shares or any rights of any other nature, the depositary will have discretion as to the procedure to be followed in making such rights available to any owners of ADRs or in disposing of such rights for the benefit of any owners and making the net proceeds available in U.S. dollars to such owners or, if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, then the depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the depositary determines in its discretion that it is lawful and feasible to make such rights available to all owners or to certain owners but not to other owners, the depositary may distribute to any owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such owner, warrants or other instruments therefor in such form as it deems appropriate. If the depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain owners, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales for the account of such owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

In circumstances in which rights would not otherwise be distributed, if an owner of ADRs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such owner, the depositary will make such rights available to such owner upon written notice from us to the depositary that:

•	we have elected in our sole discretion to permit such rights to be exercised; and

•	such owner has executed such documents as we have determined in our sole discretion are reasonably required under applicable law.

Upon instruction pursuant to such warrants or other instruments to the depositary from such owner to exercise such rights, upon payment by such owner to the depositary for the account of such owner of an amount equal to the purchase price of the preferred shares to be received in exercise of the rights, and upon payment of the fees of the depositary as set forth in such warrants or other instruments, the depositary will, on behalf of such owner, exercise the rights and purchase the preferred shares, and we will cause the preferred shares so purchased to be delivered to the depositary on behalf of such owner. As agent for such owner, the depositary will cause the preferred shares so purchased to be deposited, and will execute and deliver ADRs to such owner, pursuant to the deposit agreement.

The depositary will not offer rights to owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all owners or are registered under the provisions of the Securities Act; provided, that nothing in the deposit agreement will create, or be construed to create, any obligation on our part to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an owner of ADRs requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for Bancolombia upon which the depositary may rely that such distribution to such owner is exempt from such registration. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner in particular.

Although Colombian law permits preemptive rights to be transferred separately from the preferred shares to which such rights relate, a liquid market for preemptive rights may not exist, and this may adversely affect the amount the depositary would realize upon disposal of rights.

Whenever the depositary receives any distribution other than cash, preferred shares or rights in respect of the deposited securities, the depositary will cause the securities or property received by it to be distributed to the owners entitled thereto, after deduction or upon payment of any fees and expenses of the depositary or any taxes or other governmental charges, in proportion to their holdings, respectively, in any manner that the depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the depositary such distribution cannot be made proportionately among the owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to owners or beneficial owners) the depositary deems such distribution not to be feasible, the depositary may adopt such method as it may deem equitable and practicable for the purposes of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the depositary) will be distributed by the depositary to the owners entitled thereto as in the case of a distribution received in cash.

If the depositary determines that any distribution of property (including preferred shares and rights to subscribe therefor) is subject to any taxes or other governmental charges which the depositary is obligated to withhold, the depositary may, by public or private sale, dispose of all or a portion of such property in such amount and in such manner as the depositary deems necessary and practicable to pay such taxes or charges and the depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the owners entitled thereto in proportion to the number of ADSs held by them, respectively.

Changes Affecting Deposited Preferred Shares

Upon any change in nominal or par value, stock split, consolidation or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which we are a party, any securities which shall be received by the depositary or custodian in exchange for, in conversion of, or in respect of deposited securities will be treated as new deposited securities under the deposit agreement, and the ADSs will thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received in exchange or conversion, unless additional ADRs are delivered pursuant to the following sentence. In any such case the depositary may, and will, if we so request, execute and deliver additional ADRs as in the case of a distribution in preferred shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new deposited securities.

Record Dates

Whenever:

•	any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made;

•	rights shall be issued with respect to the deposited securities;

•	for any reason the depositary causes a change in the number of preferred shares that are represented by each ADS;

•	the depositary shall receive notice of any meeting of holders of preferred shares or other deposited securities; or

•	the depositary shall find it necessary or convenient,

the depositary will fix a record date

•	for the determination of the owners who will be (A) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (B) entitled to give instructions for the exercise of voting rights at any such meeting; or

•	on or after which each ADS will represent the changed number of preferred shares, all subject to the provisions of the deposit agreement.

Voting of Deposited Securities

Holders of preferred shares, and consequently holders of ADS, have very limited voting rights. See “Description of the preferred shares—Voting Rights”.

In the event holders of preferred shares are entitled to vote, upon receipt of notice of any meeting or solicitation of consents or proxies of holders of preferred shares or other deposited securities, if requested in writing by us, the depositary will, as soon as practicable thereafter, mail to all owners a notice, the form of which notice will be in the sole discretion of the depositary, containing:

•	the information included in such notice of meeting received by the depositary from us;

•	a statement that the owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Colombian law and of our by-laws, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the amount of preferred shares or other deposited securities represented by their respective ADSs; and

•	a statement as to the manner in which such instructions may be given.

Upon the written request of an owner on such record date, received on or before the date established by the depositary for such purpose, the depositary will endeavor, insofar as practicable, to vote or cause to be voted the amount of preferred shares or other deposited securities represented by the ADSs evidenced by such ADRs in accordance with the nondiscretionary instructions set forth in such request. The depositary will not vote or attempt to exercise the right to vote that attaches to the preferred shares or other deposited securities other than in accordance with such instructions. If the depositary does not receive instructions from the owner on or before the date established by the depositary for such purpose, the depositary shall take such action as is necessary, upon our request, subject to applicable law, the by-laws and the terms and conditions of the deposited securities, to cause the underlying preferred shares to be counted for purposes of satisfying applicable quorum requirements.

There can be no assurance that the owners generally or any owner in particular will receive the notice described above sufficiently prior to the date established by the depositary for the receipt of instructions to ensure that the depositary will in fact receive such instructions on or before such date.

Reports and Other Communications

The depositary makes available for inspection by ADR owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from us, which are both:

•	received by the depositary as the holder of the preferred shares or other deposited securities; and

•	made generally available to the holders of such preferred shares or other deposited securities by us.

The depositary will also send to the owners copies of such reports and communications furnished by us pursuant to the deposit agreement. Any such reports and communications including any proxy soliciting material furnished to the depositary by us will be furnished in English when so required pursuant to any regulations of the SEC.

Amendment and Termination of the Deposit Agreement

The form of ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary in any respect which they may deem necessary or desirable without the consent of the owners of ADRs; provided, however, that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other expenses), or which otherwise prejudices any substantial existing right of ADR owners, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of any amendment given to the owners of outstanding ADRs. Every owner of an ADR, at the time any amendment becomes effective, will be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event will such amendment impair the right of the owner or any ADR to surrender such ADR and receive therefor the preferred shares or other deposited securities represented thereby, except to comply with mandatory provisions of applicable law.

The depositary will at any time at our direction terminate the deposit agreement by mailing notice of such termination to the owners of the ADRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The depositary may likewise terminate the deposit agreement by mailing notice of such termination to us and the owners of all ADRs outstanding if, at any time after 90 days have expired after the depositary will have delivered to us a written notice of its election to resign, a successor depositary will not have been appointed and accepted its appointment, in accordance with the terms of the deposit agreement. If any ADRs remain outstanding after the date of termination of the deposit agreement, the depositary thereafter shall discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the owners thereof and will not give any further notices or perform any further acts under the deposit agreement, except the collection of dividends and other distributions pertaining to the deposited securities, the sale of rights and other property and the delivery of underlying preferred shares or other deposited securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs (after deducting, in each case, the fees of the depositary for the surrender of an ADR and other expenses set forth in the deposit agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the depositary may sell the deposited securities then held thereunder and hold uninvested the net proceeds of such sale, together with any other cash, unsegregated and without liability for interest, for the pro-rata benefit of the owners that have not theretofore surrendered their ADRs, such owners thereupon becoming general creditors of the depositary with respect to such proceeds. After making such sale, the depositary will be discharged from all obligations under the deposit agreement, except to account for net proceeds and other cash (after deducting, in each case, the fee of the depositary and other expenses set forth in the deposit agreement for the surrender of an ADR and any applicable taxes or other governmental charges).

Charges of Depositary

The depositary will charge any party depositing or withdrawing preferred shares or any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADRs or deposited securities or a distribution of ADRs pursuant to the deposit agreement) where applicable:

•	taxes and other governmental charges,

•	such registration fees as may from time to time be in effect for the registration of transfers of ADSs generally on the ADS register of the issuer or foreign registrar and applicable to transfers of ADSs to the name of the depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals,

•	such cable, telex and facsimile transmission expenses as are expressly provided in the deposit agreement,

•	such expenses as are incurred by the depositary in the conversion of foreign currency pursuant to the deposit agreement,

•	a fee of $5.00 or less per 100 ADSs (or portion thereof) for the execution and delivery of ADRs pursuant to the deposit agreement, and the surrender of ADRs pursuant to the deposit agreement,

•	a fee of $1.50 or less per certificate for an ADR or ADRs for transfers made pursuant to the deposit agreement, and

•	a fee for, and deducted from, the distribution of proceeds of the sale of rights pursuant to the deposit agreement, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of ADSs received upon the exercise of such rights, but which rights are instead sold and the proceeds of such sale distributed by the depositary to owners.

The depositary, pursuant to the deposit agreement, may own and deal in any class of securities issued by us and our affiliates and in ADRs.

Liability of Owner for Taxes

If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADR of any deposited securities represented by the ADSs evidenced by such ADR, such tax or other governmental charge will be payable by the owner or beneficial owner of such ADR to the depositary. The depositary may refuse to effect any transfer of such ADR or any withdrawal of deposited securities underlying such ADR until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the owner or beneficial owner thereof any part or all of the deposited securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner or beneficial owner of such ADR will remain liable for any deficiency.

General

Neither the depositary nor we nor any of our respective directors, employees, agents or affiliates will be liable to any owner or beneficial owner of ADRs, if by reason of any provision of any present or future law or regulation of the United States, Colombia or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of our by-laws, or by reason of any provision of any securities issued or distributed by us, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the depositary or us or any of our respective directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the deposited securities it is provided will be done or performed; nor will the depositary or us incur any liability to any owner or beneficial owner of any ADR by reason of any non-performance or delay, caused as aforesaid, in the performance of any set or thing which by the terms of the deposit agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement. Where, by the terms of a distribution pursuant to the deposit agreement, or an offering or distribution pursuant to the deposit agreement, or for any other reason, such distribution or offering may not be made available to owners, and the depositary may not dispose of such distribution or offering on behalf of such owners and make the net proceeds available to such owners, then the depositary will not make such distribution or offering, and will not allow the rights, if applicable, to lapse.

Neither we nor the depositary assumes any obligation, nor we or the depositary will be subject to any liability under the deposit agreement to owners or beneficial owners of ADRs, except that we and the depositary agree to perform our respective obligations specifically set forth under the deposit agreement without negligence or bad faith.

The ADRs are transferable on the books of the depositary, provided, that the depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties or upon our written request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any deposited securities, the depositary, the custodian or the registrar may require payment from the person representing the ADR or the depositor of the preferred shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock, transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to preferred shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs. The depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, preferred shares until it has received such proof of citizenship or residence, exchange control approval, approval or registration under the foreign investment regulations or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding ADRs and surrender of ADRs generally may be suspended or refused during any period when our or the depositary’s transfer books are closed or if any such action is deemed necessary or advisable by us or the depositary, at any time or from time to time.

The depositary keeps books, at its Corporate Trust Office, for the registration and transfer of ADRs, which at all reasonable times is open for inspection by the owners, provided, that such inspection is not for the purpose of communicating with owners in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

The depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by owners or persons entitled to ADRs and will be entitled to protection and indemnity to the same extent as the depositary.

DESCRIPTION OF THE RIGHTS TO SUBSCRIBE PREFERRED SHARES

We may issue rights to subscribe for our preferred shares in order to comply with the requirements described under “Description of the Preferred Shares—Preemptive Rights and Other Anti-dilution Provisions.”

The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, as well as a discussion of material U.S. federal and Colombian income tax considerations applicable to holders of the rights to subscribe for our preferred shares.

PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold from time to time by us or a selling security holder as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a preemptive rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the prospectus supplement.

The securities we or selling security holders distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We or selling security holders may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell, or selling security holders may resell, securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell, or selling security holders may resell, securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We or any selling security holder may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for the payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we or any selling security holders may pay for soliciting these contracts.

We or any selling security holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market and may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries and affiliates.

Maximum compensation to any underwriters, dealers or agents will not exceed any applicable limitations set out by the Financial Industry Regulatory Authority.

VALIDITY OF THE SECURITIES

The validity of the securities and other matters governed by Colombian law will be passed upon for us by Brigard Urrutia S.A.S., our Colombian counsel, and for any underwriters or agents by Colombian counsel named in the applicable prospectus supplement. The validity of New York law-governed debt securities we may issue will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and Washington, D.C., our U.S. counsel, and for any underwriters or agents by counsel names in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2017 and for the year ended December 31, 2017 incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of Deloitte and Touche Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2018 and for the year ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a Colombian company, a majority of our directors and management and certain of the experts named in this prospectus are residents of Colombia, and a substantial portion of their respective assets are located in Colombia.

We have been advised by Brigard Urrutia, our Colombian counsel, that the Supreme Court of Justice of Colombia (Corte Suprema de Justicia de Colombia), determines whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known under Colombian law as exequatur. The Supreme Court of Justice of Colombia will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the requirements of articles 605 through 607 of Law 1564 of 2012, which provide that the foreign judgment will be enforced if:

•	a treaty or convention exists between Colombia and the country where the judgment was granted or there is reciprocity in the recognition of foreign judgments between the courts of the relevant jurisdiction and the courts of Colombia;

•	the foreign judgment does not relate to “in rem rights” vested in assets that were located in Colombia at the time the suit was filed

•	the ruling does not contradict Colombian laws relating to public order other than those governing judicial procedures;

•	the foreign judgment, in accordance with the laws of the country where it was rendered, is final and is not subject to appeal and a duly certified and authenticated copy of the judgment has been presented to a competent court in Colombia;

•	the foreign judgment does not refer to any matter upon which Colombian courts have exclusive jurisdiction;

•	no proceeding is pending in Colombia with respect to the same cause of action, and no final judgment has been awarded in any proceeding in Colombia on the same subject matter and between the same parties; and

•	in the proceeding commenced in the foreign court that issued the judgment, the defendant was served in accordance with the law of such jurisdiction and in a manner reasonably designated to give the defendant an opportunity to defend against the action.

In the course of the exequatur proceedings, both the plaintiff and the defendant are granted the opportunity to request the production of evidence in connection with the requirements listed above. In addition, before the judgment is rendered, each party may file final allegations in support of such party’s position. The United States and Colombia do not have a bilateral treaty providing for automatic reciprocal recognition and enforcement of judgments in civil and commercial matters. However, the Colombian Supreme Court has generally accepted that reciprocity exists when it has been proven that either a U.S. court has enforced a Colombian judgment or that a U.S. court would enforce a foreign judgment, including a judgment issued by a Colombian court. Nevertheless, such enforceability decisions are considered by Colombian courts on a case-by-case basis.

As of today, neither this prospectus, nor the accompanying prospectus supplement, nor the documents incorporated by reference into this prospectus, nor any documents in connection therewith, are subject to arbitration.

Colombia is party to international treaties such as the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”), the 1975 Inter-American Convention on International Commercial Arbitration, and the 1965 Washington Convention for the Settlement of Disputes between States and Nationals of Other States.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely upon any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Bancolombia S.A.

Debt Securities

Preferred Shares

American Depositary Shares representing Preferred Shares

Rights to Subscribe for Preferred Shares

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